As filed with the Securities and Exchange Commission on January 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Forethought Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Indiana	6311	06-1016329
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 West Market Street, Suite 2300

Indianapolis, IN 46204

(866) 645-2449

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sarah M. Patterson	Copy to:
Forethought Life Insurance Company	Ron D. Coenen Jr., Esq.
One Financial Plaza	Eversheds Sutherland (US) LLP
755 Main Street, 24th Floor	700 Sixth Street, NW
Hartford, CT 06103	Washington, DC 20001
(860) 325-1538
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☒	Smaller reporting company	☐

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Individual Single Premium Deferred Index-Linked Annuity Contract

Issued By:

FORETHOUGHT LIFE INSURANCE COMPANY

Prospectus Dated: [__], 2024

This prospectus describes information you should know before you purchase the ForeStructured Growth II and the ForeStructured Growth II Advisory Contract (the “Contract” or “Contracts”). The prospectus describes the Contract between each Owner and joint Owner (“you”) and Forethought Life Insurance Company (the “Company”, “We”, “Us” or “Our”). The Contract is a single premium deferred index-linked annuity contract issued by Us, with a minimum Premium Payment of $25,000. The Company does not allow additional Premium Payments after the initial Premium Payment. The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals. Certain words and phrases used and capitalized throughout the prospectus are defined in the section titled “Glossary of Terms.” We offer the Contract as both a B-share and an I-share Contract. The B-share class is offered through registered broker-dealers to which We pay sales commissions. The I-share class is available through registered investment advisers (RIAs) (affiliated with a registered broker-dealer) that sell the Contract and that charge an advisory fee for their services.

Please read this prospectus carefully before investing and keep it for your records and for future reference. This prospectus does not constitute an offering in any jurisdiction in which the Contract may not lawfully be sold.

This prospectus describes all of your material rights and obligations under the Contract. The Contract allows you to allocate your Premium Payment to an investment option under the Contract that provides for guaranteed interest, subject to a guaranteed minimum interest rate (the “One-Year Fixed Strategy”) or one or more investment options that are linked to the value of an Index and are referred to as Indexed Strategies. Please note that although the Indexed Strategies are linked to the performance of an Index, they are not Index funds. Nor are they investments in any underlying mutual funds.

Each Indexed Strategy is tied to an Index for a set period of time (a “Strategy Term”) and has a downside protection feature and an upside crediting method, which We refer to, together, as the Indexed Strategy Parameters. At the end of a Strategy Term, We will apply a credit (which may be positive, negative, or equal to zero) (an “Index Credit”) to the amount you allocated to the Indexed Strategy, adjusted for partial withdrawals (including withdrawals to pay advisory fees) (the “Indexed Strategy Base”), based on the Index performance and Indexed Strategy Parameters applicable to your Indexed Strategy.

At the end of the Strategy term, there is a risk of loss of principal and previously credited interest for any amounts you allocate to an Indexed Strategy (other than the Indexed Strategy with a “0% Floor”). For amounts allocated to an Indexed Strategy with a Buffer, if there is negative Index performance, you risk any losses that exceed the Buffer Percentage. At the end of a Strategy Term, you could lose up to 95% of your investment in an Indexed Strategy with a 5% Buffer Percentage, up to 90% in an Indexed Strategy with a 10% Buffer Percentage, up to 85% in an Indexed Strategy with a 15% Buffer Percentage, up to 80% in an Indexed Strategy with a 20% Buffer Percentage and up to 75% in an Indexed Strategy with a 25% Buffer Percentage. For amounts allocated to an Indexed Strategy with a Floor, if there is negative Index performance, you risk any losses up to the Floor Percentage. At the end of a Strategy Term, you could lose up to 20% of your investment in an Indexed Strategy with Aggregate Floor, or up to 0% in an Indexed Strategy with a 0% Floor Percentage. You could also incur losses due to the imposition of any charges applicable upon withdrawals (“Withdrawal Charges”), an adjustment based on interest rates, spreads and time to maturity (a “Market Value Adjustment” or “MVA”) and/or any prorated optional Death Benefit charge (“Rider Charge”).

There is a Withdrawal Charge Period of six years for the B-share and the I-share Contract, during which Withdrawal Charges and MVAs may apply.

Indices. Currently, the Contract offers Indexed Strategies that credit interest (which may be positive, negative, or equal to zero) based on the performance of the following Indices: S&P 500® Price Return Index and Nasdaq-100® Price Return Index. Each index is a “price return” index, meaning that its performance does not reflect any dividends or distributions by the Index’s component companies. We

i

may offer Indexed Strategies based on additional Indices in the future.

Indexed Strategies. Each Indexed Strategy provides for potential investment gain based on the applicable upside crediting method. Each Indexed Strategy also provides limited protection against potential investment loss based on the applicable downside protection feature (with the exception of the 0% Floor Indexed Strategy, which provides full protection against negative Index Returns). Each Indexed Strategy tracks the Index performance for one year, three years or six years.

Certain Indexed Strategies that We refer to as Dual Directional Yield provide for potential investment gain through a quarterly credit (which may be positive or equal to zero) (“Performance Credit”). We will apply a Performance Credit on each Quarterly Anniversary during the Strategy Term, including the Strategy Term end date, based on the upside crediting method. An Index Credit will also be applied at the end of the Strategy Term, but it will be either negative or equal to zero (never positive). Any positive Performance Credits will be immediately and automatically allocated to an interest-bearing fixed account that We refer to as the Performance Credit Account. Withdrawals from the Performance Credit Account are not subject to a Withdrawal Charge or MVA.

Please note that there are restrictions that limit the Indexed Strategies you may choose for investment. Also, all Indexed Strategies may not be available through all firms. See the section titled “What Indexed Strategies are available under the Contract?” for more information about the Indexed Strategies.

One-Year Fixed Strategy. You may also choose to allocate all or a portion of your investment to the One-Year Fixed Strategy. Amounts allocated to the One-Year Fixed Strategy earn compounded interest at a fixed rate for the duration of the Strategy Term. At the end of a Strategy Term, a new fixed rate for the next Strategy Term is declared. The interest rate for the One-Year Fixed Strategy will never be less than the guaranteed minimum rate. See the section titled “One-Year Fixed Strategy” for more information.

Performance Lock feature. The Contract includes a feature that permits you to lock-in the value of your investment in an Indexed Strategy (“Strategy Contract Value”) (which would otherwise continue to fluctuate) before the end of a Strategy Term. After the date on which you lock-in the Strategy Contract Value, We will credit your locked-in Contract Value amount at a fixed rate equivalent to the One-Year Fixed Strategy in effect on the Performance Lock Date for the remainder of the Strategy Term. You should fully understand the operation and impact of the Performance Lock feature, as described in this prospectus. See the section titled “Performance Lock.”

Withdrawals. Withdrawals may be taken at any time prior to starting Annuity Payments (“annuitization”), although withdrawals may be subject to a Withdrawal Charge and an MVA for the first 6 years of the Contract. During the first 6 years (the “Withdrawal Charge Period”), for any Free Withdrawal Amount (which includes the Required Minimum Distribution for the Contract, any nursing home waiver and terminal illness waiver withdrawals; any surrender in connection with the bailout waiver; any Death Benefit payment; and withdrawals attributed to the Performance Credit Account), the Withdrawal Charge and MVA will not be assessed. In addition, advisory fees taken as part of the systematic withdrawal program are not subject to Withdrawal Charges and MVAs. Withdrawals are not subject to Withdrawal Charges and an MVA after the Withdrawal Charge Period.

For investments allocated to Indexed Strategies, your Strategy Contract Value, less any applicable Withdrawal Charges, MVA and/or prorated Rider Charge, is the amount available for partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract), full surrender of your Contract, annuitization and Death Benefit payments. On each day during a Strategy Term other than the first and last day, your Strategy Contract Value equals the Strategy Interim Value, which could be less than your investment even when the Index is performing positively. This is because Strategy Interim Value is not calculated using the Indexed Strategy Parameters used to calculate Index Credits or Performance Credits. It is calculated based on Our valuation of the derivative and fixed income instruments, respectively, that We hold to support the Indexed Strategy. Strategy Interim Value is calculated using a formula that does not directly reflect the actual performance of the applicable Index and is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, or higher losses, if the Index is performing negatively, than would apply using the Indexed Strategy Parameters. The Strategy Interim Value is generally expected to be less than the term-to-date Index performance.

In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e. a complete loss of your principal and any prior earnings). Also in extreme circumstances, it is possible to lose 100% of the amount withdrawn from an Indexed Strategy due to an MVA, subject to the applicable minimum non-forfeiture amount under the Contract. See the section titled “Access to your Money During the Accumulation Period” for more information.

In addition, a partial withdrawal from an Indexed Strategy will reduce your Indexed Strategy Base and will cause your Strategy Interim Values for the remainder of the Strategy Term to be lower than if you did not take the withdrawal. Because your Strategy Contract Value equals your Strategy Interim Value on any given Valuation Day during a Strategy Term (except the first day and last day of the Strategy Term), lower Strategy Interim Values will result in lower Strategy Contract Values.

This means that partial withdrawals (including Free Withdrawal Amounts, systematic withdrawals, Required Minimum

Distributions under the Contract, or withdrawals to pay advisory fees) during a Strategy Term could result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term to take a withdrawal. In addition, the application of the Strategy Interim Value to partial withdrawals and proportional reductions to your Indexed Strategy Base, together with any Withdrawal Charges and the MVA, could significantly reduce the value of the Contract. This will also reduce any gains at the end of the Strategy Term.

Systematic withdrawals to pay advisory fees will reduce the Contract’s standard Death Benefit, but they will not reduce the benefit base used to determine the optional Return of Premium Death Benefit. Required Minimum Distributions and other systematic withdrawals under the Contract will reduce the Contract’s standard Death Benefit and will reduce the benefit base used to determine the optional Return of Premium Death Benefit. For any amounts allocated to the Indexed Strategies, before the end of the Strategy Term, partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distribution under the Contract), full surrender of your Contract, annuitization and Death Benefit payments will be based on your Strategy Interim Value.

Reallocation of Contract Value. Reallocations from an Indexed Strategy or the One-Year Fixed Strategy are permitted only at the end of a Strategy Term. Reallocations from the Performance Credit Account are permitted only on a Contract Anniversary. We reserve the right to discontinue offering any Indexed Strategy at the end of a Strategy Term (except as otherwise stated in this prospectus). If We discontinue offering an Indexed Strategy, you must reallocate any Strategy Contract Value in the discontinued Indexed Strategy to a currently available Strategy at the start of the next Strategy Term. If you do not do so, We will reallocate any Strategy Contract Value in the discontinued Indexed Strategy to the One-Year Fixed Strategy.

For future Strategy Terms, We guarantee that the One-Year Fixed Strategy and the S&P 500 one year point-to-point with Cap and 0% Floor Indexed Strategy will be available. If you are not comfortable with the possibility that those could be the only Strategies available to you in the future, you should not buy this Contract, as we do not guarantee the availability of any other Strategies.

*   *   *

All of the Company’s obligations under the Contract, including any credit or interest applied to your Contract, are subject to Our creditworthiness and claims-paying ability.

Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon his or her financial situation and objectives.

An investment in this Contract is subject to risks, in addition to the possible loss of principal and previously credited interest. See “Risk Factors” section on page [8] of this prospectus. The Contract is not a deposit or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

You may obtain an application to purchase the Contract through broker-dealers and registered investment advisers that have been appointed by the Company as insurance agents and that have selling agreements with Global Atlantic Distributors, LLC (“GAD”), the principal underwriter for the Contract. GAD will use its best efforts to sell the Contract, but is not required to sell any number or dollar amount of the Contract. We may stop offering the Contract at any time.

The Contract does not provide tax deferral benefits, beyond those already provided under the Internal Revenue Code, for a Contract purchased as a qualified Contract, such as an Individual Retirement Annuity (“IRA”). Amounts withdrawn from the Contract prior to age 59 1/2 may also be subject to taxes and a 10% federal additional tax.

This Contract is not appropriate for investors who plan to take withdrawals beyond the Free Withdrawal Amount or surrender the Contract during the first six Contract Years due to the imposition of Withdrawal Charges and the MVA, or for investors who intend to take partial withdrawals (including Free Withdrawal Amounts, systematic withdrawals, Required Minimum Distributions, or withdrawals to pay advisory fees) or surrender the Contract during a Strategy Term due to the imposition of Strategy Interim Value. The application of the Strategy Interim Value to partial withdrawals during the Strategy Term and the proportional reduction in your Indexed Strategy Base, together with any Withdrawal Charges and the MVA, could significantly reduce the value of the Contract. In addition, amounts withdrawn could be subject to federal and state income taxes, as well as a 10% federal additional tax if taken before age 59 ½.

The Securities and Exchange Commission (the “SEC”) doesn’t approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things is guilty of a criminal offense.

TABLE OF CONTENTS

GLOSSARY OF TERMS	1

SUMMARY	9

RISK FACTORS	21

Risk of Loss	21
Risk of Loss During the Right to Examine Period	21
General Liquidity Risk	22
Reallocation Risk	22
Strategy Interim Value Risk	23
Risk of Loss Related to Withdrawal Charges and Negative MVAs	23
Withdrawal to Pay Advisory Fee Risk (applicable to the I-share Contract only)	23
Index Risk	23
Index Cap Risk	24
Participation Rate, Tier Participation Rate and Tier Level Risk	25
Buffer Percentage, Floor Percentage or Aggregate Floor Percentage Risk	26
Risks Related to Reduction of Indexed Strategy Base Due to Withdrawals	26
Performance Lock Risk	27
Risk That We Add, Remove, or Replace an Index or Indexed Strategy	27
Risk That We May Change the Index Cap, Participation Rate, Index Trigger Rate, Performance Yield, Tier Participation Rates or Tier Level	28
Our Financial Strength and Claims-Paying Ability	28
Cybersecurity and Business Continuity Risk	28

THE ANNUITY CONTRACT	30

State Variations	30
Owner	30
Assignments and Changes of Ownership	30
Annuitant	30
Beneficiary	30
Purchasing the Contract	31
Allocating Your Premium Payment	31
Right to Examine	31

AVAILABLE STRATEGIES	31

Strategy Term	32
One-Year Fixed Strategy	32
Indexed Strategies	32
The Indices	35
Strategy Contract Value	36
Index Credit	37
Performance Lock	51
Impact of Withdrawals From Indexed Strategies	52

REALLOCATION PERIOD	53

Reallocation Requests	53

ACCESS TO YOUR MONEY DURING THE ACCUMULATION PERIOD	54

Types of Withdrawals	54
Partial Withdrawals	55
Surrenders	55
Market Value Adjustment	55
Systematic Withdrawals to Pay Advisory Fee	56

CONTRACT CHARGES	57

Withdrawal Charge	57
Bailout Waiver	59
Nursing Home Waiver	60
Terminal Illness Waiver	60

Optional Return of Premium Death Benefit Charges	60

ANNUITY PAYMENTS	61

Annuity Period	61
Annuity Payments	61

DEATH BENEFIT	63

Standard Death Benefit	63
Optional Return of Premium Death Benefit	63
To Whom the Death Benefit is Paid	64
Payment Options	64
Spousal Continuation	64

FEDERAL TAX CONSIDERATIONS	64

A. Introduction	64
B. Taxation of Annuities – General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans	65
C. Federal Income Tax Withholding	70
D. Estate, Gift and Generation-Skipping Tax and Related Tax Considerations	70
E. Tax Disclosure Obligations	70
F. Medicare Tax	70

INFORMATION REGARDING IRAS	71

1. Individual Retirement Annuities (“IRAs”)	71
2. Taxation of Amounts Received from IRAs	72
3. Additional Taxes for IRAs	72
4. Required Minimum Distributions	73
5. Tax Withholding for IRAs	74
6. Rollover & Transfer Distributions	74

OTHER INFORMATION	74

General Account	74
The Separate Account	75
Suspension of Payments, Performance Lock Requests or Transfers	75
How Contracts Are Sold	75
Amendments to the Contract	77
Legal Proceedings	77

INFORMATION ON THE COMPANY	77

Financials Statements	77

APPENDIX A: STATE VARIATIONS	A-1

APPENDIX B: STRATEGY INTERIM VALUE	B-1

APPENDIX C: PERFORMANCE CREDIT ACCOUNT VALUE	C-1

APPENDIX D: EXAMPLES ILLUSTRATING CALCULATION OF INDEX CREDIT FOR AGGREGATE FLOOR INDEXED STRATEGIES WITH AGGREGATE FLOOR PERCENTAGES	D-1

APPENDIX E: EXAMPLES ILLUSTRATING CALCULATION OF PERFORMANCE CREDIT FOR DUAL DIRECTIONAL YIELD STRATEGIES	E-1

APPENDIX F: EXAMPLES ILLUSTRATING CALCULATION OF INDEX CREDIT FOR ALL INDEXED STRATEGIES WITH BUFFER PERCENTAGES AND FOR THE CAP WITH 0% FLOOR INDEXED STRATEGY	F-1

APPENDIX G: EXAMPLES ILLUSTRATING CALCULATION OF THE WITHDRAWAL CHARGE AND FREE WITHDRAWAL AMOUNT (FWA)	G-1

APPENDIX H: EXAMPLES ILLUSTRATING CALCULATION OF MARKET VALUE ADJUSTMENT (MVA)	H-1

APPENDIX I: EXAMPLES ILLUSTRATING CACULATION OF THE OPTIONAL RETURN OF PREMIUM DEATH BENEFIT	I-1

APPENDIX J: EXAMPLES ILLUSTRATING CALCULATION OF PERFORMANCE LOCK	J-1

APPENDIX K: INDEX DISCLOSURES	K-1

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GLOSSARY OF TERMS

Except as provided elsewhere in this prospectus, the following capitalized terms shall have the meaning ascribed below:

Accumulation Period	The period beginning on the Issue Date and ending on the Annuity Commencement Date.

Aggregate Floor	The dollar amount representing the guaranteed Strategy Contract Value Floor applicable to each Strategy Term of the Aggregate Floor Indexed Strategy. The initial Aggregate Floor is equal to 90% of your initial investment allocation to the Aggregate Floor Indexed Strategy. The Aggregate Floor amount may increase due to positive Index performance from one consecutive Strategy Term to the next, as well as from transfers of additional Strategy Contract Value into the Aggregate Floor Indexed Strategy at the start of any new consecutive Strategy Term. The Aggregate Floor amount may also increase or decrease upon the election of the reset feature.

Aggregate Floor Indexed Strategy	An Indexed Strategy with a one year Strategy Term that, if you elect to remain invested on a year-over-year basis, provides a downside protection guarantee that spans all multiple one year consecutive Strategy Terms. The annual growth potential is the one-year Index Return up to the Index Cap. The annual downside protection guarantee is a dollar amount equal to no less than 90% of your initial investment allocation (adjusted for withdrawals, optional Rider Charges, and transfers). We call this the Adaptive Floor Indexed Strategy in Our marketing materials.

Aggregate Floor Percentage	The percentage represents the maximum negative return in each Strategy Term for the Aggregate Floor Indexed Strategy. The initial Aggregate Floor Percentage for your initial investment allocation and any subsequent transfers is -10%. Subsequently, for each Strategy Term the percentage will be calculated at the start of each Strategy Term. We guarantee that the annual Floor Percentage for subsequent consecutive Strategy Terms will never be less than -20%.

Annuitant	The natural person(s) on whose life (or lives) Annuity Payments under the Contract are based.

Annuity Calculation Date	The date We calculate the first Annuity Payment.

Annuity Commencement Date	The date when Annuity Payments begin under the selected annuity option.

Annuity Payment	The money We pay out after the Annuity Commencement Date for the duration and frequency you select.

Annuity Period	The period beginning on the Annuity Commencement Date during which Annuity Payments are payable.

Annuity Service Center	Correspondence, service or transaction requests, and inquiries to 123 Town Square PL, PMB 711, Jersey City, NJ 07310, via email to GAOperations@mail.gafg.com or via fax 855-299-0104. Please note: Premium Payments must be sent to 123 Town Square PL, PMB 711, Jersey City, NJ 07310. The overnight mailing address is 123 Town Square PL, PMB 711, Jersey City, NJ 07310 and should only be used for mail delivered via a courier.

Beneficiary	The person you name to receive a Death Benefit payable under this Contract.

Buffer	A downside protection option that provides protection against a negative Index Return until the protection level has been exceeded.

Buffer Percentage	The percentage of negative Index Return, if any, that will not be included in the Index Credit for an Indexed Strategy with a Buffer. If the negative Index Return does not exceed the Buffer Percentage, the negative Index Return will not result in loss.

Code	Internal Revenue Code of 1986, as amended.

Company (or We, Us or Our)	Forethought Life Insurance Company.

Commuted Value	The present value of any annuity payout due and payable during guaranteed Annuity Payments. This amount is calculated using the applicable discount rate determined by Us for applicable fixed dollar amount Annuity Payments.

Contract	The ForeStructured Growth II and ForeStructured Growth II Advisory Contract, which is a single premium deferred index-linked annuity contract, including any riders or endorsements between the Company and you, as the Owner.

Contract Anniversary	An anniversary of the Issue Date.

Contract Maturity / Contract Maturity Date	The later of (i) the tenth Contract Anniversary or (ii) the Contract Anniversary immediately following the oldest Owner’s 95th birthday; or, in the case of a non-natural Owner, the Contract Anniversary immediately following the oldest Annuitant’s 95th birthday.

Contract Value	The total amount attributable to your Contract during the Accumulation Period at any given time. The Contract Value is the sum of the Strategy Contract Values and the One-Year Fixed Strategy Value and the Performance Credit Account Value at any given time.

Contract Year	The 12-month period starting on the Issue Date and each Contract Anniversary thereafter.

Crediting Rate	The rate(s) We set for each Indexed Strategy in advance of each Strategy Term which is used in the calculation of the Index Credit for that Indexed Strategy.

Daily Fixed Income Asset Proxy Interest Rate	A rate of interest used in the calculation of the Fixed Income Asset Proxy, as described in Appendix B.

Death Benefit	The amount that We will pay upon the death of the Owner or the Annuitant, as applicable. If there are joint Owners, the Death Benefit will pay upon the first death of an Owner.

Derivative Asset Proxy	A component of the Strategy Interim Value formula. It reflects Our valuation of a hypothetical portfolio of derivative instruments that replicates the derivative assets We hold to support an Indexed Strategy. For each Indexed Strategy, it is calculated each Valuation Day based on the Indexed Strategy Base and the Market Value of Options, as described in Appendix B.

Dual Directional Cap

One of the upside crediting methods available under the Contract. On the Strategy Term end date:

●      If the Index Return is positive or zero, the Index Credit will be equal to the Index Return subject to the Index Cap.

●      If the Index Return is negative, but does not exceed the negative threshold set by the Trigger Level (the Trigger Level minus 1), the Index Credit will be positive and it will equal the inverse of the Index Return. For example, if the Index Return is -2%, the Index Credit would equal 2%.

●      If the Index Return is negative and does exceed the negative threshold set by the Trigger Level, the Index Credit will be negative

Dual Directional Trigger

One of the upside crediting methods available under the Contract. On the Strategy Term end date:

●      If the Index Return is positive or zero, the Index Credit will be equal to the Index Trigger Rate.

●      If the Index Return is negative, but does not exceed the negative threshold set by the Trigger Level (the Trigger Level minus 1), the Index Credit will be positive and it will equal the Index Trigger Rate.

● If the Index Return is negative and does exceed the negative threshold set by the Trigger Level, the Index Credit will be negative

Dual Directional Trigger and Cap

One of the upside crediting methods available under the Contract. On the Strategy Term end date:

●      If the Index Return is positive, and the Index Return is equal to or greater than the positive threshold set by the Trigger Level (1 minus the Trigger Level), the Index Credit will be equal to the Index Return subject to the Index Cap.

●      If the Index Return is positive but less than the positive threshold set by the Trigger Level, or if the Index Return is zero, the Index Credit will be positive and will be equal to the Index Trigger Rate.

●      If the Index Return is negative, but does not exceed the negative threshold set by the Trigger Level (the Trigger Level minus 1), the Index Credit will be positive and will be equal to the Index Trigger Rate.

●      If the Index Return is negative and does exceed the negative threshold set by the Trigger Level, the Index Credit will be negative

Dual Directional Yield

One of the upside crediting methods available under the Contract. Positive credits (if any) come in the form of Performance Credits, not Index Credits. A Performance Credit (which may be positive or equal to zero) is applied each Quarterly Anniversary during the six-year Strategy Term, including the Strategy Term end date. On each Quarterly Anniversary:

●      If the Index Percentage Base is greater than or equal to the Performance Trigger, the Performance Credit Rate will be positive and will be equal to 1/4th of the Performance Yield.

●      If the Index Percentage Base is lower than the Performance Trigger, the Performance Credit Rate will be equal to zero.

●      The Performance Credit is calculated as the Performance Credit Rate multiplied by the Indexed Strategy Base.

The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account.

On the Strategy Term end date, an Index Credit will be applied. The Index Credit may be negative or zero.

●      If the Index Return is positive or zero, the Index Credit will be equal to zero.

●      If the Index Return is negative, the Index Credit will be negative or zero depending on the applicable Buffer Percentage

Due Proof of Death	A certified copy of a death certificate, an order of a court of competent jurisdiction, or any other proof, acceptable to Us.

Ending Index Date	The Valuation Day used to determine the Index Value at the end of the Strategy Term. It is the Valuation Day immediately preceding the Contract Anniversary.

Fixed Income Asset Proxy	A component of the Strategy Interim Value formula and used in the calculation of MVAs. It reflects Our valuation of a hypothetical portfolio of fixed income instruments that replicates the fixed income assets We hold to support an Indexed Strategy. For each Indexed Strategy, it is calculated each Valuation Day based on the Indexed Strategy Base, the Market Value of Options on the Starting Index Date, the number of days elapsed in the Strategy Term, and the Daily Fixed Income Asset Proxy Interest Rate, as described in Appendix B.

Floor	A downside protection option that provides protection against further negative

Index Return after the protection level has been met.

Floor Percentage	The percentage that represents the maximum negative Index Return that We will apply for an Indexed Strategy with a Floor even if negative performance of the Index exceeds that percentage. If the Index Return is negative and is greater than the Floor Percentage, then the Index Credit will be equal to the Index Return. If the Index Return is equal to or less than the Floor Percentage, We will reduce the Strategy Contract Value by the Floor Percentage.

Free Withdrawal Amount (FWA)	The amount that can be withdrawn in any Contract Year without incurring a Withdrawal Charge and MVA, which includes the Required Minimum Distribution for this Contract. All withdrawals from Indexed Strategies are based on the Strategy Interim Value if taken prior to the end of the Strategy Term, even if within the Free Withdrawal Amount.

General Account	The account that holds all of the Company’s assets other than assets allocated to the Separate Account and other Separate Accounts established by the Company.

Good Order	A request, including an application, is in Good Order if it includes all information We require to process the request. Good Order also includes submitting the information on the correct form(s) or any other method acceptable to Us with any required certification, guarantees or signatures to Our Annuity Service Center.

Gross Withdrawal	The Gross Withdrawal is the total amount We deduct from your Contract Value as a result of your withdrawal request. This amount includes your withdrawal proceeds (which is the Net Withdrawal amount, as defined below), any applicable Withdrawal Charge, MVA and any other applicable charges or taxes.

Index	The market index used by the Indexed Strategy to determine the Index Credit (and the Performance Credit Rate for Dual Directional Yield). The Index for each available Indexed Strategy is listed in your Contract and disclosed in “The Annuity Contract — Indexed Strategies” section of this prospectus.

Index Cap	One of the upside crediting methods available under the Contract, which is used in Index Cap, Dual Directional Cap and Dual Directional Trigger and Cap strategies. It represents the maximum possible positive Index Return that will be included in the Index Credit for an Indexed Strategy with an Index Cap. It is declared in advance of each Strategy Term and is guaranteed not to change for the length of the Strategy Term.

Index Credit	The rate of return applied to the Indexed Strategy Base at the end of each Strategy Term as described in the “Available Strategies” section.

Index Observation Date	The Valuation Day used to determine the Index Value for use in the calculation of the Index Percentage Base for the Dual Directional Yield strategies. This is the Valuation Day immediately preceding the applicable Quarterly Anniversary.

Index Percentage Base	Value representing the Index performance used in the calculation of the Performance Credit Rate for the Dual Directional Yield strategies. It is a percentage equal to the Index Value as of the applicable Index Observation Date divided by the Index Value as of the Starting Index Date.

Index Return	The net percentage change in the value of the Index from the Starting Index Date to the Ending Index Date.

Index Trigger	One of the upside crediting methods available under the Contract, applicable to Index Trigger, Dual Directional Trigger and Dual Directional Trigger and Cap strategies. If the Index Return is within a certain range as defined in the Indexed Strategy, the Index Credit will be equal to the Index Trigger Rate.

Index Trigger Rate

The Index Credit at the end of a Strategy Term if the Index Return is within a certain range as defined in the Indexed Strategy. The Index Trigger Rate represents a fixed potential return. The Index Trigger Rate is declared in advance of each Strategy Term and is guaranteed not to change for the Strategy Term.

Index Value	Defined for each Indexed Strategy, and is the published value of an Index. If the Index Value is not published on any day for which an Index Value is required, the nearest preceding published Index Value will be used.

Indexed Strategy	Any of the Indexed Strategies available under the Contract. You elect the Indexed Strategy(ies) to which the Premium Payment is allocated or a reallocation is made, subject to the terms of this Contract and any applicable Riders. We may cease to offer a specific Indexed Strategy or cease to accept reallocations to a specific Indexed Strategy at any time. Any new reallocations accepted are subject to the terms and conditions in existence for any Indexed Strategy(ies) available at that time. The Indexed Strategies you have elected at issue are shown in your Contract.

Indexed Strategy Base	Each Indexed Strategy has its own Indexed Strategy Base. On the first Valuation Day of the Strategy Term it is equal to the amount allocated to an Indexed Strategy. It is subsequently adjusted for any Gross Withdrawals, including, the deduction of Rider Charges and advisory fees and systematic withdrawals and Required Minimum Distributions. At the end of the Strategy Term it is the basis to which the Index Credit is applied. For Dual Directional Yield strategies, it is also the basis to which Performance Credit Rate is applied on a Quarterly Anniversary

Indexed Strategy Parameters	The upside and downside features that determine the Index crediting approach for a given Indexed Strategy. These crediting mechanisms will include, as applicable, an Index Cap, a Participation Rate, Index Trigger Rate, Trigger Level, Performance Trigger, Performance Yield, Tier Level and Tier Participation Rates and a Floor Percentage, an Aggregate Floor Percentage, or a Buffer Percentage.

Issue Age	The age as of the last birthday of the oldest Owner on the Issue Date, or oldest Annuitant, as applicable.

Issue Date	The date on which the Contract is established by Us. The Issue Date is shown in your Contract. (The Contract will not be issued on February 29th).

Market Value of Options	A value used to determine Strategy Interim Value during the Strategy Term. It reflects Our valuation of derivative instruments that We hold to support Our payment obligations and is intended to reflect Our risk that the Index will suffer a loss at the end of the Strategy Term based on the current volatility of the Index, Index performance, the time remaining in the Strategy Term and changes in prevailing interest rates.

Market Value Adjustment (MVA)

Cumulative withdrawals (partial or full) in any Contract Year that exceed the Free Withdrawal Amount during the Withdrawal Charge Period will be subject to an MVA. An MVA will also apply to Contract Value that exceeds your Free Withdrawal Amount if you annuitize your Contract during the Withdrawal Charge Period. An MVA may apply on any day during the Withdrawal Charge Period, including the last day of a Strategy Term.

An MVA may be positive, negative, or equal to zero and will be based on interest rates, spreads and time to maturity. An MVA will be applied to Contract Value deducted in excess of the Free Withdrawal Amount from (i) the One-Year Fixed Strategy and (ii) any Indexed Strategy to the extent that the amount deducted from the Indexed Strategy is attributable to the Fixed Income Asset Proxy.

An MVA may apply upon any surrender or partial withdrawal (including Required Minimum Distributions for this Contract), or annuitization in excess of the Free Withdrawal Amount during the Withdrawal Charge Period. Withdrawals to pay advisory fees (if taken as part of Our systematic withdrawal program), surrenders in connection with the bailout waiver, nursing home waiver and terminal illness waiver withdrawals, Death Benefit payments, withdrawals attributed to the Performance Credit Account are not subject to an MVA. Detailed information about MVA calculations is provided in Appendix H.

Net Withdrawal	The Net Withdrawal is the amount that you will receive as a result of any withdrawal request. The Net Withdrawal is the Gross Withdrawal amount (the withdrawal amount you requested) less any applicable Withdrawal Charge, MVA and any other applicable charges or taxes.

One-Year Fixed Strategy	The investment option under the Contract that provides for guaranteed interest, and is subject to a guaranteed minimum interest rate.

One-Year Fixed Strategy Value	The amount of Contract Value allocated to the One-Year Fixed Strategy at any given time.

Optional Death Benefit Value	The Death Benefit value used to determine the Death Benefit payable when an optional Death Benefit is elected.

Owner	The person(s) or legal entity entitled to exercise all rights and privileges under the Contract. Any reference to Owner in this prospectus includes any joint Owner. References to “you” in this prospectus refer to the Owner or a prospective Owner.

Participation Rate	One of the upside crediting methods available under the Contract. A percentage that is multiplied by any positive Index Return to calculate the Index Credit for an Indexed Strategy with a Participation Rate. It is declared in advance of each Strategy Term and is guaranteed not to change for the length of the Strategy Term.

Performance Credit	The quarterly credit calculated for a Dual Directional Yield strategy. The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account.

Performance Credit Account (“PCA”)	The Performance Credit Account is used exclusively in connection with Dual Directional Yield strategies. You cannot instruct Us to allocate Contract Value directly to the Performance Credit Account. The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account. Amounts in the Performance Credit Account will receive a fixed daily interest rate. Withdrawals attributed to the Performance Credit Account are not subject to a Withdrawal Charge or MVA. Such withdrawals are withdrawals of the Free Withdrawal Amount, but they do not reduce the Free Withdrawal Amount remaining for withdrawals attributed to the Indexed Strategies or the One-Year Fixed Strategy.

Performance Credit Account Value	The amount of Contract Value allocated to the Performance Credit Account at any given time.

Performance Credit Rate	Used in the determination of the Performance Credit for a Dual Directional Yield strategy, and is the rate of return applied to the Indexed Strategy Base on each Quarterly Anniversary for a Dual Directional Yield strategy.

Performance Lock	A feature under the Contract for each Indexed Strategy. If the Performance Lock feature is exercised during a Strategy Term, your Strategy Contract Value (which otherwise fluctuates each Valuation Day) is “locked in” at the Strategy Interim Value on the Performance Lock Date and will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. You do not receive an Index Credit at the end of a Strategy Term, nor do you receive additional Performance Credits on Quarterly Anniversaries under a Dual Directional Yield strategy, once the Performance Lock feature has been exercised.

Performance Lock Date	The Valuation Day on which We process an exercise of the Performance Lock.

Performance Trigger	An Indexed Strategy Parameter for Dual Directional Yield strategies. On each Quarterly Anniversary, We compare the Index Percentage Base to the Performance Trigger in order to determine the Performance Credit Rate.

Performance Yield	An Indexed Strategy Parameter for Dual Directional Yield strategies. Under a Dual Directional Yield strategy, the maximum positive rate of return for any single year during the six-year Strategy Term. The Performance Yield is declared in advance of each Strategy Term and is guaranteed not to change for the Strategy Term.

Premium Payment	The single premium paid to the Company under the Contract, less any applicable premium taxes due at the time the payment is made.

Quarterly Anniversary	Under a Dual Directional Yield strategy, each successive three-month anniversary of the Issue Date of the Contract. This date will typically be the same calendar day as the Issue Date each quarter, unless that calendar day does not exist in a given month, in which case it will be the nearest preceding calendar day in the given month.

Reallocation Period	For amounts in an Indexed Strategy or One-Year Fixed Strategy, you may request a reallocation for a period of 30 days prior to the end of the Strategy Term and the request must be received at least 2 Valuation Days prior to the end of the Strategy Term. For amounts in the Performance Credit Account, you may request a reallocation for a period of 30 days prior to a Contract Anniversary and the request must be received at least two Valuation Days prior to the Contract Anniversary. The reallocation will be effective on the Strategy Term end date / Contract Anniversary.

Required Minimum Distribution (“RMD”)	A federal requirement that individuals who attain the “applicable age” as defined under the Code generally must take a distribution from their tax-qualified retirement account by December 31, each year, or that requires Beneficiaries to take certain distributions after the IRA Owner’s death.

Return of Premium Base	The amount equal to the Premium Payment on the Issue Date, or equal to the Contract Value if elected after the Issue Date following spousal continuation, if the optional Return of Premium Death Benefit is elected. The Return of Premium Base is adjusted proportionally for Gross Withdrawals.

Return of Premium Death Benefit	The optional Return of Premium Death Benefit provides a Death Benefit, for an additional charge, equal to the greater of the Contract Value and the Return of Premium Base.

Rider Charge	The charge that is applicable with the election of the optional benefit.

Right to Examine Period	The period of time that you have to examine your Contract after you receive it. The Right to Examine Period may vary according to state law.

Separate Account	A segregated account that We establish to hold reserves for Our guarantees under the Contract and other general obligations. As Owner of the Contract, you do not participate in the performance of assets held in the Separate Account and do not have any claim on them. The Separate Account is not registered under the Investment Company Act of 1940.

Starting Index Date	The Valuation Day used to determine the Index Value and the Market Value of Options at the beginning of the Strategy Term. This is the Valuation Day immediately preceding the Issue Date or the Contract Anniversary.

Strategy Contract Value

Each Indexed Strategy to which you allocate Contract Value will have a separate Strategy Contract Value. On the first day of a Strategy Term, the Strategy Contract Value equals the Indexed Strategy Base. On each day between the first day and the end of the Strategy Term, the Strategy Contract Value equals the Strategy Interim Value. At the end of the Strategy Term, the Strategy Contract Value equals the Indexed Strategy Base multiplied by 1 plus the Index Credit.

Strategy Interim Value

The daily account value for an Indexed Strategy on any Valuation Day during a Strategy Term other than the first and last day. Strategy Interim Value is calculated at the end of each Valuation Day and will be the amount available from the Indexed Strategy for partial withdrawals (including withdrawals to pay advisory fees), Rider Charges, full surrender of your Contract, annuitization and Death Benefit payments.

Strategy Interim Value will be equal to the sum of: (i) the Derivative Asset Proxy and (ii) the Fixed Income Asset Proxy. The Derivative Asset Proxy and Fixed Income Asset Proxy reflect Our valuation of the derivative and fixed income instruments, respectively, that We hold to support the Indexed Strategy.

Strategy Interim Value could be less than your investment even when the Index is performing positively. Strategy Interim Value is calculated using a formula that does not directly reflect the actual performance of the applicable index and is not subject to the Buffer Percentage or Floor Percentage. Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield strategies, lower gains than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

Strategy Term	The period over which performance of an Index is measured to determine Index Return, or, for the One-Year Fixed Strategy and the Performance Credit Account, the period over which interest is credited at a specified declared rate.

Surrender Value	The Contract Value prior to the Annuity Commencement Date, less any applicable Withdrawal Charge, MVA, premium taxes and any applicable Rider Charges.

Tier Level	The level of Index Return that determines the applicability of the Tier Participation Rates.

Tier Participation Rate	One of the upside crediting methods available under the Contract. A percentage that is multiplied by any positive Index Return to calculate the Index Credit for an Indexed Strategy with Tier Participation Rates. Tier Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. Positive Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values.

Trigger Level	An Indexed Strategy Parameter for Dual Directional Cap, Dual Directional Trigger and Dual Directional Trigger and Cap strategies. It is a value that sets a positive and/or negative Index Return threshold that We use in the determination of the Index Credit.

Withdrawal Charge	A charge assessed on the Gross Withdrawals within a Contract Year that exceed the Free Withdrawal Amount, which includes the Required Minimum Distribution for this Contract, or annuitization during the Withdrawal Charge Period. Withdrawals to pay advisory fees (if taken as part of Our systematic withdrawal program); surrenders in connection with the bailout waiver; nursing home waiver and terminal illness waiver withdrawals; Death Benefit payments; and withdrawals attributed to the Performance Credit Account are not subject to a Withdrawal Charge.

Withdrawal Charge Period (WCP)	The six year period when We may assess a Withdrawal Charge and an MVA on surrender, a partial withdrawal or annuitization.

Valuation Day	Every day the New York Exchange is open for regular trading. The value of an

Indexed Strategy is determined at the close of the New York Stock Exchange (generally 4:00 pm Eastern Time) on such days.

SUMMARY

This summary provides a brief overview of the ForeStructured Growth II and ForeStructured Growth II Advisory Contract. You should read the entire prospectus carefully before you decide whether to purchase the Contract. The Contract may not be available in all states (i.e. New York), may vary in your state, or may not be available from all selling firms or from all financial professionals. Please see Appendix A for a list of states where the Contract is not available and for an explanation of state variations.

Who is Forethought Life Insurance Company? We are a life insurance company engaged in the business of writing individual variable, index-linked, fixed and fixed indexed annuities. The Company is authorized to do business in 49 states of the United States and the District of Columbia. The Company was incorporated under the laws of Indiana on July 10, 1986. We have offices located in Indianapolis and Batesville, Indiana; Hartford, Connecticut and Wayne, Pennsylvania. We are part of the Global Atlantic Financial Group (Global Atlantic), which is the marketing name for The Global Atlantic Financial Group, LLC and its subsidiaries, including, Forethought Life Insurance Company. KKR & Co. Inc. is the ultimate controlling parent entity of the Company.

What is the purpose of the Contract? We offer the Contract to help you invest on a tax-deferred basis and meet long-term financial goals, such as funding your retirement. The Contract allows you to access your money under the Contract during the Accumulation Period by taking withdrawals of your Contract Value. During the Annuity Period, We pay guaranteed income in the form of Annuity Payments. The Contract also has a Death Benefit and offers an optional Death Benefit that may become payable during the Accumulation Period. All payments under the Contract are subject to the terms and conditions described in this prospectus.

While the Contract provides some protection against loss, you can lose money under the Contract. It is possible to lose your entire principal investment and any earnings over the life of your Contract. For each Strategy Term you can lose Contract Value due to negative Index performance in excess of the Buffer Percentage, or you can lose Contract Value due to negative Index performance up to the Floor Percentage. More specifically, at the end of a Strategy Term, you could lose up to 95% of your Contract Value in an Indexed Strategy with a 5% Buffer Percentage, up to 90% in an Indexed Strategy with a 10% Buffer Percentage, up to 85% in an Indexed Strategy with a 15% Buffer Percentage, up to 80% in an Indexed Strategy with a 20% Buffer Percentage, up to 75% in an Indexed Strategy with a 25% Buffer Percentage or up to 20% in an Indexed Strategy with Aggregate Floor. You cannot lose Contract Value due to negative Index performance under an Indexed Strategy with a 0% Floor Percentage. See table under the section, “Indexed Strategies.”

You should not buy the Contract if you are looking for a short-term investment if you plan on taking withdrawals in excess of the Free Withdrawal Amount before the end of the Withdrawal Charge Period. There is a Withdrawal Charge Period of six years for the B-share and the I-share Contract, during which Withdrawal Charges and MVAs may apply.

In addition, you should not buy the Contract if you anticipate taking significant withdrawals from your Indexed Strategies before the end of the Strategy Term. Partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions for this Contract), full surrenders, annuitization and Death Benefit payments are taken from the Strategy Interim Value. These withdrawals are also subject to Withdrawal Charges and MVAs (except for advisory fees taken as systematic withdrawals and Death Benefit payments) and prorated Rider Charges.

In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e., a complete loss of your principal and any prior earnings). Also in extreme circumstances, it is possible to lose 100% of the amount withdrawn from an Indexed Strategy due to an MVA, subject to the applicable minimum non-forfeiture amount under the Contract. Partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions for this Contract) during a Strategy Term could result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term to take a withdrawal. In addition, any partial withdrawal will proportionately reduce your Indexed Strategy Base, which could be significantly more than the dollar amount of your withdrawal. This will reduce any gains at the end of the Strategy Term.

You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See the section titled “Risk Factors.”

Is the Contract non-qualified or qualified under the Code? The Contract is available as a non-qualified contract, which will provide you with certain tax deferral features under the Code. The Contract is also available as a qualified contract, as an Individual Retirement Annuity (“IRA”), Roth IRA, SEP IRA, Inherited Traditional IRA or Inherited Roth IRA. The Contract is not offered to certain retirement plan types, such as defined benefit plans, 401(k), 401(a), 403(b), pension plans, profit sharing plans, SIMPLE IRA, SARSEP, and Employee

Stock Ownership Plans (ESOP). If you purchase the Contract as a qualified contract (IRA), the Contract will not provide you tax deferral benefits in addition to those already provided by your IRA.

How do I purchase the Contract? You may purchase the Contract by completing an application and submitting a Premium Payment of at least $25,000. We reserve the right to reject any Premium Payment that exceeds $1 million for Issue Ages up to 80 or $500,000 for Issue Ages of or over Age 81. The Contract will not issue until all Premium Payments have been received.

What Classes of the Contract are Offered? This prospectus offers two share classes: B-share and I-share. The B-share class is available through registered broker-dealers that charge sales commissions. The I-share class is available through registered investment advisers (RIAs) that charge an advisory fee. An annual advisory fee up to 1.50% of the Contract Value may be deducted from the Contract Value of an I-share Contract. See “Systematic Withdrawals to Pay Advisory Fee” below.

What are the investment options during the Accumulation Period? For each Strategy Term, you may allocate Contract Value to one or more Indexed Strategies and/or the One-Year Fixed Strategy, subject to the restrictions described in this prospectus. Each Indexed Strategy credits an Index Credit (positive, negative, or equal to zero) at the end of the Strategy Term based on the performance of the Index and the Indexed Strategy Parameters. Each Indexed Strategy also allows you to exercise the Performance Lock feature. The One-Year Fixed Strategy credits interest during each Strategy Term based on a guaranteed rate set by Us.

Unlike other Indexed Strategies, Dual Directional Yield strategies provide for potential investment gain through a quarterly Performance Credit (positive or equal to zero). A Performance Credit will apply on each Quarterly Anniversary during the six-year Strategy Term, including the Strategy Term end date, based on the Index performance and the upside crediting method. The amount credited to your Contract from a positive Performance Credit, if any, will be immediately and automatically allocated to the Performance Credit Account. The Index Credit applied at the end of the Strategy Term may be negative or equal to zero (never positive).

What are the Indices for the Indexed Strategies? The Indices are described in more detail under the section titled “The Indices.” We may offer Indexed Strategies based on other Indices in the future. We reserve the right to add or remove one or more Index(es) or to replace any Index in the future, subject to required regulatory approvals.

What Indexed Strategies are available under the Contract? Currently, the Contract offers the following Indexed Strategies:

Strategy Term	Index	Upside Crediting Method	Downside Protection
One Year	S&P 500	Index Cap	0% Floor
One Year	S&P 500, Nasdaq-100®	Index Cap	10% Buffer
One Year	S&P 500, Nasdaq-100®	Index Cap	15% Buffer
One Year	S&P 500, Nasdaq-100®	Index Cap	20% Buffer
One Year	S&P 500	Index Cap	Aggregate Floor
One Year	S&P 500, Nasdaq-100®	Participation Rate	10% Buffer
One Year	S&P 500, Nasdaq-100®	Index Trigger	10% Buffer
One Year	S&P 500, Nasdaq-100®	Index Trigger	15% Buffer
One Year	S&P 500, Nasdaq-100®	Index Trigger	20% Buffer
One Year	S&P 500, Nasdaq-100®	Dual Directional Cap	10% Buffer
One Year	S&P 500, Nasdaq-100®	Dual Directional Cap	15% Buffer
One Year	S&P 500, Nasdaq-100®	Dual Directional Cap	20% Buffer
One Year	S&P 500, Nasdaq-100®	Dual Directional Trigger	10% Buffer
One Year	S&P 500, Nasdaq-100®	Dual Directional Trigger	20% Buffer
Three Year	S&P 500	Index Cap	10% Buffer

Strategy Term	Index	Upside Crediting Method	Downside Protection
Three Year	S&P 500	Index Cap	15% Buffer
Three Year	S&P 500	Index Cap	20% Buffer
Three Year	S&P 500	Participation Rate	10% Buffer
Three Year	S&P 500	Participation Rate	15% Buffer
Three Year	S&P 500	Participation Rate	20% Buffer
Three Year	S&P 500	Index Trigger	10% Buffer
Three Year	S&P 500	Index Trigger	15% Buffer
Three Year	S&P 500	Index Trigger	20% Buffer
Six Year	S&P 500	Index Cap	15% Buffer
Six Year	S&P 500	Index Cap	20% Buffer
Six Year	S&P 500	Index Cap	25% Buffer
Six Year	S&P 500	Participation Rate	15% Buffer
Six Year	S&P 500	Participation Rate	20% Buffer
Six Year	S&P 500	Participation Rate	25% Buffer
Six Year	S&P 500	Tier Participation Rate	5% Buffer
Six Year	S&P 500	Tier Participation Rate	10% Buffer
Six Year	S&P 500	Dual Directional Yield	10% Buffer
Six Year	S&P 500	Dual Directional Yield	20% Buffer
Six Year	S&P 500	Dual Directional Cap	15% Buffer
Six Year	S&P 500	Dual Directional Cap	20% Buffer
Six Year	S&P 500	Dual Directional Cap	25% Buffer
Six Year	S&P 500	Dual Directional Trigger and Cap	15% Buffer
Six Year	S&P 500	Dual Directional Trigger and Cap	20% Buffer
Six Year	S&P 500	Dual Directional Trigger and Cap	25% Buffer

The table above is intended only as a summary. More detailed information about available Indexed Strategies is available in the section, “Available Strategies — Indexed Strategies.”

The One-Year Fixed Strategy and the S&P 500 one year point-to-point with Index Cap and 0% Floor Indexed Strategy will be available for the life of your Contract.

How do the Indexed Strategies work (excluding the Dual Directional strategies)? Each of these Indexed Strategies take into account one or more of the following elements to calculate the Index Credit:

●	The Index Return;

●	The length of the Strategy Term;

●	Either the Index Cap, Index Trigger Rate, Participation Rate, or Tier Level and Tier Participation Rates; and

●	Either the Buffer Percentage, Floor Percentage or the Aggregate Floor Percentage.

We calculate the Index Credit for an Indexed Strategy at the end of a Strategy Term as follows:

●	First, We calculate the Index Return. The Index Return for an Indexed Strategy is the percent of return in the Index between the Starting Index Date and the Ending Index Date.

●	Second, if the Index Return is positive or zero, We apply the applicable upside crediting method to calculate the Index Credit, as follows:

Upside Crediting Method	Positive Index Return	Zero Index Return
Index Cap	Index Credit will equal the Index Return, subject to the Index Cap.	Index Credit will equal zero.
Participation Rate	Index Credit will equal the Participation Rate multiplied by the Index Return.	Index Credit will equal zero.
Index Trigger	Index Credit will equal the Index Trigger Rate. For example, if the Index Return is	Index Credit will equal the Index Trigger Rate. For example, if the Index Return is
	5% and the Index Trigger Rate is 3%, the Index Credit would be 3%.	0% and the Index Trigger Rate is 3%, the Index Credit would be 3%.
Tier Participation Rate	Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values.	Index Credit will equal zero.

Each of these Indexed Strategies has its own Index Cap, Participation Rate, Index Trigger Rate or Tier Level and Tier Participation Rates, as applicable. We set the Index Cap, Participation Rate, Index Trigger Rate, or Tier Level and Tier Participation Rates for each Indexed Strategy, as applicable, prior to the beginning of a Strategy Term. The Index Cap, Participation Rate, Index Trigger Rate, or Tier Level and Tier Participation Rates for a particular Strategy Term may be higher or lower than the Index Cap, Participation Rate, Index Trigger Rate, or Tier Level and Tier Participation Rates for previous or future Strategy Terms. The Index Cap, Participation Rate, Index Trigger Rate, or Tier Level and Tier Participation Rates for any Strategy Term will not be set lower than the minimum guaranteed Index Cap(s), minimum guaranteed Index Trigger Rate, minimum guaranteed Participation Rate, or minimum guaranteed Tier Participation Rate. The Tier Level will not be set higher than the maximum guaranteed Tier Level. For such minimum and maximum guaranteed rates, see your Contract and the “Indexed Strategies” section later in your prospectus.

●	Alternatively, if the Index Return is negative, We apply the Floor Percentage, Aggregate Floor Percentage or Buffer Percentage for the Indexed Strategy. The Index Credit will either be negative or zero. As reflected in the following table, the Floor Percentage, Aggregate Floor Percentage and Buffer Percentage provide different forms of protection against negative Index Return.

Downside Protection Feature	Type of Downside Protection
Floor Percentage / Aggregate Floor Percentage	Establishes the lowest negative Index Credit that may be applied for a given Strategy Term. For example, if the Floor Percentage or Aggregate Floor Percentage is -10%, the lowest negative Index Credit that may be applied to the Indexed Strategy Base is -10%. If the Floor Percentage or Aggregate Floor Percentage is 0%, the lowest negative Index Credit that may be applied to the Indexed Strategy Base is 0%.
Buffer Percentage	Represents the maximum amount of negative Index Return that will not be reflected in a negative Index Credit for a given Strategy Term. For example, a Buffer Percentage of 10% provides protection from a negative Index Return as low as -10%. A Buffer Percentage of 10% would provide no protection from negative Index Returns beyond -10%.

The Index Credit is applied to the Indexed Strategy Base at the end of the Strategy Term. The Index Credit may be positive, negative or equal to zero as described above. See the section titled “Indexed Strategies” for additional information.

How do the Dual Directional Strategies work (excluding the Dual Directional Yield strategies)? Other than Dual Directional Yield, the Dual Directional Indexed Strategies work similar to the Indexed Strategies described in response to the previous question. In general, they use similar elements, Index Return is calculated in the same manner, Index Credits (which may be positive, negative or equal to zero) are calculated and applied at the end of the Strategy Term, and the applicable Buffer Percentage provides the same type of limited downside protection as other Buffer strategies. The key difference is that these Dual Directional strategies may provide for a positive Index Credit at the end of the Strategy Term even when the Index Return is negative. The following table summarizes how Index Credits are calculated for Dual Directional strategies other than Dual Directional Yield.

Dual Directional Strategy	If Index Return is Positive or Zero	If Index Return is Negative, but does not Exceed the Trigger Level Threshold for Negative Index Returns[1]	If Index Return is Negative and does Exceed the Trigger Level Threshold for Negative Index Returns[1]
Dual Directional Cap	Index Credit will equal the Index Return, subject to the Index Cap.	Index Credit will be positive and equal to the inverse of the Index Return. For example, assuming a Trigger Level threshold of -10%, if the Index Return is -5%, the Index Credit would be 5%.	We apply the Buffer Percentage. The Index Credit will be negative, equal to the Index Return plus the Buffer Percentage.
Dual Directional Trigger	Index Credit will equal the Index Trigger Rate. For example, if the Index Return is 5% and the Index Trigger Rate is 3%, the Index Credit would be 3%.

Index Credit will be positive and equal to the Index Trigger Rate.

For example, assuming a Trigger Level threshold of -10%, if the Index Return is -5% and the Index Trigger Rate is 3%, the Index Credit would be 3%.

We apply the Buffer Percentage. The Index Credit will be negative, equal to the Index Return plus the Buffer Percentage.
Dual Directional Trigger and Cap

If the Index Return is equal to or greater than the positive threshold set by the Trigger Level,[2] the Index Credit will equal the Index Return, subject to the Index Cap.

If the Index Return is less than the positive threshold set by the Trigger Level,[2] the Index Credit will equal the Trigger Rate. For example, assuming a Trigger Level threshold of 10%, if the Index Return is 0% and the Index Trigger Rate is 10%, the Index Credit would be 10%.

Index Credit will be positive and equal to the Index Trigger Rate.

For example, assuming a Trigger Level threshold of -10%, if the Index Return is -5% and the Index Trigger Rate is 10%, the Index Credit would be 10%.

We apply the Buffer Percentage. The Index Credit will be negative, equal to the Index Return plus the Buffer Percentage.

1 Each of these Dual Directional strategies has a Trigger Level as an Indexed Strategy Parameter. In the case of a negative Index Return, the Trigger Level sets a threshold that determines how Index Credits will be calculated as described in the table. The threshold equals the Trigger Level minus 1. For example, if the Trigger Level is 90%, the negative threshold will be -10% (90% - 1 = -10%).

2 For Dual Directional Trigger and Cap, the Trigger Level not only sets a negative threshold for negative Index Return, it also sets a positive threshold for positive Index Return. The positive threshold determines how Index Credits are calculated when Index Return is positive as described in the table. This positive threshold equals 1 minus the Trigger Level. For example, if the Trigger Level is 90%, the positive threshold will be 10% (1 - 90% = 10%).

See the section titled “Indexed Strategies” for additional information.

How does Dual Directional Yield work? Dual Directional Yield operates similar to Dual Directional Trigger insofar as Dual Directional Yield may also provide for a set rate of return when Index performance has been positive, zero, or to a limited extent, negative. Dual Directional Yield’s distinguishing features include quarterly Performance Credits and use of the Performance Credit Account. As such, Dual Directional Yield may be appropriate for a Contract owner who is interested in more frequent crediting and/or more liquidity compared to other Indexed Strategies.

Each Dual Directional Yield strategy has a six-year Strategy Term and offers upside potential through a quarterly Performance Credit. A Performance Credit Rate is calculated on each Quarterly Anniversary, equal to either 1/4th of the Performance Yield (which is an annualized maximum rate of return) or zero. A Performance Credit is calculated each Quarterly Anniversary as the Performance Credit Rate multiplied by the Indexed Strategy Base. There is no guarantee that you will be credited with any positive Performance Credits. On the Strategy Term end date, an Index Credit will be applied, but it will be either negative or zero (never positive).

Performance Credit Rate – On each Quarterly Anniversary during the Strategy Term, including the Strategy Term end date, a Performance Credit Rate will be calculated. The Performance Credit Rate may be positive or equal to zero, and will be calculated based on the following elements: Index Percentage Base, Performance Trigger and Performance Yield. The Performance Credit Rate is calculated as follows:

●	First, We calculate the Index Percentage Base, which measures Index performance since the beginning of the Strategy Term. The Index Percentage Base will equal (A) divided by (B), where (A) is the Index Value as of the Index Observation Date and (B) is the Index Value as of the Starting Index Date. For example, if the Index Value as of the Starting Index Date is 1000 and the Index Value as of the Index Observation Date is 1050, the Index Percentage Base would equal 105% (1050 / 1000). If the Index Value as of the Index Observation Date were instead 950, the Index Percentage Base would equal 95% (950 / 1000).

●	Second, We determine the Performance Credit Rate by comparing the Index Percentage Base to the Performance Trigger. The Performance Trigger will be less than 100%, potentially allowing for a positive Performance Credit Rate when Index performance has been positive, zero, or to a limited extent, negative.

○	If the Index Percentage Base is greater than or equal to the Performance Trigger, the Performance Credit Rate will be positive and equal to 1/4th of the Performance Yield. The Performance Credit applied to your Contract will equal the Performance Credit Rate multiplied by the Indexed Strategy Base.

○	If the Index Percentage Base is less than the Performance Trigger, the Performance Credit will be zero.

For example, assume that the Performance Trigger is 90% and the Performance Yield is 8%. Based on these assumptions, if the Index Percentage Base is 90% or higher, the Performance Credit Rate would equal 2% (i.e., 8% / 4 = 2%). If instead the Index Percentage Base is below 90%, the Performance Credit Rate would equal 0%.

Performance Credit – On each Quarterly Anniversary during the Strategy Term, including the Strategy Term end date, a Performance Credit will be calculated. The Performance Credit may be positive or equal to zero, and will be calculated as the Performance Credit Rate multiplied by the Index Strategy Base. The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account, with no change to your Strategy Contract Value or Indexed Strategy Base for the Dual Directional Yield strategy. Amounts in the Performance Credit Account do not participate in Index performance (positive or negative). The Performance Credit Account credits daily fixed interest based on rates that are set and guaranteed by the Company until the next Contract Anniversary. The effective annual interest rate will never be lower than the guaranteed minimum interest rate set forth in your Contract. Withdrawals attributed to the Performance Credit Account may be taken at any time without being subject to a Withdrawal Charge or MVA, and without reducing the Free Withdrawal Amount remaining for the Indexed Strategies or the One-Year Fixed Strategy.

Index Credit – On the Strategy Term end date, in addition to a positive or zero Performance Credit as described above, We also apply the Index Credit. The Index Credit will either be negative or zero (never positive). The Index Credit will be calculated as follows:

●	If the Index Return is positive or zero, the Index Credit will be equal to zero.

●	If the Index Return is negative, We apply the Buffer Percentage. The Index Credit will either be negative or zero depending on the Index Return and applicable Buffer Percentage.

You should fully understand the operation of the Dual Directional Yield strategy before electing it as an investment. See the section titled “Indexed Strategies – Dual Directional Yield” for additional information. For additional examples of how the Dual Directional Yield strategy works under various market scenarios and assumptions, see Appendix E.

When does the Company establish the Indexed Strategy Parameters and can they be adjusted? We set the Index Cap, Participation Rate, Index Trigger Rate, Performance Yield, or Tier Level and Tier Participation Rates, as applicable, for each Indexed Strategy at least ten days prior to the beginning of the Strategy Term. These rates for the initial Strategy Term will be shown in your Contract. We may change these rates for each new Strategy Term. The B-share and I-share Index Caps, Index Trigger Rates, Performance Yields, Participation Rates, Tier Levels and Tier Participation Rates may vary and the only guarantee is that they both will satisfy guaranteed minimums.

The Floor Percentage, Trigger Level, Performance Trigger, initial Aggregate Floor Percentage and Buffer Percentage, as applicable, for currently available Indexed Strategies cannot be changed after the Issue Date. The Aggregate Floor Percentage is determined at the start of each Strategy Term.

How are Strategy Contract Values calculated during a Strategy Term (assuming no use of the Performance Lock feature)? Each Strategy Term, you will have a separate Strategy Contract Value for each Indexed Strategy in which you invest. On the first day of the Strategy Term, the Strategy Contract Value equals the Indexed Strategy Base (i.e., the total amount of Contract Value allocated to the Indexed Strategy at the beginning of the Strategy Term). At the end of the Strategy Term, your Strategy Contract Value equals your Indexed Strategy Base (including any adjustments due to withdrawals and/or Rider Charges and/or advisory fee deductions) adjusted by any Index Credit. This may also be expressed by the following formula: Indexed Strategy Base x (1 + Index Credit).

On any other day of the Strategy Term, your Strategy Contract Value equals the Strategy Interim Value, which, on a given Valuation Day, reflects the value of your investment in an Indexed Strategy on that particular day and is the daily account value available for partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distribution under the Contract), full surrender of your Contract, annuitizations and Death Benefit payments, less any applicable Withdrawal Charges, MVA and/or prorated Rider Charge.

While Index performance is one factor that impacts your Strategy Interim Value, the Strategy Interim Value is not tied directly to the performance of the Index. The Strategy Interim Value could be less than your investment even when the Index is performing positively. The Strategy Interim Value is calculated using a formula that does not directly reflect the actual performance of the applicable Index and is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower Performance Credits than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

We calculate Strategy Interim Value using a formula with a derivative and fixed income valuation component. Under this formula, Strategy Interim Value will be equal to the sum of: (i) the Derivative Asset Proxy and (ii) the Fixed Income Asset Proxy. The Derivative

Asset Proxy is based on the Indexed Strategy Base and the Market Value of Options. The Market Value of Options is Our valuation of derivative instruments that We hold to support of Our payment obligations. The Fixed Income Asset Proxy is Our valuation of fixed income instruments that We hold to support Our payment obligations, and is based on the Indexed Strategy Base, the Daily Fixed Income Asset Proxy Interest Rate, and other factors.

For example, assume you are halfway through the Contract Year and all of your premium is allocated to an Indexed Strategy. Furthermore, assume that you elect to take a full surrender before the end of the Strategy Term, at which time the Derivative Asset Proxy is $7,500 and the Fixed Income Asset Proxy is $97,500. The Strategy Interim Value is calculated as the sum of the Derivative Asset Proxy and Fixed Income Asset Proxy, so your Strategy Interim Value is $105,000. Upon the full surrender in this example, you may also be subject to Withdrawal Charges and an MVA.

Please see Appendix B for a detailed description of how We calculate Strategy Interim Values. It is important to understand that even if the Index performance is positive, it is possible that the Strategy Interim Value will decrease. If you wish to obtain your Strategy Interim Value(s), you may contact Us at 833-ASK-GA 4U (833-275-4248).

Partial withdrawals from an Indexed Strategy (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract) before the end of a Strategy Term may result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term. In addition, any partial withdrawal from an Indexed Strategy before the end of a Strategy Term will proportionately reduce your Indexed Strategy Base, which could be significantly more than the dollar amount of your withdrawal. (A partial withdrawal from the Performance Credit Account will not reduce your Indexed Strategy Base for the Dual Directional Yield strategy from which Performance Credits originated.)

The application of the Strategy Interim Value to partial withdrawals and proportional reductions to your Indexed Strategy Base, together with any Withdrawal Charges and the MVA, could significantly reduce the value of the Contract, as shown in the hypothetical example immediately below. For additional information about how withdrawals will impact your Contract Value see, “How withdrawals affect my One-Year Fixed Strategy Value and Strategy Contract Values?” below.

Partial Withdrawal Impact on Indexed Strategy Base
Indexed Strategy Base immediately prior to the Partial Withdrawal	$100,000.00
Strategy Interim Value immediately prior to the Partial Withdrawal	$80,000.00 (1)
Remaining FWA	$10,000.00
MVA Percentage	4%
Withdrawal Charge Percentage	7%
Gross Withdrawal	$50,000.00
Withdrawal Charge	$2,800.00
MVA	$1,500.00
Net Withdrawal	$45,700.00
Indexed Strategy Base immediately after the Partial Withdrawal(2)	$37,500.00
Strategy Interim Value immediately after the Partial Withdrawal	$30,000.00

(1)	Assume the Derivative Asset Proxy equals $5,000 and the Fixed Income Asset Proxy equals $75,000. The MVA applies only to the portion of the Gross Withdrawal that is attributable to the Fixed Income Asset Proxy (i.e., $75,000) in this example.

(2)	Indexed Strategy Base after the partial withdrawal = Indexed Strategy Base immediately prior to the partial withdrawal * (1 - Gross Withdrawal from Strategy Interim Value / Strategy Interim Value immediately prior to the Withdrawal) = $100,000 * (1- $50,000 / $80,000)) = $37,500. Because the Strategy Interim Value was less than the Indexed Strategy Base at the time of the withdrawal, the proportional reduction of the Indexed Strategy Base resulted in a reduction to the Indexed Strategy Base of a dollar amount ($62,500) that was greater than the dollar amount of the withdrawal ($50,000). The Strategy Interim Value for the remainder of the Strategy Term, and the Index Credit or subsequent Performance Credit, will be calculated with the new Indexed Strategy Base.

What is the Aggregate Floor Indexed Strategy? The Aggregate Floor Indexed Strategy is an Indexed Strategy with a one year Strategy Term that, if you elect to remain invested on a year-over-year basis, provides a downside protection guarantee that spans multiple one year consecutive Strategy Terms. For this reason, this strategy may appeal to a Contract Owner who is concerned about cumulative negative Index performance over the course of multiple Strategy Terms but still wants upside exposure.

●	The annual growth potential is the one year Index Return up to the Index Caps.

●	The annual downside protection guarantee is equal to the Aggregate Floor, which is the dollar amount of your investment that is protected from negative Index performance during each one year Strategy Term.

The initial Aggregate Floor is equal to 90% of the Aggregate Floor Indexed Strategy’s investment allocation. For as long as you remain invested in the Aggregate Floor Indexed Strategy, your Aggregate Floor (adjusted for any resets, withdrawals, optional Rider Charges and/or transfers in subsequent consecutive Strategy Terms) will never decrease due to negative market performance from one Strategy Term to the next. This means that you will never lose more than 10% of your initial allocation (or any subsequent allocations) to the Aggregate Floor Indexed Strategy due to negative Index performance.

The initial Aggregate Floor Percentage is always -10%. The Aggregate Floor Percentage may change for subsequent consecutive Strategy Terms depending on the Index Credit from the prior Strategy Term, but We guarantee that We will never set the percentage lower than -20% for subsequent consecutive Strategy Terms.

At the start of each consecutive Aggregate Floor Indexed Strategy Term, We recalculate the Aggregate Floor, Aggregate Floor Percentage and Index Caps, as follows:

Aggregate Floor — We recalculate the new Aggregate Floor based on the prior Strategy Term’s Index Credit, as well as any withdrawals, optional Rider Charges and/or transfers in or out of the Indexed Strategy. The new Aggregate Floor will equal the greater of the prior Strategy Term’s Aggregate Floor or 80% of the Strategy Contract Value (as adjusted for any positive or negative Index Credit).

In general, based on the prior Strategy Term’s Index Credit, the Aggregate Floor will stay the same or increase at the start of each new consecutive Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage will also change, based on the new Aggregate Floor, to reflect the largest percentage by which your Strategy Contract Value can decrease at the end of the Strategy Term. We discuss this further below and in greater detail in the section “Aggregate Floor Indexed Strategy.”

For each scenario below, assume $100,000 initial allocation at the start of Contract Year 1; an initial Aggregate Floor of $90,000; and no withdrawals, optional Rider Charges and/or transfers in or out of the Indexed Strategy:

If the Index Credit is 0%, the Aggregate Floor will not change at the start of the next consecutive Strategy Term.

For example, assume you have an Index Credit of 0% (or $0) in Contract Year 1, the Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $100,000=$80,000).

If the Index Credit is negative, the Aggregate Floor will not change at the start of the next consecutive Strategy Term.

For example, assume you have a negative Index Credit in Contract Year 1 of 6% (or $6,000), which reduces your Strategy Contract Value to $94,000. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term, this is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $94,000=$75,200). The Aggregate Floor Percentage for Contract Year 2 is -4.26% ($90,000 Aggregate Floor / $94,000 Strategy Contract Value – 1).

In Contract Year 2, assume the Index performance is again negative, and you have a potential negative Index Credit of 5% (or $4,700) prior to the application of the Aggregate Floor Percentage of -4.26%. The Index Credit in Contract Year 2 is limited to -4.26% (or $4000). We protected you from loss that would reduce your Strategy Contract Value below $90,000 because you have a $90,000 Aggregate Floor. This means We will only reduce your Strategy Contract Value by -4.26% (or $ 4,000) to $90,000 instead of by -5% (or $4,700) to $89,300. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $90,000 = $72,000).

If the Index Credit is positive, the Aggregate Floor will increase or stay the same at the start of the next consecutive Strategy Term.

For example, assume you have a positive Index Credit in Contract Year 1 of 4% (or $4,000), increasing your Strategy Contract Value to $104,000. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $104,000=$83,200).

In Contract Year 2, assume the Index performance is again positive, and you have a positive Index Credit of 10% (or $10,400), increasing your Contract Strategy Value to $114,400. Your Aggregate Floor will increase at the start of the next consecutive Strategy Term to $91,520.

This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your

Strategy Contract Value (80% of $114,400=$91,520). In this example, starting in Contract Year 3 and for each subsequent consecutive Aggregate Floor Indexed Strategy Term, your Aggregate Floor will never be less than $91,520 due to negative market performance.

At the start of each subsequent Strategy Term the Aggregate Floor amount may increase such that We will never allow you to lose more than 20% in any given Strategy Term. The Aggregate Floor amount may also increase or decrease upon the election of the reset feature. Upon any reset of the Aggregate Floor Percentage, the Aggregate Floor will be reset to equal 90% of your Strategy Contract Value. See the section “Aggregate Floor Percentage Resets” in “Aggregate Floor Indexed Strategy” later in this Prospectus.

We will decrease your Aggregate Floor upon withdrawals, the deduction of optional Rider Charges and/or transfers out of the Indexed Strategy on a proportional basis. We will increase your Aggregate Floor upon any transfer into the Indexed Strategy. We discuss such decreases and increases, as well as provide examples in the section “Aggregate Floor Indexed Strategy.”

Aggregate Floor Percentage — Next, We determine a new Aggregate Floor Percentage at the start of each consecutive Aggregate Floor Indexed Strategy Term. The Aggregate Floor Percentage is the maximum annual percentage of your investment allocation to the Indexed Strategy that you can lose due to negative Index performance.

We determine the Aggregate Floor Percentage, as follows: [(Aggregate Floor/Strategy Contract Value) – 1]. In general, as your Strategy Contract Value increases, your Aggregate Floor Percentage will decrease (ex.: -10% to -20%); as your Strategy Contract Value decreases, your Aggregate Floor Percentage will increase (ex.: -10% to 0%).

As the Aggregate Floor and the Strategy Contract Value changes, the Aggregate Floor Percentage also changes to reflect the largest percentage that your Strategy Contract Value can decrease, based on the new Aggregate Floor, at the end of the Strategy Term. We guarantee that this percentage We will never be lower than -20%.

You have the option to elect to reset the Aggregate Floor Percentage to -10% for any subsequent consecutive Strategy Term during the Reallocation Period for the next Strategy Term. See the section “Aggregate Floor Percentage Resets” in “Aggregate Floor Indexed Strategy” later in this Prospectus.

Index Caps — We set renewal Index Caps based on the new Aggregate Floor Percentage for the next consecutive Strategy Term. We set the Index Caps at least ten days prior to the start of any Indexed Strategy Term.

●	Aggregate Floor Percentages with less investment risk for the next consecutive Strategy Term will result in lower Index Caps for that Strategy Term. This means that the Index Caps renewal rates will decrease as your Aggregate Floor Percentage increases.

●	Aggregate Floor Percentages with greater investment risk for the next consecutive Strategy Term will result in higher Index Caps for the next Strategy Term. This means that the Index Caps renewal rates will increase as your Aggregate Floor Percentage decreases.

Contract Value must remain allocated to the Indexed Strategy over multiple Strategy Terms to benefit from an increase in the Aggregate Floor. Contract Value that is transferred out of the Indexed Strategy loses any additional protection provided by the Aggregate Floor.

You should fully understand the operation of the Aggregate Floor Indexed Strategy before electing it as an investment or exercising its reset feature. For more information, see the section, “Aggregate Floor Indexed Strategy.” For examples of how the Aggregate Floor, Aggregate Floor Percentage and the Index Caps work under various market scenarios and assumptions, see Appendix D.

What is the Performance Lock feature? If you allocate Contract Value to an Indexed Strategy, you may exercise the Performance Lock feature manually at any time by notifying Us prior to 4:00 p.m. Eastern Time on the fourth to last Valuation Day of the Strategy Term. You can also exercise an automatic Performance Lock based on pre-established targets you may set for any Indexed Strategy for a Strategy Term. By setting a target for automatic Performance Lock, you are authorizing Us to automatically execute a Performance Lock if and when that target is reached, if reached during the Strategy Interim Value calculation at the end of any Valuation Day on or before the fourth to last Valuation Day of the Strategy Term. Alternative to the automatic Performance Lock, you may also elect performance notification. With this feature, you may set a target for any Indexed Strategy for a Strategy Term, and if and when that target is reached, you and your financial professional will receive digital notice. With performance notification, a Performance Lock will not be automatically executed; you will need to manually exercise the Performance Lock, if you choose to do so. If a Performance Lock is exercised, either manually or automatically, your Strategy Contract Value (which otherwise fluctuates each Valuation Day) is “locked in” at the Strategy Interim Value on the Performance Lock Date and will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. However, your Strategy Contract Value will be reduced by the dollar amount of any withdrawal and/or Rider Charges and advisory fees assessed from your Strategy Contract Value, including any applicable Withdrawal Charges and MVA, taxes payable by Us and not previously deducted. In addition, if a Performance Lock is exercised, an Index Credit will not be applied to the Indexed Strategy at the end of the Strategy Term, without regard to whether the Index Credit would have been positive, negative, or equal to zero. Additionally, for the Dual Directional Yield strategies, Performance

Credits will no longer be applied on Quarterly Anniversaries after the Performance Lock Date.

You should fully understand the operation and impact of the Performance Lock feature prior to exercising this feature. See “Performance Lock Risk” and “Performance Lock” for additional information about the risks associated with the Performance Lock feature.

Are there restrictions on the strategies that I may choose?

Yes:

●	An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would begin during the Withdrawal Charge Period and extend beyond the end of the Withdrawal Charge Period.

●	An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would extend beyond the Contract Maturity Date.

●	If Contract Value is already allocated to a three-year or six-year Indexed Strategy, you may not allocate additional Contract Value to that same Indexed Strategy until the ongoing Strategy Term ends.

●	For the Dual Directional Yield strategies, Contract Value may be allocated to either the 10% or the 20% Buffer strategy, but not both.

●	The Performance Credit Account is used exclusively in connection with Dual Directional Yield strategies. You cannot instruct Us to allocate Contract Value directly to the Performance Credit Account.

Can I make reallocations of my Contract Value? Yes, but your ability to do so is subject to significant restrictions.

Reallocating Contract Value from an Indexed Strategy or the One-Year Fixed Strategy – During the Accumulation Period, at the end of the Strategy Term, you may reallocate Contract Value from an Indexed Strategy or the One-Year Fixed Strategy to one or more of the strategies that are available for investment. You must request a reallocation during the Reallocation Period prior to the end of the Strategy Term. Reallocations are not permitted at any other time, and if We do not receive a reallocation request during the Reallocation Period, no reallocation will occur and your current allocation will remain in place for the next Strategy Term, unless your current allocation is not permitted. See “Are there restrictions on the strategies that I may choose?” above. In that case, any Contract Value in an unpermitted strategy will be reallocated to the One-Year Fixed Strategy.

Reallocating Contract Value from the Performance Credit Account – During the Accumulation Period, on a Contract Anniversary, you may reallocate Contract Value from the Performance Credit Account to one or more of the strategies that are available for investment. You must request a reallocation during the Reallocation Period prior to the Contract Anniversary. Reallocations are not permitted at any other time, and if We do not receive a reallocation request during the Reallocation Period, no reallocation will occur, your Performance Credit Account Value will remain in the Performance Credit Account, and your next reallocation opportunity will be the next Contract Anniversary. When requesting a reallocation from the Performance Credit Account, you must reallocate the entire Performance Credit Account Value. Partial reallocations are not permitted.

We reserve the right to discontinue offering any Indexed Strategy at the end of a Strategy Term (except as otherwise stated in this prospectus). If We discontinue offering an Indexed Strategy, you must reallocate any Strategy Contract Value in the discontinued Indexed Strategy to a currently available Strategy at the start of the next Strategy Term. If you do not do so, We will reallocate any Strategy Contract Value in the discontinued Indexed Strategy to the One-Year Fixed Strategy. See the section titled “General Liquidity Risk” and “Risk that We May Add, Remove or Replace an Index or Indexed Strategy” for more information. Reallocations are discussed in detail in the section titled “Reallocation Period.”

For future Strategy Terms, We guarantee that the One-Year Fixed Strategy and the S&P 500 one year point-to-point with Cap and 0% Floor Indexed Strategy will be available. If you are not comfortable with the possibility that those could be the only Strategies available to you in the future, you should not buy this Contract, as we do not guarantee the availability of any other Strategies.

Can I make withdrawals? You may take withdrawals from your Contract at any time during the Accumulation Period. If you take a partial withdrawal (which is a withdrawal of a portion of the Contract Value, including withdrawal to pay advisory fees that are not taken as part of Our systematic withdrawal program) or surrender your Contract (which is a withdrawal of the total Contract Value), your withdrawal may be subject to a Withdrawal Charge and MVA (a positive or negative adjustment to Contract Value based on interest rates, spreads and time to maturity that is applied to any surrender and certain partial withdrawals during the Withdrawal Charge Period). See the section on “Market Value Adjustment” for more information. Withdrawals taken to satisfy Required Minimum Distribution requirements for your Contract for the calendar year in which the Contract Year begins are not subject to the Withdrawal Charge or to an MVA, nor are withdrawals from the Performance Credit Account. Amounts withdrawn from a Contract may also be subject to a 10% additional tax, in addition to ordinary income taxes, if taken before age 59 1/2.

Withdrawals, other than systematic withdrawals to pay advisory fees, will be taken from your Performance Credit Account Value first. After the Performance Credit Account Value is depleted, remaining withdrawals will then be taken proportionately from the One-Year Fixed Strategy and Indexed Strategies in which you are invested at the time of the withdrawal. Systematic withdrawals to pay advisory fees will be taken proportionally from the One-Year Fixed Strategy and Indexed Strategies first. After the One-Year Fixed Strategy Value and Indexed Strategy Values are depleted, any remaining systematic withdrawals to pay advisory fees will be taken from the Performance Credit Account.

If the Contract Value following any partial withdrawal would be less than $2,500, We will instead pay you the Surrender Value and terminate your Contract, and any Death Benefit will also terminate without value. If you surrender the Contract, We will pay you the Surrender Value and terminate your Contract.

Withdrawals can significantly affect your Strategy Contract Value.

See the section titled “Access to your Money During the Accumulation Period” for additional information.

How do withdrawals affect the Contract Values? Withdrawals from the One-Year Fixed Strategy, including withdrawals to pay advisory fees, reduce the One-Year Fixed Strategy Value by the dollar amount of the withdrawal, including any applicable Withdrawal Charge, negative MVA and prorated Rider Charge.

Withdrawals from the Performance Credit Account, including withdrawals to pay advisory fees, reduce the Performance Credit Account Value by the dollar amount of the withdrawal, including any applicable prorated Rider Charge.

Withdrawals from an Indexed Strategy, including withdrawals to pay advisory fees, reduce the Strategy Contract Value by the dollar amount of the withdrawal, including any applicable Withdrawal Charge, negative MVA and prorated Rider Charge. In addition, partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract) during an Indexed Strategy Term are based on the Strategy Interim Value and could result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term. This is because the Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). Your Strategy Contract Value is the amount that is available for partial withdrawals, full surrender of your Contract, annuitization and Death Benefit payments. In addition, partial withdrawals from an Indexed Strategy will reduce your Indexed Strategy Base in the same proportion that the withdrawal has reduced the Strategy Contract Value. Pro rata reductions could be greater, sometimes significantly greater, than the dollar amount of the withdrawal. This will reduce any gains at the end of the Strategy Term.

This is how a pro rata reduction works:

Example 1: Assume all of your premium is allocated to a single Indexed Strategy and your Strategy Contract Value is $150,000 and your Indexed Strategy Base is $140,000. If you take a partial withdrawal of $50,000 your Strategy Contract Value would be reduced dollar-for-dollar to $100,000 and your Indexed Strategy Base would be reduced pro rata to $93,333.33 ($140,000 * (1 – $50,000/$150,000)). In this example, because your Strategy Contract Value was greater than your Indexed Strategy Base, the pro rata reduction in your Indexed Strategy Base was less than the dollar amount of your withdrawal.

Example 2: Assume again that all of your premium is allocated to a single Indexed Strategy but your Strategy Contract Value is $140,000 and your Indexed Strategy Base is $150,000. If you take a partial withdrawal of $50,000 your Strategy Contract Value would be reduced dollar-for-dollar to $90,000 and your Indexed Strategy Base would be reduced pro rata to $96,428.57 ($150,000 * (1 – $50,000/$140,000)). In this example, because your Strategy Contract Value was less than your Indexed Strategy Base, the pro rata reduction in your Indexed Strategy Base was greater than the dollar amount of your withdrawal.

You should fully understand how withdrawals affect the value of your Contract, particularly your Strategy Contract Values, prior to purchasing the Contract. See “Indexed Strategy Base Risk” and “Impact of Withdrawals from Indexed Strategies” for additional information about how withdrawals affect your Strategy Contract Values.

What charges are deducted under the Contract?

Withdrawal Charge. If you withdraw more than the Free Withdrawal Amount allowed under your Contract or annuitize during the Withdrawal Charge Period, you may be assessed a Withdrawal Charge. The Withdrawal Charge schedule will be the following:

	Withdrawal Charge Percentage
Contract Year	B-Share	I-Share
1	8%	2%
2	8%	2%
3	7%	2%
4	6%	2%
5	5%	2%
6	4%	2%
7+	0%	0%

Your Free Withdrawal Amount has two components: A Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies, and a Free Withdrawal Amount from the Performance Credit Account.

The Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies is calculated on the Issue Date and on each Contract Anniversary during the Withdrawal Charge Period. On the Issue Date, the Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies for the first Contract Year is equal to the greater of (i) 10% of your Premium Payment or (ii) the Required Minimum Distribution for your Contract for the Calendar Year in which the Contract Year begins. The Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies for all subsequent Contract Years is equal to the greater of (i) 10% of the difference between the Contract Value on the prior Contract Anniversary and the Performance Credit Account Value on the prior Contract Anniversary, or (ii) the Required Minimum Distribution for your Contract for the Calendar Year in which the Contract Year begins less the Performance Credit Account Value on the prior Contract Anniversary.

The Free Withdrawal Amount from the Performance Credit Account is always equal to the Performance Credit Account Value.

Optional Death Benefit Charge. In addition, if you elect the optional Return of Premium Death Benefit available under the Contract, you will pay an annual charge of 0.20% for Issue Ages up to 70 (0.50% for Issue Ages 71+) of the Optional Death Benefit Value, which is assessed at the end of the Contract Year. See section titled “Death Benefit.”

What Riders are Available Under the Contract?

Optional Return of Premium Death Benefit — We currently offer an optional Return of Premium Death Benefit for an additional charge, which is available for election on the Issue Date or following spousal continuation, subject to the election rules then in place. The amount payable under this optional Death Benefit before the Annuity Commencement Date is the greater of the standard Death Benefit and the Optional Death Benefit Value. See section titled “Optional Return of Premium Death Benefit.”

Bailout Waiver — Every Indexed Strategy, except the six year Indexed Strategies, includes a bailout provision which is an option to withdraw all or a portion of the Contract Value without penalty, should certain conditions apply. The bailout provision may provide protection, in terms of liquidity, should an upside crediting method be set below the bailout rate. Every strategy except the six year Indexed Strategies includes a bailout waiver provision which is an option to withdraw all or a portion of the annuity Contract without Withdrawal Charges and MVA, if an upside crediting method for that Strategy Term is set less favorable than the bailout rate for that strategy. See section titled “Contract Charges.”. We do not provide a bailout waiver with regard to the six year Indexed Strategies because neither Withdrawal Charges nor MVAs are applicable after the sixth Contract Year.

Nursing Care Waiver — At any time on or after the Issue Date of the Contract, if you should become confined to an approved nursing facility for at least 90 consecutive days, Withdrawal Charges and MVA on any portion of the Contract Value withdrawn will be waived. See section titled “Contract Charges.”

Terminal Illness Waiver — If you have been diagnosed with a terminal illness after the first Contract Anniversary, Withdrawal Charges and MVA will be waived on any portion of the Contract Value withdrawn. See section titled “Contract Charges.”

How do Rider Charges affect the Contract Values? If you elect the optional Return of Premium Death Benefit Rider, when Rider Charges are assessed, the Performance Credit Account Value, the One-Year Fixed Strategy Value and the Strategy Contract Values are reduced by the dollar amount of the Rider Charge in proportion that each represents to the total Contract Value. However, Rider Charges assessed from an Indexed Strategy will also cause a reduction to your Indexed Strategy Base in the same proportion that the Rider Charge has reduced the Strategy Contract Value. Pro rata reductions could be greater, sometimes significantly greater, than the dollar amount of the withdrawal. This will reduce any gains at the end of the Strategy Term. Your Strategy Contract Value is the amount that is available for partial withdrawals, full surrender of your Contract, annuitization and Death Benefit payments.

For example, assume you are allocated to two Indexed Strategies and your Performance Credit Account Value is $1,000. The first Strategy Contract Value is $60,000 and first Indexed Strategy Base is $50,000. The second Strategy Contract Value is $40,000 and second Indexed Strategy Base is $50,000. When a $2,000 Rider Charge is assessed, the dollar-for-dollar reduction to the Performance Credit Account Value will be $19.80, to the first Strategy Contract Value will be $1,188.12, and to the second Strategy Contract Value will be $792.08. The first Indexed Strategy Base will be reduced by $990.10 to $49,009.90 ($50,000 * (1 – $1,188.12/$60,000)). The second Indexed Strategy Base will be reduced by $990.10 to $49,009.90 ($50,000 * (1 – $792.08/$40,000)).

If allocated to Aggregate Floor Indexed Strategy, Rider Charges will proportionately reduce your Aggregate Floor amount. Proportionate reductions could be significantly more than the dollar amount of the Rider Charge. For more detailed examples, see “Appendix D: Examples Illustrating Calculation of Index Credit for Aggregate Floor Indexed Strategies with Aggregate Floor Percentages.”

What annuity options are available during the Annuity Period? You may select from the annuity options that We offer under the Contract. The available annuity options are:

●	Life Annuity with Cash Refund;

●	Life Annuity;

●	Life Annuity with Guaranteed Payments for 10 Years;

●	Joint and Survivor Life Annuity;

●	Joint and Survivor Life Annuity Guaranteed Payments for 10 Years; or

●	Guaranteed Payment Period Annuity.

All Annuity Payments will be made on a fixed basis. The annuity options are discussed in more detail in the section titled “Annuity Options.”

Does the Contract provide a Death Benefit? If you die during the Accumulation Period, your Contract provides for a standard Death Benefit equal to the Contract Value two Valuation Days following the Valuation Day We receive Due Proof of Death.

We also offer an optional Return of Premium Death Benefit, available at issue or following spousal continuation, for an additional Contract charge, which is assessed annually at the end of the Contract Year.

The Death Benefit is not payable during the Annuity Period and will terminate without value as of the Annuity Commencement Date. For additional information about the standard Death Benefit and the optional Death Benefit, see the section titled “Death Benefit.”

How do I contact the Company? The Company’s principal place of business is located at 10 West Market Street, Suite 2300, Indianapolis, Indiana 46204. If you need more information, or you wish to submit a request, you should contact Us as follows:

Annuity Service Center: For all written communications, general correspondence, and other transactional inquiries, you may contact Us at:

Customer Service By Phone: 833-ASK GA 4U (833-275-4248) Mon to Fri 8:30 AM – 6:00 PM EST.

For Mail: 123 Town Square PL, PMB 711, Jersey City, NJ 07310

RISK FACTORS

If you purchase a Contract, you will be subject to certain risks. You should carefully consider the following risk factors, in addition to the matters set forth elsewhere in this prospectus, prior to purchasing the Contract.

RISK OF LOSS

You can lose money by investing in this Contract, including your principal investment and earnings over the life of the Contract. The value of your Contract is not guaranteed by the U.S. government or any federal government agency, insured by the FDIC, or guaranteed by any bank.

RISK OF LOSS DURING RIGHT TO EXAMINE PERIOD

You may return your Contract for a refund, but only if you return it within the prescribed period. If for any reason you are not satisfied with your Contract, simply return it within 10 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. If you cancel your Contract during this period, We will issue a refund as required by applicable state law.

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you your Contract Value. Unless otherwise required by state law, you bear the risk of any decline in your Contract Value during the Right to Examine Period. Any Contract Value allocated to the Indexed Strategy will be based on the Strategy Interim Value. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, or higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower Performance Credits than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). Please see Appendix A for a listing of state variations that apply to the Contract. In states where We are required to return premium, We will do so regardless of your Strategy Interim Value.

GENERAL LIQUIDITY RISK

The Contract is not designed to be a short-term investment and may not be appropriate for an investor who needs ready access to cash in excess of the Free Withdrawal Amount. If you take withdrawals (including withdrawals to pay advisory fees) from your Contract during the Withdrawal Charge Period, Withdrawal Charges and MVAs (which can be positive or negative) may apply. In addition, amounts withdrawn from this Contract may also be subject to a 10% additional tax if taken before age 59 1/2. Further, if an optional Return of Premium Death Benefit is elected, and the Contract is surrendered or the rider is terminated before the Contract Anniversary in a given year, you will be charged a prorated Rider Charge. In addition, We will apply an MVA upon annuitization in excess of the Free Withdrawal Amount during the Withdrawal Charge Period. If you plan on annuitizing or taking withdrawals that will be subject to Withdrawal Charges, MVAs and/or additional federal taxes, this Contract may not be appropriate for you.

For amounts allocated to an Indexed Strategy, on any day other than the first and last day of the Strategy Term, your Strategy Contract Value for that Indexed Strategy equals the Strategy Interim Value. Strategy Interim Value is the amount that is available from an Indexed Strategy for partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract), full surrender of your Contract, annuitization, Death Benefit payments, and Rider Charges. These amounts could be less than your investment even if the Index has performed positively. The Strategy Interim Value is calculated using a formula that does not directly reflect the actual performance of the applicable Index and is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, or higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

In addition, partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract) during an Indexed Strategy Term could result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term. In addition, any partial withdrawal may proportionately reduce your Indexed Strategy Base, which could be significantly more than the dollar amount of your withdrawal. The application of the Strategy Interim Value to partial withdrawals and proportional reductions to your Indexed Strategy Base, together with any Withdrawal Charges and the MVA, could significantly reduce the value of the Contract. This will also reduce any gains at the end of the Strategy Term.

See “Strategy Interim Value Risk” below for information on how liquidity risks relate to Our Strategy Interim Value calculation.

We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which We issued the Contract approves such deferral.

REALLOCATION RISK

Your ability to reallocate Contract Value among the strategies is subject to significant restrictions, limiting your ability to react to changes in market conditions or your financial goals or needs. You should consider whether the inability to reallocate Contract Value at will is appropriate for you based on your personal circumstances. If you do not reallocate Contract Value from a strategy upon a reallocation opportunity, and you do not wish to remain invested in that particular strategy until the next reallocation opportunity, your only option will be to surrender or annuitize the Contract, which may cause you to incur Withdrawal Charges, MVAs, negative adjustments to your Indexed Strategy Base and/or negative tax consequences, as applicable.

Reallocating Contract Value from an Indexed Strategy or the One-Year Fixed Strategy

At the end of the Strategy Term, you may reallocate Contract Value from an Indexed Strategy or the One-Year Fixed Strategy to one or more of the strategies that are available for investment. You can reallocate only at the end of the Strategy Term. We must receive your reallocation request at least two Valuation Days prior to the end of the Strategy Term. If We do not receive a timely reallocation request in Good Order, no reallocation will occur and your current allocation will remain in place for the next Strategy Term. This will occur even if the Index and/or applicable upside Indexed Strategy Parameters associated with the Indexed Strategy have changed since you last selected the Indexed Strategy, in which case the Indexed Strategy may no longer be appropriate for your investment goals. However, if We do not receive a timely reallocation request in Good Order and reallocation in your current strategy(ies) is not permitted, Contract Value in the non-permitted strategy(ies) will be automatically reallocated to the One-Year Fixed Strategy. For the One-Year Fixed Strategy, you risk the possibility that We will declare an interest rate at the guaranteed minimum interest rate.

Reallocating Contract Value from the Performance Credit Account

On a Contract Anniversary, you may reallocate Contract Value from the Performance Credit Account to one or more of the strategies that are available for investment. You can reallocate only on a Contract Anniversary. We must receive your reallocation request at least two Valuation Days prior to the Contract Anniversary. When requesting a reallocation from the Performance Credit Account, you must reallocate the entire Performance Credit Account Value. Partial reallocations are not permitted. If We do not receive a timely reallocation request in Good Order, your Performance Credit Account Value will remain in the Performance Credit Account, and your next reallocation opportunity will be the next Contract Anniversary. You risk the possibility that We will declare an interest rate for the next Contract Year at the guaranteed minimum interest rate.

STRATEGY INTERIM VALUE RISK

For any Indexed Strategy, on any day other than the first and last day of the Strategy Term, Strategy Contract Value for that Indexed Strategy will equal the Strategy Interim Value. While Index performance is one factor that impacts your Strategy Interim Value, the Strategy Interim Value is not tied directly to the performance of the Index. Your Strategy Interim Value could be less than your investment even when the Index performance is positive. The Strategy Interim Value is calculated using a formula that does not directly reflect the actual performance of the applicable Index and is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, or higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of a Strategy Interim Value (i.e., a complete loss of your principal and any prior earnings).

We calculate Strategy Interim Value using a formula with a derivative and fixed income valuation component. Under this formula, Strategy Interim Value will be equal to the sum of: (i) the Derivative Asset Proxy and (ii) the Fixed Income Asset Proxy. The Derivative Asset Proxy is based on the Indexed Strategy Base and the Market Value of Options. The Market Value of Options is Our valuation of derivative instruments that We hold to support of Our payment obligations. The Fixed Income Asset Proxy reflects Our valuation of a hypothetical portfolio of fixed income instruments that replicates the fixed income assets We hold in support of Our payment obligations. It is based on the Indexed Strategy Base, the Market Value of Options on the Starting Index Date, the number of days elapsed in the Strategy Term, and the Daily Fixed Income Asset Proxy Interest Rate.

On any applicable Valuation Day of a Strategy Term, the Strategy Interim Value is the amount available for partial withdrawals, surrenders, annuitization, Death Benefits payments, and Rider Charges. Partial withdrawals (including any withdrawal to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract) taken during the Strategy Term will reduce the Indexed Strategy Base in the same proportion as the withdrawal to the Strategy Contract Value. You should consider the risk that the Strategy Interim Value could be less than your original investment even when the applicable Index is performing positively.

You will not know your Strategy Interim Value when you notify Us to make a withdrawal from your Contract. Also, the Strategy Interim Value may not be available on any given Valuation Day, see Delay in Contract Administration section. For more information and to see how We calculate the Strategy Interim Value, see Appendix B.

RISK OF LOSS RELATED TO WITHDRAWAL CHARGES AND NEGATIVE MVAS

There is a risk of loss of principal and related earnings if you take a withdrawal from your Contract or surrender it during the Withdrawal Charge Period because We may deduct a Withdrawal Charge and apply a negative MVA. This risk exists even if you are invested in an Indexed Strategy with an Index that is performing positively as of the date of your withdrawal. A negative MVA may apply on any day during the Withdrawal Charge Period, including at the end of a Strategy Term. In extreme circumstances, it is possible to lose 100% of the amount withdrawn from an Indexed Strategy due to an MVA, subject to the applicable minimum non-forfeiture amount under the Contract.

WITHDRAWALS TO PAY ADVISORY FEE RISK (applicable to the I-share Contract only)

If you elect to pay advisory fees from your Contract Value, then the deduction will reduce the Death Benefit according to the Death Benefit section and may be subject to federal and state income taxes and a 10% federal additional tax. We will not report any such partial withdrawal as a taxable distribution for federal income tax purposes if such partial withdrawal is taken under a systematic withdrawal program that is established specifically for the deduction of advisory fees under the Contract; however, federal and/or state tax authorities could determine that such advisory fees should be treated as taxable withdrawals. Withdrawals to pay advisory fees are based on Contract Value (inclusive of any Strategy Interim Values). Advisory fees taken outside of the systematic withdrawal program as a partial withdrawal may be subject to Withdrawal Charges and MVAs if taken within the Withdrawal Charge Period. This will reduce your Free Withdrawal Amount and any Optional Death Benefit Value. Advisory fee withdrawals that reduce the Contract Value below the minimum Contract Value may result in a termination of the Contract and We will pay you the Surrender Value. See sections on “Systematic Withdrawals to Pay Advisory Fee” and “Strategy Interim Value” below.

INDEX RISK

[To be Updated by Amendment]

The value of your investment in an Indexed Strategy will depend in part on the performance of the applicable Index. The performance of the Index is based on changes in the values of the securities or other instruments that comprise or define the Index, which are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Index may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause you to realize investment losses, and those losses could be significant. The historical performance of the Index or an Indexed Strategy does not guarantee future results. It is impossible to predict whether the Index will perform positively or negatively over the course of a Strategy Term. In addition, We measure the performance on a point-to-point basis, which means that We compare the value of the Index at the start and end of the term. There is a risk that the Index performance may be negative or flat even if the Index performed positively for certain time periods between those two specific points in time.

While it is not possible to invest directly in an Index, if you choose to allocate amounts to an Indexed Strategy, you are indirectly exposed to the investment risks associated with the Index. Because each Index is comprised or defined by a collection of equity securities, each Index is exposed to market risk, equity risk and issuer risk.

●	Market risk is the risk that market fluctuations may cause the value of a security to fluctuate, sometimes rapidly and unpredictably.

●	Equity risk is the risk that equity securities may fluctuate in value, sometimes rapidly and unpredictably. The values of equity securities can be influenced by a number of factors, such as changes in (or perceived changes in) general capital markets, specific market segments, or specific issuers.

●	Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.

All indices are price-return indices that do not reflect dividends or distributions by the Index’s component companies.

S&P 500® Price Return Index

This index is comprised of equity securities issued by large-capitalization U.S. companies, and is therefore subject to large-cap risk in addition to market risk, equity risk and issuer risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

Nasdaq-100® Price Return Index

This Index is comprised of equity securities issued by large-capitalization U.S. and non-U.S. companies, excluding financial companies. This Index is subject to the following investment risks in addition to market risk, equity risk and issuer risk:

●	Large-Cap Risk. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

●	Sector Risk. To the extent the Index is comprised of securities issued by companies in a particular sector, those securities may not perform as well as the securities of companies in other sectors or the market as a whole.

●	Non-U.S. Securities Risk. The value of foreign securities may fall due to adverse political, social and economic developments abroad and due to decreases in foreign currency values relative to the U.S. dollar. Also, foreign securities are sometimes less liquid and more difficult to sell and to value than securities of U.S. issuers.

INDEX CAP RISK

If you allocate some or all of your Contract Value to an Index Cap, Dual Directional Cap or Dual Directional Trigger and Cap Indexed Strategy, your earnings may be limited by the Index Cap. The positive Index Credit resulting from a positive Index Return, if any, that may be credited to your Contract for a given Strategy Term will be subject to the Index Cap. The Index Cap does not guarantee a certain amount of Index Credit. The Index Credit for an Indexed Strategy may be less than the positive return of the Index. This is because any positive return of the Index is subject to a maximum in the form of the Index Cap. The B-share and I-share Index Caps may vary and the only guarantee is that they both will satisfy guaranteed minimums. It is important to note that an Index Cap applies for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a six-year Strategy Term with an Index Cap, regardless of how the Index performs over the course of that six-year period, the Index Cap will not be adjusted.

We benefit from the Index Cap because it limits the amount of positive Index Credit that We may have to credit for any Strategy Term. We set the Index Caps at Our discretion, and We may lower the Index Cap for the same Indexed Strategy in the future. You risk the possibility, subject to the minimum guaranteed Index Cap set forth in your Contract and the “Indexed Strategies” section of this prospectus, that the Index Caps declared for a new Strategy Term may limit your Indexed Strategy returns.

INDEX TRIGGER RATE RISK

If you allocate some or all of your Contract Value to an Index Trigger, Dual Directional Trigger or Dual Directional Trigger and Cap Indexed Strategy, your earnings may be limited by the Index Trigger Rate. Any positive Index Credit calculated using the Index Trigger Rate will equal the Index Trigger Rate, even if the Index Return was higher than the Index Trigger Rate. The Index Trigger Rate does not guarantee that you will receive a positive Index Credit. The B-share and I-share Index Trigger Rates may vary and the only guarantee is that they both will satisfy guaranteed minimums.

We benefit from the Index Trigger Rate because it limits the amount of positive Index Credit that We may have to credit for any Strategy Term. We set the Index Trigger Rates at Our discretion, and We may lower the Index Trigger Rate for the same Indexed Strategy in the future. You risk the possibility, subject to the minimum guaranteed Index Trigger Rate set forth in your Contract and the “Indexed Strategies” section of this prospectus, that the Index Trigger Rates declared for a new Strategy Term may limit your Indexed Strategy returns.

PARTICIPATION RATE, TIER PARTICIPATION RATE AND TIER LEVEL RISK

If you allocate all or some of your Contract Value to an Indexed Strategy with a Participation Rate or a Tier Participation Rate, the Participation Rate, or Tier Participation Rates and Tier Level, as applicable, may limit your participation in positive Index Return. We declare a new Participation Rate or new Tier Participation Rates and new Tier Level, as applicable, for each new Strategy Term at Our discretion. The Participation Rate, Tier Participation Rates or Tier Level for a new Strategy Term may be higher, lower or the same as the previous Strategy Term. A lower Participation Rate or Tier Participation Rates, or higher Tier Level, will reduce the amount of positive Index Return that is reflected in the Index Credit. You risk the possibility, subject to the minimum guaranteed Participation Rates and the maximum guaranteed Tier Level shown in your Contract and the “Indexed Strategies” section of this prospectus, that the Participation Rate or Tier Participation Rates and Tier Level, as applicable, declared for a new Strategy Term may limit your Indexed Strategy returns, and that the Tier One and Tier Two Participation Rates may be equal. The B-share and I-share Tier Participation Rates and Tier Level may vary and the only guarantee is that they both will satisfy guaranteed minimums. It is important to note that the Participation Rate, Tier Participation Rate and Tier Level applies for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a six-year Strategy Term with a Participation Rate or a Tier Participation Rate and Tier Level, regardless of how the Index performs over the course of that six-year period, the Participation Rate, Tier Participation Rate and Tier Level will not be adjusted.

DUAL DIRECTIONAL RISK

Although Dual Directional strategies may provide for positive Index Credit or Performance Credit upon a limited amount of negative Index performance, Dual Directional strategies are subject to risk of loss. The Buffer feature under these strategies provides only limited protection from negative Index Return. Your losses could be significant. See “Buffer Percentage, Floor Percentage, and Aggregate Floor Percentage Risk” below. Likewise, there is no guarantee that you will realize any investment gain under a Dual Directional strategy. Any positive Index Credit due to a positive or zero Index Return may be limited by the Index Cap or Index Trigger Rate, as applicable. See “Index Cap Risk” and “Index Trigger Rate Risk” above. In addition, for Dual Directional Cap strategies, a positive Index Credit from a negative Index Return will never be greater than the negative threshold established by the Trigger Level (Trigger Level minus 1). For Dual Directional Trigger and Dual Directional Trigger and Cap strategies, a positive Index Credit from a negative Index Return will equal the Trigger Rate.

For Dual Directional Yield strategies, on each Quarterly Anniversary during the six-year Strategy Term, including the Strategy Term end date, a Performance Credit will be applied. The Performance Credit may be positive or zero. There is no guarantee that you will receive any positive Performance Credits. The application of a positive or zero Performance Credit is based on Index performance since the beginning of the Strategy Term, not since the last Quarterly Anniversary. As such, negative Index performance during any single quarter or over multiple quarters could significantly decrease the likelihood of receiving a positive Performance Credit on any subsequent Quarterly Anniversary.

Dual Directional Yield offers upside potential only through quarterly Performance Credits. An Index Credit will be applied on the Strategy Term end date, but the Index Credit will be either zero or negative. The Index Credit will never be positive.

If you allocate some or all of your Contract Value to a Dual Directional Yield strategy, your earnings may be limited by the Performance Yield. A positive Performance Credit Rate, if any, will equal 1/4th of the Performance Yield. Therefore, a positive Performance Credit Rate may be less than the Index return. It is important to note that the Performance Yield is an annualized amount that applies each year during the entire Strategy Term. Regardless of how the Index performs over the course of the Strategy Term, the Performance Yield will not be adjusted.

We benefit from the Performance Yield because it limits the amount of positive Performance Credits that We may have to credit for any Strategy Term. We set the Performance Yield at Our discretion, and We may lower the Performance Yield for the same Dual Directional Yield strategy in the future. You risk the possibility, subject to the minimum guaranteed Performance Yield set forth in your Contract and the “Indexed Strategies” section of this prospectus, that the Performance Yield declared for a new Strategy Term may limit your Indexed Strategy returns. The B-share and I-share Performance Yields may vary and the only guarantee is that they both will satisfy guaranteed minimums.

The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account. The amount credited will not increase your Strategy Contract Value or your Indexed Strategy Base for the Dual Directional Yield strategy from which the Performance Credit originated. Amounts in the Performance Credit Account do not participate in Index performance (positive or negative). The Performance Credit Account credits daily fixed interest based on rates that are set and guaranteed by the Company until the next Contract Anniversary. The effective annual interest rate will never be lower than the guaranteed minimum interest rate set forth in your Contract. You risk the possibility that We will declare an interest rate for the Performance Credit Account at the guaranteed minimum interest rate.

BUFFER PERCENTAGE, FLOOR PERCENTAGE, AND AGGREGATE FLOOR PERCENTAGE RISK

If you allocate all or some of your Contract Value to an Indexed Strategy, negative Index performance may cause the Index Credit to be negative even after the application of the Buffer Percentage, Floor Percentage or the Aggregate Floor Percentage, as applicable. This would reduce your Strategy Contract Value. Any portion of your Contract Value allocated to an Indexed Strategy will benefit from the protection afforded under either the Buffer Percentage, Floor Percentage or Aggregate Floor Percentage only for that Strategy Term. You assume the risk that you may incur a loss and that the amount of the loss may be significant, except for an Indexed Strategy with a 0% Floor Percentage where there is no investment risk of loss to you.

More specifically, at the end of a Strategy Term, you could lose up to 95% of your Contract Value in an Indexed Strategy with a 5% Buffer Percentage, up to 90% in an Indexed Strategy with a 10% Buffer Percentage, up to 85% in an Indexed Strategy with a 15% Buffer Percentage, up to 80% in an Indexed Strategy with a 20% Buffer Percentage, up to 75% in an Indexed Strategy with a 25% Buffer Percentage, or up to 20% in an Indexed Strategy with Aggregate Floor. You cannot lose Contract Value due to negative Index performance under an Indexed Strategy with a 0% Floor Percentage. You also risk the possibility that sustained negative Index Returns may result in zero or negative Index Credit being credited to your Strategy Contract Value over multiple Strategy Terms. If an Indexed Strategy is credited with negative Index Credit for multiple Strategy Terms, your total loss may exceed the stated limit of the Buffer Percentage, Floor Percentage or Aggregate Floor Percentage for a single Strategy Term. It is important to note that a Buffer applies for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a six-year Strategy Term with a Buffer, regardless of how the Index performs over the course of that six-year period, the Buffer will not be adjusted.

If you allocate all or some of your Contract Value to an Indexed Strategy with an Aggregate Floor, you will be subject to certain additional risks. At least ten days prior to the start of each Strategy Term, We will set and make available the range of applicable Index Caps. The range of Index Caps vary based on the new Aggregate Floor Percentage. However, the new Aggregate Floor Percentage will not be calculated until the end of the current Strategy Term because it is based on the recalculated Aggregate Floor. The Aggregate Floor cannot be recalculated until the Index Credit is calculated for the preceding Strategy Term. This means that your precise Index Cap (within the range), will not be known during the Reallocation Period.

The Aggregate Floor Percentage can be as low as -20%.

While your Aggregate Floor can increase due to positive Index performance from one consecutive Strategy Term to the next, such increases are limited to the greater of your Aggregate Floor for the prior Strategy Term or 80% of your Aggregate Floor Indexed Strategy Contract Value as of the end of the prior Strategy Term.

In addition, the Indexed Strategy will have a reset feature that provides the option to reset the level of Aggregate Floor Percentage to the initial Aggregate Floor Percentage during each subsequent, consecutive Strategy Term. This feature must also be elected during the Reallocation Period. Alternatively, the recalculated Aggregate Floor Percentage will apply. Exercising the reset feature does not guarantee better or worse performance than not exercising the reset feature. Negative Index performance may result in lower renewal Index Caps which would limit your upside potential in later years. While the reset feature could provide an opportunity to decrease downside exposure, it could also limit upside potential for the next Strategy Term. On the other hand, the reset feature could provide an opportunity to increase downside exposure, which would increase upside potential for the next Strategy Term.

It is important to note that because the Index Credit is not known until the end of the Strategy Term, your Aggregate Floor for the next Strategy Term will not be known at the time you must elect the reset. Your new Aggregate Floor, based on the reset, may be higher or lower than you expected. This means that you could reset your Aggregate Floor Percentage and end up locking in a lower Aggregate Floor (and the potential for greater losses) than if you had not reset. If you make a reset request during the Reallocation Period, you may elect to cancel such request prior to the end of the Reallocation Period.

RISKS RELATED TO REDUCTION OF INDEXED STRATEGY BASE DUE TO WITHDRAWALS

If you withdraw Contract Value (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract) allocated to an Indexed Strategy prior to the end of a Strategy Term, the withdrawal will cause a reduction to your Indexed Strategy Base. When such a withdrawal is made, your Indexed Strategy Base will be immediately reduced in a proportion equal to the reduction in your Strategy Contract Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Strategy Base will reduce any gains at the end of the Strategy Term (or, for a Dual

Directional Yield strategy, on a Quarterly Anniversary). Once your Indexed Strategy Base is reduced due to a withdrawal, there is no way under the Contract to increase your Indexed Strategy Base during the remainder of the Strategy Term. This is because you cannot reallocate Contract Value into a Strategy Term after the Starting Index Date or make any additional Premium Payments. See “Impact of Withdrawals from Indexed Strategies” for additional information about how withdrawals affect your Strategy Contract Values.

PERFORMANCE LOCK RISK

If you allocate Contract Value to an Indexed Strategy for a Strategy Term, you may manually exercise the Performance Lock feature at any time by notifying Us in a manner acceptable to Us, prior to 4:00 p.m. Eastern Time on the fourth to last Valuation Day of the Strategy Term. You may also request an automatic Performance Lock based on pre-established targets you may set for any Indexed Strategy for a Strategy Term. By setting a target for an automatic Performance Lock, you are authorizing Us to automatically execute a Performance Lock if and when that target is reached, if reached during the Strategy Interim Value calculation at the end of any Valuation Day on or before the fourth to last Valuation Day of the Strategy Term.

If a Performance Lock is exercised, your Strategy Contract Value (which otherwise fluctuates daily) will be locked in but will be reduced by the dollar amount of any withdrawal and/or Rider Charges and advisory fees assessed from your Strategy Contract Value, including any applicable Withdrawal Charges, MVA, taxes payable by Us and not previously deducted. A Performance Lock can be exercised only once per Indexed Strategy during each Strategy Term. For Strategy Terms greater than one year, on the Performance Lock Date, Strategy Contract Value will be automatically transferred to the One-Year Fixed Strategy.

You should consider the following risks related to the Performance Lock feature:

●	You will no longer participate in the Index’s performance, whether positive or negative, for the remainder of the Strategy Term.

●	You will not be credited with any Index Credit for that Indexed Strategy at the end of the Strategy Term, or any Performance Credit under a Dual Directional Yield strategy for the remainder of the Strategy Term.

●	Exercising the Performance Lock for an Indexed Strategy is irrevocable for the Strategy Term.

●	You will not know the locked-in Strategy Contract Value in advance, regardless of how Performance Lock is exercised.

●	If you submit a request to exercise Performance Lock manually, We use the Strategy Interim Value calculated at the end of the second Valuation Day after We receive your request. As a result, the locked-in Strategy Contract Value may be higher or lower than it was at the point you requested the Performance Lock.

●	If an automatic Performance Lock target is reached, We use the Strategy Interim Value calculated at the end of the second Valuation Day following the target being reached, so the locked-in Strategy Contract Value could be lower or higher than the automatic Performance Lock target you set.

●	If you exercise the Performance Lock feature at a time when your Strategy Interim Value has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if you exercised the Performance Lock feature at a later time or not at all.

●	For Dual Directional strategies, although negative Index performance can result in positive Index Credit or Performance Credit based on the applicable Indexed Strategy Parameters, if Performance Lock is exercised at a time when your Strategy Interim Value has declined, you are locking in any loss. You will not receive any positive credits for locking-in a loss.

●	We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so, aside from notifying you if your pre-established target has been reached under the performance notification feature. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses or foregone gains related to your decision whether or not to exercise the Performance Lock feature.

●	There may not be an optimal time to exercise the Performance Lock feature during a Strategy Term. It may be better for you if you do not exercise the Performance Lock feature during a Strategy Term. It is impossible to know with certainty whether or not the Performance Lock feature should be exercised.

See the section titled “Performance Lock” for additional information regarding the Performance Lock feature.

RISK THAT WE MAY ADD, REMOVE OR REPLACE AN INDEX OR INDEXED STRATEGY

We may add, remove or replace an Index or Indexed Strategy, and any particular Indexed Strategy or Index may not available during the entire time that you own your Contract. We will not replace any Index or Indexed Strategy until We obtain any regulatory approvals needed. We may replace the Index if it is discontinued, or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. If We replace an Index, the performance of the new Index may differ from the original Index. This may negatively affect the Index Credit that you earn during that Strategy Term or the

Strategy Interim Value that you can lock-in under the Performance Lock feature.

We may replace an Index at any time during a Strategy Term without your approval, and you will not be permitted to reallocate your Strategy Contract Value until the end of a Strategy Term. The new Index and the replaced Index may not be similar with respect to their component securities or other instruments, although We will attempt to select a new Index that is similar to the old Index. If We replace an Index during a Strategy Term, We will calculate the Index Return using the old Index up until the replacement date. After the replacement date, We will calculate the Index Return using the new Index, using the value for new Index on the replacement date and the value of the new Index at the end of the Strategy Term. See the Index Replacement Example under “The Indices – Index Replacement” section of the prospectus. If you do not want to remain in an Indexed Strategy or exercise the Performance Lock at the time or after We replace the Index, your only option will be to surrender or annuitize your Contract, which if performed during a Strategy Term, is subject to an adjustment based on the Strategy Interim Value and may be subject to Withdrawal Charges and/or MVAs if made within the Withdrawal Charge Period and may have negative tax consequences. At the end of the Strategy Term, you may reallocate your Strategy Contract Value to another available Indexed Strategy or to the One-Year Fixed Strategy without charge.

We reserve the right to discontinue offering any Indexed Strategy for newly issued or outstanding Contracts at the end of a Strategy Term. If We discontinue offering an Indexed Strategy, you must reallocate your Strategy Contract Value to a currently available Indexed Strategy or the One-Year Fixed Strategy at the start of the next Strategy Term. If you do not provide instructions in Good Order for reallocating the Strategy Contract Value, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy. This could significantly reduce returns, as the One-Year Fixed Strategy could pay as little as the guaranteed minimum interest rate.

For future Strategy Terms, we guarantee that the One-Year Fixed Strategy and the S&P 500 one year point-to-point w/Cap and 0% Floor Indexed Strategy will be available. The S&P 500 one year point-to-point w/Cap and 0% Floor Indexed Strategy is subject to our right of Index substitution. If you are not comfortable with the possibility that those could be the only Strategies available to you in the future, you should not buy this Contract, as we do not guarantee the availability of any other Strategies for future Strategy Terms.

If We add or remove an Indexed Strategy, the changes will not be effective for your Contract until the start of the next Strategy Term. Before purchasing a Contract, you should evaluate whether Our ability to make the changes described above, and the scope of Our ability to react to such changes, are appropriate based on your investment goals.

RISK THAT CERTAIN STRATEGIES MAY BE UNAVAILABLE TO YOU

There are restrictions on the strategies that you may choose for investment. An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would begin during the Withdrawal Charge Period and extend beyond the end of the Withdrawal Charge Period. An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would extend beyond the Contract Maturity Date. If Contract Value is already allocated to a three-year or six-year Indexed Strategy, you may not allocate additional Contract Value to that same Indexed Strategy until the ongoing Strategy Term ends. For the Dual Directional Yield strategies, Contract Value may be allocated to either the 10% or the 20% Buffer strategy, but not both. You cannot instruct Us to allocate Contract Value directly to the Performance Credit Account. Some Indexed Strategies may not be available through your firm.

RISK THAT WE MAY CHANGE THE INDEX CAP, PARTICIPATION RATE, INDEX TRIGGER RATE, PERFORMANCE YIELD, TIER PARTICIPATION RATES OR TIER LEVEL

Changes to the Index Caps, Participation Rates, Index Trigger Rates, Performance Yields, Tier Participation Rates or Tier Level, if any, occur at the beginning of the next Strategy Term. We will inform you of the Index Cap, Participation Rate, Index Trigger Rate, Performance Yield, Tier Participation Rates or Tier Level for the next Strategy Term at least ten days prior to the beginning of each Strategy Term. You do not have the right to reject the Index Cap, Participation Rate, Index Trigger Rate, Performance Yield, Tier Participation Rates or Tier Level for the next Strategy Term. If you do not like the new Index Cap, Participation Rate, Index Trigger Rate, Performance Yield, Tier Participation Rates or Tier Level for a particular Indexed Strategy, you may reallocate your Strategy Contract Value to another available Indexed Strategy or to the One-Year Fixed Strategy without charge during the Reallocation Period. If you do not want to invest in any investment option under the Contract, your only option will be to surrender or annuitize your Contract, which may cause you to incur a Withdrawal Charge, a negative MVA, and/or may have negative tax consequences.

OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY

Our obligations under the Contract are supported by Our General Account, which includes the assets in the Separate Account, which is subject to the claims of Our creditors. As such, your Contract Value and the guarantees under the Contract, including any Index Credits, Performance Credits, Death Benefit, and Annuity Payments, are subject to Our financial strength and claims-paying ability. There is a risk that We may default on those guarantees. You may obtain information on Our financial condition by reviewing Our financial statements included in this prospectus. Additionally, information concerning Our business and operations is set forth under the section titled “Management’s Discussion and Analysis.”

CYBERSECURITY AND BUSINESS CONTINUITY RISK

Our business is highly dependent upon the effective operation of Our computer systems and those of Our business partners. We are vulnerable to systems failures and cyber-attacks, which may adversely affect us, your Contract, and your Contract Value. In addition to cybersecurity risks, We are exposed to the risk that natural and man-made disasters, pandemics and catastrophes may significantly disrupt Our business operations and Our ability to administer the Contract. There can be no assurance that We or Our service providers will be able to successfully avoid negative impacts associated with systems failures, cyber-attacks, or natural and man-made disasters and catastrophes. See additional company-related risks later in this prospectus under “Risks Related to Our Business and Industry.”

THE ANNUITY CONTRACT

The Contract is an agreement between the Company and you, the Owner, designed for long-term financial goals, such as funding your retirement. Under the Contract, you can accumulate assets by investing in the Indexed Strategies or the One-Year Fixed Strategy, and you can later convert your accumulated Contract Value into a stream of income payments from Us, beginning on a date that you select. A Death Benefit may also become payable upon your death. All payments under the Contract are subject to the terms and conditions described in this prospectus.

During the Accumulation Period, you may access your money under the Contract by taking withdrawals of your Contract Value. Withdrawals may be subject to a Withdrawal Charge, MVA, negative adjustments to your Indexed Strategy Base, Strategy Interim Value and negative tax consequences. During the Annuity Period, We pay guaranteed income in the form of Annuity Payments. The Contract also has a standard and optional Death Benefit that may become payable during the Accumulation Period. The Death Benefits are not payable during the Annuity Period.

The Contract is available as a non-qualified contract, which will provide you with certain tax deferral features under the Code. The Contract is also available as a qualified contract as an IRA or Roth IRAs. If you purchase the Contract as a qualified contract, the Contract will not provide you tax benefits in addition to those already provided by your IRA or Roth IRA.

STATE VARIATIONS

This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. Please see Appendix A for a listing of state variations that apply to the Contract. Any state variations will be included in your Contract.

OWNER

The Owner may exercise all ownership rights under the Contract. A single Owner may be a non-natural person, such as a trust. The Contract Owner must not be older than age 85 (the “maximum Issue Age”) on the date the Contract application is received in Good Order at Our Annuity Service Center. A non-qualified Contract may be owned by joint Owners. Each joint Owner has equal ownership rights and must exercise those rights jointly. Only two Owners are allowed per Contract. An Owner who is a non-natural person (e.g., a corporation or trust) may not name a joint Owner. In the case of joint Owners, each Owner alone may exercise all rights, options and privileges except with respect to a surrender, a withdrawal, a selection of an annuity option, a change of Beneficiary, a change of ownership and assignment.

ASSIGNMENTS AND CHANGES TO OWNERSHIP

You may request to assign or transfer your rights under the Contract by sending Us a signed and dated request. We will not be bound by an assignment until We acknowledge it. To the extent allowed by state law, We reserve the right to refuse Our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation, including a transfer of ownership, which is an absolute assignment. If you assign your benefits, the Death Benefit amount may be adjusted. See the section titled “Death Benefit.”

Unless you specify otherwise, an assignment or transfer is effective as of the date you signed the notice of change. However, We are not responsible for any legitimate actions (including payments) that We take under the Contract prior to receiving the notice. We are not responsible for the validity of any assignment or transfer. To the extent allowed by law, payments under the Contract are not subject to legal process for the claims of creditors.

An IRA, Roth IRA, or any other Contract may not be assigned except as permitted by the Code.

Use care when naming joint Owners, assigning your Contract or making any changes to the ownership of your Contract. Assigning your Contract and changing ownership may have tax implications. Consult your financial professional or tax advisor if you have questions.

ANNUITANT

You name the initial Annuitant and any joint Annuitant on your Contract application. Any Annuitant must be a natural person, and joint Annuitants are not permitted on a qualified Contract or a Contract owned by a non-natural person. For IRAs, the Owner and Annuitant must be the same individual unless a custodian has been named. At any time prior to the Annuity Commencement Date, you may change the Annuitant by sending Us a request that is in Good Order. If the Contract is not owned by a non-natural person (e.g., a trust), the Annuitant may not be changed and the Annuitant must not be older than age 85 (the Owner’s maximum Issue Age for this Contract). Unless you specify otherwise, a change in Annuitant is effective as of the date you signed the notice of change. However, We are not responsible for any legitimate actions that We take under the Contract (including payments) prior to receiving the notice.

BENEFICIARY

The Beneficiary is the person(s) or entity (or entities) entitled to receive any Death Benefit paid under the Contract, as described in the section titled “Death Benefit.” You name the initial Beneficiary (or Beneficiaries) on your Contract application and you may change a Beneficiary at any time by sending Us a request in Good Order. If your Beneficiary designation was established as being irrevocable, the Beneficiary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is effective when signed by you and in Good Order. We are not responsible for the validity of any Beneficiary designation or for any actions We may take under the Contract (including payments) prior to receiving a request to change a Beneficiary.

PURCHASING THE CONTRACT

You may purchase the Contract by completing an application and submitting a minimum Premium Payment of $25,000. The Contract Owner, or Annuitant if the Owner is a non-natural person, must not be older than age 85 (the “maximum Issue Age”) on the date the Contract application is received in Good Order at Our Annuity Service Center. Only one Premium Payment is allowed under the Contract. For IRAs and Roth IRAs, because the minimum Premium Payment We accept exceeds the annual contribution limits for IRAs and Roth IRAs, your initial Premium Payment must include a rollover contribution.

We reserve the right to refuse any Premium Payment that exceeds $1 million ($500,000 for ages 81 and older) and any Premium Payment that, when aggregated with previous Premium Payments made to other Contracts issued by the Company, exceeds $1 million ($500,000 for ages 81 and older) Further, We reserve the right to refuse any Premium Payment that does not meet Our minimum Premium Payment requirements, is not in Good Order, or is otherwise contrary to law. We also reserve the right to refuse any application. If We refuse your application, We will return your Premium Payment to you.

Two share classes are available under this prospectus. The B-share class is available through registered broker-dealers that charge sales commissions. The I-share class is available through registered investment advisers (RIAs) that charge an advisory fee. You may elect to have an annual advisory fee up to 1.50% of the Contract Value deducted from the Contract.

ALLOCATING YOUR PREMIUM PAYMENT

You must specify in your Contract application how We should allocate your Premium Payment (by percentage) among the One-Year Fixed Strategy and the Indexed Strategies available at the time you purchase the Contract. Allocations to Indexed Strategies and the One-Year Fixed Strategy are subject to a minimum of $2,500 or 10% of the Premium Payment, whichever is greater.

RIGHT TO EXAMINE

If for any reason you are not satisfied with your Contract, simply return it within 10 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before We can cancel your Contract. If you cancel your Contract during this period, We will issue a refund as required by applicable state law.

Unless otherwise required by state law, We will process your refund within two Valuation Days from the Valuation Day that We receive your properly completed request to cancel in Good Order and will refund the Contract Value (which may be inclusive of any adjustments for Strategy Interim Value) plus any rider fees deducted from the Premiums or imposed under the Contract during the period you owned the Contract. Any Withdrawal Charge and MVA assessed previously during the Right to Examine Period, due to any withdrawals, will be retained by the Company. We will not assess any Withdrawal Charges and MVA at the time you exercise your right to examine. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Contract. If We receive your request in Good Order on a day that is not a Valuation Day or after close of the Valuation Day, We will treat it as if it was received on the following Valuation Day. This means that you bear the risk of any decline in your Contract Value until We receive your notice of cancellation at Our Annuity Service Center. In certain states, however, We are required to return your Premium Payment without deduction for any rider fees, Withdrawal Charges, MVAs or market fluctuations due to the Strategy Interim Value less withdrawals you have taken. Please refer to Appendix A for state variations.

AVAILABLE STRATEGIES

Under the Contract, you may allocate your Premium Payment among the One-Year Fixed Strategy and Indexed Strategies available for the initial Strategy Term. You may only reallocate your Contract Value for subsequent Strategy Terms by providing reallocation instructions during the Reallocation Period. (See “Reallocation Period”).

Currently, the Contract offers a One-Year Fixed Strategy and several Indexed Strategies. There is also a Performance Credit Account, but it is used exclusively in connection with Dual Directional Yield strategies. You cannot instruct Us to allocate Contract Value directly to the Performance Credit Account.

The One-Year Fixed Strategy and Performance Credit Account credit compound interest at a guaranteed rate.

The Index Credit or Performance Credit for each Indexed Strategy is linked to the performance of the Index, subject to the type of Indexed Strategy as described below.

STRATEGY TERM

Each Strategy Term is one year, three years or six years and may vary based on the Indexed Strategy, if applicable. The initial Strategy Term begins on your Issue Date. Each subsequent Strategy Term begins at the end of the prior Strategy Term. If the Starting Index Date or the Ending Index Date of a Strategy Term is not a Valuation Day, the Starting Index Date or Ending Index Date will be the prior Valuation Day.

ONE-YEAR FIXED STRATEGY

The One-Year Fixed Strategy credits compound interest based on rates that are set and guaranteed by the Company. Any portion of your Contract Value allocated to the One-Year Fixed Strategy for a Strategy Term will be credited with the interest rate established for that Strategy Term. This rate will apply for the entire Strategy Term. The interest rate for the One-Year Fixed Strategy for your initial Strategy Term will be set forth in your Contract. At the conclusion of the Strategy Term, We will declare the interest rate at least ten days prior to the end of the Strategy Term for the next Strategy Term.

The effective annual interest rate for any Strategy Term will never be lower than the guaranteed minimum interest rate set forth in your Contract. This rate will not be less than .50% during the Withdrawal Charge Period (WCP) and no less than .10% after the Withdrawal Charge Period and is guaranteed to be a rate not less than the minimum interest rate allowed by state law. The effective annual interest rate represents the rate of daily compounded interest over a 12-month period. You risk the possibility that We will declare an interest rate for the One-Year Fixed Strategy at the guaranteed minimum interest rate.

PERFORMANCE CREDIT ACCOUNT

The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account. The Performance Credit Account is funded only through Performance Credits originating from a Dual Directional Yield strategy; you cannot allocate directly to the Performance Credit Account. Withdrawals from the Performance Credit Account are not subject to a Withdrawal Charge or MVA. Such withdrawals do not reduce the Free Withdrawal Amount remaining for the Indexed Strategies and the One-Year Fixed Strategy.

The Performance Credit Account credits daily fixed interest based on rates that are set and guaranteed by the Company. This rate will apply until the next Contract Anniversary. The interest rate for the Performance Credit Account will be set forth in your Contract. At least ten days prior to the next Contract Anniversary, We will declare the interest rate for the next Contract Year. The effective annual interest rate will never be lower than the guaranteed minimum interest rate set forth in your Contract. This rate will not be less than .10% and is guaranteed to be a rate not less than the minimum interest rate allowed by state law. You risk the possibility that We will declare an interest rate for the Performance Credit Account at the guaranteed minimum interest rate.

We will offer the Performance Credit Account for so long as We are offering a Dual Directional Yield strategy. If We make a Dual Directional Yield strategy unavailable, Performance Credits applied during an ongoing Strategy Term will continue to be allocated to the Performance Credit Account, and any Performance Credit Account Value may remain in the Performance Credit Account until withdrawn, reallocated, or annuitized.

INDEXED STRATEGIES

Each Indexed Strategy includes the following elements to calculate the Index Credit:

●	An Index;

●	A “Point-to-Point” crediting method;

●	An Index Cap, Participation Rate, Index Trigger Rate, Trigger Level, Tier Participation Rates and Tier Level, Performance Trigger, and/or Performance Yield as applicable; and

●	Either an Aggregate Floor Percentage, Floor Percentage or Buffer Percentage.

The below Indexed Strategies are available under the Contract (subject to state or firm variations).

Strategy Term	Crediting Method	Index	Buffer	Floor	Maximum Potential Market Loss(1)	Trigger Level / Performance Trigger

1-Year	Index Cap with Buffer	S&P 500, Nasdaq 100	10%, 15%, 20%	N/A	All Contract Value in excess of the Buffer	N/A
1-Year	Index Cap with Aggregate Floor	S&P 500	N/A	-20%, -0%	All Contract Value up to the Floor	N/A
1-Year	Index Cap with Floor	S&P 500	N/A	0%	All Contract Value up to the Floor	N/A
1-Year	Participation Rate with Buffer	S&P 500, Nasdaq 100	10%	N/A	All Contract Value in excess of the Buffer	N/A
1-Year	Index Trigger with Buffer	S&P 500, Nasdaq 100	10%, 15%, 20%	N/A	All Contract Value in excess of the Buffer	N/A
1-Year	Dual Directional Cap with Buffer	S&P 500, Nasdaq 100	10%	N/A	All Contract Value in excess of the Buffer	90%
1-Year	Dual Directional Cap with Buffer	S&P 500, Nasdaq 100	15%	N/A	All Contract Value in excess of the Buffer	85%
1-Year	Dual Directional Cap with Buffer	S&P 500, Nasdaq 100	20%	N/A	All Contract Value in excess of the Buffer	80%
1-Year	Dual Directional Trigger with Buffer	S&P 500, Nasdaq 100	10%	N/A	All Contract Value in excess of the Buffer	90%
1-Year	Dual Directional Trigger with Buffer	S&P 500, Nasdaq 100	20%	N/A	All Contract Value in excess of the Buffer	80%
3-Year	Index Cap with Buffer	S&P 500	10%, 15%, 20%	N/A	All Contract Value in excess of the Buffer	N/A
3-Year	Participation Rate with Buffer	S&P 500	10%, 15%, 20%	N/A	All Contract Value in excess of the Buffer	N/A
3-Year	Index Trigger with Buffer	S&P 500	10%, 15%, 20%	N/A	All Contract Value in excess of the Buffer	N/A
6-Year	Index Cap with Buffer	S&P 500	15%, 20%, 25%	N/A	All Contract Value in excess of the Buffer	N/A
6-Year	Participation Rate with Buffer	S&P 500	15%, 20%, 25%	N/A	All Contract Value in excess of the Buffer	N/A
6-Year	Tier Participation Rate with Buffer	S&P 500	5%, 10%	N/A	All Contract Value in excess of the Buffer	N/A
6-Year	Dual Directional Cap with Buffer	S&P 500	15%	N/A	All Contract Value in excess of the Buffer	85%
6-Year	Dual Directional Cap with Buffer	S&P 500	20%	N/A	All Contract Value in excess of the Buffer	80%
6-Year	Dual Directional Cap with Buffer	S&P 500	25%	N/A	All Contract Value in excess of the Buffer	75%
6-Year	Dual Directional Trigger and Cap with Buffer	S&P 500	15%	N/A	All Contract Value in excess of the Buffer	85%
6-Year	Dual Directional Trigger and Cap with Buffer	S&P 500	20%	N/A	All Contract Value in excess of the Buffer	80%
6-Year	Dual Directional Trigger and Cap with Buffer	S&P 500	25%	N/A	All Contract Value in excess of the Buffer	75%
6-Year	Dual Directional Yield with Buffer	S&P 500	10%	N/A	All Contract Value in excess of the Buffer	90%
6-Year	Dual Directional Yield with Buffer	S&P 500	20%	N/A	All Contract Value in excess of the Buffer	80%

(1)	When invested in the Buffer strategies, it is possible to lose your entire principal investment and any earnings over the life of your Contract. However, when invested in Floor strategies the maximum amount you can lose is limited to the Contract Value up to the Floor.

We set the Index Cap, Participation Rate, Index Trigger Rate, Performance Yield, and/or Tier Level and Tier Participation Rates, as applicable, for each Indexed Strategy at least ten days prior to the beginning of the Strategy Term. These rates for the initial Strategy Term will be shown in your Contract for strategies to which you have allocated premium. We may change these rates for each new Strategy Term. In no event will an Index Cap, Participation Rate, Index Trigger Rate or the Tier Participation Rates be lower than the minimum guaranteed Index Cap or Participation Rate stated in your Contract or in the table below. The B-share and I-share Index Caps, Trigger Rates, Performance Yields and Participation Rates may vary and the only guarantee is that they will satisfy guaranteed minimums.

The Floor Percentage, Trigger Level, Performance Trigger, initial Aggregate Floor Percentage and Buffer Percentage for currently available Indexed Strategies, as well as the Trigger Level for currently available Dual Directional Cap, Dual Directional Trigger, and Dual Directional Cap & Trigger Indexed Strategies cannot be changed after the Issue Date. The Aggregate Floor Percentage is determined at the start of each Strategy Term.

It is important to note that Indexed Strategy Parameters apply for the entire Strategy Term, even when the term is longer than one year. For example, if you invest in a six-year Strategy Term with an Index Cap and a Buffer, regardless of how the Index performs over the course of that six-year period, the Index Cap and the Buffer will not be adjusted.

The following table includes the guarantees to which We are subject when declaring new rates for the upside crediting methods for the currently-available Indexed Strategies:

Strategy Term	Crediting Method	Minimum Index Cap		Minimum Guaranteed Participation Rate		Maximum Guaranteed Tier Level		Minimum Trigger Rate		Minimum Performance Yield
		During WCP	Post- WCP	During WCP	Post- WCP	During WCP	Post- WCP	During WCP	Post- WCP	During WCP	Post- WCP
1-Year	Index Cap with Buffer	1.00%	0.50%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1-Year	Index Cap with Aggregate Floor	1.00%	0.50%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1-Year	Index Cap with Floor	1.00%	0.50%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1-Year	Participation Rate with Buffer	N/A	N/A	10%	10%	N/A	N/A	N/A	N/A	N/A	N/A
1-Year	Index Trigger with Buffer	N/A	N/A	N/A	N/A	N/A	N/A	1.00%	0.50%	N/A	N/A
1-Year	Dual Directional Cap with Buffer	1.00%	0.50%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1-Year	Dual Directional Trigger with Buffer	N/A	N/A	N/A	N/A	N/A	N/A	1.00%	0.50%	N/A	N/A
3-Year	Index Cap with Buffer	1.00%	0.50%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3-Year	Participation Rate with Buffer	N/A	N/A	10%	10%	N/A	N/A	N/A	N/A	N/A	N/A
3-Year	Index Trigger with Buffer	N/A	N/A	N/A	N/A	N/A	N/A	1.00%	0.50%	N/A	N/A
6-Year	Index Cap with Buffer	1.00%	0.50%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6-Year	Participation Rate with Buffer	N/A	N/A	10%	10%	N/A	N/A	N/A	N/A	N/A	N/A
6-Year	Tier Participation Rate with Buffer	N/A	N/A	10%	10%	30%	30%	N/A	N/A	N/A	N/A
6-Year	Dual Directional Cap with Buffer	1.00%	0.50%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6-Year	Dual Directional Trigger and Cap with Buffer	1.00%	0.50%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6-Year	Dual Directional Yield with Buffer	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.00%	0.50%

We reserve the right to add, remove or replace any Indexed Strategy in the future, subject to necessary regulatory approvals and amendment of the prospectus. The One-Year Fixed Strategy and the S&P 500 one year point-to-point with Index Cap and 0% Floor will be available for the life of your Contract. The 0% Floor Indexed Strategy permits a positive Index Credit and provides full protection against any negative Index Returns. Any changes to the Index Caps, Participation Rates, Index Trigger Rate or Performance Yields, Tier Participation Rates or Tier Level occur at the start of the next Strategy Term. If We add or remove an Indexed Strategy, the changes will not be effective for your Contract until the start of the next Strategy Term.

If We discontinue offering an Indexed Strategy, you must reallocate your Strategy Contract Value to a currently available Indexed Strategy at the start of the next Strategy Term. If you do not provide instructions in Good Order for reallocating the Strategy Contract Value, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy. This could significantly reduce returns, as the One-Year Fixed Strategy could pay as little as the guaranteed minimum interest rate.

RESTRICTIONS ON INDEXED STRATEGY SELECTION

There are restrictions on the Indexed Strategies you may select for investment:

●	An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would begin during the Withdrawal Charge Period and extend beyond the end of the Withdrawal Charge Period.

●	An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would extend beyond the Contract Maturity Date.

●	If Contract Value is already allocated to a three-year or six-year Indexed Strategy, you may not allocate additional Contract Value to that same Indexed Strategy until the ongoing Strategy Term ends.

●	For the Dual Directional Yield strategies, Contract Value may be allocated to either the 10% or the 20% Buffer strategy, but not both.

THE INDICES

[To be update by Amendment]

The Contract currently offers Indexed Strategies that are linked to the below Indices. All indices are price-return indices that do not reflect dividends or distributions by an Index’s component companies.

S&P 500® Price Return Index

The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in the index.

The selection and weighting of securities for the Index is fully rules-based, and the index administrator cannot make any discretionary decisions.

Nasdaq-100® Price Return Index

The Nasdaq-100® Price Return Index includes 100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market. The Index includes equities of companies across major industry groups including computer hardware and software, telecommunications, and retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. As of December 31, 2022, the Index was comprised of 100 companies with market capitalizations ranging from $11.86 billion to $2.07 trillion.

The selection and weighting of securities for the Index is fully rules-based, and the index administrator cannot make any discretionary decisions.

The Index’s performance does not reflect any dividends or distributions paid by the component companies.

The index provider for this Index is Nasdaq, Inc. and its affiliates. Nasdaq Inc. and its affiliates are not affiliated with the Company.

Index Replacement. We may replace the Index if it is discontinued, or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Strategy Term or during a Strategy Term. We will notify you at least 30 days before We replace an Index, or if not possible, as soon as reasonably practical.

If We replace an Index, We will attempt to select a new Index that is similar to the old Index. In making this evaluation, We will look at factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity. If We replace an Index during a Strategy Term, We will calculate the Index Return using the old Index up until the replacement date. After the replacement date, We will calculate the Index Return using the new Index, using the value for new Index on the replacement date and the value of the Index at the end of the Strategy Term.

Index Replacement Example. This example is intended to show how We would calculate the Index Return during a Strategy Term in which an Index was replaced.

Index Return from the Starting Index Date until the replacement date for old Index
Old Index Value on the Starting Index Date	100
Old Index Value on the replacement date	103
Index Return for old Index on replacement date	(103 / 100) – 1 = 3%
This 3% Index Return on the replacement date is then used to calculate the Index Return
Index Return from the replacement date until the Ending Index Date for the new Index
New Index Value on the replacement date	100
New Index Value on the Ending Index Date	105
Index Return for new Index on replacement date	(105 / 100) – 1 = 5%
The Index Return calculation for that Strategy Term is then based on the change of both the old and new Index. The Index Return in this Strategy Term would be 8.15% [(1 + 3%) * (1 + 5%)].

Additional information about the Index, including disclaimers, may be found in Appendix K. The investment risks associated with the Indices are discussed under the section titled “Index Risk.”

STRATEGY CONTRACT VALUE

The Strategy Contract Value is the amount of your investment in an Indexed Strategy to which you allocate Contract Value and will reflect the portion of your Contract Value in that Indexed Strategy at any given time. If you allocate Contract Value to more than one Indexed Strategy for a Strategy Term, you will have a separate Strategy Contract Value for each Indexed Strategy in which you invested.

If you do not exercise the Performance Lock feature during a Strategy Term, your Strategy Contract Value for an Indexed Strategy will be calculated at the close of each Valuation Day of the Strategy Term as follows:

●	On the first day of the Strategy Term, the Strategy Contract Value will equal the Indexed Strategy Base for that Indexed Strategy.

●	On each Valuation Day thereafter prior to the last day, the Strategy Contract Value on a given Valuation Day will equal the Strategy Interim Value, which We calculate at the close of each such Valuation Day.

●	The Strategy Interim Value is used to calculate amounts available for surrender, partial withdrawal (including withdrawals to pay advisory fees, systematic withdrawals and RMDs), annuitization and any payment of a Death Benefit that is taken from an Indexed Strategy, as well as for the Performance Lock feature. We also use the Strategy Interim Value to determine how much the Indexed Strategy Base is reduced following a partial withdrawal.

While Index performance is one factor that impacts your Strategy Interim Value, the Strategy Interim Value is not tied directly to the performance of the Index. Your Strategy Interim Value could be less than your investment even when the Index performance is positive. The Strategy Interim Value is calculated using a formula that does not directly reflect the actual performance of the applicable Index and is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

We calculate Strategy Interim Value using a formula with a derivative and fixed income valuation component. Under this formula, Strategy Interim Value will be equal to the sum of: (i) the Derivative Asset Proxy and (ii) the Fixed Income Asset Proxy. The Derivative Asset Proxy is based on the Indexed Strategy Base and the Market Value of Options. The Market Value of Options is Our valuation of derivative instruments that We hold to support Our payment obligations. The Fixed Income Asset Proxy reflects Our valuation of a hypothetical portfolio of fixed income instruments that replicates the fixed income assets We hold in support of Our payment obligations. It is based on the Indexed Strategy Base, the Market Value of Options on the Starting Index Date, the number of days elapsed in the Strategy Term, and the Daily Fixed Income Asset

Proxy Interest Rate.

●	At the end of the Strategy Term, the Strategy Contract Value will equal your Indexed Strategy Base adjusted by any Index Credit, which may be positive, negative, or equal to zero. The Strategy Contract Value at the end of the Strategy Term may also be expressed through the following formula: Indexed Strategy Base x (1 + Index Credit).

Strategy Contract Value Example. Assume you allocate $25,000 to an Index Cap strategy with a 5% Index Cap. On the first Valuation Day of the Strategy Term, your Indexed Strategy Base is $25,000. Over the course of the Strategy Term, assuming you do not exercise the Performance Lock feature, your Strategy Contract Value will increase and decrease according to changes in your Strategy Interim Value. For instance, if your Strategy Interim Value at the close of the tenth Valuation Day equals $25,200, your Strategy Contract Value at that time will be $25,200. If your Strategy Interim Value at the close of the eleventh Valuation Day equals $24,800, your Strategy Contract Value at that time will be $24,800. At the end of the Strategy Term, if an Index Credit of 5% is applied, your Strategy Contract Value will be $26,250 ($25,000 x (1 + 0.05) = $26,250). The Performance Lock feature is described in more detail under the section titled, “Performance Lock.”

INDEX CREDIT

Each Indexed Strategy takes into account the following elements to calculate the Index Credit:

●	The Index Return;

●	The length of the Strategy Term;

●	Either the Index Cap, Participation Rate, Index Trigger Rate, Trigger Level, or Tier Level and Tier Participation Rates (except Dual Directional Yield, see “Dual Directional Yield” below); and

●	Either the Buffer Percentage, Floor Percentage or the Aggregate Floor Percentage.

For each Indexed Strategy to which you allocate Contract Value, at the end of the Strategy Term, We will apply an Index Credit to your Indexed Strategy Base (unless the Performance Lock feature was exercised during the Strategy Term). The Index Credit may be positive, negative, or equal to zero.

●	If the Index Credit is positive, the dollar amount of the investment gain from the Index Return can be calculated as the Indexed Strategy Base multiplied by the Index Credit.

●	If the Index Credit is negative, the dollar amount of the investment loss from the Index Return can be calculated as the Indexed Strategy Base multiplied by the Index Credit.

●	If the Index Credit is equal to zero, there will be no investment gain or loss due to the Index Return.

Please note, for Dual Directional Yield, the Index Credit at the end of the Strategy Term will be either negative or zero. It will never be positive, as Dual Directional Yield offers upside potential only through quarterly Performance Credits. See “Dual Directional Yield” below.

If you allocate Contract Value to multiple Indexed Strategies for a Strategy Term, separate Index Credits will be applied to all the Indexed Strategies in which you are invested at the end of the Strategy Term. Even if you receive positive Index Credit for one or more Indexed Strategies for a Strategy Term, your overall gain will be reduced by any negative Index Credit you receive for any other Indexed Strategy, and such negative Index Credit may cause you to incur an overall loss during the Strategy Term.

Also provided below are examples of how We calculate the Index Credit for each Indexed Strategy.

Index Return (“Point-to-Point”). To calculate the Index Credit, We first calculate the Index Return. The Index Return for an Indexed Strategy is the net percentage change in the Index Value from the Starting Index Date to the Ending Index Date.

Index Return and Index Credit. Assume that between the Starting Index Date and the Ending Index Date the net value of the S&P 500® increases by 5%. Thus, the Index Return for that Indexed Strategy would be 5%. If instead the net value of the S&P 500® decreases by 5%, the Index Return for that Indexed Strategy would be -5%.

After calculating the Index Return, We assess the application of the Indexed Strategy Parameters to determine the Index Credit. We will apply the Index Credit to the Indexed Strategy Base at the end of the Strategy Term. The Strategy Contract Value will also be increased or decreased by the amount of the credit.

Calculation of Index Credit (Except Dual Directional Yield). For each Indexed Strategy, Index Credits are applied at the end of the Strategy Term (assuming that Performance Lock was not exercised). The tables below describe how Index Credits are calculated for the different types of Indexed Strategies, except Dual Directional Yield (see “Dual Directional Yield” later in this section).

The following table describes how Index Credits are calculated for Index Cap, Participation Rate, Index Trigger and Tier Participation

Rate strategies (not Dual Directional strategies). Examples of each Indexed Strategy Parameter identified in the table below may be found later in this section.

Indexed Strategy	Positive Index Return	Zero Index Return	Negative Index Return
Index Cap with Buffer, Floor, or Aggregate Floor	Index Credit will equal the Index Return, subject to the Index Cap.	Index Credit will equal zero.	We apply the Buffer Percentage, Floor Percentage or Aggregate Floor Percentage, as applicable. The Index Credit will be either negative or zero, depending on the Index Return and the applicable downside protection rate,
Participation Rate with Buffer	Index Credit will equal the Participation Rate multiplied by the Index Return.	Index Credit will equal zero.	We apply the Buffer Percentage. The Index Credit will be either negative or zero, depending on the Index Return and the applicable downside protection rate.
Index Trigger with Buffer	Index Credit will equal the Index Trigger Rate.	Index Credit will equal the Index Trigger Rate.	We apply the Buffer Percentage. The Index Credit will be either negative or zero, depending on the Index Return and the applicable downside protection rate.
Tier Participation Rate with Buffer	Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. The Index Credit is equal to the sum of these values.	Index Credit will equal zero.	We apply the Buffer Percentage. The Index Credit will be either negative or zero, depending on the Index Return and the applicable downside protection rate.

The following table summarizes how Index Credits are calculated for Dual Directional strategies other than Dual Directional Yield. In addition to an Index Cap, Index Trigger Rate, and Buffer Percentage, each of these Indexed Strategies has a Trigger Level. In the case of a negative Index Return, the Trigger Level sets a threshold that determines how Index Credits will be calculated. The threshold applicable to negative Index Return equals the Trigger Level minus 1. For example, if the Trigger Level is 90%, the negative threshold will be -10% (90% - 1). For Dual Directional Trigger and Cap, the Trigger Level not only sets a negative threshold, it also sets a positive threshold that determines how Index Credits are calculated when Index Return is positive. This positive threshold equals 1 minus the Trigger Level. For example, if the Trigger Level is 90%, the positive threshold will be 10% (1 - 90%). Examples of each Indexed Strategy Parameter identified in the table below may be found later in this section.

Indexed Strategy	If Index Return is Positive or Zero	If Index Return is Negative, but does not exceed the Trigger Level Threshold For Negative Index Returns	If Index Return is Negative and does exceed the Trigger Level Threshold For Negative Index Returns
Dual Directional Cap with Buffer	Index Credit will equal the Index Return, subject to the Index Cap.	Index Credit will be positive and equal to the inverse of the Index Return.	We apply the Buffer Percentage. The Index Credit will be negative, equal to the Index Return plus the Buffer Percentage.
Dual Directional Trigger with Buffer	Index Credit will equal the Index Trigger Rate.	Index Credit will be positive and equal to the Index Trigger Rate.	We apply the Buffer Percentage. The Index Credit will be negative, equal to the Index Return plus the Buffer Percentage.
Dual Directional Trigger and Cap with Buffer

If the Index Return is equal to or greater than the positive threshold set by the Trigger Level, the Index Credit will equal the Index Return, subject to the Index Cap.

If the Index Return is less than the positive threshold set by the Trigger Level, the Index Credit will equal the Trigger Rate.

		Index Credit will be positive and equal to the Index Trigger Rate.	We apply the Buffer Percentage. The Index Credit will be negative, equal to the Index Return plus the Buffer Percentage.

As reflected in the tables above, in the case of a negative Index Return for the above-referenced Indexed Strategies, the Index Credit may be determined by applying the applicable downside protection rate. The following table reflects how the Index Credit is calculated in those circumstances.

Downside Protection Feature	Calculation of Index Credit
Floor Percentage / Aggregate Floor Percentage	Establishes the lowest negative Index Credit that may be applied for a given Strategy Term. For example, if the Floor Percentage or Aggregate Floor Percentage is -10%, the lowest negative Index Credit that may be applied to the Indexed Strategy Base is -10%. If the Floor Percentage or Aggregate Floor Percentage is 0%, the lowest negative Index Credit that may be applied to the Indexed Strategy Base is 0%.
Buffer Percentage	Represents the maximum amount of negative Index Return that will not be reflected in a negative Index Credit for a given Strategy Term. For example, a Buffer Percentage of 10% provides protection from a negative Index Return as low as -10%. A Buffer Percentage of 10% would provide no protection from negative Index Returns beyond -10%.

It is important to understand the limits and risks of the Indexed Strategy Parameters described in the tables above, including the following:

●	An Index Cap represents the maximum positive Index Return that may be reflected in the Index Credit for a given Strategy Term. As such, an Index Cap may limit your gain by capping your potential Index Credit.

●	A Participation Rate is a percentage that is multiplied by any positive Index Return to calculate the Index Credit for a given Strategy Term. A Participation Rate may prevent you from fully participating in positive Index Return (although there is no cap on your potential Index Credit when a Participation Rate is applied).

●	An Index Trigger Rate represents a fixed amount of positive Index Credit that may be applied. The Index Trigger Rate may be lower than a positive Index Return. As such, an Index Trigger Rate may limit your gain by capping your potential Index Credit.

●	The Tier Level is the level of Index Return that determines the applicability of the Tier Participation Rates. The Tier Participation Rates include a Tier One Participation Rate and a Tier Two Participation Rate. Positive Index Return that is less than or equal to the Tier Level is multiplied by the Tier One Participation Rate. Positive Index Return that is in excess of the Tier Level is multiplied by the Tier Two Participation Rate. Tier Participation Rates may prevent you from fully participating in positive Index Return (although there is no cap on your potential Index Credit when Tier Participation Rates are applied).

●	For Dual Directional Cap, not only is your potential investment gain due to a positive Index Return limited by the Index Cap, the potential investment gain from a negative Index Return, if any, is limited by the negative threshold set by the Trigger Level. In no event will a positive Index Credit from a negative Index Return be greater than the inverse of the negative threshold set by the Trigger Level. For example, if the negative threshold set by the Trigger Level is -10%, the investment gain from a negative Index Credit cannot be greater than 10%.

●	The Buffer Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, MVAs, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Buffer Percentage.

●	The Floor Percentage (other than a 0% Floor Percentage) provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, MVAs, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Floor Percentage.

Examples of Index Credit Calculation for Indexed Strategies (Except Dual Directional Yield and Aggregate Floor)

Index Cap Example 1: Assume that you allocated Contract Value to an Index Cap strategy for a Strategy Term with an Index Cap of 8%. Also assume that at the end of the Strategy Term, the Index Return is 5%. In this case, to calculate the Index Credit, We would compare the Index Return of 5% to the Index Cap of 8%. Because the Index Return (5%) is less than the Index Cap (8%), the Index Credit would equal 5%.

Index Cap Example 2: Assume that you allocated Contract Value to an Index Cap strategy for a Strategy Term with an Index Cap of 8%. Also assume that at the end of the Strategy Term, the Index Return is 15%. In this case, to calculate the Index Credit, We would compare the Index Cap of 8% to the Index Return of 15%. Because the Index Return (15%) is higher than the Index Cap (8%), the Index Credit would equal 8%.

Participation Rate Example: Assume that you allocated Contract Value to a Participation Rate strategy for a Strategy Term with a Participation Rate of 20%, and at the end of the Strategy Term, the Index Return is 10%. In this case, to calculate the Index Credit, We would multiply the Index Return of 10% by the 20% Participation Rate, which results in an Index Credit of 2%.

Index Trigger Example 1: Assume that you allocated Contract Value to an Index Trigger strategy for a Strategy Term with an Index Trigger Rate of 5%. Also assume that at the end of the Strategy Term, the Index Return is 10%. Because the Index Return (10%) is greater than or equal to zero, the Index Credit would equal the Index Trigger Rate of 5%.

Index Trigger Example 2: Assume that you allocated Contract Value to an Index Trigger strategy for a Strategy Term with an Index Trigger Rate of 5%. Also assume that at the end of the Strategy Term, the Index Return is 0%. Because the Index Return (0%) is greater than or equal to zero, the Index Credit would equal the Index Trigger Rate of 5%.

Tier Level and Tier Participation Rates Example 1: Assume that you allocated Contract Value to an Indexed Strategy for a Strategy Term that includes a Tier One Participation Rate of 100%, a Tier Two Participation Rate of 140%, and a Tier Level of 20%, and at the end of the six-year Strategy Term, the Index Return is 18%. In this case, where the Index Return is less than the Tier Level, to calculate the Index Credit, We would multiply the Index Return of 18% by the 100% Tier One Participation Rate, which results in an Index Credit of 18%.

Tier Level and Tier Participation Rates Example 2: Assume that you allocated Contract Value to an Indexed Strategy for a Strategy Term that includes a Tier One Participation Rate of 100%, a Tier Two Participation Rate of 140%, and a Tier Level of 20%, and at the end of the six-year Strategy Term, the Index Return is 35%. In this case, where the Index Return is above the Tier Level, the Index Credit would be 100% (Tier One Participation Rate) of the first 20% (Tier Level) increase, plus 140% (Tier Two Participation Rate) of the remaining 15% (Index Return minus Tier Level) increase, which equals an Index Credit of 41%.

Dual Directional Trigger Example 1: Assume that you allocated Contract Value to a Dual Directional Trigger strategy for a Strategy Term with an Index Trigger Rate of 5% and a Trigger Level of 90%. Also assume that at the end of the Strategy Term, the Index Return is 12%. Because the Index Return (12%) is greater than or equal to -10% (90% - 1), the Index Credit would equal the Index Trigger Rate of 5%.

Dual Directional Trigger Example 2: Assume that you allocated Contract Value to a Dual Directional Trigger strategy for a Strategy Term with an Index Trigger Rate of 5% and a Trigger Level of 90%. Also assume that at the end of the Strategy Term, the Index Return is 3%. Because the Index Return (3%) is greater than or equal to -10% (90% - 1), the Index Credit would equal the Index Trigger Rate of 5%.

Dual Directional Trigger Example 3: Assume that you allocated Contract Value to a Dual Directional Trigger strategy for a Strategy Term with an Index Trigger Rate of 5% and a Trigger Level of 90%. Also assume that at the end of the Strategy Term, the Index Return is -10%. Because the Index Return (-10%) is greater than or equal to -10% (90% - 1), the Index Credit would equal the Index Trigger Rate of 5%.

Dual Directional Trigger Example 4: Assume that you allocated Contract Value to a Dual Directional Trigger strategy for a Strategy Term with an Index Trigger Rate of 5%, a Trigger Level of 90%, and a Buffer Percentage of 10%. Also assume that at the end of the Strategy Term, the Index Return is -15%. Because the Index Return (-15%) is lower than -10% (90% - 1), the Index Credit would be negative equal to the Index Return plus the Buffer Percentage, -15% + 10% = -5%.

Dual Directional Cap Example 1: Assume that you allocated Contract Value to a Dual Directional Cap strategy for a Strategy Term with an Index Cap of 30% and a Trigger Level of 90%. Also assume that at the end of the Strategy Term, the Index Return is 35%. Because the Index Return (35%) is positive and greater than the Index Cap (30%), the Index Credit would equal the Index Cap of 30%.

Dual Directional Cap Example 2: Assume that you allocated Contract Value to a Dual Directional Cap strategy for a Strategy Term with an Index Cap of 30% and a Trigger Level of 90%. Also assume that at the end of the Strategy Term, the Index Return is 5%. Because the

Index Return (5%) is positive and less than the Index Cap (30%), the Index Credit would equal the Index Return of 5%.

Dual Directional Cap Example 3: Assume that you allocated Contract Value to a Dual Directional Cap strategy for a Strategy Term with an Index Cap of 30% and a Trigger Level of 90%. Also assume that at the end of the Strategy Term, the Index Return is -3%. Because the Index Return (-3%) is negative but greater than or equal -10% (90% - 1), the Index Credit would equal 3% (the inverse of -3%).

Dual Directional Cap Example 4: Assume that you allocated Contract Value to a Dual Directional Cap strategy for a Strategy Term with an Index Cap of 30%,a Trigger Level of 90%, and a Buffer Percentage of 10%. Also assume that at the end of the Strategy Term, the Index Return is -15%. Because the Index Return (-15%) is negative and lower than -10% (90% - 1), the Index Credit would be negative equal to the Index Return plus the Buffer Percentage, -15% + 10% = -5%

Dual Directional Trigger and Cap Example 1: Assume that you allocated Contract Value to a Dual Directional Trigger and Cap strategy for a Strategy Term with an Index Cap of 60%, an Index Trigger Rate of 15% and a Trigger Level of 85%. Also assume that at the end of the Strategy Term, the Index Return is 65%. Because the Index Return (65%) is positive and greater than the Index Cap (60%), Index Credit would equal the Index Cap of 60%.

Dual Directional Trigger and Cap Example 2: Assume that you allocated Contract Value to a Dual Directional Trigger and Cap strategy for a Strategy Term with an Index Cap of 60%, an Index Trigger Rate of 15% and a Trigger Level of 85%. Also assume that at the end of the Strategy Term, the Index Return is 17%. Because the Index Return (17%) is positive, lower than the Index Cap (60%) and greater than 15% (1 - 85%), the Index Credit would equal the Index Return of 17%.

Dual Directional Trigger and Cap Example 3: Assume that you allocated Contract Value to a Dual Directional Trigger and Cap strategy for a Strategy Term with an Index Cap of 60%, an Index Trigger Rate of 15% and a Trigger Level of 85%. Also assume that at the end of the Strategy Term, the Index Return is 7%. Because the Index Return (7%) is positive, lower than the Index Cap (60%) and lower than or equal to 15% (1 – 85%), the Index Credit would equal the Index Trigger Rate of 15%.

Dual Directional Trigger and Cap Example 4: Assume that you allocated Contract Value to a Dual Directional Trigger and Cap strategy for a Strategy Term with an Index Cap of 60%, an Index Trigger Rate of 15% and a Trigger Level of 85%. Also assume that at the end of the Strategy Term, the Index Return is -10%. Because the Index Return (-10%) is negative but greater than or equal to -15% (85% - 1), the Index Credit would equal the Index Trigger Rate of 15%.

Dual Directional Trigger and Cap Example 5: Assume that you allocated Contract Value to a Dual Directional Trigger and Cap strategy for a Strategy Term with an Index Cap of 60%, an Index Trigger Rate of 15%, a Trigger Level of 85%, and a Buffer Percentage of 15%. Also assume that at the end of the Strategy Term, the Index Return is -20%. Because the Index Return (-20%) is negative and lower than -15% (85% – 1), the Index Credit would be negative equal to the Index Return plus the Buffer Percentage, -20% + 15% = -5%

Neither an Index Cap, Participation Rate, Index Trigger Rate, nor Tier Level or Tier Participation Rates guarantee a certain amount of Index Credit. The Index Cap, Participation Rate, Index Trigger Rate, or Tier Level and Tier Participation Rates may limit the amount of positive Index Credit that We may be obligated to pay for any Strategy Term. We set the Index Caps, Participation Rates, Index Trigger Rates, and Tier Levels and Tier Participation Rates at Our discretion, subject to the guaranteed limits set forth in this prospectus. You risk the possibility that We will not set an Index Cap, Participation Rate, Index Trigger Rate, or Tier Participation Rates higher than the minimum guaranteed rates stated in your Contract. You risk the possibility that We will not set the Tier Level lower than the maximum guaranteed rates stated in your Contract.

For explanation and examples of Dual Directional Yield, see “Dual Directional Yield” later in this section.

Buffer Percentage Example 1: Assume that you allocated Contract Value to an Indexed Strategy that includes a Buffer Percentage, and, on the Ending Index Date, the Index Return is -5%. In this case, to calculate the Index Credit, We would compare the Buffer Percentage of 10% to the Index Return of -5%. Because the negative Index Return (-5%) does not exceed the Buffer Percentage of 10%, a negative Index Credit would not be applied to the Indexed Strategy Base. In this example, the Buffer Percentage provided complete downside protection by preventing you from receiving negative Index Credit.

Buffer Percentage Example 2: Assume that you allocated Contract Value to an Indexed Strategy that includes a Buffer Percentage, and, on the Ending Index Date the Index Return is -15%. In this case, to calculate the Index Credit, We would compare the Buffer Percentage of 10% to the Index Return of -15%. Because the negative Index Return (-15%) exceeds the Buffer Percentage of 10%, an Index Credit of -5% would be applied to the Indexed Strategy Base. In this example, the Buffer Percentage provided partial downside protection because it limited your loss from -15% to -5%, but it did not provide complete downside protection.

The Buffer Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, MVAs, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Buffer Percentage.

Floor Percentage Example 1: Assume that you allocated Contract Value to an Indexed Strategy that includes a Floor Percentage of -10% and, at the end of the Strategy Term, the Index Return is -5%. In this case, to calculate the Index Credit, We would compare the Floor

Percentage of -10% to the Index Return of -5%. Because the Floor Percentage (-10%) is less than the Index Return (-5%), We would apply an Index Credit equal to -5% to the Indexed Strategy Base. In this example, the Floor Percentage did not provide any downside protection.

Floor Percentage Example 2: Assume that you allocated Contract Value to an Indexed Strategy that includes a Floor Percentage of -10% and, at the end of the Strategy Term, the Index Return is -15%. In this case, to calculate the Index Credit, We would compare the Floor Percentage of -10% to the Index Return of -15%. Because the Floor Percentage limits the amount of negative Index performance, an Index Credit equal to -10% would be applied to the Indexed Strategy Base. In this example, the Floor Percentage provided downside protection by limiting your loss.

Floor Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, MVAs, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Floor Percentage.

For explanation and examples of Aggregate Floor, see “Aggregate Floor” later in this section.

DUAL DIRECTIONAL YIELD

Each Dual Directional Yield strategy has a six-year Strategy Term and offers upside potential through a quarterly Performance Credit. Each positive Performance Credit Rate is calculated on each Quarterly Anniversary equal to 1/4th of the Performance Yield (which is an annualized maximum rate of return) or zero. A Performance Credit is calculated each Quarterly Anniversary as the Performance Credit Rate multiplied by the Indexed Strategy Base. However, there is no guarantee that you will be credited with any positive Performance Credits. On the Strategy Term end date, an Index Credit will be applied, but it will be either negative or zero (never positive).

Quarterly Performance Credit

Performance Credit Rate: On each Quarterly Anniversary during the Strategy Term, including the Strategy Term end date, a Performance Credit Rate will be calculated. The Performance Credit Rate may be positive or equal to zero, and will be calculated based on the following elements: Index Percentage Base, Performance Trigger and Performance Yield. The Performance Credit Rate is calculated as follows:

●	First, We calculate the Index Percentage Base, which measures Index performance since the beginning of the Strategy Term. The Index Percentage Base will equal (A) divided by (B), where (A) is the Index Value as of the Index Observation Date and (B) is the Index Value as of the Starting Index Date.

●	Second, We determine the Performance Credit Rate by comparing the Index Percentage Base to the Performance Trigger. The Performance Trigger will be less than 100%, potentially allowing for a positive Performance Credit Rate when Index performance has been positive, zero, or to a limited extent, negative.

○	If the Index Percentage Base is greater than or equal to the Performance Trigger, the Performance Credit Rate will be positive and equal to 1/4th of the Performance Yield. The Performance Credit applied to your Contract will equal the Performance Credit Rate multiplied by the Indexed Strategy Base.

○	If the Index Percentage Base is less than the Performance Trigger, the Performance Credit will be zero.

Performance Credit – On each Quarterly Anniversary during the Strategy Term, including the Strategy Term end date, a Performance Credit will be calculated. The Performance Credit Rate may be positive or equal to zero, and Performance Credit will be calculated as the Performance Credit Rate multiplied by the Index Strategy Base.

The amount credited to your Contract from a positive Performance Credit, if any, is immediately and automatically allocated to the Performance Credit Account, with no change to your Strategy Contract Value or Indexed Strategy Base for the Dual Directional Yield strategy. See “Performance Credit Account” earlier in this prospectus.

Index Credit

On the Strategy Term end date, in addition to a positive or zero Performance Credit as described above, We also apply the Index Credit. The Index Credit will either be negative or zero (never positive). Index Credit will be calculated as follows:

●	If the Index Return is positive or zero, the Index Credit will be equal to zero.

●	If the Index Return is negative, We apply the Buffer Percentage. The Index Credit will either be negative or zero depending on the Index Return and the applicable Buffer Percentage.

In light of the Indexed Strategy Parameters for Dual Directional Yield strategies that We are currently offering, if you receive a positive Performance Credit on the Strategy Term end date, the Index Credit will be zero. If you receive a zero Performance Credit on the Strategy Term end date, the Index Credit will be negative and will depend on the Index Return and the applicable Buffer Percentage.

Examples

The first three examples below illustrate how We calculate the Performance Credit on a Quarterly Anniversary prior to the Strategy Term end date:

Example 1 – Positive Index performance, positive Performance Credit: Assume that you allocated $100,000 to a Dual Directional Yield strategy for a Strategy Term with a Performance Yield of 8% and a Performance Trigger of 90%. Also assume that on a Quarterly Anniversary prior to the Strategy Term end date, the Index Value as of the Index Observation Date is 1,050 and the Index Value as of the Starting Index Date is 1,000. In this case, We calculate the Index Percentage Base to be 105% (1050/1000). Because the Index Percentage Base (105%) is greater than or equal to the Performance Trigger (90%), the Performance Credit Rate equals 2% (8% / 4). The Performance Credit is calculated as $2,000 ($100,000 x 2%). This amount of $2,000 is immediately and automatically allocated to the Performance Credit Account.

Example 2 – Negative Index performance, positive Performance Credit: Assume that you allocated $100,000 to a Dual Directional Yield strategy for a Strategy Term with a Performance Yield of 8% and a Performance Trigger of 90%. Also assume that on a Quarterly Anniversary prior to the Strategy Term end date, the Index Value as of the Index Observation Date is 910 and the Index Value as of the Starting Index Date is 1,000. In this case, We calculate the Index Percentage Base to be 91% (910/1000). Because the Index Percentage Base (91%) is greater than or equal to the Performance Trigger (90%), the Performance Credit Rate equals 2% (8% / 4). The Performance Credit is calculated as $2,000 ($100,000 x 2%). This amount of $2,000 is immediately and automatically allocated to the Performance Credit Account.

Example 3 – Negative Index performance, zero Performance Credit: Assume that you allocated $100,000 to a Dual Directional Yield strategy for a Strategy Term with a Performance Yield of 8% and a Performance Trigger of 90%. Also assume that on a Quarterly Anniversary prior to the Strategy Term end date, the Index Value as of the Index Observation Date is 850 and the Index Value as of the Starting Index Date is 1,000. In this case, We calculate the Index Percentage Base to be 85% (850/1000). Because the Index Percentage Base (85%) is lower than the Performance Trigger (90%), the Performance Credit Rate equals 0%. The Performance Credit is calculated as $0 ($100,000 * 0%). There is no gain or loss credited to your Contract.

Provided below are examples of how We calculate the Performance Credit and Index Credit on a Strategy Term end date:

Example 4 – Positive Index performance, positive Performance Credit, zero Index Credit: Assume that you allocated $100,000 to a Dual Directional Yield strategy for a Strategy Term with a Performance Yield of 8%, a Performance Trigger of 90% and a Buffer Percentage of 10%. On the Strategy Term end date:

We would calculate the Performance Credit. Assume that the Index Value as of the Index Observation Date is 1,100 and the Index Value as of the Starting Index Date is 1,000. In this case, We calculate the Index Percentage Base to be 110% (110/1000). Because the Index Percentage Base (110%) is greater than or equal to the Performance Trigger (90%), the Performance Credit Rate equals 2% (8% / 4). The Performance Credit is calculated as $2,000 ($100,000 x 2%). This amount of $2,000 is immediately and automatically allocated to the Performance Credit Account.

We would also calculate the Index Credit. Consistent with the assumptions above, the Index Value on the Ending Index Date is 1,100 and the Index Value on the Starting Index Date is 1,000, resulting in an Index Return of 10%. Because the Index Return is positive or equal to zero, the Index Credit would be 0%.

Example 5 – Negative Index performance, positive Performance Credit, zero Index Credit: Assume that you allocated $100,000 to a Dual Directional Yield strategy for a Strategy Term with a Performance Yield of 8%, a Performance Trigger of 90% and a Buffer Percentage of 10%. On the Strategy Term end date:

We would calculate the Performance Credit. Assume that the Index Value as of the Index Observation Date is 950 and the Index Value as of the Starting Index Date is 1,000. In this case, We calculate the Index Percentage Base to be 95% (950/1000). Because the Index Percentage Base (95%) is greater than or equal to the Performance Trigger (90%), the Performance Credit Rate equals 2% (8% / 4). The Performance Credit is calculated as $2,000 ($100,000 x 2%). This amount of $2,000 is immediately and automatically allocated to the Performance Credit Account.

We would also calculate the Index Credit. Consistent with the assumptions above, the Index Value on the Ending Index Date is 950 and the Index Value on the Starting Index Date is 1,000, resulting in an Index Return of -5%. Because the Index Return is negative but does not exceed the Buffer Percentage (10%), the Index Credit would be 0%.

Example 6 – Negative Index performance, zero Performance Credit, negative Index Credit: Assume that you allocated $100,000 to a Dual Directional Yield strategy for a Strategy Term with a Performance Yield of 8%, a Performance Trigger of 90% and a Buffer Percentage of 10%. On the Strategy Term end date:

We would calculate the Performance Credit. Assume that the Index Value as of the Index Observation Date is 800 and the Index Value as of the Starting Index Date is 1,000. In this case, We calculate the Index Percentage Base to be 80% (800/1000). Because the Index

Percentage Base (80%) is lower than the Performance Trigger (90%), the Performance Credit Rate is 0%. The Performance Credit is calculated as $0 ($100,000 * 0%).

We would also calculate the Index Credit. Consistent with the assumptions above, the Index Value on the Ending Index Date is 800 and the Index Value on the Starting Index Date is 1,000, resulting in an Index Return of -20%. Because the Index Return is negative and exceeds the Buffer Percentage (10%), the Index Credit would be -10%.

The Performance Yield does not guarantee a certain amount of positive Performance Credit. The Performance Yield may limit the amount of positive Performance Credit that We may be obligated to pay for any Strategy Term. We set the Performance Yield at Our discretion, subject to the guaranteed limits set forth in your Contract and this prospectus. You risk the possibility that We will not set Performance Yield higher than the minimum guaranteed rate.

The Buffer Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, MVAs, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Buffer Percentage.

AGGREGATE FLOOR

The Aggregate Floor Indexed Strategy is an Indexed Strategy with a one year Strategy Term that, if you elect to remain invested on a year-over-year basis, provides a downside protection guarantee that spans multiple one year consecutive Strategy Terms. For this reason, this strategy may appeal to a Contract Owner who is concerned about cumulative negative Index performance over the course of multiple Strategy Terms but still wants upside exposure.

●	The annual growth potential is the one year Index Return up to the Index Caps.

●	The annual downside protection guarantee is equal to the Aggregate Floor, which is the dollar amount of your investment that is protected from negative Index performance during each one year Strategy Term.

The initial Aggregate Floor is equal to 90% of the Aggregate Floor Indexed Strategy’s investment allocation. For as long as you remain invested in the Aggregate Floor Indexed Strategy, your Aggregate Floor (adjusted for any resets, withdrawals, optional Rider Charges and/or transfers in subsequent consecutive Strategy Terms) will never decrease due to negative market performance from one Strategy Term to the next. This means that you will never lose more than 10% of your initial allocation (or any subsequent allocations) to the Aggregate Floor Indexed Strategy due to negative Index performance.

The initial Aggregate Floor Percentage is always -10%. The Aggregate Floor Percentage may change for subsequent consecutive Strategy Terms depending on the Index Credit from the prior Strategy Term, but We guarantee that We will never set the percentage lower than -20% for subsequent consecutive Strategy Terms.

At the start of each consecutive Aggregate Floor Indexed Strategy Term, We recalculate the Aggregate Floor, Aggregate Floor Percentage and Index Caps, as follows and discussed in more detail below:

Aggregate Floor — We recalculate the new Aggregate Floor based on the prior Strategy Term’s Index Credit, as well as any withdrawals, optional Rider Charges and/or transfers in or out of the Indexed Strategy. The new Aggregate Floor will equal the greater of the prior Strategy Term’s Aggregate Floor or 80% of the Strategy Contract Value (as adjusted for any positive or negative Index Credit).

In general, based on the prior Strategy Term’s Index Credit, the Aggregate Floor will stay the same or increase at the start of each new consecutive Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage will also change, based on the new Aggregate Floor, to reflect the largest percentage by which your Strategy Contract Value can decrease at the end of the Strategy Term. We discuss this further below in greater detail.

For each scenario below, assume $100,000 initial allocation at the start of Contract Year 1; an initial Aggregate Floor of $90,000; and no withdrawals, optional Rider Charges and/or transfers in or out of the Indexed Strategy:

If the Index Credit is 0%, the Aggregate Floor will not change at the start of the next consecutive Strategy Term.

For example, assume you have an Index Credit of 0% (or $0) in Contract Year 1, the Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $100,000 = $80,000).

If the Index Credit is negative, the Aggregate Floor will not change at the start of the next consecutive Strategy Term.

For example, assume you have a negative Index Credit in Contract Year 1 of 6% (or $6,000), which reduces your Strategy Contract Value to $94,000. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term, this is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your

Strategy Contract Value (80% of $94,000 = $75,200). The Aggregate Floor Percentage for Contract Year 2 is -4.26% ($90,000 Aggregate Floor / $94,000 Strategy Contract Value – 1).

In Contract Year 2, assume the Index performance is again negative, and you have a potential negative Index Credit of 5% (or $4,700) prior to the application of the Aggregate Floor Percentage of -4.26%. The Index Credit in Contract Year 2 is limited to -4.26% (or $4000). We protected you from loss that would reduce your Strategy Contract Value below $90,000 because you have a $90,000 Aggregate Floor. This means We will only reduce your Strategy Contract Value by -4.26% (or $ 4,000) to $90,000 instead of by -5% (or $4,700) to $89,300. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $90,000 = $72,000).

If the Index Credit is positive, the Aggregate Floor will increase or stay the same at the start of the next consecutive Strategy Term.

For example, assume you have a positive Index Credit in Contract Year 1 of 4% (or $4,000), increasing your Strategy Contract Value to $104,000. Your Aggregate Floor will not change at the start of the next consecutive Strategy Term. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $104,000 = $83,200).

In Contract Year 2, assume the Index performance is again positive, and you have a positive Index Credit of 10% ($10,400), increasing your Contract Strategy Value to $114,400. Your Aggregate Floor will increase at the start of the next consecutive Strategy Term to $91,520. This is because the new Aggregate Floor equals the greater of the prior Strategy Term’s Aggregate Floor ($90,000) or 80% of your Strategy Contract Value (80% of $114,400 = $91,520). In this example, starting in Contract Year 3 and for each subsequent consecutive Aggregate Floor Indexed Strategy Term, your Aggregate Floor will never be less than $91,520 due to negative market performance.

At the start of each subsequent Strategy Term the Aggregate Floor amount may increase such that We will never allow you to lose more than 20% in any given Strategy Term. The Aggregate Floor amount may also increase or decrease upon the election of the reset feature, which is discussed below in this section. Upon any reset of the Aggregate Floor Percentage, the Aggregate Floor will be reset to equal 90% of your Strategy Contract Value.

We will decrease your Aggregate Floor upon withdrawals, the deduction of optional Rider Charges and/or transfers out of the Indexed Strategy on a proportional basis. We will increase your Aggregate Floor upon any transfer into the Indexed Strategy. We discuss such decreases and increases below in this section, as well as provide examples.

Aggregate Floor Percentage — Next, We determine a new Aggregate Floor Percentage at the start of each consecutive Aggregate Floor Indexed Strategy Term. The Aggregate Floor Percentage is the maximum annual percentage of your investment allocation to the Indexed Strategy that you can lose due to negative Index performance.

We determine the Aggregate Floor Percentage, as follows: [(Aggregate Floor/Strategy Contract Value) – 1]. In general, as your Strategy Contract Value increases, your Aggregate Floor Percentage will decrease (ex.: -10% to -20%); as your Strategy Contract Value decreases, your Aggregate Floor Percentage will increase (ex.: -10% to 0%).

As the Aggregate Floor and the Strategy Contract Value changes, the Aggregate Floor Percentage also changes to reflect the largest percentage that your Strategy Contract Value can decrease, based on the new Aggregate Floor, at the end of the Strategy Term. We guarantee that this percentage will never be lower than -20%.

As discussed below in this section, you have the option to elect to reset the Aggregate Floor Percentage to -10% for any subsequent consecutive Strategy Term during the Reallocation Period for the next Strategy Term.

Index Caps — We set renewal Index Caps based on the new Aggregate Floor Percentage for the next consecutive Strategy Term. We set the Index Caps at least ten days prior to the start of any Indexed Strategy Term.

●	Aggregate Floor Percentages with less investment risk for the next consecutive Strategy Term will result in lower Index Caps for that Strategy Term. This means that the Index Caps renewal rates will decrease as your Aggregate Floor Percentage increases.

●	Aggregate Floor Percentages with greater investment risk for the next consecutive Strategy Term will result in higher Index Caps for the next Strategy Term. This means that the Index Caps renewal rates will increase as your Aggregate Floor Percentage decreases.

You should fully understand the operation of the Aggregate Floor Indexed Strategy before electing it as an investment or exercising its reset feature.

In the following example, We show how the Aggregate Floor, Aggregate Floor Percentage and the Index Caps work over the course of several Contract Years under varying market conditions. We provide the hypothetical renewal Index Caps table and additional examples in Appendix D.

Contract Year 1

Strategy Contract Value = $100,000

Aggregate Floor = $90,000

Aggregate Floor Percentage = -10%
Index Caps = 10%

●	If the Index performance in the 1st Contract Year is 15%, the Strategy Contract Value grows to $110,000 (up to the Index Caps of 10%), the Aggregate Floor remains at $90,000 (since 80% of $110,000 is $88,000, which is less than the current Aggregate Floor of $90,000) and the Aggregate Floor Percentage would be -18.1% [($90,000 / $110,000) – 1] for the next Contract Year.

Contract Year 2

Strategy Contract Value = $110,000

Aggregate Floor = $90,000

Aggregate Floor Percentage = -18.1%

Index Caps = 16.50%

●	If the Index performance in the 2nd Contract Year is 10%, the Strategy Contract Value grows to $121,000 (as the 10% Index performance is less than the Index Caps of 16.50%), the Aggregate Floor would increase to $96,800 (since 80% of $121,000 is $96,800, which is greater than the current Aggregate Floor of $90,000) and the Aggregate Floor Percentage would be -20% [($96,800 / $121,000) – 1] for the next Contract Year.

Contract Year 3

Strategy Contract Value = $121,000

Aggregate Floor = $96,800

Aggregate Floor Percentage = -20%

Index Caps = 22%

●	If the Index performance in the 3rd Contract Year is -25%, the Strategy Contract Value would decrease to the Aggregate Floor of $96,800 (although the Index performance was -25%, the maximum that could be lost in the Contract Year is -20%), the Aggregate Floor would remain at $96,800 (since 80% of $96,800 = $77,440, which is less than the Aggregate Floor of $96,800) and the Aggregate Floor Percentage would be 0% [($96,800 / $96,800) – 1] for the next Contract Year.

Contract Year 4

Strategy Contract Value = $96,800

Aggregate Floor = $96,800

Aggregate Floor Percentage = 0%

Index Caps = 2.50%

●	If the Index performance in the 4th Contract Year is -5%, the Strategy Contract Value would not decrease any further because the Aggregate Floor is $96,800 (although the Index performance was -5%, the maximum that could be lost in the Contract Year is -0%), the Aggregate Floor would remain at $96,800 (since 80% of $96,800 = $77,440, which is less than the Aggregate Floor of $96,800) and the Aggregate Floor Percentage would be 0% [($96,800 / $96,800) – 1] for the next Contract Year.

We provide additional information about each of these features below in this section.

Your Aggregate Floor will not Decrease due to Negative Market Performance

Your Aggregate Floor is guaranteed never to decrease due to negative market performance. Since your initial Aggregate Floor is equal to 90% of your initial investment allocation to the Aggregate Floor Indexed Strategy, this means your Aggregate Floor will never decrease below 90% of your initial investment (based on negative Index performance).

How Your Aggregate Floor Can Decrease

Transfers and withdrawals from the Aggregate Floor Indexed Strategy will decrease the Aggregate Floor on a proportional basis, which may be greater than the dollar amount of the transfer or withdrawal. The deduction of optional benefit charges will also decrease your Aggregate Floor in the same manner as transfer and withdrawals. See the following example:

Example — Transfer from Aggregate Floor Indexed Strategy:

End of Contract Year 1:

Aggregate Floor = $90.000

Strategy Contract Value = $105,000

A transfer of $50,000 is requested during the Reallocation Period from the Aggregate Floor Indexed Strategy into another Indexed Strategy for Contract Year 2.

Beginning of Contract Year 2:

Aggregate Floor = $47,150

Strategy Contract Value = $55,000

●	The Aggregate Floor is determined by first calculating the Aggregate Floor prior to the transfer, which is $90,000 (greater of $90,000 and $84,000, which is 80% of the $105,000 Strategy Contract Value)

●	Next, the Aggregate Floor is decreased by taking the transfer out of the Strategy ($50,000) and multiplying that amount by the greater of the following:

○	1 plus the maximum Floor Percentage of -20%, or -0.20, which is 80%

○	1 plus the (Aggregate Floor at the end of the prior Strategy Term divided by the Strategy Contract Value at the end of the prior Strategy Term minus one), which is 1 + (-14.3% or -0.143), which is 85.7%

●	The Contract Year 2 Aggregate Floor is $47,143, which is the Aggregate Floor calculated prior to the transfer ($90,000) less the amount of the Aggregate Floor attributed to the transfer from the Aggregate Floor Strategy ($42,857, which is 85.7% of $50,000) into the new Strategy.

●	Your Aggregate Floor Percentage for Contract Year 2 would be -14.3% [(Aggregate Floor of $47,143/Strategy Contract Value of $55,000) – 1]

Example — Withdrawal from Aggregate Floor Indexed Strategy:

End of Contract Year 1:

Aggregate Floor = $90.000

Strategy Contract Value = $105,000

During Contract Year 2, a withdrawal of $50,000 is taken. Assuming no change to the Strategy Contract Value, the Aggregate Floor is reduced proportionally by the factor of one minus the withdrawal divided by the Strategy Contract Value (1-$50,000/$105,000), which is equal to 0.52381. The Aggregate Floor following the withdrawal would be $47,143.

Please see Appendix D for more details and examples on the calculations.

Your Aggregate Floor can also decrease if you select a “reset,” as discussed below in this section.

How your Aggregate Floor can Increase

As discussed above, the Aggregate Floor amount may increase due to positive Index performance from one Strategy Term to the next while Strategy Contract Value remains allocated to the Aggregate Floor Indexed Strategy. At the start of each subsequent Strategy Term, the Aggregate Floor amount may increase such that you will never lose in excess of 20% in any given Strategy Term. This increase may occur following positive Index performance. If applicable, the increase is automatic.

The Aggregate Floor will also increase if you transfer additional Strategy Contract Value into the Indexed Strategy at the start of a new Strategy Term. The initial Aggregate Floor Percentage for transfers will always equal –10%. Upon transfer into the Aggregate Floor Indexed Strategy, the Strategy Contract Value will be increased by the amount of the transfer and the Aggregate Floor will be increased by 90% of the transfer. Following the transfer, the Aggregate Floor Percentage for the next Strategy Term will be calculated using the increased Aggregate Floor.

If there is a combination of renewal allocations and transfers into the Indexed Strategy, the Aggregate Floor will be a blend of the renewal allocations and transfer allocation. For example, assume your Aggregate Floor is $90,000 and your Strategy Contract Value is $105,000 at the start of the next Strategy Term prior to a $50,000 transfer into the Aggregate Floor Strategy. For the allocation renewing from the prior Strategy Term, the Aggregate Floor carried forward to the next Strategy Term remains $90,000 because 80% of the Strategy Contract Value did not exceed the prior Aggregate Floor. Following the transfer, your Aggregate Floor will increase by $45,000 (90% of $50,000 transfer) to a total of $135,000 Aggregate Floor. Example continued, for the next Strategy Term, your Aggregate Floor Percentage would be -12.9% (Aggregate Floor of $135,000/Strategy Contract Value of $155,000 – 1). Please see Appendix D for more details and examples on the calculations.

Your Aggregate Floor can also increase if you select a “reset,” as discussed below in this section.

The Aggregate Floor is set before the beginning of each Strategy Term. It is equal to Max [A,B] + C – D, where:

A is one plus the minimum Floor Percentage (-20%) under the Aggregate Floor Indexed Strategy x the Strategy Contract Value at the end of the prior Strategy Term;

B is the Aggregate Floor at the end of the prior Strategy Term;

C is Contract Value transferred into the Aggregate Floor Indexed Strategy since the end of the prior Strategy Term; multiplied by one plus the initial Aggregate Floor Percentage and

D is Contract Value transferred out of the Aggregate Floor Indexed Strategy since the end of the prior Strategy Term multiplied by [one plus the maximum of the minimum Floor Percentage and the (Aggregate Floor at the end of the prior Strategy Term divided by the Strategy Contract Value at the end of the prior Strategy Term minus one)]

Contract Value must remain allocated to the Indexed Strategy over multiple Strategy Terms to benefit from an increase in the Aggregate Floor. Contract Value that is transferred out of the Indexed Strategy loses any additional protection provided by the Aggregate Floor.

Aggregate Floor Percentage

The initial Aggregate Floor Percentage will always be equal to -10%. As discussed above, at the start of each new one year consecutive subsequent Aggregate Floor Indexed Strategy Term, the Aggregate Floor Percentage and the corresponding Index Caps may change based on the prior year’s (negative or positive) Index performance. First, We calculate your new Aggregate Floor. Then We calculate the Aggregate Floor Percentage. The Aggregate Floor Percentage can vary from -20% to 0%. As the Aggregate Floor and the Strategy Contract Value changes, the Aggregate Floor Percentage also changes to reflect the largest percentage that your Strategy Contract Value can decrease, based on the new Aggregate Floor, at the end of the Strategy Term. Your Aggregate Floor Percentage will then determine the Index Caps for that Strategy Term. Index Caps for each Aggregate Floor Percentage upon renewal will be available 10 days prior to the end of the Strategy Term, as discussed in more detail below in this section.

In general, following positive performance in a prior Contract Year, your Aggregate Floor Percentage will decrease for the next Contract Year (this means your potential loss will be larger) and the Index Caps renewal rates will increase (this means your potential gain will be higher). Alternatively, if you have negative performance in the prior Contract Year, your Aggregate Floor Percentage in the subsequent Contract Year will be higher (this means your potential loss will be smaller), and your Index Caps will be lower (this means you will have a lower potential gain.) In all cases, however, the new Aggregate Floor Percentage will never permit losses that would allow the Strategy Contract Value to decrease below the Aggregate Floor.

The Aggregate Floor Percentage is set at the beginning of each Strategy Term, the result will range between 0 and -20%. It is equal to A divided by (B + C – D) minus one, where

A is the Aggregate Floor as calculated above

B is the Strategy Contract Value at the end of the prior Strategy Term

C is Contract Value transferred into the Aggregate Floor Indexed Strategy since the end of the prior Strategy Term, and

D is Contract Value transferred out of the Aggregate Floor Indexed Strategy since the end of the prior Strategy Term.

Aggregate Floor Percentage Example: Assume that you allocated $100,000 in Contract Value entirely to the Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage is -10% and, at the end of the Strategy Term, the Index Return is -6%. In this case, to calculate the Index Credit, We would compare the Aggregate Floor Percentage of -10% to the Index Return of -6%. Because the Aggregate Floor Percentage (-10%) is less than the Index Return (-6%), We would apply an Index Credit equal to -6% to the Indexed Strategy Base, resulting in $94,000 in ending Contract Value. In this Strategy Term, the Aggregate Floor Percentage did not provide any downside protection.

Assume funds remain in the same Aggregate Floor Indexed Strategy. The Aggregate Floor Percentage for Contract Year 2 is -4.3%, which is derived by taking the Aggregate Floor divided by the beginning Contract Value minus 1 ($90,000/$94,000 – 1). At the end of the second Strategy Term, the Index Return is -6%. In this case, to calculate the Index Credit, We would compare the Aggregate Floor Percentage of -4.3% to the Index Return of -6%. Because the Aggregate Floor Percentage (-4.3%) is greater than the Index Return (-6%), We would apply an Index Credit equal to -4.3% to the Indexed Strategy Base, resulting in $90,000 in ending Contract Value. In this Strategy Term, the Aggregate Floor Percentage did provide downside protection.

	Beginning Contract	Indexed Strategy	Aggregate	Aggregate Floor	Index	End Contract
Year	Value	Base	Floor	Percentage	Return	Value
1	100,000	100,000	90,000	-10.0%	-6%	94,000
2	94,000	94,000	90,000	-4.3%	-6%	90,000

See Appendix D for examples illustrating the operation of the Aggregate Floor over multiple Strategy Terms.

Aggregate Floor Percentage Resets

You also have the option to elect to reset the Aggregate Floor Percentage during the Reallocation Period to -10%, which will impact your Aggregate Floor going forward and will impact your Index Caps for the next consecutive Strategy Term.

The reset feature provides the option to reset the level of Aggregate Floor Percentage to the initial Aggregate Floor Percentage during each Strategy Term. You must elect this feature during the Reallocation Period. If you do not elect to reset the Aggregate Floor Percentage, We will automatically recalculate the Aggregate Floor Percentage at the start of each new Strategy Term. Please see “Risk Factors” for further discussion of any risks and benefits of exercising the reset feature.

The Aggregate Floor will increase or decrease upon the election of the reset feature. At the time the reset feature is elected, the Aggregate Floor will be reset equal to 90% of your Strategy Contract Value. Resetting the Aggregate Floor Percentage enables a Contract Owner to accept more or less risk at the start of the next Strategy Term. See Examples 1 and 2 below for a reset to decrease downside exposure and a reset to increase downside exposure. If a reset of the Aggregate Floor is elected and the Aggregate Floor Percentage was greater than -10%, then the Aggregate Floor protection of 90% of the initial allocation (and any subsequent allocations up to the reset) would no longer apply following the reset.

Example 1 — Aggregate Floor Reset to decrease downside exposure:

When Strategy Contract Value has increased and the Aggregate Floor Percentage is less than -10%, resetting will increase the Aggregate Floor and lock in a higher Floor, which will result in potentially lower Index Caps. This might be appropriate for a Contract Owner who wants to protect gains prospectively.

Aggregate Floor Percentage	-20%
Strategy Contract Value	$125,000
Aggregate Floor	$100,000
Elect to Reset Aggregate Floor Percentage
Aggregate Floor Percentage	-10%
Strategy Contract Value	$125,000
Aggregate Floor	$112,500	90% of $125,000 Strategy Contract Value

This reset of the Aggregate Floor Percentage will limit upside potential for the next Strategy Term (Lower Index Caps for greater downside protection).

Example 2 — Aggregate Floor Reset to increase downside exposure:

When Strategy Contract Value has decreased and the Aggregate Floor Percentage is greater than -10%, resetting will decrease the Aggregate Floor and lock in a lower Floor which will result in potentially higher Index Caps. This might be appropriate for a Contract Owner who is willing to take greater downside potential in order to capture more positive performance in the Index through increased Index Caps.

Aggregate Floor Percentage	0%
Strategy Contract Value	$90,000
Aggregate Floor	$90,000
Elect to Reset Aggregate Floor Percentage
Aggregate Floor Percentage	-10%
Strategy Contract Value	$90,000
Aggregate Floor	$81,000	90% of $90,000 Strategy Contract Value

This reset of the Aggregate Floor Percentage will increase upside potential for the next Strategy Term (Higher Index Caps for less downside protection).

It is important to note that because the Index Credit is not known until the end of the Strategy Term, your Aggregate Floor for the next Strategy Term will not be known at the time you must elect the reset. Your new Aggregate Floor, based on the reset, may be higher or lower than you expected. This means that you could reset your Aggregate Floor Percentage and end up locking in a lower Aggregate Floor (and the potential for greater losses) than if you had not reset. If you make a reset request during the Reallocation Period, you may elect to cancel such request prior to the end of the Reallocation Period.

Please see Appendix D for additional reset examples.

Communicating Aggregate Floor Percentage and Index Caps for Consecutive Subsequent Aggregate Floor Indexed Strategy Terms

At least ten days prior to the start of each Strategy Term, We will set all applicable Index Caps for the next Strategy Term for the Aggregate Floor Indexed Strategy. Each Index Caps will correspond to a specified range of Aggregate Floor Percentages, as follows:

Hypothetical Renewal Index Caps for example with given Aggregate Floor Percentages:

Sample Aggregate Floor Percentage	Sample Cap
0% to greater than -3%	2.50%
-3% to greater than -7%	4.50%
-7% to greater than -10%	7.50%
-10% to greater than -13%	10.00%
-13% to greater than -17%	12.50%
-17% to greater than -20%	16.50%
-20%	22.00%

These are not set Aggregate Floor Percentages or Index Caps. This table is strictly an example of how We will communicate the renewal Aggregate Floor Percentages and Index Caps. These Aggregate Floor Percentages and Caps are not affiliated with any actual Aggregate Indexed Floor Strategy.

It is important to note that your Aggregate Floor Percentage for the next Strategy Term is not determined until the end of your current Strategy Term. This is because it is based on the new Aggregate Floor. The new Aggregate Floor is not calculated until the Index Credit is calculated and applied from the preceding Strategy Term. This means that while each Contract Owner will know the range of new possible Index Caps and Aggregate Floor Percentages prior to the start of the new Strategy Term, the precise applicable Index Caps and Aggregate Floor Percentage based will not be known until the start of the Strategy Term. Please reference Appendix D for further examples of the operations of the renewal Index Caps and Aggregate Floor Percentages.

As outlined immediately above, We set new Index Caps at least 10 days before the start of every new Aggregate Floor Indexed Strategy Term by publishing a finite table of Index Caps based on a range of Aggregate Floor Percentages. If you are not satisfied with the Index Caps We set prior to the start of the Strategy Term, either before or after the next Strategy Term begins, you have several options, as follows:

●	Based on that table of Index Caps, a Contract Owner can choose to transfer Strategy Contract Value out of the Aggregate Floor Indexed Strategy during the Reallocation Period and the transfer will be effective for the next Strategy Term.

●	Based on that table of Index Caps, a Contract Owner can elect to reset the Aggregate Floor Percentage to -10% during the Reallocation Period (which will correspond to the published set Index Caps for the -10% Aggregate Floor Percentage).

●	Based on the table of Index Caps, We will determine if any of the set Index Caps trigger the bailout feature. If a Contract Owner does not want the pre-published Index Caps, based on the Aggregate Floor Percentage calculated at the start of the Strategy Term, if the bailout feature applies, the Contract Owner can make a partial withdrawal or full surrender without any MVA or Withdrawal Charges, if applicable. Any partial withdrawals will be taken proportionately across all Indexed Strategies.

●	After the Strategy Term begins, you can always elect the Performance Lock and receive a fixed credited rate until the end of the Strategy Term. For any Strategy Contract Value allocated to the Aggregate Floor Indexed Strategy at issue or on any future Contract Anniversary, the initial Aggregate Floor will be based on the dollar amount allocated to the Indexed Strategy at that time The Aggregate Floor Indexed Strategy is available for a single Strategy Term, but the downside protection guarantee for the Aggregate Floor Indexed Strategy will not span multiple one year Strategy Terms if not invested in consecutive one year Strategy Terms.

See Appendix D for more detailed examples. Aggregate Floor Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit (unless your Aggregate Floor Percentage is 0%), and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, MVAs, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Aggregate Floor Percentage.

Aggregate Floor Percentage provides only limited protection from downside risk. It does not provide absolute protection against negative Index Credit, and you may lose money. Additionally, Rider Charges, Withdrawal Charges, advisory fees, MVAs, and taxes, if applicable, will further reduce your Contract Value and are not subject to the Aggregate Floor Percentage.

PERFORMANCE LOCK

If you allocate Contract Value to an Indexed Strategy for a Strategy Term, you may exercise the Performance Lock feature.

●	You may exercise the Performance Lock feature manually at any time by notifying Us prior to 4:00 p.m. Eastern Time on the fourth to last Valuation Day of the Strategy Term, in which case your Strategy Contract Value for the remainder of the Strategy Term will be “locked-in” at the Strategy Interim Value calculated at the end of the second Valuation Day following the Valuation Day on which We receive your request

●	You can also request an automatic Performance Lock based on pre-established targets you may set for any Indexed Strategy for a Strategy Term. By setting a target for automatic Performance Lock, you are authorizing Us to automatically execute a Performance Lock if and when that target is reached, if reached during the Strategy Interim Value calculation at the end of any Valuation Day on or before the fourth to last Valuation Day of the Strategy Term. If an automatic Performance Lock target is reached, We lock-in the Strategy Interim Value calculated at the end of the second Valuation Day following the target being reached. You may change your targets and/or cancel the automatic Performance Lock as long as the Performance Lock has not yet been triggered.

Alternative to the automatic Performance Lock, you may also elect performance notification. With this feature, you may set a target for any Indexed Strategy for a Strategy Term, and if and when that target is reached, you and your financial professional will receive digital notice. With performance notification, a Performance Lock will not be automatically executed; you will need to manually exercise the Performance Lock, if you choose to do so. Upon exercise of a Performance Lock, your locked-in Strategy Contract Value will accumulate at a fixed rate equivalent to the One-Year Fixed Strategy for the remainder of the Strategy Term. No Index Credit for that Indexed Strategy will be credited to you at the end of the Strategy Term, regardless of whether the Index Credit would have been positive, negative or equal to zero. Additionally, for the Dual Directional Yield strategies, no additional Performance Credits will be credited on subsequent Quarterly Anniversaries during the Strategy Term. If you take a withdrawal, or a Rider Charge or an advisory fee has been assessed, from an Indexed Strategy during a Strategy Term after the Performance Lock feature has been exercised, your Strategy Contract Value will be reduced by the amount deducted, including any applicable Withdrawal Charges, MVAs and taxes payable by Us and not previously deducted.

You may exercise the Performance Lock feature only once each Strategy Term for each Indexed Strategy. The exercise of the Performance Lock feature is irrevocable. To exercise the Performance Lock feature upon request, or to establish an automatic Performance Lock target, you must submit a request to Us. If We receive your request on a non-Valuation Day or after the close of a Valuation Day, your request will be deemed to be received on the next Valuation Day.

If you exercise the Performance Lock feature based on a Strategy Interim Value that is higher than your Indexed Strategy Base at the beginning of the Strategy Term, you will realize positive investment return with respect to that Indexed Strategy for that Strategy Term (excluding the impact of any Withdrawal Charges, MVAs or taxes if you take a withdrawal from that Indexed Strategy). If you exercise the Performance Lock feature based on a Strategy Interim Value that is lower than your Indexed Strategy Base at the beginning of the Strategy Term, you will realize a negative investment return with respect to that Indexed Strategy for that Strategy Term.

For one year Strategy Terms, following the Performance Lock Date, the Strategy Contract Value will be credited daily interest at a rate equal to the One-Year Fixed Strategy. The Strategy Contract Value will remain in the same Indexed Strategy, unless directed otherwise during the Reallocation Period. See section “Reallocation Period” for additional information.

For Strategy Terms greater than one year, on the Performance Lock Date, Strategy Contract Value will be automatically transferred to the One-Year Fixed Strategy.

For example, assuming you allocated $100,000 at the start of an Indexed Strategy Term to an annual Buffer/Cap Indexed Strategy and mid-year when the Strategy Interim Value was $108,000 you elected the Performance Lock feature in your Contract. Upon election of this feature, you are no longer subject to the parameters of that Indexed Strategy and now until the end of the Strategy Term your Strategy Contract Value will grow at a fixed interest rate.

See Appendix B for a description of how Strategy Interim Values are calculated. You may contact Us at 833-ASK GA 4U (833-275-4248) to obtain your Strategy Interim Value for any Indexed Strategy to which you allocated Contract Value.

You should consider these important factors when deciding whether to exercise the Performance Lock feature:

●	You may exercise the Performance Lock feature only once during a Strategy Term for each Indexed Strategy, and you cannot revoke your decision once you exercise the Performance Lock feature.

●	You can only exercise the Performance Lock feature for the full amount of your Strategy Contract Value.

●	You will not know the locked-in Strategy Contract Value in advance, regardless of how Performance Lock is exercised. If you submit a request to exercise Performance Lock, We use the Strategy Interim Value calculated at the end of the second Valuation Day after We receive your request. As a result, the locked-in Strategy Contract Value may be higher or lower than it was at the point you requested the Performance Lock. If an automatic Performance Lock target is reached, We lock-in the Strategy Interim Value calculated at the end of the second Valuation Day following the target being reached, so the locked-in Strategy Contract Value could be lower or higher than the automatic Performance Lock target you set.

●	After you exercise the Performance Lock feature for an Indexed Strategy, your Strategy Contract Value will increase at a daily fixed interest rate equal to the One-Year Fixed Strategy Rate. You will not receive an Index Credit at the end of the Strategy Term, regardless of whether the Index Credit would have been positive, negative, or equal to zero. Additionally, for the Dual Directional Yield strategies, you will not receive any additional Performance Credits.

●	If you take a withdrawal from Strategy Contract Value and/or an advisory fee or Rider Charge is deducted from Strategy Contract Value, during the remainder of the Strategy Term after you exercise the Performance Lock feature, your Strategy Contract Value will be reduced.

●	For Dual Directional strategies, although negative Index performance can result in positive Index Credit or Performance Credit Rate based on the applicable Indexed Strategy Parameters, if Performance Lock is exercised at a time when your Strategy Interim Value has declined, you are locking in any loss. You will not receive any positive credits upon locking-in a loss.

●	We will not provide advice or notify you regarding whether you should exercise the Performance Lock feature or the optimal time for doing so, aside from notifying you if your pre-established target has been reached under the performance notification feature. We will not warn you if you exercise the Performance Lock feature at a sub-optimal time. We are not responsible for any losses or foregone gains related to your decision whether or not to exercise the Performance Lock feature.

●	There may not be an optimal time to exercise the Performance Lock feature during a Strategy Term. It may be better for you if you do not exercise the Performance Lock feature during a Strategy Term. It is impossible to know with certainty whether or not the Performance Lock feature should be exercised.

IMPACT OF WITHDRAWALS FROM INDEXED STRATEGIES

You may surrender your Contract or take a partial withdrawal from your Contract at any time during the Accumulation Period. Withdrawals may be subject to Withdrawal Charges, MVA, taxes payable by Us and any pro-rated Rider Charges. See the “Contract Charges” section.

You should carefully consider the risks associated with withdrawals under the Contract, including withdrawals before the end of a Strategy Term (i.e., withdrawals based on Strategy Interim Value). The Strategy Interim Value is not tied directly to the performance of the Index, although Index performance is one factor that impacts your Strategy Interim Value. Strategy Interim Value is calculated as described in Appendix B. The Strategy Interim Value is calculated using a formula that does not directly reflect the actual performance of the applicable Index and is not subject to the Buffer Percentage or Floor Percentage. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term. This means that partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract) during a Strategy Term could result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term to take a withdrawal. The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day. In addition, any partial withdrawal will proportionately reduce your Indexed Strategy Base, which could be significantly more than the dollar amount of your withdrawal. This will reduce any gains at the end of the Strategy Term.

Partial withdrawals (including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions under the Contract) before the end of a Strategy Term could result in a greater reduction in your Strategy Contract Value than if you waited until the end of the Strategy Term to take a withdrawal. In addition, any partial withdrawal will proportionately reduce your Indexed Strategy Base, which could be significantly more than the dollar amount of your withdrawal. This will reduce any gains at the end of the Strategy Term.

You should fully understand how a withdrawal from an Indexed Strategy reduces your Strategy Contract Value and Indexed Strategy Base because such reductions could significantly reduce the value of the Contract.

Specifically, Indexed Strategy withdrawals will negatively impact your Contract in these ways:

●	They will cause your Strategy Interim Values for the remainder of the Strategy Term to be lower than if you did not take the withdrawal. Because your Strategy Contract Value is set equal to your Strategy Interim Value on any given Valuation Day during a Strategy Term (except the first day of the Strategy Term), lower Strategy Interim Values will result in lower

Strategy Contract Values. For investments allocated to Indexed Strategies, your Strategy Contract Value, less any applicable Withdrawal Charges, MVA and/or prorated Rider Charge is the amount available for partial withdrawals (including withdrawals to advisory fees, although if taken as part of Our systematic withdrawal program, Withdrawal Charges and MVAs will not apply), full surrender of your Contract, annuitization and Death Benefit payments.

●	At the end of the Strategy Term, assuming that you do not exercise the Performance Lock feature, any positive increase credited to your Contract will be lower than if you did not take the withdrawal. This is because a withdrawal proportionately reduces your Indexed Strategy Base, and the increase credited to your Contract is calculated by multiplying the Indexed Strategy Base by the Index Credit. Proportionate reductions could be significantly more than the dollar amount of your withdrawal.

●	If you exercise the Performance Lock feature, the Strategy Interim Values that you are able to lock-in with the Performance Lock feature will be lower than the Strategy Interim Values that would have been possible had you not taken the withdrawal.

●	If allocated to Aggregate Floor Indexed Strategy, any withdrawal, including withdrawals to pay advisory fees, systematic withdrawals and Required Minimum Distributions for the Contract will proportionally reduce you Aggregate Floor amount. Proportionate reductions could be significantly more than the dollar amount of your withdrawal.

REALLOCATION PERIOD

During the Accumulation Period, you may reallocate Contract Value in an Indexed Strategy or the One-Year Fixed Strategy at the end of the Strategy Term, and you may reallocate Contract Value in the Performance Credit Account on any Contract Anniversary. You may not reallocate Contract Value at any other times.

In order to reallocate your Contract Value, We must receive a reallocation request in Good Order during the Reallocation Period, as follows:

●	To reallocate Contract Value from an Indexed Strategy or the One-Year Fixed Strategy, you may submit your request for a period of 30 days prior to the Strategy Term end date, and We must receive your request at least two Valuation Days prior to the Strategy Term end date. Your reallocation request will be processed at the end of the Strategy Term.

●	To reallocate Contract Value from the Performance Credit Account, you may submit your request for a period of 30 days prior to the Contract Anniversary, and We must receive your request at least two Valuation Days prior to the Contract Anniversary. Your reallocation request will be processed on the Contract Anniversary. When requesting a reallocation from the Performance Credit Account, you must reallocate the entire Performance Credit Account Value. Partial reallocations are not permitted.

●	You may submit a reallocation request by any method allowable by Us. Although We use reasonable procedures to prevent unauthorized account access, We cannot assure you that telephone or Internet activity will be completely secure or free of delays or malfunctions. If you choose to make reallocations by telephone or Internet, you must be willing to assume the risk of loss that may occur despite Our reasonable efforts to verify identity. We are not responsible for the negligence or wrongful acts of third parties.

When reallocating Contract Value, you may reallocate such Contract Value to one or more of the available Indexed Strategies and/or the One-Year Fixed Strategy. You cannot reallocate Contract Value to the Performance Credit Account. In addition, there are restrictions on your choice of Indexed Strategies, as follows:

●	An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would begin during the Withdrawal Charge Period and extend beyond the end of the Withdrawal Charge Period. For example, if you initially allocated your Premium Payment to the S&P 500 three year point-to-point Index Cap with 10% Buffer, at the third Contract Anniversary, you may reallocate to another three-year Indexed Strategy, to a one-year Indexed Strategy or to the One-Year Fixed Strategy, but you may not reallocate to a six-year Indexed Strategy as the new Strategy Term would begin during the Withdrawal Charge Period and extend for three years beyond the Withdrawal Charge Period. Therefore, six-year Indexed Strategies may be elected at Issue or after the Withdrawal Charge Period ends. Three-year Indexed Strategies may be elected up to and including the third Contract Anniversary or after the Withdrawal Charge Period ends.

●	An allocation to a three-year or six-year Indexed Strategy is not permitted if the Strategy Term would extend beyond the Contract Maturity Date.

●	If Contract Value is already allocated to a three-year or six-year Indexed Strategy, you may not allocate additional Contract

Value to that same Indexed Strategy until the ongoing Strategy Term ends. For example, if you initially allocated 50% of your Premium Payment to the S&P 500 three year point-to-point Participation Rate with 10% Buffer Indexed Strategy and 50% to the One-Year Fixed Strategy, at the first Contract Anniversary, you may not allocate additional funds to the S&P 500 three year point-to-point Participation Rate with 10% Buffer Indexed Strategy as you are currently allocated to that Indexed Strategy. At the third Contract Anniversary, when that Strategy Term ends, you may then reallocate Contract Value into a new S&P 500 three-year point-to-point Participation Rate with 10% Buffer Indexed Strategy, if you choose.

●	For the Dual Directional Yield strategies, Contract Value may be allocated to either the 10% or the 20% Buffer strategy, but not both.

The amount of Contract Value allocated to a strategy at the beginning of a Strategy Term must be at least $2,500 or 10% of the Contract Value, whichever is greater. If any reallocation you request would reduce a Strategy Contract Value to less than the greater of $2,500 or 10% of the Contract Value, We will not process your reallocation.

During the Reallocation Period, If We do not receive a timely reallocation request in Good Order, the following will apply:

●	For Contract Value in an Indexed Strategy or the One-Year Fixed Strategy, no reallocation will occur and your current allocation will remain in place for the next Strategy Term, except as otherwise provided herein. For an Indexed Strategy, if We have discontinued offering that Indexed Strategy, or if your current allocation is not permissible for a new Strategy Term, We will reallocate the Strategy Contract Value to the One-Year Fixed Strategy. This could significantly reduce returns, as the One-Year Fixed Strategy could pay as little as the guaranteed minimum interest rate.

●	For Contract Value in the Performance Credit Account, no reallocation will occur and your Performance Credit Account Value will remain in the Performance Credit Account, and the interest rate that we declared for the next Contract Year will apply. The Performance Credit Account could pay as little as the guaranteed minimum interest rate.

You will receive a reallocation notice 30 days prior to the end of a Strategy Term with information about where to obtain information about available Indexed Strategies and applicable rates. At least ten days prior to the start of each Strategy Term, We will make available the applicable Index Cap, Participation Rate, Index Trigger Rate, Performance Yields, or Tier Level and Tier Participation Rates. We set Index Caps, Participation Rates, Index Trigger Rate, Performance Yield, Tier Participation Rates and Tier Level based on market factors such as interest rates and market volatility subject to minimum and/or maximum guarantees.

ACCESS TO YOUR MONEY DURING THE ACCUMULATION PERIOD

TYPES OF WITHDRAWALS

You may access your Contract Value during the Accumulation Period:

●	by taking partial withdrawals;

●	by requesting withdrawals from Contract Value to pay an advisory fee up to a maximum of 1.5% of the Contract Value; or

●	by surrendering your Contract (i.e. taking a full withdrawal)

Your Contract Value will decline whenever you take partial withdrawals. If a partial withdrawal would cause your Contract Value to be less than $2,500, We will instead pay you the Surrender Value and terminate your Contract. If you surrender your Contract, We will pay you the Surrender Value and terminate your Contract. You may not take withdrawals greater than your Surrender Value. If you do not want your Contract, including any Death Benefit, terminated without value, do not make a withdrawal that risks reducing your Contract Value below $2,500.

Partial withdrawals and surrenders (full withdrawals) may be subject to Withdrawal Charges. See the section titled “Withdrawal Charge” for more information about Withdrawal Charges. Amounts up to the Free Withdrawal Amount, which includes the Required Minimum Distribution for the Contract, that are withdrawn or surrendered during the Withdrawal Charge Period are not subject to the Withdrawal Charge and MVA. Withdrawals eligible under the nursing home waiver or terminal illness waiver and withdrawals taken via a systematic withdrawal program to pay advisory fees also are not subject to the Withdrawal Charge and MVA. Withdrawals attributed to the Performance Credit Account are not subject to the Withdrawal Charge and MVA. We will deduct the prorated Rider Charge from your Surrender Value, if applicable.

In addition, a partial withdrawal will reduce your Indexed Strategy Base. It will cause your Strategy Interim Values for the remainder of the Strategy Term to be lower than if you did not take the withdrawal. Because your Strategy Contract Value equals your Strategy Interim Value on any given Valuation Day during a Strategy Term (except the first day of the Strategy Term), lower Strategy Interim Values result in lower Strategy Contract Values.

PARTIAL WITHDRAWALS

During the Accumulation Period, you can make partial withdrawals from your Contract Value at any time by submitting a request. Partial withdrawals must be at least $1,000. There is no minimum withdrawal amount for amounts withdrawn from the Performance Credit Account. We will only process withdrawal requests that are received in Good Order.

Partial withdrawals, other than systematic withdrawals to pay advisory fees, will be taken from the Performance Credit Account first, if applicable. After the Performance Credit Account Value is depleted, any remaining partial withdrawal will be taken proportionally from the One-Year Fixed Strategy and Indexed Strategies based on how your Contract Value is allocated by percentage. Systematic withdrawals to pay advisory fees will be taken proportionally from the One-Year Fixed Strategy and Indexed Strategies first based on how your Contract Value is allocated by percentage. After the One-Year Fixed Strategy Value and Indexed Strategy values are depleted, any remaining systematic withdrawal to pay advisory fees will be taken from the Performance Credit Account.

The minimum Contract Value following any partial withdrawal is $2,500, and if any partial withdrawal would result in your Contract Value being less than $2,500, We will instead pay you the Surrender Value and terminate your Contract. If you surrender the Contract, We will pay you the Surrender Value and terminate your Contract.

Your withdrawal will be processed within two Valuation Days following the Valuation Day that We receive your request in Good Order. If We receive your request in Good Order on a day that is not a Valuation Day or after close of the Valuation Day, We will process it as if it was received on the following Valuation Day. In general, We will pay withdrawal requests within seven calendar days thereof, but We may delay payment for up to six months if the insurance regulatory authority of the state in which We issued the Contract approves such deferral.

Partial withdrawals taken from an Indexed Strategy may negatively impact your Strategy Contract Value for the remainder of the Strategy Term and permanently reduce your Indexed Strategy Base. See the section titled “Impact of Withdrawals from Indexed Strategies.” Partial withdrawals from an Indexed Strategy may also negatively impact Strategy Interim Values that you may lock-in with the Performance Lock feature. See the section titled “Performance Lock.”

SURRENDERS

You can take a full withdrawal (i.e., surrender your Contract for its Surrender Value) at any time during the Accumulation Period by submitting a request in Good Order. All benefits under the Contract will be terminated as of two Valuation Days following the Valuation Day that We receive your surrender request.

Your surrender will be processed within two Valuation Days following the Valuation Day that We receive your request in Good Order. If We receive your request in Good Order on a day that is not a Valuation Day or after close of the Valuation Day, We will process it as if it was received on the following Valuation Day. In general, We will pay surrender requests within seven calendar days thereof, but We may delay payment for up to six months if the insurance regulatory authority of the state in which We issued the Contract approves such deferral.

If you take a withdrawal before the end of the Strategy Term, for Contract Value allocated to any Indexed Strategy, your Strategy Contract Value equals the Strategy Interim Value, which could be less than your investment even when the Index is performing positively. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, and higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

MARKET VALUE ADJUSTMENT

Cumulative withdrawals (partial or full) in any Contract Year that exceed the Free Withdrawal Amount during the Withdrawal Charge Period will be subject to an MVA. An MVA will also apply to the applicable remaining Contract Value that exceeds your Free Withdrawal Amount if you annuitize your Contract during the Withdrawal Charge Period. An MVA will not apply to amounts payable as a Death Benefit.

In extreme circumstances, it is possible to lose 100% of the amount withdrawn from an Indexed Strategy due to an MVA, subject to the applicable minimum non-forfeiture amount under the Contract as described further below.

An MVA may apply on any day during the Withdrawal Charge Period, including the last day of a Strategy Term. An MVA may be positive, negative or zero. An MVA will be applied to Contract Value deducted in excess of the Free Withdrawal Amount from (i) the One-Year Fixed Strategy and (ii) any Indexed Strategy to the extent that the amount deducted from the Indexed Strategy is attributable to the Fixed Income Asset Proxy (as opposed to the Derivative Asset Proxy). The amount deducted from an Indexed Strategy that exceeds the Free Withdrawal Amount will be attributed to the Fixed Income Asset Proxy in same proportion that the Fixed Income Asset Proxy bears to the Strategy Contract Value immediately before the deduction, subject to capping the Free Withdrawal Amount attributed to the Fixed Income Asset Proxy at the total Free Withdrawal Amount attributed to that Indexed Strategy.

The MVA will be capped at the maximum possible positive MVA percentage that if applied on a full surrender of the Contract would decrease the Surrender Value to the minimum non-forfeiture amount, as described below. This guarantees the MVA will never decrease the Contract Surrender Value below the minimum non-forfeiture amount, but it will also limit the positive MVA that may apply to the Surrender Value. For example, if the difference between the Surrender Value following the Withdrawal Charge, but prior to the MVA, is $95,000 and the minimum non-forfeiture amount is $87,500 then the MVA is guaranteed to be no greater than the difference, $7,500, positive or negative. Accordingly, the MVA will result in a payment of no less than $87,500 and no more than $102,500 upon surrender.

Minimum non-forfeiture refers to the minimum value available for surrender under this annuity Contract. The minimum non-forfeiture amount prior to the Annuity Commencement Date shall be equal to the Premium Payments multiplied by the non-forfeiture factor stated in your Contract, accumulated at the non-forfeiture rate, less taxes and withdrawals, including advisory fee withdrawals. The non-forfeiture rate for funds allocated to the One Year Fixed Strategy is stated in your Contract. The non-forfeiture rate for funds allocated to an Indexed Strategy is equal to the rate of return of the Indexed Strategy.

The MVA is designed to approximate the change in value of fixed income instruments We hold in support of Our payment obligations under the Contract. MVAs are calculated based on changes in prevailing interest rates. In general, if interest rates increase between the Issue Date and the date of the partial withdrawal, surrender or annuitization, the MVA will decrease the amount you receive. Conversely, if interest rates decline during this period, the MVA will increase the amount you receive.

The MVA Index is a measure of market interest rates. The MVA Index is identified on each Valuation Day during the Withdrawal Charge Period as the sum of the prior Valuation Day’s closing values of:

(a)	the Daily Constant Maturity Treasury Rate for the fixed maturity time interval equal to the whole number of months remaining in the Withdrawal Charge Period plus

(b)	the Option Adjusted Spread of the Bloomberg Barclays U.S. Corporate Intermediate Bond Index

If the Option Adjusted Spread of the Bloomberg Barclays U.S. Corporate Intermediate Bond Index or the Daily Constant Maturity Treasury Rate is not published on a day for which an Index number is required, the nearest preceding published Index number will be used. With respect to the Daily Constant Maturity Treasury Rate, We will use an interpolation method to establish closing values for a fixed maturity time interval equal to the whole number of months remaining in the Withdrawal Charge Period for maturities that are not available.

The MVA is calculated using the following formula:

MVA = A x (B – C) x N/365 where

A = MVA Percentage Factor shown in the Contract;

B = effective annual interest rate equal to MVA Index on the MVA Index date associated with the withdrawal, surrender or annuitization;

C = effective annual interest rate equal to the MVA Index on the MVA Index date associated with the Issue Date;

N = number of days remaining in the Withdrawal Charge Period.

Please see MVA Appendix H for Examples.

For example, assume the MVA Index increased by 2.00% halfway through the 6 year Withdrawal Charge Period for a B-share Contract. In this example, the MVA would be 6.00% (100%*2.00%*1095/365). The MVA and any applicable Withdrawal Charges will reduce your Contract Surrender Value. Please see more detailed examples for MVA in Appendix H.

SYSTEMATIC WITHDRAWALS TO PAY ADVISORY FEE

Owners of an I-share class Contract may request withdrawals from Contract Value to pay advisory fees up to a maximum rate of 1.5% per annum. This maximum rate will not change after the Issue Date. The financial professional through whom you purchase the Contract, may manage your Contract Value for an advisory fee. The advisory fee for this service is covered by a separate agreement between you and your financial professional, and is in addition to the fees and expenses of the Contract as described in this prospectus. Deduction of the advisory fee must be administered by means of a systematic withdrawal program that is established specifically for the deduction of advisory fees under this provision of the Contract. Withdrawals may be taken monthly, quarterly, semi-annually or annually. Systematic withdrawals to pay advisory fees will be taken proportionally from the One-Year Fixed Strategy and Indexed Strategies first based on how your Contract Value is allocated by percentage. After the One-Year Fixed Strategy Value and Indexed Strategy Values are depleted, any remaining systematic withdrawal to pay advisory fees will be taken from the Performance Credit Account. Each deduction is subject to a minimum withdrawal of $100.00. Withdrawals to pay an advisory fee under the systematic withdrawal program are not subject to the Withdrawal Charge and MVA, do not reduce the Free Withdrawal Amount or any Optional

Death Benefit Value.

All withdrawals to pay advisory fees to the extent that they are taken from Indexed Strategies are taken from the Strategy Interim Value. They will reduce your Strategy Contract Value and will proportionately reduce your Indexed Strategy Base. Such reductions could be significant. This will reduce any gains at the end of the Strategy Term.

Pursuant to a Private Letter Ruling issued to the Company by the Internal Revenue Service, We will not report any such partial withdrawal as a taxable distribution for federal income tax purposes. Such partial withdrawals are limited to a maximum of 1.50% of Contract Value per Contract Year. Any amount in excess of that limit will be treated as a regular partial withdrawal (i.e., it may be reported as a taxable distribution for federal income tax purposes). Once you submit a request for systematic withdrawals to pay the advisory fee, Partial Withdrawals from your Contract to pay advisory fees will continue, unless you instruct the Company in writing to terminate them.

The Contract Owner may terminate the systematic withdrawal program for the deduction of advisory fees at any time by instructing the Company in writing. Contract Owners may reinstate their systematic withdrawal program by instructing the Company in writing. Contract Owners should contact their financial professional prior to terminating (or, if applicable, reinstating) the systematic withdrawal program.

Advisory fees taken outside of the systematic withdrawal program as a partial withdrawal are subject to Withdrawal Charges and Market Value Adjustments. This will reduce your Free Withdrawal Amount and any Optional Death Benefit Value.

Advisory fee withdrawals that reduce the Contract Value below the minimum Contract Value may result in a termination of the Contract and We will pay you the Surrender Value.

CONTRACT CHARGES

You may incur the following charges under your Contract:

●	Withdrawal Charge;

●	MVA; or

●	optional Return of Premium Death Benefit Charges

Additionally, if you take a withdrawal from an Indexed Strategy prior to the end of the Strategy Term, the amount of your withdrawal will be based on the Strategy Interim Value, which may be less than the Strategy Contract Value at the end of the Strategy Term. You may lose up to 100% of your Contract Value in an Indexed Strategy by taking a withdrawal prior to the end of the Strategy Term. It is possible to lose your entire principal investment and any earnings over the life of your Contract.

WITHDRAWAL CHARGE

A Withdrawal Charge may be imposed when you take a partial withdrawal or surrender your Contract or annuitize during the Withdrawal Charge Period. A Withdrawal Charge does not apply to amounts payable as a Death Benefit. After the Withdrawal Charge Period, there are no Withdrawal Charges under the Contract.

If a Withdrawal Charge applies to a withdrawal, the charge will be a percentage of the amount withdrawn in excess of your Free Withdrawal Amount. See “Free Withdrawal Amount” below. Partial withdrawals, full surrender and annuitization, if made or taken during a Strategy Term, are subject to an adjustment based on the Strategy Interim Value and may be subject to Withdrawal Charges and MVAs. If you take a partial withdrawal, We will deduct the Withdrawal Charge from the amount withdrawn (Gross Withdrawal) unless you tell Us to deduct the Withdrawal Charge from your remaining Contract Value (Net Withdrawal). If your remaining Contract Value is not sufficient to pay the Withdrawal Charge, We will deduct the Withdrawal Charge from the amount withdrawn. If you surrender your Contract, the Withdrawal Charge is calculated as part of your Surrender Value.

Withdrawal Charge Percentage

The applicable Withdrawal Charge percentage will depend on the Contract Year during which the withdrawal is taken and the share class of your Contract. The schedule below sets forth the Withdrawal Charge percentages under the Contract:

	Withdrawal Charge Percentage
Contract Year	B-Share	I-Share
1	8%	2%
2	8%	2%
3	7%	2%
4	6%	2%
5	5%	2%
6	4%	2%
7+	0%	0%

There is a Withdrawal Charge Period of six years for the B-share and the I-share Contract, during which Withdrawal Charges and MVAs may apply.

The Withdrawal Charge compensates Us for expenses incurred in connection with the promotion, sale, and distribution of the Contract. We may use revenue generated from Withdrawal Charges for any legitimate corporate purpose.

Free Withdrawal Amount

During the Withdrawal Charge Period, you may take withdrawals during each Contract Year up to your Free Withdrawal Amount without the imposition of Withdrawal Charges and the MVA. Any aggregate withdrawals in excess of your Free Withdrawal Amount may be subject to a Withdrawal Charge and the MVA. The Free Withdrawal Amount does not apply after the Withdrawal Charge Period because there are no Withdrawal Charges under the Contract after the Withdrawal Charge Period.

Your Free Withdrawal Amount has two components: A Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies, and a Free Withdrawal Amount from the Performance Credit Account. The Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies is calculated on the Issue Date and on each Contract Anniversary during the Withdrawal Charge Period. On the Issue Date, the Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies for the first Contract Year is equal to the greater of (i) 10% of your Premium Payment or (ii) the Required Minimum Distribution for your Contract for the Calendar Year in which the Contract Year begins. The Free Withdrawal Amount from the One-Year Fixed Strategy and the Indexed Strategies for all subsequent Contract Years is equal to the greater of (i) 10% of the difference between the Contract Value on the prior Contract Anniversary and the Performance Credit Account Value on the prior Contract Anniversary or (ii) the Required Minimum Distribution for your Contract for the Calendar Year in which the Contract Year begins less the Performance Credit Account Value on the prior Contract Anniversary.

The Free Withdrawal Amount from the Performance Credit Account is always equal to the Performance Credit Account Value.

For example, assume you purchase a Contract for a total of $200,000 of premium. In the first Contract Year, assuming the Required Minimum Distribution was $9,000, your Free Withdrawal Amount would be $20,000 (10% of your Premium Payment) as that is greater than the Required Minimum Distribution. Now assume your Contract Value at the end of year 1 is $205,000 (where Strategy Contract Value is $200,000, Performance Credit Account Value is $5,000, and One-Year Fixed Strategy Value is $0). Assuming the Required Minimum Distribution was $10,000, your Free Withdrawal Amount for the Performance Credit Account would be $5,000 and your Free Withdrawal Amount from the Indexed Strategies and the One-Year Fixed Strategy would be $20,000 (10% of the difference between the Contract Value on the prior Contract Anniversary and the Performance Credit Account Value on the prior Contract Anniversary ($20,000), which is greater than the Required Minimum Distribution) in Contract Year 2.

Finally, assume your Contract Value at the end of year 1 is $50,000 (where Strategy Contract Value is $49,000, Performance Credit Account Value is $1,000, and One-Year Fixed Strategy Value is $0). Assuming the Required Minimum Distribution was $8,000, your Free Withdrawal Amount from the Performance Credit Account is $1,000 and your Free Withdrawal Amount from the Indexed Strategies and One-Year Fixed Strategy is $7,000 (the Required Minimum Distribution less the Performance Credit Account Value ($7,000), which is greater than $4,900, calculated as 10% of the difference between the Contract Value on the prior Contract Anniversary and the Performance Credit Account Value on the prior Contract Anniversary) in Contract Year 2.

For illustrations, see “Appendix G: Examples Illustrating Calculation of the Withdrawal Charge and Free Withdrawal Amount (FWA).”

Examples of Withdrawal Charges

Assume your Free Withdrawal Amount is $10,000 and your MVA percentage is 4% and Withdrawal Charge percentage of 5%. Moreover, all Contract Value is allocated to Indexed Strategies only. Your total Strategy Interim Value is $100,000, and the portion of your total Strategy Interim Value allocable to Fixed Income Asset Proxy is $95,000. If you request a Net Withdrawal (net of Withdrawal Charges and MVA) in the amount of $25,000, We will calculate the Gross Withdrawal necessary to achieve the Net Withdrawal request. In this example, the Gross Withdrawal would be $26,447.37. The gross partial withdrawal is calculated as the [Net Withdrawal – Remaining FWA * (Withdrawal Charge percentage + (Fixed Income Asset Proxy / Strategy Contract Value) * MVA Percentage)] / [1 – Withdrawal Charge Percentage – (Fixed Income Asset Proxy / Strategy Contract Value) * MVA Percentage] = [$25,000 – $10,000 * (5%

+ $95,000/$100,000 * 4%)] / [1 – 5% – ($95,000 / $100,000) * 4%] = $26,447.37. The Withdrawal Charge is $822.37 (5% of Gross Withdrawal less Free Withdrawal Amount). The MVA is $625.00 (4% of Gross Withdrawal attributed to the Fixed Income Asset Proxy less Free Withdrawal Amount attributed to the Fixed Income Asset Proxy, ($25,125.00 – $9,500.00) *.04 = $625.00. The Net Withdrawal is $25,000 which is equal to the Gross Withdrawal less the Withdrawal Charge less the MVA, $26,447.37 – $822.37 – $625.00.

Another example would assume your Free Withdrawal Amount is $10,000 and your MVA percentage is 4% and Withdrawal Charge percentage of 5%. Moreover, All Contract Value is allocated to Indexed Strategies only; Strategy Interim Value is $100,000 and Fixed Income Asset Proxy is $95,000. If you request a Gross Withdrawal (prior to Withdrawal Charges and MVA) in the amount of $25,000, the amount subject to Withdrawal Charge is $15,000.00 (Gross Withdrawal less Free Withdrawal Amount), the amount subject to MVA Charge is $14,250.00 (Gross Withdrawal Amount attributed to the Fixed Income Asset Proxy less Free Withdrawal Amount attributed to the Fixed Income Asset Proxy). Thus, the Withdrawal Charge is $750 (5% of Amount Subject to Withdrawal Charge). The MVA is $570 (4% of Amount Subject to MVA Charge). The amount received by the client, Net Withdrawal, would be $23,680.00 ($25,000.00 – $750.00 – $570.00), which is equal to the Gross Withdrawal less the Withdrawal Charge less the MVA.

Withdrawal Charges and MVA will also apply if you annuitize during the Withdrawal Charge Period. For example, assume your Contract Value is $100,000, and all Contract Value is allocated to Indexed Strategies only (Strategy Interim Value is $100,000 and Fixed Income Asset Proxy is $95,000). Your Free Withdrawal Amount is $10,000, your MVA percentage is 4%, and the Withdrawal Charge percentage is 5%, and you elect to annuitize your Contract. You must apply the full Contract Value (less any applicable Withdrawal Charge, MVA, and premium taxes) to the annuity option. The Withdrawal Charge is calculated as the Contract Value less the Free Withdrawal Amount multiplied by the Withdrawal Charge percentage (($100,000 – $10,000) * 5% = $4,500), and the MVA is calculated as the Contract Value less the Free Withdrawal Amount multiplied by the product of (Fixed Income Asset Proxy / Strategy Contract Value) and MVA percentage (($100,000 - $10,000) * ($95,000 / $100,000) * 4% = $3,420). Assuming premium taxes are $0, the amount applied to the annuity option your elect will be $92,080 ($100,000 – $4,500 – $3,420).

Calculation of the MVA percentage in the examples above

In each of the examples above, the MVA percentage is calculated using the following formula:

MVA = A x (B – C) x N/365 where

A = MVA percentage factor shown in the Contract;

B = effective annual interest rate equal to MVA Index on the MVA Index date associated with the withdrawal, surrender or annuitization;

C = effective annual interest rate equal to the MVA Index on the MVA Index date associated with the Issue Date;

N = number of days remaining in the Withdrawal Charge Period.

The MVA percentage may be positive, negative or zero. The MVA percentage will be capped at the maximum possible positive MVA percentage that if applied on a full surrender of the Contract would decrease the Surrender Value to the minimum non-forfeiture amount.

From the preceding examples, assume the following:

A = 100%

B = 3.00%

C = 0.899%

N = 695

MVA Percentage = 100% * (3.00% – 0.899%) * 695 / 365 = 4.00%

MARKET VALUE ADJUSTMENT

For an explanation of potential MVAs under the Contract, see “Access to Your Money During the Accumulation Period - Market Value Adjustment,” as well as Appendix H. In extreme circumstances, it is possible to lose 100% of your investment in an Indexed Strategy due to the application of an MVA (i.e., a complete loss of your principal and any prior earnings).

BAILOUT WAIVER

The bailout waiver provides option to surrender or take a partial withdrawal from your Contract without Withdrawal Charges and a MVA, if the upside Crediting Rate for an Indexed Strategy for that Strategy Term is set less favorable than the bailout rate for that strategy.

If, after the first Contract Year and during the Withdrawal Charge Period, an Indexed Strategy provides for an upside Crediting Rate for a Strategy Term that is less than the bailout rate for that strategy, then no Withdrawal Charges and MVA, if otherwise applicable, will apply to any withdrawals during that Contract Year. The bailout rate for each eligible strategy is in your Contract. Partial withdrawals and full surrenders in connection with a bailout waiver are based on the Strategy Interim Value. Any Contract Value allocated to the Indexed Strategy will be based on the Strategy Interim Value. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, or higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term).

If the upside Crediting Rate for an Indexed Strategy is greater than or equal to the bailout rate, it is not eligible for the bailout waiver. Six-year Indexed Strategies do not have a bailout waiver because Withdrawal Charges and MVAs do not apply after the sixth Contract Year, and after the first Contract Year, you cannot allocate Contract Value to a six-year Indexed Strategy until the Withdrawal Charge Period has expired.

You do not have to allocate your Contract Value to the Indexed Strategy that is eligible for the bailout waiver in order for you to exercise the bailout waiver and surrender your Contract. The waiver will apply automatically to any withdrawal or surrender request that occurs during a Contract Year in which the bailout provision is triggered for any Indexed Strategy. Withdrawal Charges and any applicable MVA as stated in the Contract will apply if there are no Indexed Strategies that are eligible for the bailout waiver for that Contract Year.

NURSING HOME WAIVER

If you are confined to an Approved Nursing Facility, Withdrawal Charges and MVA will be waived for a partial withdrawal or full surrender if you or the joint Owner, or Annuitant in the case of a non-natural Owner, are confined for at least 90 calendar days to an Approved Nursing Facility which: (i) provides skilled nursing care under the supervision of a physician; and (ii) has 24 hour a day nursing services by or under the supervision of a registered nurse; and (iii) keeps a daily medical record of each patient.

For this waiver to apply, you must:

●	have owned the Contract continuously since it was issued,

●	provide written proof of your eligibility satisfactory to us, and

●	request a partial withdrawal or the full surrender within ninety-one calendar days after the last day that you are an eligible patient in a recognized facility or nursing home.

This waiver is not available if the Owner or the joint Owner is in a facility or nursing home when you purchase the Contract. We will waive any Withdrawal Charges and MVA for a partial withdrawal or full surrender of your Contract while you are in an Approved Nursing Facility. This waiver can be used any time after the first 90 days in an Approved Nursing Facility up until 91 days after exiting such a facility. This waiver may not be available in all states. Please refer to Appendix A for all state variations.

TERMINAL ILLNESS WAIVER

After the first Contract Year, if you have been diagnosed with a terminal illness, any Withdrawal Charges and MVA will be waived for a partial withdrawal or full surrender of your Contract if you or the joint Owner, or Annuitant in the case of a non-natural Owner, were diagnosed by a qualifying Physician with a life expectancy of 12 months or less.

For this waiver to apply, you must:

●	provide written proof of your terminal illness satisfactory to Us (We reserve the right to require a secondary medical opinion by a qualifying Physician of Our choosing in which We will pay for such secondary medical opinion), and

●	request a partial withdrawal or the full surrender of your Contract.

This waiver will terminate upon a change of any beneficial Owner. This waiver may not be available in all states. Please refer to Appendix A for all state variations.

A Physician means a medical doctor who is licensed by the state in which he/she practices medicine and is not a member of the Owner’s family.

OPTIONAL RETURN OF PREMIUM DEATH BENEFIT CHARGES

The Rider Charge will be assessed at the end of the Contract Year and may vary by Issue Age:

	Return of Premium Annual Rider Charge
Issue Age	B-Share	I-Share
0 – 70	0.20%	0.20%
71+	0.50%	0.50%

The calculation for the amount of the annual Rider Charge is: annual Rider Charge multiplied by the Optional Death Benefit Value. See description of the optional Death Benefit in the Death Benefit section for the definition of the Optional Death Benefit Value. As the Rider Charge for an optional Return of Premium Death Benefit is not assessed until the end of the Contract Year as opposed to the beginning of the Contract Year, if the contract is surrendered or the rider is terminated before the Contract Anniversary in a given year, a prorated Rider Charge is assessed.

See Appendix I for examples illustrating calculations of the optional Return of Premium Death Benefit, including the prorated Rider Charge.

ANNUITY PAYMENTS

ANNUITY PERIOD

If your Contract enters the Annuity Period, We will make Annuity Payments to the Owner based on the annuity option that you select. The value of the Annuity Payments that We make will depend in part on your Contract Value on the Annuity Commencement Date.

ANNUITY PAYMENTS

You may begin Annuity Payments at any time after the first Contract Anniversary. Annuity Payments must begin by the Contract Maturity Date, which is the later of the tenth Contract Anniversary or the Contract Anniversary following the oldest Owner’s 95th birthday. If the Owner is a non-natural person, the Annuity Commencement Date is determined by reference to the oldest Annuitant’s birthday. The Company may agree to a request to delay the Annuity Commencement Date for one year, provided the request is received within 120 days of the Contract Maturity Date. Delaying your Annuity Commencement Date may have tax consequences. You should consult your tax advisor before making a request. If you do not select an annuity option by the Contract Maturity Date, your Contract Value will be applied to a Life Annuity with Cash Refund, as described below.

You must apply full Contract Value (less any applicable Withdrawal Charge, MVA, and premium taxes) to the annuity option. Annuity Payments may be paid on a monthly, quarterly, semi-annual or annual basis, subject to a minimum modal amount of $100. All Annuity Payments will be made on a fixed basis.

When do your Annuity Payouts begin?

Contract Value (minus any applicable premium taxes, MVA, Withdrawal Charges and prorated Rider Charges) will be annuitized on the Annuity Commencement Date. If your Annuity Commencement Date is during a Strategy Term, your Contract Value will be determined based on the One-Year Fixed Strategy Value, Performance Credit Account Value, and Strategy Interim Value. Your Strategy Interim Value could be less than your investment even when the Index is performing positively. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, or higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

Your Annuity Commencement Date cannot be earlier than your first Contract Anniversary. In no event, however, may the Annuity Commencement Date be later than:

●	The later of the Contact Anniversary immediately following the oldest Owner’s 95th birthday (or if the Owner is a non- natural person, the oldest Annuitant’s 95th birthday) or 10 years from the Contract Issue Date (subject to state variation);

●	The Annuity Commencement Date stated in an extension request received by Us not less than thirty days prior to a scheduled Annuity Commencement Date.

Extending your Annuity Commencement Date may have tax consequences. You should consult a qualified tax advisor before doing so.

We reserve the right, at Our discretion, to refuse to extend your Annuity Commencement Date regardless of whether We may have granted extensions in the past to you or other similarly situated investors. We will not extend the Annuity Commencement Date beyond the Contact Anniversary immediately following the oldest Owner’s 100th birthday, or, if the Owner is a non-natural person, the Annuitant’s 100th birthday.

Except as otherwise provided, the Annuity Calculation Date is when the amount of your Annuity Payment is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date. If your Annuity Commencement Date is during a Strategy Term your Contract Value will be determined based on the One-Year Fixed Strategy Value, Performance Credit Account Value, and Strategy Interim Value.

All Annuity Payments, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payment date falls on a non-Valuation Day, the Annuity Payment is computed on the prior Valuation Day. If the Annuity Payment date does not occur in a given month due to a leap year or months with only thirty days (i.e. the 31st), the Annuity Payment will be computed on the last Valuation Day of the month.

Which Annuity Payout Option do you want to use?

Your Contract contains the Annuity Payment options described below. However, certain Annuity Payment options and/or certain period durations may not be available, depending on the age of the Annuitant and whether your Contract is a qualified Contract that is subject to limitations under the Required Minimum Distribution rules of Section 401(a)(9) of the Code. We may at times offer other Annuity Payment options. We may change these Annuity Payment options at any time. Once We begin to make Annuity Payments, the Annuity Payment option cannot be changed.

If any Owner or Annuitant dies on or after the Annuity Commencement Date and before all benefits under the Annuity Payment option you selected have been paid, We generally will pay any remaining portion of such benefits at least as rapidly as under the Annuity Payment option in effect when the Owner or Annuitant died. However, in the case of a qualified Contract, the Required Minimum Distribution rules of Code Section 401(a)(9) may require any remaining portion of such benefits to be paid more rapidly than originally scheduled. In that regard, it is important to understand that in the case of a qualified Contract, once Annuity Payments start under an Annuity Option it may be necessary to modify those payments following the Annuitant’s death in order to comply with the Required Minimum Distribution rules. See the section in this prospectus on Information Regarding IRAs.

The following annuity options are available under the Contract:

Option 1: Life Annuity with Cash Refund

We will make Annuity Payments as long as the Annuitant is living. When the Annuitant dies, We will calculate the sum of all Annuity Payments that were made. If the sum of such Annuity Payments at the time of the Annuitant’s death does not equal or exceed the Contract Value (minus any applicable premium taxes) at the time of annuitization, We will pay the Beneficiary the difference between the sum of the Annuity Payments and the Contract Value (minus any applicable premium taxes) at annuitization.

Option 2: Life Annuity

We make Annuity Payments as long as the Annuitant is living. When the Annuitant dies, We stop making Annuity Payments. A payee would receive only one Annuity Payment if the Annuitant dies after the first Annuity Payment, two Annuity Payments if the Annuitant dies after the second Annuity Payment and so forth. A payee would receive zero Annuity Payments if the Annuitant dies before the first Annuity Payment.

Option 3: Life Annuity with Guaranteed Payments for 10 Years

We will make Annuity Payments as long as the Annuitant is living, but We at least guarantee to make Annuity Payments for 10 years. If the Annuitant dies before 10 years have passed, then the Beneficiary may elect to continue Annuity Payments for the remainder of the guaranteed number of years.

Option 4: Joint and Last Survivor Life Annuity

We will make Annuity Payments for as long as the Annuitant and the joint Annuitant are living. When one Annuitant dies, We continue to make Annuity Payments until the second Annuitant dies. A payee would receive zero Annuity Payments if the Annuitant and joint Annuitant dies before the first Annuity Payment.

For a qualified Contract, the Joint and Last Survivor Annuity option is only available when the joint Annuitant is a spouse or not more than 10 years younger than the Annuitant.

Option 5: Joint and Survivor Life Annuity with Annuity Guaranteed Payments for 10 Years

We will make Annuity Payments as long as either the Annuitant or joint Annuitant are living, but We at least guarantee to make Annuity Payments for 10 years. If the Annuitant and the joint Annuitant both die before ten years have passed, then the Beneficiary may continue Annuity Payments for the remainder of the guaranteed number of years.

For a qualified Contract, the Joint and Last Survivor Life Annuity with Guaranteed Payments for 10 Years option is only available when the joint Annuitant is a spouse, or not more than 10 years younger than the Annuitant.

Option 6: Guaranteed Payment Period Annuity.

We agree to make payments for a specified time. The minimum period that you can select is 10 years. The maximum period that you can select is 30 years. These time periods are subject to applicable RMD limits. If, at the death of the Annuitant, Annuity Payments have been made for less than the time period selected, then the Beneficiary may elect to continue the remaining Annuity Payments.

For a qualified Contract, We agree to make payments for a specified time. The minimum period that you can select is 10 years. The maximum period that you can select is 30 years. If, at the death of the Annuitant, Annuity Payments have been made for less than the time period selected, an eligible designated Beneficiary may elect to continue the remaining Annuity Payments. If the Beneficiary is not an eligible designated Beneficiary, the remaining Annuity Payments must be taken within ten years from the date of death of the Annuitant, or the Beneficiary will receive the Commuted Value in one sum.

DEATH BENEFIT

STANDARD DEATH BENEFIT

If the Owner, joint Owner or, in the case of a non-natural Owner, the Annuitant dies during the Accumulation Period, We will pay a standard Death Benefit equal to your Contract Value as of two Valuation Days from the Valuation Day on which We receive Due Proof of Death and in Good Order payment instructions from at least one of the Beneficiaries and all information We need to process the claim. If the joint Owner is living, the Death Benefit is payable to the surviving joint Owner. If there is no surviving joint Owner, the Death Benefit is payable to the designated Beneficiary(ies). If there are no designated Beneficiary or the Beneficiary predeceased the Owner, the Death Benefit is payable to the Owner’s Estate. Death Benefit payments, if made from an Indexed Strategy during a Strategy Term, are based on the Strategy Interim Value. Any Contract Value allocated to the Indexed Strategy will be based on the Strategy Interim Value. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, or higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

Contract Value will remain allocated to the One-Year Fixed Strategy, Performance Credit Account and the Indexed Strategies until We receive Due Proof of Death and in Good Order payment instructions from the Beneficiaries. This means that the Death Benefit amount will continue to fluctuate with the performance of the Indexed Strategies. Eligible recipients of the Death Benefit should notify Us of an Owner’s death and provide Us Due Proof of Death as promptly as possible to limit the risk of a decline in the Death Benefit.

OPTIONAL RETURN OF PREMIUM DEATH BENEFIT

We currently offer an optional Return of Premium Death Benefit for an additional charge, which is available for election on the Issue Date or following spousal continuation, subject to the election rules then in place. The amount payable under this optional Death Benefit before the Annuity Commencement Date is the greater of the standard Death Benefit and the Optional Death Benefit Value. In no event may the payment of an optional Death Benefit exceed the standard Death Benefit plus $1 million.

The Return of Premium Death Benefit provides a Death Benefit equal to the greater of the Contract Value and the Premium Payment made under the Contract adjusted proportionally for any Gross Withdrawals (the Return of Premium Base). The initial Return of Premium Base is equal to the Premium Payment, if elected at Issue, or the Contract Value, if elected after Issue (on spousal continuation). The Return of Premium Base will not be adjusted for any withdrawal allowed under the Contract to pay an advisory fee.

If you elect the Return of Premium Death Benefit, We will assess an annual Rider Charge at the end of the Contract Year prior to the application of any Index Credit, which is the Rider Charge percentage multiplied by the Optional Death Benefit Value. The Optional Death Benefit Value is equal to the Return of Premium Base. Upon full surrender or rider termination, We will assess a prorated Rider Charge. We will deduct the charge proportionally from the One-Year Fixed Strategy and Indexed Strategies to which you have allocated Contract Value. Charges assessed on Indexed Strategies will reduce the Indexed Strategy Base. The Rider Charge will not be assessed on partial withdrawals, the payment of a Death Benefit or annuitization.

For example, assume upon death of the Owner the Contract Value has decreased to $77,000 from the original premium of $100,000. Assuming no withdrawals were taken, upon Due Proof of Death the Beneficiary will receive the greater of the Contract Value or the Premium Payments upon lump sum request, in this example the Premium Payment of $100,000.

The optional Return of Premium Death Benefit terminates upon change of ownership or assignment of the Contract, commencement of payments under an annuity option, and termination of your Contract.

If the Death Benefit payment is the Contract Value, if it is made from an Indexed Strategy during a Strategy Term, it will be based on the Strategy Interim Value. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, or higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

See Appendix I for a description of how the Return of Premium Death Benefit is calculated.

Death of Annuitant. Prior to the Annuity Commencement Date, upon the death of the Annuitant the Owner becomes the Annuitant. The Owner may designate a new Annuitant. If this Contract is owned by a non-natural person (e.g., a corporation or a trust), the death of the Annuitant will be treated as the death of an Owner for purposes of the Death Benefit.

TO WHOM THE DEATH BENEFIT IS PAID

Upon the death of a natural Owner during the Accumulation Period, the Death Benefit is payable to the following:

●	The surviving joint Owner; or if none,

●	Surviving primary Beneficiaries; or if none, then

●	Surviving contingent Beneficiaries

For a Contract owned by a non-natural Owner, upon the death of the Annuitant during the Accumulation Period, the Death Benefit is payable to the following:

●	Surviving primary Beneficiaries; or if none, then

●	Surviving contingent Beneficiaries; or if none, then

●	The non-natural Owner.

If a person entitled to receive the Death Benefit dies before the Death Benefit is distributed, We will pay the Death Benefit to that person’s named Beneficiary or, if none, to that person’s estate.

PAYMENT OPTIONS

We will determine the value of the Death Benefit as of two Valuation Days from the Valuation Day on which We receive Due Proof of Death and in Good Order payment instructions from at least one of the Beneficiaries and all information We need to process the claim. The Death Benefit is not subject to the Withdrawal Charge or the MVA. Death Benefit payments, if made from an Indexed Strategy during a Strategy Term, are based on the Strategy Interim Value. Any Contract Value allocated to the Indexed Strategy will be based on the Strategy Interim Value. The Strategy Interim Value may reflect lower gains, if the Index is performing positively, or higher losses, if the Index is performing negatively, than would apply at the end of the Strategy Term (or, for Dual Directional Yield, lower gains than would apply on a Quarterly Anniversary, or higher losses than would apply at the end of the Strategy Term). The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day.

Under a non-qualified Contract, if the Owner (or Annuitant in the case of a non-natural Owner) dies before the Annuity Commencement Date, the Death Benefit will be paid in a lump sum and the entire interest must be distributed within five years of the Owner’s death (or Annuitant’s death in the case of a non-natural Owner); If the Beneficiary is an individual, they can elect to receive a series of payments or Annuity Payments under an annuity option over the Beneficiary’s remaining life or over a period not extending beyond the Beneficiary’s life expectancy provided such payments begin within one year of death. Qualified Contracts are subject to special after-death distribution rules. See the “Federal Tax Considerations” section for more information. A Beneficiary that takes the Death Benefit in a series of payments may make transfers among the One-Year Fixed Strategy and the Indexed Strategy. Amounts that remain allocated to an Indexed Strategy may decrease in value. A surviving spouse who is a sole Beneficiary may continue the Contract maintaining its characteristics. See “Spousal Continuation.” We will make any adjustment to the Death Benefit prior to the continuation. If the Death Benefit is payable to the Owner’s estate, We will make a lump sum payment.

SPOUSAL CONTINUATION

In limited circumstances, when the Owner dies, if the spouse of the deceased Owner is entitled to receive a Death Benefit, the spouse may have the option to continue the Contract instead. Under federal tax law, the spouse’s option to continue the Contract is contingent upon whether the deceased Owner and the spouse were legally married under applicable state law.

FEDERAL TAX CONSIDERATIONS

[To be updated by Amendment]

A. Introduction

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on Our understanding of the existing provisions of the Internal Revenue Code (“Code”), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income.

This summary has been prepared by Us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts and tax-qualified retirement arrangements, additional tax issues that are not discussed herein may be relevant to your situation. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently by legislation or regulations. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

If advisory fees are paid from the Contract, such deductions may be subject to federal and state income taxes and an additional 10% federal tax. Pursuant to a Private Letter Ruling issued to Us by the IRS, if advisory are paid under the systematic withdrawal program for advisory fees, we will not report the deduction of these fees as taxable distributions for federal income tax purposes.

The federal, as well as state and local, tax laws and regulations require the Company to report certain transactions with respect to your Contract (such as an exchange of or a distribution from the Contract) to the Internal Revenue Service and state and local tax authorities, and generally to provide you with a copy of what was reported. This copy is not intended to supplant your own records. It is your responsibility to ensure that what you report to the Internal Revenue Service and other relevant taxing authorities on your income tax returns is accurate based on your books and records. You should review whatever is reported to the taxing authorities by the Company against your own records, and in consultation with your own tax adviser, and should notify the Company if you find any discrepancies in case corrections have to be made.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. Taxation of Annuities — General Provisions Affecting Contracts Not Held in Tax-Qualified Retirement Plans or as IRAs

Section 72 of the Code governs the taxation of annuities in general.

1.	Non-Natural Persons as Owners

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under Section 72(u). However, Section 72(u) does not apply to:

●	A Contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural Owner holds the contract as an agent for the natural person),

●	A Contract acquired by the estate of a decedent by reason of such decedent’s death,

●	Certain Contracts acquired with respect to tax-qualified retirement arrangements,

●	Certain Contracts held in structured settlement arrangements that may qualify under Code Section 130, or

●	A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the Contract’s purchase.

A non-natural Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable

Remainder Trusts.

Pursuant to Code Section 72(s), if the Owner is a non-natural person, the primary Annuitant is treated as the “holder” in applying the post-death required distribution rules described below. These rules require that certain distributions be made upon the death of a “holder.” In addition, for a non-natural Owner, a change in the primary Annuitant is treated as the death of the “holder.” However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

For Contracts issued to a non-natural Owner or held for the benefit of such an entity, that entity’s general interest deduction under the Code may be limited regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the entity is required to include an amount in gross income each year under Code Section 72(u).

2.	Other Owners (Natural Persons).

An Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are briefly summarized below. Also summarized are special rules affecting distributions from contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

a.	Amounts Received as an Annuity

Contract payments made periodically at regular intervals over a period of more than one full year, such that the total amount payable is determinable from the start (“amounts received as an annuity”) are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the allocable “investment in the contract” to the total amount of the payments to be made after the start of the payments (the “exclusion ratio”) under Section 72 of the Code. Total Premium Payments less amounts received which were not includable in gross income equal the “investment in the contract.” The start of the payments may be the Annuity Commencement Date or may be an annuity starting date assigned should any portion less than the full Contract be converted to periodic payments from the Contract (Annuity Payouts).

i.	When the total of amounts excluded from income by application of the exclusion ratio is equal to the allocated investment in the Contract for the Annuity Payout, any additional payments (including surrenders) will be entirely includable in gross income.

ii.	Under Section 72(a)(2) of the Code, if any amount is received as an annuity (i.e., as one of a series of periodic payments at regular intervals over more than one full year) for a period of 10 or more years, or during one or more lives, under any portion of an annuity, endowment, or life insurance contract, then that portion of the Contract shall be treated as a separate contract with its own annuity starting date (otherwise referred to as a partial annuitization of the contract). This assigned annuity starting date for the new separate contract can be different from the original Annuity Commencement Date for the Contract. Also, for purposes of applying the exclusion ratio for the amounts received under the partial annuitization, the investment in the Contract before receiving any such amounts shall be allocated pro rata between the portion of the Contract from which such amounts are received as an annuity and the portion of the Contract from which amounts are not received as an annuity. These provisions apply to payments received in taxable years beginning after December 31, 2010.

b.	Amounts Not Received as an Annuity

i.	To the extent that the “cash value” of the Contract (ignoring any surrender charges except on a full surrender) exceeds the “investment in the contract,” such excess constitutes the “income on the contract.”

ii.	Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a surrender or partial withdrawal), which is non-periodic and not part of a partial annuitization, is deemed to come first from any such “income on the contract” and then from “investment in the contract,” and for these purposes such “income on the contract” is computed by reference to the aggregation rule described in subparagraph 2.c. below. As a result, any such amount received or deemed received.

(1)	shall be includable in gross income to the extent that such amount does not exceed any such “income on the contract,” and

(2)	shall not be includable in gross income to the extent that such amount does exceed any such “income on the contract.” If at the time that any amount is received or deemed received there is no “income on the contract” (e.g., because the gross value of the Contract does not exceed the “investment in the contract,” and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income and will simply reduce the “investment in the contract.”

To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the “investment in the contract,” such excess constitutes the “income on the contract”. It is unclear in some cases what value should be used in determining the “income on the contract.” We believe that the “income on the contract” does not include some measure of the value of certain benefits, but the IRS could take a contrary position and include such value in determining the “income on the contract.”

iii.	Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date (or after the assigned annuity starting date for a partial annuitization) are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining “investment in the contract” shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph 2.c. may apply).

iv.	The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph 2.b. If the entire Contract value is assigned or pledged, subsequent increases in the Contract value are also treated as an amount received for purposes of this subparagraph 2.b. for as long as the assignment or pledge remains in place. The “investment in the contract” is increased by the amount included in income.

v.	In general, the transfer of the Contract, without full and adequate consideration (e.g., a gift), will be treated as an amount received for purposes of this subparagraph 2.b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

vi.	In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph 2.b.

c.	Aggregation of Two or More Annuity Contracts.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same Owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the Contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

d.	10% Additional Tax — Applicable to Certain Withdrawals and Annuity Payments.

i.	If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies an additional tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

ii.	The 10% additional tax will not apply to the following distributions:

1.	Distributions made on or after the date the taxpayer has attained the age of 59 1/2.

2.	Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary Annuitant.

3.	Distributions attributable to a taxpayer becoming disabled (as defined in the federal tax law).

4.	A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer’s Designated Beneficiary).

5.	Distributions of amounts which are allocable to the “investment in the contract” prior to August 14, 1982 (see next subparagraph e.).

Certain other exceptions to the 10% additional tax as not described herein also may apply. Please consult your tax adviser.

If the taxpayer avoids this 10% additional tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% additional tax will be applied retroactively to all the prior periodic payments (i.e., tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

e.	Special Provisions Affecting Contracts Obtained Through a Tax-Free Exchange of Other Annuity or Life Insurance Contracts Purchased Prior to August 14, 1982.

If the Contract was obtained by a tax-free exchange of an annuity contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come (1) first from the amount of the “investment in the contract” prior to August 14, 1982 (“pre-8/14/82 investment”) carried over from the prior contract, (2) then from the portion of the “income on the contract” (carried over to, as well as accumulating in, the successor contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining “income on the contract” and (4) last from the remaining “investment in the contract.” As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the “income on the contract” attributable thereto, such amount is not subject to the 10% additional tax. In all other respects, amounts received or deemed received from such post-exchange contracts are generally subject to the rules described in this subparagraph e.

f.	Post-Death Distributions

i.	Death of Owner or Primary Annuitant

Subject to the alternative election or spouse Beneficiary provisions in ii or iii below:

1.	If any Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

2.	If any Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

3.	If the Owner is not an individual, then for purposes of 1. or 2. above, the primary Annuitant under the Contract shall be treated as the Owner, and any change in the primary Annuitant shall be treated as the death of the Owner. The primary Annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

ii.	Alternative Election to Satisfy Distribution Requirements

If any portion of the interest of an Owner described in i. above is payable to or for the benefit of a designated Beneficiary, such Beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the Beneficiary. Such distributions must begin within a year of the Owner’s death. The designated Beneficiary refers to a natural person designated by the Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death.

iii.	Spouse Beneficiary

If any portion of the interest of an Owner is payable to or for the benefit of his or her spouse, the spouse is the sole Beneficiary, and the Annuitant is living, such spouse shall be treated as the Owner of such portion for purposes of Section i above. This spousal Contract continuation shall apply only once for this Contract.

The right of a spouse to continue the Contract and all Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes.

Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

g.	Addition of Rider or Material Change.

The addition of a rider to the Contract, or a material change in the Contract’s provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

h.	1035 Exchanges.

We may issue this Contract in exchange for another life insurance or annuity contract. Code Section 1035 permits certain tax-free exchanges of life insurance contracts and annuity contracts for another annuity contract as long as certain requirements are satisfied. If any money or other property is received in the exchange, gain (but not loss) may be recognized under the exchange. If the exchange is tax free, your investment in the contract from the prior contract will carry over to your new Contract.

The IRS, in Rev. Rul. 2003-76, confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the Contract’s cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a “partial exchange”).

The IRS issued additional guidance, Rev. Proc. 2011-38, that addresses partial exchanges. Rev. Proc. 2011-38 modifies and supersedes Rev. Proc. 2008-24 and applies to the direct transfer of a portion of the cash Surrender Value of an existing annuity contract for a second annuity contract, regardless of whether the two annuity contracts are issued by the same or different companies and is effective for transfers that are completed on or after October 24, 2011. The Rev. Proc. does not apply to transactions to which the rules for partial annuitization under Code Section 72(a)(2) apply.

Under Rev. Proc. 2011-38, a transfer within the scope of the Rev. Proc. will be treated as a tax-free exchange under Section 1035 if no amount, other than an amount received as an annuity for a period of 10 years or more or during one or more lives, is received under either the original contract or the new contract during the 180 days beginning on the date of the transfer (in the case of a new contract, the date the contract is placed in-force). A subsequent direct transfer of all or a portion of either contract is not taken into account for purposes of this characterization if the subsequent transfer qualifies (or is intended to qualify) as a tax-free exchange under Code Section 1035.

If a transfer falls within the scope of the Rev. Proc. but is not described above (for example — if a distribution is made from either contract within the 180 day period), the transfer will be characterized in a manner consistent with its substance, based on general tax principles and all the facts and circumstances. The IRS will not require aggregation (under Code Section 72(e)(12)) of an original, pre-existing contract with a second contract that is the subject of a tax-free exchange, even if both contracts are issued by the same insurance company but will instead treat the contracts as separate annuity contracts. The applicability of the IRS’s partial exchange guidance to the splitting of an annuity contract is not clear. You should consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange or split of annuity contracts.

3.	Tax Ownership of the Assets in the Separate Account

In some circumstances, the IRS and courts have recharacterized variable annuity contracts by treating the owner, for federal income tax purposes, as owning the separate account assets on which the contract is based. The IRS guidance in this area has focused on whether the owner has excessive control over the separate account assets. Such control may exist if the owner can allocate amounts under the contract to purchase specific assets within the separate account that also are available outside of the contract. In addition, the IRS and courts considered whether the variable annuity Owner’s position is substantially identical to what it would have been if the owner had purchased the separate account assets directly, rather than having purchased a variable annuity contract. Similar federal income tax principles also can operate to recharacterize an arrangement for income tax purposes in certain circumstances, such as if the substance of the arrangement differs from its form. If the authorities on owner control or similar tax principles apply, the tax-deferred status of the contract may be adversely affected. For example, the owner of the contract could be taxed annually on the income and gains attributable to the assets that determine the contract values and benefits.

We do not believe that these authorities or tax principles should apply to this Contract. Although We hold certain amounts attributable to the Contract in Our Separate Account, you do not share in the investment performance of any assets in the Separate Account. Rather, Our obligations under the Contract are independent of the investment performance of the Separate Account. In addition, allocations under the Contract to the Index Strategies are distinguishable from a direct investment in the assets comprising the corresponding indexes. However, there is no IRS guidance or other authority directly addressing whether or how the rules summarized above may apply to the Contract. We reserve the right to amend this Contract, retroactively or prospectively, to reflect any changes or clarifications that may be needed or are appropriate to maintain the Contract’s tax status or to conform the Contract to any applicable changes in the tax qualification requirements. Concerned Owners should consult their own financial professionals regarding the tax matter discussed above.

4.	Delayed Annuity Dates

If the Contract’s Annuity Commencement Date is, or has been extended to, a time when the Owner (or if the Owner is a non-natural person, the Annuitant) has reached an advanced age, it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includable in the Owner’s income.

C.	Federal Income Tax Withholding

1.	U.S. Citizens or Resident Aliens

●	Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless an individual elects not to have such tax withheld (“election out”). We will provide such an “election out” form at the time such a distribution is requested. If the necessary “election out” form is not submitted to Us in a timely manner, generally We are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

●	Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding as if the payment were a payment of wages by an employer to an employee for the appropriate payroll period. An individual generally may elect out of such withholding or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary “election out” forms are not submitted to Us in a timely manner, We are required to withhold tax based on certain assumptions provided in IRS guidance and remit this amount to the IRS.

Generally, no “election out” is permitted if the distribution is delivered outside the United States and any possession of the United States, if the Payee fails to provide a taxpayer identification number (“TIN”), or We are notified by the IRS that the TIN provided by the Payee is incorrect. Regardless of any “election out” or any amount of tax actually withheld on an amount received from a Contract, the Payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A Payee also may be required to pay penalties under the estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the Payee’s total tax liability.

2.	Nonresident Aliens and Foreign Corporations

Payees that are not U.S. citizens or resident aliens will generally be subject to U.S. federal withholding tax on taxable distributions from the Contract at a 30% rate, unless a lower treaty rate applies. In addition, if the Company does not have appropriate documentation establishing the Payee’s status (e.g., a Form W-9 or applicable Form W-8), the Company could be required to withhold 30% on certain payments from the Contract under the Foreign Account Tax Compliance Act (or FATCA). The FATCA rules are complex. Please consult your tax adviser.

D.	Estate, Gift and Generation-Skipping Tax and Related Tax Considerations

Any amount payable upon an Owner’s death, whether before or after the Annuity Commencement Date, is generally includable in the Owner’s estate for federal estate tax purposes. Similarly, prior to the Owner’s death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a Beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse Beneficiary who either is (1) 37 1⁄2 or more years younger than an Owner or (2) a grandchild (or more remote further descendent) of an Owner may have federal generation-skipping-transfer (“GST”) tax consequences under Code Section 2601. Regulations under Code Section 2662 may require Us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a Beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a Beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in “Distributions Prior to the Annuity Commencement Date,” the transfer of a Contract for less than adequate consideration during the Owner’s lifetime generally is treated as producing an amount received by such Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Owner’s gross income, this same income amount could produce a corresponding increase in such Owner’s tax basis for such Contract that is carried over to the transferee’s tax basis for such Contract under Code Section 72(e)(4)(C)(iii) and Section 1015.

E.	Tax Disclosure Obligations

In some instances, certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2009-59. The Code also requires certain “material advisers” to maintain a list of persons participating in such “reportable transactions,” which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by The Company, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.

F.	Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to taxpayers whose income exceeds certain threshold amounts. Please consult a tax adviser for more information.

INFORMATION REGARDING IRAS

[To be updated by Amendment]

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract as an individual retirement annuity under Code section 408(b) or in connection with an individual retirement account under Code section 408(a). State income tax rules applicable to IRAs may differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners and beneficiaries are encouraged to consult their own tax advisers as to specific tax consequences. Additional information can also be obtained from your local IRS office, from IRS Publication 590A and 590-B (hereinafter referred to as Publication 590) or online at www.irs.gov.

1. Individual Retirement Annuities (“IRAs”).

In addition to “traditional” IRAs governed by Code Sections 408(a) and (b) (“Traditional IRAs”), there are Roth IRAs governed by Code Section 408A, and SEP IRAs governed by Code Section 408(k). Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.

a.	Traditional IRAs

Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make Required Minimum Distributions (“RMDs”) when the Owner reaches the “applicable age” under the RMD rules or dies, as described below, may result in imposition of a 25% excise tax on any excess of the RMD amount over the amount distributed. The excise tax is reduced to 10% if a taxpayer receives a distribution, during the “correction window,” of the amount of the missed RMD from the same plan to which the excise tax relates and satisfies certain other conditions. In addition, any amount received before the Owner reaches age 59 1/2 or dies is subject to a 10% additional tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.

If you were born…	Your “applicable age” is…
Before July 1, 1949	70½
After June 30, 1949 and before 1951	72
After 1950 and before 1960*	73*
After 1958*	75*

*	If you were born in 1959, you should consult your tax advisor regarding your “applicable age,” because it is not clear whether your “applicable age” is age 73 or age 75.

You (or your surviving spouse if you die) may rollover funds tax-free from certain existing qualified plans into a Traditional IRA under certain circumstances, as indicated below. In addition, under Code Section 402(c)(11) a non-spouse “designated Beneficiary” of a deceased plan participant may make a tax-free “direct rollover” (in the form of a direct transfer between plan fiduciaries, as described below in “Rollover Distributions”) from certain qualified plans to a Traditional IRA for such Beneficiary, but such Traditional IRA must be designated and treated as an “inherited IRA” that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased plan participant).

IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a Death Benefit that equals the greater of the premiums paid or the Contract’s cash value. The Contract offers an enhanced Death Benefit that may exceed the greater of the Contract Value or total Premium Payments. The tax rules are unclear as to what extent an IRA can provide a Death Benefit that exceeds the greater of the IRA’s cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.

b.	SEP IRAs

Code Section 408(k) provides for a Traditional or ROTH IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension (“SEP”) or a SEP IRA. A SEP IRA can have employer contributions, and in limited circumstances employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional or ROTH IRA, but a SEP is also subject to special tax qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional or ROTH IRA, which are described above and below, respectively. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.

c.	Roth IRAs

Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Owner’s lifetime. However, the RMD rules apply upon the Owner’s death. The Owner of a Traditional IRA or other qualified plan assets may complete a conversion into a Roth IRA under certain circumstances. The conversion of a Traditional IRA or other qualified plan assets to a Roth IRA will subject the fair market value of the funds to federal income tax in the year of conversion. In addition to the amount held in the converted account, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. Distributions from eligible qualified plans can be “rolled over” directly (subject to tax) into a Roth IRA under certain circumstances. A conversion of a traditional IRA to a Roth IRA, and a rollover from any other eligible retirement plan to a Roth IRA, made after December 31, 2017, cannot be recharacterized as having been made to a traditional IRA. Anyone considering a “conversion” to a Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract’s tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract’s tax qualification.

2. Taxation of Amounts Received from IRAs

Except under certain circumstances in the case of Roth IRAs, amounts received from qualified Contracts generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other “investment in the Contract.” For Annuity Payments and other amounts received after the Annuity Commencement Date from a qualified Contract, the tax rules for determining what portion of each amount received represents a tax-free recovery of “investment in the Contract” is determined by the Contract Owner.

For non-periodic amounts from certain qualified Contracts, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the “investment in the Contract,” based on the ratio of the “investment in the Contract” over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of qualified Contract. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.

3. Additional and Excise Taxes for IRAs

Unlike non-qualified Contracts, IRAs are subject to federal additional taxes not just on premature distributions, but also to excise taxes on excess contributions and failures to make Required Minimum Distributions (“RMDs”).

a.	Additional Taxes on Premature Distributions

Code Section 72(t) imposes an additional income tax equal to 10% of the taxable portion of a distribution from certain types of IRAs that is made before the Owner reaches age 59 1/2. However, this 10% additional tax does not apply to a distribution that is either:

(i)	made to a Beneficiary (or to the Owner’s estate) on or after the employee’s death;

(ii)	attributable to the Owner becoming disabled under Code Section 72(m)(7);

(iii)	part of a series of substantially equal periodic payments (not less frequently than annually — “SEPPs”) made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated Beneficiary (“SEPP Exception”);

(iv)	certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty;

(v)	made as a “direct rollover” or other timely rollover to an eligible retirement plan, as described below. In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

(vi)	made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions in Code Section 72(t)(2)(D) are met;

(vii)	not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7);

(viii)	for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8);

(ix)	made on account of a qualified birth or adoption; or

(x)	made to a terminally ill Owner.

The taxpayer must meet certain requirements in order for these exceptions to apply. Certain other exceptions to the 10% additional tax not described herein also may apply. Please consult your tax adviser.

If the taxpayer avoids this 10% additional tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death, disability or a method change allowed by Rev. Rul. 2022-6), the 10% additional tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

b.	Excise Tax on RMDs

If the amount distributed from an IRA is less than the amount of the Required Minimum Distribution (“RMD”) for the year, the Owner is subject to a 25% excise tax on the amount that has not been timely distributed. The excise tax is reduced to 10% if a taxpayer receives a distribution, during the “correction window,” of the amount of the missed RMD from the same plan to which the excise tax relates and satisfies certain other conditions.

The 25% excise tax is also applicable to RMD amounts not distributed to beneficiaries.

c.	Excise Tax on Excess Contributions

If an IRA owner deposits more than is eligible to be contributed to an IRA, the excess contribution may be subject to a 6% excise tax (Code Section 4973). Whether the excise tax applies depends on how the excess contribution is handled and when it is corrected or removed. The rules for correcting an excess contribution are complicated and the IRA Owner should consult a professional tax adviser.

4. Required Minimum Distributions

The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over:

(a)	the life of the individual or the lives of the individual and a designated Beneficiary (as specified in the Code), or

(b)	over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated Beneficiary (as specified by the Code).

For Contracts that have not been annuitized, the RMD amount for each year is determined generally by dividing the account balance by a factor determined under the IRS “Uniform Lifetime Table.” This account balance is generally based upon the Contract Value as of the close of business on the last day of the previous calendar year. RMDs also can be made in the form of Annuity Payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.

In addition, in computing any RMD amount based on a Contract’s Contract Value, such Contract Value must include the actuarial value of certain additional benefits provided by the Contract. As a result, electing an Optional Benefit under an IRA may require the RMD amount for such IRA to be increased each year, and expose such additional RMD amount to the 25% excise tax for RMDs if such additional RMD amount is not timely distributed.

The RMD rules that apply while the Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to Roth IRAs.

Congress recently changed the RMD rules for individuals who die after 2019. The after-death RMD rules are complex, and you should consult your tax adviser about how they may apply to your situation.

Effective January 1, 2020, when an IRA owner dies, any remaining interest generally must be distributed within 10 years (or in some cases 5 years) after their death, unless an exception applies. One exception permits an “eligible designated beneficiary” to take distributions over life or a period not exceeding life expectancy (determined using the IRS “Single Life Table”), subject to special rules and limitations. An “eligible designated beneficiary” includes: the IRA owner’s spouse or minor child (until the child reaches age of majority/age 21), certain disabled or chronically ill individuals, and an individual who is not more than 10 years younger than the IRA owner. We may limit any payment option over life, or period not exceeding life expectancy, to certain categories of eligible designated beneficiaries, or withdraw such payment option(s), in Our discretion.

If the Owner of an IRA dies and the Owner’s surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own. The spouse must make the election by the later of (1) the end of the calendar year in which the surviving spouse reaches the applicable age, and (2) the end of the calendar year following the calendar year of the IRA owner’s death. If the Owner dies before the required beginning date and the surviving spouse does not elect to treat the IRA as their own, distributions may be delayed until December 31 of the year the deceased Owner would have attained the applicable age.

If the Owner dies after Annuity Payments have already begun, any remaining payments under the contract also must be made in accordance with the RMD rules. In some cases, those rules may require that the remaining payments be made over a shorter period than originally elected or otherwise adjusted to comply with the tax law.

5. Tax Withholding for IRAs

Distributions from an IRA generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any “elections out” and the rate at which withholding applies, generally are the same as for periodic and nonperiodic distributions from a non-qualified Contract, as described above.

Regardless of any “election out” (or any amount of tax actually withheld) on an amount received from an IRA the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under the estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee’s total tax liability.

6. Rollover & Transfer Distributions

Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) vary according to the type of transferor IRA and type of transferee IRA or other plan. For instance, generally no tax-free “trustee-to-trustee transfer” or “60-day rollover” can be made between a “NonRoth IRA” (Traditional, SEP or SIMPLE IRA) and a Roth IRA. A “conversion” of a NonRoth IRA to a Roth IRA, is taxable transaction and not subject to the 10% additional tax. However, if amounts are subsequently distributed from the Roth IRA they may be subject to the 10% additional tax if withdrawn in the first 5 years following the conversion.

For a non-spouse Beneficiary, no tax-free “trustee-to-trustee transfer” or “60-day rollover” can be made between an “inherited IRA” (NonRoth or Roth) and an IRA set up by that same individual as the original Owner. A Beneficiary may complete a “trustee-to-trustee transfer” to another inherited IRA account or combine inherited IRA accounts from the same deceased Owner.

Generally, any amount other than an RMD distributed from an IRA is eligible for a “60-day rollover.” However, a tax-free 60-day rollover is limited to 1 per 12 month period; whereas no limit applies to “trustee-to-trustee transfers.”

Similar rules apply to a “trustee-to-trustee transfer” or a “60-day rollover” of a distribution from a SIMPLE IRA to a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer’s SIMPLE plan is generally disqualified (and subject to the 25% additional tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a “trustee-to-trustee transfer” or a “60-day rollover” to an eligible retirement plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).

Special rollover rules also apply to (1) transfers or rollovers for the benefit of a spouse (or ex-spouse) or a non-spouse designated Beneficiary, (2) plan distributions of property, (3) distributions from a Roth account in certain plans, (4) recontributions of certain qualified disaster distributions, (5) transfers from a Traditional or Roth IRA to certain health savings accounts under Code Section 408(d)(9), (6) obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS, (7) recontributions within 3 years of qualified birth & adoptions, and (8) recontributions within 3 years of a coronavirus related distribution, and certain distributions made to a terminally ill Owner.

OTHER INFORMATION

GENERAL ACCOUNT

Any amounts that We are obligated to pay under the Contract, including Index Credits, Performance Credits, the Death Benefit and Annuity Payments, are subject to Our financial strength and claims paying ability and Our long-term ability to make such payments. We invest the assets of the General Account according to the laws governing the investments of insurance company general accounts. The General Account is not a bank account and is not insured by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. We receive a benefit from all amounts held in Our General Account. Amounts in Our General Account are

available to Our general creditors. We issue other types of insurance policies and pay Our obligations under these products from Our assets in the General Account.

THE SEPARATE ACCOUNT

We place certain assets related to Indexed Strategies, the One-Year Fixed Strategy and Performance Credit Account in the Separate Account. We have exclusive and absolute ownership and control of the assets of the Separate Account. You do not share in the investment performance of assets allocated to the Separate Account. The Separate Account is not registered under the Investment Company Act of 1940, as amended. The Separate Account is not insulated, the assets are considered to be part of the General Account assets and is subject to general creditors.

Where permitted by applicable law, We reserve the right to make certain changes to the structure and operation of the Separate Account. We will not make any such changes without receiving any necessary approval of any applicable state insurance department. We will notify you of any changes in writing. These changes include, but are not limited to:

●	Manage the Separate Account under the direction of a committee at any time;

●	Make any changes required by applicable law or regulation; and

●	Modify the provisions of the Contract to reflect changes to the Indexed Strategies and the Separate Account and to comply with applicable law.

SUSPENSION OF PAYMENTS, PERFORMANCE LOCK REQUESTS, OR REALLOCATIONS

We may suspend or delay the payment of Death Benefits and withdrawals, the calculation of Annuity Payments, Performance Lock requests, and reallocations when We cannot calculate a Strategy Contract Value under any of the following circumstances:

●	the New York Stock Exchange is closed (other than customary weekend and holiday closings);

●	the closing value of an Index is not published;

●	trading on the New York Stock Exchange is restricted;

●	if any value, not limited to the Index Value, is unavailable for the calculation of the Strategy Interim Value;

●	the calculation of the Strategy Interim Value is not reasonably practical due to an emergency; or during any other period when a regulator, by order, so permits.

If We cannot obtain a value for an Index on any day due to any of these circumstances, We will use the value of the Index as of the last Valuation Day the value is available. If the beginning day of a Strategy Term falls on a Valuation Day for which We cannot obtain a value for an Index, We will use the Index Value as of the last Valuation Day as the Index Value for the beginning day of the Strategy Term.

HOW CONTRACTS ARE SOLD

[To be Updated by Amendment]

We have entered into a distribution agreement with Our affiliate Global Atlantic Distributors, LLC under which it serves as the principal underwriter for the Contracts, which are offered on a continuous basis. Global Atlantic Distributors, LLC is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA).

We are affiliated with Global Atlantic Distributors, LLC because We are under common control. The principal business address of Global Atlantic Distributors, LLC is One Financial Plaza, 755 Main Street, 24th Floor, Hartford, CT 06103. Global Atlantic Distributors, LLC has entered into selling agreements with affiliated and unaffiliated broker-dealers for the sale of the Contracts. We pay compensation to Global Atlantic Distributors, LLC for sales of the Contracts by broker-dealers. Global Atlantic Distributors, LLC in its role as Principal Underwriter, did not retain any underwriting commissions for the fiscal year ended December 31, 2022 with regard to the Contracts. Contracts will be sold by individuals (Financial Intermediaries) who have been appointed by Us as insurance agents and who are financial professionals. Each financial professional is affiliated with one of the selling broker-dealers. We may also make the Contracts available through independent financial professionals.

We list below types of arrangements that help to incentivize sales representatives to sell Our suite of annuities. Not all arrangements necessarily affect each registered index linked annuity. These types of arrangements could create an incentive for the selling firm or its sales representative to recommend or sell this Contract to you. You may wish to take such incentives into account when considering and evaluating any recommendations relating to this Contract.

Broker-dealers may receive commissions from Us for selling you this Contract (described below under Commissions). Certain selected broker-dealers also receive additional compensation (described below under Additional Payments). All or a portion of the payments We make to broker-dealers may be passed on to Financial Intermediaries according to a broker-dealer’s internal compensation practices.

Affiliated broker-dealers also employ individuals called wholesalers in the sales process, who provide sales support and training to sales representatives. Wholesalers typically receive commissions based on the type of contract or Optional Benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value.

Your financial professional may have a financial incentive to offer you a new Contract in place of the one you already own. You should only exchange a Contract you already own if you determine, after comparing the features, fees and risks of both Contracts, that it is better for you to purchase the new Contract rather than continue to own your existing Contract. In general, the Contract does not contain any provisions related to exchanges or conversions.

Commissions Paid by The Company

Up front commissions paid to broker-dealers generally range from 0% to up to 7.5% of each Premium Payment you make. Trail commissions (fees paid for customers that maintain their Contracts generally for more than 1 year) range up to 1% of your Contract Value. We pay different commissions based on the Contract variation that you buy. We may pay a lower commission for sales to Owners over age 75. Your registered investment adviser may be paid by you pursuant to the investment advisory agreement you entered into Commission arrangements vary from one broker-dealer to another. We are not involved in determining your financial professional’s compensation. Under certain circumstances, your financial professional may be required to return all or a portion of the commissions paid.

Check with your financial professional to verify whether your account is a brokerage or an advisory account. Your interests may differ from Ours and your financial professional (or the broker-dealer with which they are associated). Please ask questions to make sure you understand your rights and any potential conflicts of interest. If you are an advisory client, your financial professional (or the broker-dealer with which they are associated) can be paid both by you and by Us based on what you buy. Therefore, profits, and your financial professional’s (or their broker-dealer’s) compensation, may vary by product and over time. Contact an appropriate person at your broker- dealer with whom you can discuss these differences and inquire about any revenue sharing arrangements that We and Our affiliates may have with the selling firm.

Additional Payments

Subject to FINRA and broker-dealer rules, We or Our affiliates also pay the following types of fees to, among other things, encourage the sale of this Contract. These additional payments could create an incentive for your financial professional, and the broker-dealer with which they are associated, to recommend products that pay them more than others, which may not necessarily be to your benefit.

Additional Payment Type	What it’s used for
Access	Access to Financial Intermediaries and/or broker-dealers such as one-on-one wholesaler visits or attendance at national sales meetings or similar events.
Gifts & Entertainment	Occasional meals and entertainment, tickets to sporting events and other gifts.
Marketing	Joint marketing campaigns and/or broker-dealer event advertising/participation; sponsorship of broker-dealer sales contests and/or promotions in which participants (including Financial Intermediaries) receive prizes such as travel Awards, merchandise and recognition; client generation expenses.
Marketing Expense Allowances	Pay Fund related parties for wholesaler support, training and marketing activities for certain Funds.
Support	Sales support through such things as providing hardware and software, operational and systems integration, links to Our website from a broker- dealer’s website; shareholder services (including subaccounting sponsorship of broker-dealer due diligence meetings; and/or expense allowances and reimbursements).
Training	Educational (due diligence), sales or training seminars, conferences and programs, sales and service desk training, and/or client or prospect seminar sponsorships.
Visibility	Inclusion of Our products on a broker-dealer’s preferred list; participation in, or visibility at, national and regional conferences; and/or articles in broker-dealer publications highlighting Our products and services.
Volume	Pay for the overall volume of their sales or the amount of money investing in Our products.

As of December 31, 2022, We have entered into ongoing contractual arrangements to make additional payments to the following Financial Intermediaries: Citizens Securities, Inc.; Infinex Financial Group; Raymond James Insurance Group, Inc. and UBS Financial Services Insurance Agency Inc.

Inclusion on this list does not imply that these sums necessarily constitute “special cash compensation” as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Financial Intermediary is or should be included in any such listing.

For the fiscal year ended December 31, 2022, additional payments did not in the aggregate exceed approximately $63,327 (excluding corporate-sponsorship related prerequisites and marketing expense allowances) or approximately 0.04% of total the Contract’s assets. Broker-dealers that received additional payments in 2022, but do not have an ongoing contractual relationship, are listed below.

Broker-dealers that received additional payments with at least a $100 value in 2022 of items such as sponsorship of meetings, education seminars, and travel and entertainment, whether or not an ongoing contractual relationship exists: Ameritas Investment Company, LLC; Arvest Wealth Management; Avantax Investment Services, Inc.; B. Riley Wealth Management, Inc. Cambridge Investment Research, Inc.; Cetera Advisor Networks LLC; Cetera Investment Services LLC; CFD Investments, Inc.; Commerce Bank; Commonwealth Financial Network; CUNA Brokerage Services, Inc.; Infinex Investments, Inc.; Janney Montgomery Scott LLC; Kestra Investment Services, LLC; Lincoln Investment Planning, Inc.; LPL Financial LLC; Morgan Stanley Smith Barney, LLC; Private Client Services, LLC; Raymond James Insurance Group, Inc.; Royal Alliance Associates, Inc.; Securities America, Inc.; Triad Advisors, Inc.; Truist Investment Services, Inc.; U. S. Bancorp Investments, Inc.; UBS Financial Services Insurance Agency, Inc.; Wells Fargo Wealth Brokerage Insurance; and Woodbury Financial Services, Inc.

No specific charge is assessed directly to Owners to cover commissions, Additional Payments or Marketing Expense Allowances described above. We do intend to recoup the sales expenses and incentives We pay, however, through fees and charges deducted under the Contract and other revenue sharing arrangements.

AMENDMENTS TO THE CONTRACT

We reserve the right to amend the Contract to meet the requirements of applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers.

LEGAL PROCEEDINGS

There continues to be significant federal and state regulatory activity relating to financial services companies. We are subject to various legal proceedings and claims incidental to or arising in the ordinary course of Our business. In the future, We may be subject to additional lawsuits, arbitration proceedings and/or regulatory/legal proceedings. While it is not possible to predict with certainty the ultimate out- come of any pending or future case, legal proceeding or regulatory action, We do not expect the ultimate result of any of Our known legal proceedings or claims to result in a material adverse effect on the Company or its Separate Account. Nonetheless, given the indeterminate amounts sought in certain of these proceedings, and the inherent unpredictability of litigation, an adverse outcome in certain matters could, from time to time, have a material adverse effect on the Company’s results of operations or cash flows.

INFORMATION ON THE COMPANY

[To be Updated by Amendment]

THE COMPANY’S BUSINESS AND FINANCIAL STATEMENTS

ABOUT THE COMPANY

Overview

Forethought Life Insurance Company is a life insurance company engaged in the business of writing life insurance and individual variable, fixed and fixed indexed annuities. We are authorized to do business in 49 states of the United States and the District of Columbia. We were incorporated under the laws of Indiana on July 10, 1986. We have offices located in Indianapolis and Batesville, Indiana, Hartford, Connecticut and Berwyn, Pennsylvania.

Commonwealth Annuity and Life Insurance Company (“CALIC”), a Massachusetts company, owns 100% of the Company. CALIC is a direct, wholly owned subsidiary of Global Atlantic (Fin) Company (“FinCo”), which in turn is a direct, wholly owned subsidiary of Global Atlantic Financial Limited, which in turn is a direct, wholly owned subsidiary of Global Atlantic Financial Group Limited (“GAFGL”). GAFGL is a direct, wholly owned subsidiary of The Global Atlantic Financial Group LLC, which is majority-owned by KKR Magnolia Holdings LLC, which in turn is an indirect subsidiary of KKR & Co. Inc.

Provided below is Our simplified organizational structure.

No company other than Forethought Life Insurance Company has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of the Company for its claims-paying ability.

Our General Account

Our General Account holds all our assets other than assets in our insulated separate accounts. We own our General Account assets and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality, and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations; corporate bonds; preferred and common stocks; real estate mortgages; real estate; and certain other investments.

Code of Business Conduct and Ethics

The board of directors of The Global Atlantic Financial Group LLC has adopted a Code of Business Conduct and Ethics applicable to all officers, employees and directors of The Global Atlantic Financial Group LLC and its subsidiaries, including our chief executive officer, chief financial officer and senior financial officers. The Code of Business Conduct and Ethics addresses matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations.

THE COMPANY’S BUSINESS

Overview of the Company

We are a stock insurance company formed as a corporation in the State of Indiana on July 10, 1986. Our business I.D. number is 198002-843. The address of our principal business office is 10 West Market Street, Suite 2300, Indianapolis, Indiana, United States. We are licensed in 49 states (all except New York) and the District of Columbia. As of December 31, 2022, we had statutory assets of approximately $53,508 million and statutory capital and surplus of approximately $2,676 million.

Within retail markets, we believe we are a leading provider of preneed life insurance products and have been ranked as a top five overall fixed-rate annuity carrier for the twelve months ended December 31, 2022, according to LIMRA. The following table presents an illustration of our product, distribution and origination approach within our fixed annuities business.

Individual Channel
Key Products	● Fixed-Rate Annuities ● Fixed-Indexed Annuities ● Preneed Life
Distribution/Origination (as of December 31, 2022)	● 204 banks and broker-dealers ● 181 independent insurance agencies ● 1,332 funeral homes

We are a wholly owned subsidiary of CALIC, which itself is a wholly owned indirect subsidiary of Global Atlantic, a leading U.S. retirement and life insurance company focused on delivering meaningful long-term value for its customers and clients by offering a broad range of products and solutions for both individuals and institutions. Global Atlantic is a wholly owned subsidiary of The Global Atlantic Financial Group LLC (“TGAFG”).

As of February 1, 2021, the KKR & Co Inc. is the majority owner of TGAFG (such transaction, the “KKR Acquisition”), and as of December 31, 2022, owns a 63.3% economic interest in TGAFG.

As a member of the Global Atlantic enterprise, we rely on and benefit from Global Atlantic’s resources and expertise in the operation of our business, including with respect to underwriting, risk management and the management of our investment portfolio.

Financial Strength and Credit Ratings

Financial strength ratings and credit ratings may be used by distribution partners, potential policyholders, reinsurance clients or investors as an indication of the relative creditworthiness of an insurer or borrower. Our competitive positioning in our individual and institutional distribution channels, and our ability to access capital and liquidity, may be impacted by our credit ratings.

Financial strength ratings reflect a rating agency’s opinion of an insurance company’s ability to meet its obligations to policyholders and reinsurance clients, based on qualitative and quantitative factors including competitive position, operating performance, financial condition and capitalization. Credit ratings reflect a rating agency’s opinion regarding an entity’s ability to repay its indebtedness, and they are based on similar factors used in assessing financial strength ratings. Ratings are periodically reviewed by rating agencies and their criteria, including capital and other requirements, may be adjusted from time to time. We maintain financial strength ratings from A.M. Best, Moody’s, S&P and Fitch. FLIC’s financial strength ratings are “A” with a stable outlook from A.M. Best, “A2” with a stable outlook from Moody’s, “A-” with a positive outlook from S&P and “A” with a stable outlook from Fitch. Ratings are not recommendations to buy, sell or hold securities, and they may be revised or revoked at any time at the sole discretion of the rating organization.

Our Products & Distribution

We seek to reach individuals in the United States who are planning for, or are already in, retirement. Our distribution capabilities are tailored to products that fit our competitive advantages and meet our risk and return objectives. Our principal products are fixed-rate and fixed-indexed annuities, referred to together as “fixed annuities”, and we are Global Atlantic’s flagship seller of these policies. Our retirement products are distributed primarily through a network of industry-leading distribution partners, including over 200 banks, broker-dealers and independent marketing organizations. Global Atlantic’s life products are distributed primarily through 181 independent marketing organizations and approximately 1,300 funeral homes.

Fixed Annuities

We sell multi-year guaranteed annuity products and fixed-indexed annuities through our independent agency, bank and broker- dealer distribution channels. Multi-year guaranteed annuity products credit interest at a predetermined rate that is guaranteed for a three-, five- or seven-year period. After the applicable guarantee period has expired, we can reset the crediting rate at our discretion, subject to contractual limitations and minimums.

Fixed-indexed annuities allow the policyholder to elect between strategies where interest credited is either fixed or based on the performance of a market index. The most common index selected is the S&P 500 Index. We also offer customized indexes, such as the BlackRock Diversa Volatility Control Index, the PIMCO Balanced Index, and the Franklin US Index. These customized indexes replicate multi-asset strategies with risk management elements designed to decrease volatility. Fixed-indexed annuities allow the policyholder to participate in the upside performance of the selected index with no downside market risk to their account value, assuming that the annuity is not surrendered during the surrender charge period. Policyholders participate in 100% of the upside performance of the applicable index, usually subject to pre-specified “cap rates.” For fixed-indexed annuities referencing the S&P 500 Index, we can generally reset cap rates annually at our discretion, subject to contractual limitations. For fixed-indexed annuities referencing other strategies, we measure index performance for crediting over two- or three-year periods, and for those strategies we can reset the crediting terms at the end of each such two- or three-year period.

Customers purchasing fixed-indexed annuities may elect to add certain riders that provide lifetime income benefits or death benefits. Account values for fixed-indexed annuities are protected against adverse market movements. In addition, while the benefit base for some variable annuity products is linked to upside market movements, the benefit base for our fixedindexed annuity products is typically not.

After the first year following the issuance of a deferred annuity, the policyholder is typically permitted to make withdrawals up to 10% of the prior year’s account value without a surrender charge. In addition, required minimum distributions imposed by federal law generally do not incur surrender charges. Withdrawals in excess of these allowable amounts are assessed a surrender charge fee if such withdrawals are made during the surrender charge period. For multi-year guaranteed annuity products, the surrender charge period is the period for which the crediting rate is guaranteed. For other products, surrender charge periods follow a pre-specified schedule. In general, the surrender charge periods for our fixed-rate and fixed-indexed annuity products currently offered through the individual channel apply for as few as three years to as many as ten years, depending on the product. The surrender charges typically range from 7% to 10% of the contract value at inception and generally decrease over the surrender charge period.

Preneed Life Insurance

The preneed life insurance market primarily sells small face whole life contracts typically with an average face amount at issue of approximately $5,400. We are Global Atlantic’s only writer for newly issued preneed life policies through the individual channel, and were one of the first entrants in the preneed market. These policies are sold primarily through independently licensed agents associated with funeral homes and other providers of funeral and cemetery services. We have relationships with funeral homes across the United States and enter into participation agreements with funeral homes and general agent agreements with the independently licensed agents.

We specialize in the sale of non-participating, single-pay and limited payment whole life insurance contracts sold exclusively as a funding vehicle by individuals prearranging funerals. We believe our long-term relationships with the network of agents and funeral homes that distribute our preneed insurance gives us a competitive advantage. We have established incentive and loyalty programs with our top distributors that are designed to encourage future sales of our preneed products.

Funding Products

We are a member of the Federal Home Loan Bank (“FHLB”) of Indianapolis. As a member, we have entered into funding agreements with the FHLB of Indianapolis, and the funding agreements are issued in exchange for cash. The funding agreements require that we pledge eligible assets, such as commercial mortgage loans, as collateral. Certain types of eligible assets pledged as collateral are held in custody by the FHLB of Indianapolis. Through our membership, we have issued funding agreements to the FHLB of Indianapolis in exchange for cash advances in the amount of approximately $1.6 billion as of December 31, 2022.

We invest the proceeds from such issuances in furtherance of our investment spread strategy, consistent with our other investment spread operations. It is not part of our strategy to utilize these funds for operations, and any funds obtained from the FHLB of Indianapolis for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations (SSAP No. 15), as borrowed money. As a part of this arrangement, we hold $5.0 million in FHLB of Indianapolis Class B Membership Stock. The Class B Membership Stock is not eligible for redemption.

In January 2021, we entered the funding agreement-backed notes (“FABN”) market, issuing inaugural funding agreements as part of a global debt issuance program (the “FABN Program”). As of December 31, 2022, we had issued $5.45 billion in funding agreements in connection with the FABN Program.

Other Products

Through our bank and independent broker-dealer channels, we offer a hybrid product (“Hybrid Annuity”) that links long-term care benefits to a fixed-rate annuity with a nine-year surrender period. Hybrid Annuities are fixed-rate annuity products with a benefit rider that permits access to the policy’s account value, free of a surrender charge, along with a supplemental rider benefit value to reimburse the policyholder for certain qualified long-term care expenses. Unlike traditional standalone long-term care, where benefits are not tied to existing policyholder accounts, the rider benefit is capped at the return of account value plus one or two times the account value depending on the outcome of underwriting. We believe the drawdown of policyholder account value as the initial benefit payment and the capped benefit size substantially reduces risk to us when compared to traditional long term care. The rider benefit paid to the policyholder is subject to a monthly maximum such that the benefit is typically paid out over a period of six years or longer.

We sell investment-only variable annuities through our bank and broker-dealer distribution channels. Our variable annuities are issued by us and underwritten and distributed by Global Atlantic Distributors, LLC (“GAD”), a FINRA-registered broker-dealer. Variable annuities provide the ability to invest in a tax deferred manner into a series of investment options and, when appropriate, convert that investment into an income stream. These products are designed to appeal to investors who are seeking greater market participation and willing to assume additional risk. We currently offer investment-only variable annuities in multiple classes that differ in fees, duration of surrender charge period and structure of sales charges. The variable annuities offered by us provide policyholders with the opportunity to invest in various investment sub-accounts and offer optional death benefit and income guarantees. Policyholders that elect an optional benefit may be required to invest in a managed volatility investment fund, the majority of which are offered through the Forethought Variable Insurance Trust platform. We utilize a separate account to record and account for assets and liabilities for variable annuity transactions. Investments in such separate account are maintained separately from those in our general account. The net investment experience of our separate account is generally credited directly to the policyholder and can be positive or negative. As a result, investment income on the separate account is not included in our net income. Effective December 31, 2015, we entered into a reinsurance agreement with CALIC whereby we ceded 100% of our variable annuity business on funds withheld and modified coinsurance bases.

In February 2022, we began selling registered index linked annuities pursuant to this prospectus.

Reinsurance

We seek to diversify risk and limit our overall financial exposure by reinsuring certain levels of risk in various areas of exposure through cessions to other insurance companies or reinsurers.

We assume certain preneed life insurance policies from one non-affiliated company on a coinsurance basis. This block of assumed business is in run-off. As of December 31, 2022 and 2021, we assumed $20.8 million and $22.4 million of reserves, respectively, under this reinsurance arrangement. We assume on a modified coinsurance basis certain other preneed life insurance policies from a non-affiliated company. This block of assumed business is also in run-off. As of December 31, 2022 and 2021, we assumed $243.0 million and $285.1 million of modified coinsurance reserves, respectively.

Effective December 31, 2015, we entered into a reinsurance agreement with CALIC whereby we ceded 100% of our variable annuity business on funds withheld and modified coinsurance bases. Amounts due to affiliates related to funds withheld agreements were $37.3 million and $25.2 million for the years ended December 31, 2022 and 2021, respectively.

Effective April 1, 2017, we entered into a reinsurance agreement with Global Atlantic Re Limited (“GA Re”), whereby we ceded a portion of our annuity and preneed business. As a result of the transaction in 2017, we ceded $8,539 million in reserves to GA Re, resulting in a one-time gain of approximately $16 million, and continue to cede annuity business to GA Re on an ongoing quota share basis. Effective April 2, 2018, in accordance with the reinsurance agreement, we moved 50% of the funds withheld assets to a coinsurance arrangement.

From time to time, Global Atlantic and its insurance subsidiaries, including us, have entered into or may enter into arrangements with unaffiliated third-party co-investment vehicles designed to deploy third-party, on-demand capital into certain qualifying reinsurance transactions alongside Global Atlantic and its subsidiaries. Global Atlantic’s insurance subsidiaries, including us, may participate in qualifying reinsurance transactions with the insurance company subsidiary of such co-investment vehicles. These reinsurance transactions will generally be on a funds withheld coinsurance basis, with the applicable Global Atlantic insurance subsidiary (such as us) retaining a portion of the liabilities in such transaction and retaining the business reinsured to the co-investment vehicle on its balance sheet.

Investment Management

We benefit from Global Atlantic’s investment management strength and we believe such investment management is a key driver of our success. Our board of directors retains oversight of our investment portfolio and has delegated day-to-day management of the investment portfolio to Global Atlantic’s investment management committee, a committee that is chaired by Global Atlantic’s Chief Investment Officer and includes Global Atlantic’s Chief Executive Officer as a member.

Our objective is to invest the funds we receive from policyholders into a high quality, diversified investment portfolio that is well- matched to our liabilities and earns a yield in excess of the cost of our policyholder liabilities. The returns we are able to generate on our investment portfolio support competitive pricing on our products.

We invest our general account assets in investments across the capital structure and in public and private markets across securities, loans and direct ownership of income-generating assets. We believe that our capability to invest in multiple asset types has provided FLIC the platform to capture investment opportunities across market conditions in assets which FLIC believes have favorable risk-adjusted returns.

On February 1, 2021, KKR IM entered into an investment management agreement with us, pursuant to which KKR IM manages our assets (other than certain funds withheld, modified coinsurance and certain separate accounts). The terms of this investment management agreement with FLIC have been approved of by the Indiana Department. Under the terms of the investment management agreement, most of our day-to-day investment management is performed by KKR IM. We believe that with KKR IM performing day-to- day investment management, we will achieve increased net investment yields over time. Certain former Global Atlantic investment professionals are now employees of KKR IM and, pursuant to the investment management agreement described above, provide investment management services to FLIC.

Historically, GSAM has managed certain liquid asset classes under the direction of Global Atlantic’s in-house investment management team. Following the close of the KKR Acquisition, GSAM continues to provide services for asset classes in which we believe GSAM is well-suited to provide services that we do not have a competitive advantage in and for which we believe scale and execution is important to manage operating costs, such as liquid corporate, municipal and government securities.

Employees

Our management consists of officers who are employees of Global Atlantic and who provide services to us pursuant to the terms of an Amended and Restated Services and Expense Agreement, dated as of June 21, 2018, by and among GAFC, we and certain other subsidiaries of Global Atlantic (the “Services Agreement”). These employees work at our direction. None of Global Atlantic’s employees are subject to a collective bargaining agreement. We believe our relations with such employees are satisfactory.

Recent Change in Control

On December 16, 2020, the Indiana Department of Insurance approved the indirect acquisition of Forethought Life Insurance Company by a subsidiary of KKR and the entry of Forethought and a subsidiary of KKR into an investment management agreement.

Regulation

Our operations and businesses are subject to extensive laws, regulations, administrative determinations and similar legal constraints, including regulation under state insurance laws and federal and state securities laws. Many of the laws and regulations to which we are subject are regularly re-examined, and existing or future laws and regulations may become more restrictive or otherwise adversely affect our operations. We cannot predict the impact of future state, federal or foreign laws or regulations on our business. Future laws and regulations, or the interpretation thereof, may materially adversely affect our results of operations and financial condition.

Insurance Regulation

General

We are domiciled in the State of Indiana and licensed to transact insurance business in, and are subject to regulation and supervision by, 49 states (all except New York) and the District of Columbia. The insurance and reinsurance industry is heavily regulated and our operations in each of these jurisdictions are subject to varying degrees of regulation and supervision. State insurance authorities have broad administrative powers over insurance companies with respect to all aspects of the insurance business.

The laws and regulations of the jurisdiction in which we are domiciled may require us to, among other things, maintain minimum levels of statutory capital, surplus and liquidity; meet solvency standards; submit to periodic examinations of its financial condition; and restrict payments of dividends and distributions of capital. We are also subject to laws and regulations that may restrict our ability to write insurance and reinsurance policies, make certain types of investments and distribute funds. In addition, we are subject to laws and regulations governing related-party/affiliate transactions. These are particularly important to us given (1) our relationship with Global Atlantic and (2) the fact that our business strategy involves ceding business among our affiliates.

State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. The NAIC is an organization, the mandate of which is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the Accounting Manual. Model insurance laws and regulations put forth by the NAIC are effective only when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws and regulations and modified by prescribed and permitted practices. Changes to the Accounting Manual or modifications by the various state insurance departments may affect our statutory capital and surplus.

The NAIC has expressed concerns related to filing exempt status for certain bespoke securities, which generally allows the use of an NRSRO-rating for purposes of capital assessment as opposed to requiring review by the Securities Valuation Office. In October 2020, the VOS Task Force received a memorandum from the Financial Condition (E) Committee that directed a new charge for 2021 to implement policies to help the SVO administer the filing exemption process by which certain investments are not required to be submittedto the SVO for review. The VOS Task Force recently adopted amendments to the P&P Manual to require, effective January 1, 2022, the filing of supporting private rating analysis for any security assigned a private rating, in which the SVO will determine if a privately rated security is eligible to receive an NAIC Designation with an NAIC CRP Credit Rating. The amendments allow an insurance company to self-designate privately rated securities issued between January 1, 2018 and December 31, 2021 that are subject to a confidentiality agreement executed prior to January 1, 2022, which agreement remains in force as of such date and for which an insurance company cannot provide a copy of a private rating letter al report.

Changes in state laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer and at the expense of the insurer. The NAIC may also be influenced by the initiatives or regulatory structures or schemes of international regulatory bodies, and those initiatives or regulatory structures or schemes may not translate readily into the regulatory structures or schemes or the legal system (including the interpretation or application of standards by juries) under which U.S. insurers must operate. Changes in laws and regulations, or in interpretations thereof, as well as initiatives or regulatory structures or schemes of international regulatory bodies, applicable to us could have a significant impact on us.

Some NAIC pronouncements, particularly as they affect accounting issues, take effect automatically without affirmative action by the states. In addition, the NAIC continues to consider various initiatives to change and modernize its financial and solvency regulations.

We are required to file reports, which generally include detailed annual financial statements and quarterly unaudited financial statements, with insurance regulatory authorities in each of the jurisdictions in which we do business, and our operations and accounts are subject to periodic examination by such authorities. We must also file, and in many jurisdictions and in some lines of insurance obtain regulatory approval of, policy forms and related materials prepared or delivered in connection with the insurance written in the jurisdictions in which we operate.

State and federal insurance and securities regulatory authorities and other state law enforcement agencies and attorneys general from time to time make inquiries regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our insurance and securities businesses. We endeavor to respond to such inquiries in an appropriate way and to take corrective action if warranted.

Annuity Suitability

State insurance regulators have become more active in adopting and enforcing suitability standards with respect to sales of fixed, indexed and variable annuities.

A suitability analysis is performed for each annuity sale. For variable annuity sales, the broker-dealers are responsible for performing suitability reviews of each individual annuity sale. We generally delegate suitability analyses for fixed annuity product sales to the banks and broker-dealers distributing these products, as they typically have the infrastructure and resources required to perform suitability analyses. With respect to the other distribution channels (and in limited circumstances, the broker-dealer channel), we do not delegate suitability. Our and Global Atlantic’s in-house compliance team has a suitability program in place whereby pending annuity sales are not finalized until completion of suitability analysis as required under the SAT and applicable state suitability requirements.

Certain states and the NAIC have proposed or implemented changes to their suitability regulations that would make broker- dealers, sales agents and investment advisers and their representatives subject to a best interest standard when selling annuities. On February 13, 2020, the NAIC adopted revisions to the SAT to better align the state standards governing the standard of care of annuity producers with the SEC’s Regulation Best Interest, and some states have either adopted or are moving to adopt this revised regulation. The revised SAT includes a requirement for producers to act in the “best interest” of a retail customer when making a recommendation of an annuity. A producer has acted in the best interest of the customer if the producer has satisfied certain prescribed obligations regarding care, disclosure, conflict of interest and documentation. We are working on implementing the changes required by this model regulation ahead of its implementation date in the states that have adopted the new model regulation. State adoption of these revisions, and any future changes in such laws and regulations, could adversely impact the way we market and sell our annuity products. Inconsistencies among rules that may be adopted by the SEC, DOL, NAIC or state insurance regulators could further complicate the distribution of our products.

Conduct Standards

Federal and state regulators continue to propose and implement conduct standards in the sale of investment products, including in the sale of annuity and life insurance products. The NAIC has also proposed changes to the SAT to impose a best interest standard to the sale of annuity products.

For example, on December 15, 2020, the DOL issued its re-proposed regulatory action relating to the Fiduciary Advice Rule, reinstating the definition of investment advice fiduciary that existed prior to 2016, and providing interpretive guidance concerning the regulation that dictates the scope of what constitutes fiduciary “investment advice” to ERISA Plans and IRAs. As part of that regulatory action the DOL issued a final prohibited transaction exemption that can be used by fiduciaries providing investment advice for a fee. The interpretive guidance provided by the DOL broadens the circumstances under which financial institutions, including insurance companies, could be considered fiduciaries under ERISA or the Code. In particular, the DOL states that a recommendation to “rollover” assets from a qualified retirement plan to an IRA, or from an IRA to another IRA, can be considered fiduciary investment advice if the facts and circumstances indicate that the recommendation meets the investment advice test of the regulation. This guidance reverses an earlier DOL interpretation suggesting that rollover advice did not constitute investment advice giving rise to a fiduciary relationship.

On June 5, 2019, the SEC adopted a package of rules and interpretations designed to enhance the quality and transparency of the duties owned by broker-dealers to retail investors and to reaffirm, and in some cases clarify, certain aspects of an investment adviser’s fiduciary duty under the Advisers Act. Under the new rules, which became effective on June 30, 2020, broker-dealers recommending our variable products and mutual funds to retail customers are required to comply with a “best interest” standard. Regulation Best Interest generally requires that a broker-dealer and its associated persons act in a retail customer’s best interest and not place their own financial or other interests ahead of a retail customer’s interests when recommending securities transactions or investment strategies. To meet this new best interest standard, a broker-dealer must satisfy four component obligations including a disclosure obligation, a care obligation, a conflict of interest obligation and a compliance obligation.

Also on June 5, 2019, the SEC adopted an interpretation of the fiduciary duties owed by investment advisers. The interpretation addresses an investment adviser’s duties of care and loyalty under the Advisers Act. As described in the interpretation, in the view of the SEC, the duty of care requires an investment adviser to provide investment advice in the best interest of its client, based on the client’s objectives. Under the duty of loyalty, an investment adviser must eliminate or make full and fair disclosure of all conflicts of interest which might incline an investment adviser — consciously or unconsciously — to render advice which is not disinterested such that a client can provide informed consent to the conflict. We are monitoring these developments and cannot at this time predict the effect they might have on our broker-dealers and investment advisers, and on the sales and distribution systems for our variable products and mutual funds.

In addition, certain states have proposed or implemented conduct standards in the sale of annuity and life insurance products. The SEC has not indicated an intent to pre-empt state regulation in this area, and some of the state proposals allow for a private right of action. As a result, we and other annuity writers could be subject to overlapping and potentially conflicting federal and numerous state regulations of conduct standards.

Regulation Best Interest, the DOL’s Fiduciary Advice Rule, amendments to the SAT and other potential fiduciary rules may fundamentally change the way financial advisors, agents, and financial institutions do business. These rules may impact the way annuity and life insurance products are marketed and offered by distribution partners, which could have an impact on customer demand, impact the margins on products or increase compliance costs and burdens. Inconsistencies among rules that may be adopted by the SEC, DOL, NAIC or state insurance regulators could further complicate the distribution of our products and increase the costs of distributing our products.

Annual Reports and Statutory Examinations

We are required to file detailed annual reports, including financial statements, in accordance with prescribed statutory accounting rules, with regulatory officials in the jurisdictions in which we conduct business.

The NAIC has approved SAP and various model regulations that have been adopted, in some cases with certain modifications, by all state insurance departments. These statutory principles are subject to ongoing change and modification.

As part of their routine regulatory oversight process, state insurance departments conduct periodic detailed examinations, generally once every three to five years, of the books, records and accounts of insurers domiciled in their states. These examinations are generally carried out in cooperation with the insurance departments of two or three other states under guidelines promulgated by the NAIC.

Guaranty Associations and Similar Arrangements

All of the jurisdictions in which we are admitted to transact insurance business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay contractual benefits owed pursuant to insurance policies issued by impaired, insolvent or failed life insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written in such state by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some jurisdictions permit member insurers to recover assessments paid through full or partial premium tax offsets. In the past three years, none of the aggregate assessments levied against us have been material.

Reinsurance

The rates, policy terms, and conditions of reinsurance agreements generally are not subject to regulation by any regulatory authority. However, the ability of a primary insurer to take credit for the reinsurance purchased from reinsurance companies is a significant component of reinsurance regulation. Typically, a primary insurer will only enter into a reinsurance agreement if it can obtain credit against its reserves on its statutory basis financial statements for the reinsurance ceded to the reinsurer. With respect to U.S.-domiciled ceding companies, credit is usually granted when the reinsurer is licensed or accredited in the state where the ceding company is domiciled. States also generally permit primary insurers to take credit for reinsurance if the reinsurer: (1) is domiciled in a state with a credit for reinsurance law that is substantially similar to the credit for reinsurance law in the primary insurer’s state of domicile and (2) meets certain financial requirements. Credit for reinsurance purchased from a reinsurer that does not meet the foregoing conditions is generally allowed to the extent that such reinsurer secures its obligations with qualified collateral.

The Dodd-Frank Act, which became effective on July 21, 2011, provides that only the state in which a primary insurer is domiciled may regulate the financial statement credit for reinsurance taken by that primary insurer; other states are no longer able to require additional collateral from unauthorized reinsurers or otherwise impose their own credit for reinsurance laws on primary insurers that are licensed, but not domiciled, in such other states.

States may permit certified reinsurers to post less collateral to reinsurance counterparties than insurers who are not certified. The NAIC has adopted an amended Credit for Reinsurance Model Law, pursuant to which collateral requirements may be reduced from 100% for unauthorized and non-accredited reinsurers meeting certain criteria as to financial strength and reliability that are domiciled in jurisdictions that are found to have strong systems of domestic insurance regulation, each, a “Qualified Jurisdiction.” Insurers domiciled in Qualified Jurisdictions, such as Bermuda, are eligible to apply for certified reinsurer status. Certified reinsurers may be permitted to post collateral at reduced levels with respect to reinsurance agreements with cedents domiciled in jurisdictions that have adopted the amendments to the Credit for Reinsurance Model Law. GA Re is an approved certified reinsurer in Indiana. While GA Re is not licensed, accredited or approved in any state in the United States and, consequently, must collateralize its obligations in order for a U.S. primary insurer to obtain credit against its reserves on its statutory basis financial statements, as a result of its certified reinsurer status in Indiana, GA Re has the ability to post reduced collateral for coverage provided by GA Re to us. A loss of the certified reinsurer status of GA Re may materially and adversely impact our business strategy.

In addition, the Dodd-Frank Act authorized the U.S. Treasury Secretary and the Office of the U.S. Trade Representative to negotiate covered agreements. A covered agreement is an agreement between the United States and one or more foreign governments, authorities or regulatory entities regarding prudential measures with respect to insurance or reinsurance. Pursuant to this authority, in September 2017, the U.S. and the EU signed the EU Covered Agreement to address, among other things, reinsurance collateral requirements, and the parties are moving forward with provisional application in accordance with the EU Covered Agreement. In addition, on December 18, 2018, the U.K. Covered Agreement was signed in anticipation of the United Kingdom’s exit from the EU.

U.S. state regulators have until September 1, 2022 to adopt reinsurance reforms removing reinsurance collateral requirements for EU and U.K. reinsurers that meet the prescribed minimum conditions set forth in the applicable EU Covered Agreement or U.K. Covered Agreement or state laws imposing such reinsurance collateral requirements may be subject to federal preemption. In 2019, the NAIC revised the Credit for Reinsurance Model Law and Model Regulation, which revisions are aimed at addressing the reinsurance collateral provisions of the EU Covered Agreement and the U.K. Covered Agreement. The revisions permit a primary insurer to take credit for reinsurance ceded to a qualifying unauthorized reinsurer without collateral if the reinsurer satisfies certain criteria, including being domiciled in a “reciprocal jurisdiction.” A “reciprocal jurisdiction” includes (a) a non-U.S. jurisdiction (such as the EU and the U.K.) that has entered into a covered agreement with the U.S., (b) a “qualified jurisdiction,” such as Bermuda, that meets certain additional requirements consistent with the terms and conditions of the EU Covered Agreement and U.K. Covered Agreement and (c) any NAIC-accredited U.S. jurisdiction. The NAIC has recently adopted a new accreditation standard that requires states to adopt these revisions to the Credit for Reinsurance Model Law (including the recognition of all categories of “reciprocal jurisdictions”). Indiana has adopted the 2019 revisions to the Credit for Reinsurance Model. If such revisions are adopted by the states, primary insurers in the U.S. that are domiciled in states adopting such revisions may have the ability to take credit for reinsurance coverage provided by GA Re without GA Re posting any collateral. We cannot predict with any certainty what the impact of implementation of the EU Covered Agreement or U.K. Covered Agreement will be on our business or whether the interpretation of the provisions of the EU Covered Agreement and the U.K. Covered Agreement will change.

Principle-based reserving and life insurance reserves

On January 1, 2017, the principle-based approach to life insurance company reserves became effective, with a threeyear phase-in period, for all new life insurance products issued on or after such date, including all life insurance products we sell other than preneed. As compared to the prescriptive reserving approach applicable to life products written prior to January 1, 2017, principle-based reserving gives greater credence to the insurer’s past experience, anticipated future experience and current economic conditions. Accordingly, and in contrast to the prescriptive approach, certain assumptions regarding economic conditions, mortality and policyholder behavior will no longer be required to remain constant and may be updated. As a result, principle-based reserving may cause fluctuations to the amount of reserves held. We implemented principle-based reserving for term and universal life with secondary guarantee products sold after January 1, 2017, which resulted in a reduction in the reserves required for these products relative to the previously prescribed approach, and we implemented principle-based reserving for all other universal life products as of January 1, 2020. We continue to assess the impact of principle-based reserving. While we currently do not expect principle-based reserving for indexed universal life to have a material impact on our reserves for those products, we cannot provide any guarantee that our expectations will be correct. In addition, because the amount of reserves calculated using principle-based reserving may not remain constant, the implementation of principle-based reserving poses uncertainties which may cause fluctuations in the amount of reserves held.

In addition, life insurance reserves are calculated using standardized mortality tables. On January 1, 2017, new standardized mortality tables, referred to as 2017 CSO Table, became effective, with a three-year phase-in period. The 2017 CSO Table must be used on or after January 1, 2020, although early adoption was permitted. We have implemented the 2017 CSO Table.

Market Conduct Regulation

State insurance laws and regulations include numerous provisions governing the marketplace activities of insurers, including provisions governing claims settlement practices, the form and content of disclosure to consumers, illustrations, advertising, sales and complaint process practices. State regulatory authorities generally enforce these provisions through periodic market conduct examinations. In addition, we must file, and in many jurisdictions and for some lines of business obtain regulatory approval for, rates and forms relating to the insurance written in the jurisdictions in which we operate. Adverse findings in a market conduct examination could result in fines, penalties, agreements with regulators and reputational harm to our business.

Under their market conduct authority, state insurance regulators have recently increased their focus on the use of third party administrators to administer insurance policies. We rely on third-party administrators to service certain policies. This increased regulatory scrutiny may result in fines and penalties and agreements with regulators regarding our and our third-party administrator’s servicing of policies.

NAIC Ratios (IRIS)

The NAIC’s Insurance Regulatory Information System (“IRIS”) is a collection of analytical solvency tools and databases designed to provide state insurance departments with an integrated approach to screening and analyzing the financial condition of insurers operating within their respective states. In connection with IRIS and on the basis of statutory financial statements filed with state insurance regulators, the NAIC calculates annually 12 financial ratios to assist state regulators in monitoring the financial condition of insurers. State insurance regulators review this statistical report, which is available to the public, together with an analytical report, prepared by and available only to state insurance regulators, to identify insurance companies that appear to require immediate regulatory attention. A “usual range” of results for each ratio is used as a benchmark. In general, departure from the “usual range” on four or more of the ratios can lead to inquiries from the NAIC or individual state insurance departments. As of December 31, 2020, certain of our IRIS ratios fell outside the “usual range,” but we do not expect this to result in regulatory action.

Policy and Contract Reserve Adequacy Analysis

Indiana and other states have adopted an NAIC model law and regulation with respect to policy and contract reserve adequacy. Under the applicable insurance laws, we are required to annually conduct an analysis of the adequacy of all life insurance and annuity statutory reserves. A qualified actuary must submit an opinion which states that the statutory reserves, when considered in light of the assets held with respect to such reserves, make adequate provision for the associated contractual obligations and related expenses of the insurer. If such an opinion cannot be provided unless additional reserves are established, the insurer must establish such additional reserves as are incorporated in the actuary’s opinion by moving funds from surplus. In addition, reserve requirements for certain product types require reserve adequacy on a standalone basis for those product types. We have provided the actuarial opinions pertaining to reserves without any qualifications as of December 31, 2020.

Capital and Surplus

The insurance laws of Indiana require that we maintain minimum capital and surplus. We are subject to the supervision of the regulators in each jurisdiction in which we are licensed to transact business. These regulators have discretionary authority, in connection with the continued licensing of us, to limit or prohibit sales to policyholders if such regulators determine that we have not maintained the minimum surplus or capital required or that our further transaction of business would be hazardous to policyholders. We exceeded the required minimum capital and surplus levels as of December 31, 2020.

Capital Requirements

RBC standards have been promulgated by the NAIC and adopted by the Indiana Department. These RBC requirements provide a means of measuring the minimum amount of statutory capital appropriate for an insurance company to support its overall business operations based on its size and risk profile. The NAIC Risk-Based Capital for Insurers Model Act requires life insurance companies to submit an annual report that compares an insurer’s TAC to its Authorized Control Level (“ACL”) RBC, each such term as defined pursuant to applicable state law. An insurer’s RBC is calculated by using a specified formula that applies factors to various risks inherent in the insurer’s operations, including risks attributable to its assets, underwriting experience, interest rates and other business expenses. The factors are higher for those items with greater underlying risk and lower for items with less underlying risk. Therefore, the degree of risk taken by the insurer is a primary determinant of the RBC ratio. Statutory RBC is measured on two bases, with ACL capital as equal to one-half CAL RBC. Regulators typically use ACL in assessing companies and reviewing solvency requirements. Companies themselves typically use the CAL standard.

Insurance regulators use the value of an insurer’s TAC in relation to its RBC, together with its trend in its TAC, as a basis for determining regulatory action that a state insurance regulator may be authorized or required to take with respect to an insurer. The four action levels include: (1) CAL, wherein an insurer is required to submit a plan for corrective action, (2) Regulatory Action Level, wherein an insurer is required to submit a plan for corrective action and is subject to examination, analysis and specific corrective action, (3) ACL, wherein regulators may place insurer under regulatory control and (4) Mandatory Control Level, wherein regulators are required to place insurer under regulatory control. The Regulatory Action Level is generally set at an ACL RBC ratio of 150% or less and may result in regulators imposing specified corrective actions.

TAC and RBC ratio are calculated annually by insurers, as of December 31 of each year. As of December 31, 2020, our RBC ratio was 405% and our TAC was in excess of the levels that would prompt regulatory action under Indiana law. The calculation of RBC ratio requires certain judgments to be made, and, accordingly, our current RBC ratio may be greater or less than the RBC ratio calculated as of any date of determination.

In June 2018, the NAIC’s Capital Adequacy Task Force approved revised RBC factors to reflect the 21% statutory federal tax rate enacted by the TCJA, in place of the former 35% statutory federal tax rate previously used in calculating RBC ratios. In general, because the NAIC RBC calculation uses the new 21% statutory federal tax rate in place of the 35% statutory federal tax rate, the RBC ratios of life and annuity companies decreased. In addition, in July 2021, the NAIC’s Financial Condition (E) Committee adopted updates to the asset factors that are used to calculate the RBC requirements for investment portfolio assets resulting in an expansion in the number of NAIC asset class categories for factor-based RBC requirements and the adoption of new factors to be implemented for reporting for the 2021 RBC filing, which could increase capital requirements on some securities and decrease capital requirements on others. An increase in RBC or minimum capital requirements may require us to increase our statutory capital levels, which we might be unable to do. We cannot accurately predict what, if any, changes may result from this review or their potential impact on our RBC ratios. We will continue to monitor developments in this area. In addition, investments in new asset classes, such as renewable energy and infrastructure, may not clearly fit into an existing NAIC asset class. Uncertainty or changes to RBC requirements for such asset classes could impact our ability to execute on our investment strategy or impact our RBC ratios.

The NAIC and international insurance regulators, including the International Association of Insurance Supervisors, are working to develop group capital standards. In December 2020, the NAIC adopted a group capital calculation or “GCC” tool using an RBC aggregation methodology for all entities within the insurance holding company system, including non-U.S. entities. The goal is to provide U.S. regulators with a method to aggregate the available capital and the minimum capital of each entity in a group in a way that applies to all groups regardless of their structure. In December 2020, the NAIC also adopted amendments to the NAIC’s Model Insurance Holding Company System Regulatory Act and Model Insurance Holding Company System Model Regulation to require, subject to certain exceptions, the ultimate controlling person of every insurer subject to the holding company registration requirement to file an annual group capital calculation with its lead state regulator. The NAIC has stated that the calculation will be a regulatory tool and does not constitute a requirement or standard, but there can be no guarantee that will remain the case. The NAIC also expects that the group capital calculation will satisfy the EU Covered Agreement’s group capital assessment requirement. In addition, the December 2020 revisions to the Model Insurance Holding Company System Regulatory Act and Model Insurance Holding Company System Model Regulation also included a new requirement for the ultimate controlling person of certain large U.S. life insurers and insurance groups meeting certain scope criteria, based on the amounts of business written or material exposure to certain investment transactions, to file the results of a liquidity stress test annually with the lead state regulator of the insurance group. The liquidity stress test utilizes a company cash-flow projection approach incorporating liquidity sources and uses over various time horizons under a baseline assumption and stress scenarios that may vary from year to year. It is expected that the 2020 revisions to the NAIC’s Model Insurance Holding Company System Regulatory Act will be made an accreditation standard. States with insurers subject to the EU Covered Agreement and U.K. Covered Agreement will be encouraged to adopt the 2020 revisions to the Holding Company Model Act as soon as possible but no later than the November 7, 2022 deadline for the group capital assessment under the EU Covered Agreement and U.K. Covered Agreement. It is not possible to predict what impact any such group capital measures may have on our business.

Statutory Investment Valuation Reserves

Life insurance companies are required to establish an AVR to stabilize statutory policyholder surplus from fluctuations in the market value of investments. AVR consists of two components: (1) a “default component” for possible credit-related losses on fixed maturity investments and (2) an “equity component” for possible market-value losses on all types of equity investments, including real estate- related investments. Insurers also are required to establish an IMR for net realized capital gains and losses, net of tax, on fixed maturity investments where such gains and losses are attributable to changes in interest rates, as opposed to credit-related causes. IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities. These reserves are required by state insurance regulatory authorities to be established as a liability on a life insurer’s statutory financial statements. In the event of a reinsurance cession by a U.S. insurer, the IMR balance attributed to the reinsured block would be established consistent with the cash settlement of realized gains and losses, with subsequent IMR held by either party dependent on reinsurance terms. Although future additions to AVR would reduce our future statutory capital and surplus, we do not believe that the impact under current regulations of such reserve requirements will materially affect our financial condition.

Regulation of Investments

We are subject to state laws and regulations that require diversification of its investment portfolio and limit the amount of investments in certain asset categories, such as below investment-grade fixed maturity securities, equity real estate, other equity investments and derivatives. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring surplus and, in some instances, would require divestiture of such non- qualifying investments. We believe that our investments complied with such regulations as of December 31, 2020 and continue to so comply. In addition, the types of assets in which we invest may subject us to additional laws and regulations. We may also invest in certain tax-advantaged investments that are designed to generate returns in part on the realization of federal and state income tax credits that may not be realized if the projects do not meet the complex compliance requirements applicable to such credits or if there are changes in applicable laws or regulations.

Cybersecurity and Privacy Regulation

The area of cybersecurity has come under increased scrutiny by insurance regulators. On October 24, 2017, the NAIC adopted the Insurance Data Security Model Law (the “Cybersecurity Model Law”), which establishes standards for data security and for the investigation, and provision of notice to insurance commissioners, of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. The Cybersecurity Model Law has been adopted in Indiana and a number of other states, but it is not an NAIC accreditation standard.

Additionally, states continue to adopt legislation or implement regulations addressing cybersecurity. For example, the New York Department of Financial Services (“NYDFS”) issued a cybersecurity regulation for financial services institutions, including banking and insurance entities under its jurisdiction, that describes certain requirements for insurers to implement, including taking measures to protect data accessible to third-party service providers, adopting multi-factor authentication procedures, designating a chief information security officer who would annually report to such regulator, conducting annual audits, and immediately notifying such regulator of any material cybersecurity incident. The New York cybersecurity regulation became effective on March 1, 2017. On January 1, 2020, the California Privacy Act Policy (“CCPA”) went into effect. Subject to certain exceptions, the CCPA requires companies operating in California to determine the types of personal information retained on California residents; to provide detailed privacy notices to individuals from whom personal information is collected that informs such individuals of the purpose of this information collection and whether such information is shared with third parties; to develop systems allowing such companies to respond efficiently to requests by California residents seeking to determine what information such companies possess or requesting deletion of their information; and to ensure that service providers and other third parties to whom these companies provide such personal information adhere to certain contractual requirements. We cannot predict what effect adoption of such laws and regulations would have on its business or the costs of compliance with such laws and regulations.

There also has been increased scrutiny, including from state regulators, regarding the use of “big data” techniques. The NAIC has established a dedicated working group, the Big Data and Artificial Intelligence (EX) Working Group, to consider big data issues, such as the lack of transparency and potential for bias in algorithms used to synthesize big data. The NAIC has also formed the Accelerated Underwriting (A) Working Group to consider the issues related to the use of external data and data analytics in accelerated underwriting of life insurance. We expect that big data will remain an important issue for the NAIC and state regulators. We cannot predict what, if any, changes to laws and regulations may be enacted with regard to “big data.”

As a result of increased innovation and technology in the insurance sector, the NAIC is monitoring technology developments that impact the state insurance regulatory framework and has developed or is developing regulatory guidance, as appropriate. For example:

(1) the NAIC has adopted amendments to the anti-rebating provisions of the NAIC’s Unfair Trade Practices Act to address new technologies that are being deployed to add value to existing insurance products and services; (2) the NAIC has adopted guiding principles related to artificial intelligence, its use in the insurance sector, and its impact on consumer protection and privacy, marketplace dynamics and the state-based insurance regulatory framework; and (3) the Privacy Protections (D) Working Group is evaluating the need for changes to state insurance privacy protections regarding the collection, use and disclosure of information gathered in connection with insurance transactions. Further, the NAIC and state insurance regulators have been focused on addressing unfair discrimination in the use of consumer data and technology and some states have passed laws or introduced legislation targeting unfair discrimination practices. For example, Colorado has recently introduced legislation that would restrict the use of consumer data sources, algorithms and predictive models that unfairly discriminate against an individual based on race, color, national or ethnic origin, religion, sex, sexual orientation, disability, or transgender status and would provide the Colorado Insurance Commissioner with broad rulemaking and enforcement authority. Several states have also issued guidance regarding the use of big data technology in compliance with anti-discrimination laws.

We expect that innovation and technology will remain an important issue for the NAIC and state regulators. We cannot predict what, if any, changes to laws and regulations may be enacted with regard to innovation and technology in the insurance sector.

Unclaimed Property Laws

State insurance regulators continue to scrutinize claims settlement practices of life insurance companies with regard to payment of death benefits. Through their authority to regulate market conduct, including claims settlement practices, state insurance regulators have been examining the use by life insurance companies of the U.S. Social Security Administration’s Death Master File (the “Social Security Death Master File”) to identify deceased persons and the processes by which life insurance companies search for beneficiaries of life and annuity contracts. In particular, these regulators have been looking at how life insurance companies handle unreported deaths, maturity of life insurance and annuity contracts, and contracts that have exceeded limiting age to determine if the companies are appropriately identifying when death benefits or other payments under the contracts should be made. A private audit firm retained by a group of states is currently conducting a routine unclaimed property audit of Global Atlantic’s U.S. insurance subsidiaries, which includes us. Resolution of this audit is not expected to have a material negative impact on us.

In addition, several states have enacted laws or adopted regulations mandating the use by life insurance companies of the Social Security Death Master File or other similar databases to identify deceased persons and more rigorous processes to find beneficiaries. We have policies and procedures to comply with applicable state insurance laws and regulations regarding unclaimed property. Any new or revised laws requiring additional procedures to identify deceased persons and more rigorous processes to find beneficiaries may result in administrative challenges and could have a material adverse effect on our business.

Risk Management, ORSA and Corporate Governance Disclosure

The NAIC adopted the Risk Management and Own Risk and Solvency Assessment Model Act (the “ORSA Model Act”), which has been enacted in the State of Indiana. The ORSA Model Act requires insurers that exceed specified premium thresholds to maintain a framework for managing the risks associated with their entire holding company group, including noninsurance companies. In addition, at least annually, the insurer must prepare a summary report (the “ORSA Report”) regarding its internal assessment of risk management and capital adequacy for the entire holding company group. ORSA Reports are filed on a confidential basis with the insurance holding company group’s lead state regulator and made available to other domiciliary regulators within the holding company group. Global Atlantic filed its latest ORSA Report with the Indiana Department, on December 22, 2022. Global Atlantic also provided copies of the ORSA Report to regulators in Iowa and Massachusetts.

The NAIC adopted the Corporate Governance Annual Disclosure Model Act and Regulation. The model act, which has been adopted in Indiana, requires insurers to make an annual confidential filing regarding their corporate governance policies. We are in compliance with the requirements of the model act, as adopted in Indiana.

Federal Insurance Initiatives and Legislation

Although the federal government has not directly regulated the insurance business, federal initiatives often have an impact on our life insurance business. From time to time, federal measures are proposed that may significantly affect the insurance business. Impacted areas include financial services regulation, securities regulation, derivatives regulation, pension regulation and taxation. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies.

The Dodd-Frank Act effected the most far-reaching overhaul of financial regulation in the United States in decades, including the creation of FSOC, which has the authority to designate certain financial companies as non-bank systemically important financial institutions (“non-bank SIFI”), thereby subjecting them to enhanced prudential standards and supervision by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York. In December 2019, the FSOC released final interpretive guidance for designating non-bank SIFIs that incorporates an activities-based approach (“ABA”) and that provides that the FSOC will pursue entity-specific determinations only if a potential risk or threat cannot be addressed through an ABA. We are not able to predict with certainty whether or what changes may be made to the Dodd-Frank Act in the future or whether such changes would have a material effect on its business operations. As such, We cannot currently identify all of the risks or opportunities, if any, that may be posed to its businesses as a result of changes to, or legislative replacements for, the Dodd-Frank Act.

The Dodd-Frank Act also created the CFPB, an independent agency in the Federal Reserve System with jurisdiction over credit, savings, payment, and other consumer financial products and services, other than investment products already regulated by the SEC or the U.S. Commodity Futures Trading Commission. Certain of our investments are regulated by the CFPB. In addition, the Dodd-Frank Act created a new framework of regulation of OTC derivatives markets which will require clearing of certain types of transactions currently traded OTC by us. We use derivatives to mitigate a wide range of risks in connection with its business, including those arising from its variable annuity products with guaranteed benefit features. The phase-in of initial margin requirements for non-cleared derivatives and the derivative clearing requirements of the Dodd-Frank Act could have an impact on our business by increasing our hedging costs.

In addition, the Dodd-Frank Act established the FIO within the U.S. Department of the Treasury. FIO has the authority, on behalf of the United States, to participate in the negotiations of international insurance agreements with foreign regulators, as well as to collect information about the insurance industry and recommend prudential standards. While not having general supervisory or regulatory authority over the business of insurance, the director of the FIO performs various functions with respect to insurance, including serving as a non- voting member of FSOC and making recommendations to the FSOC regarding insurers to be designated for more stringent regulation.

Federal legislation and administrative policies in other areas, including employee benefit plan regulation and individual retirement account regulation, federal taxation and securities regulation, could significantly affect the insurance industry and the costs faced by its participants.

Federal Insurance Office

The Dodd-Frank Act established the FIO within the U.S. Department of the Treasury, or the “Treasury Department,” to monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance. The FIO also has the authority to determine that state laws are inconsistent with international agreements entered into by the Secretary of the Treasury or the U.S. Trade Representative if such state law treats a non-U.S. insurer less favorably than a U.S. insurer which would result in such state laws being preempted.

While not having a general supervisory or regulatory authority over the business of insurance, the Director of the FIO performs various functions with respect to insurance, including serving as a non-voting member of the FSOC, and making recommendations to the FSOC regarding the designation of non-bank. SIFIs are subject to enhanced prudential standards and supervision by the Federal Reserve. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. Since FSOC made its first SIFI designations in 2013, Global Atlantic has not been designated by FSOC as a SIFI. There are currently no such nonbank financial companies designated by FSOC as “systemically significant.” On April 21, 2017, the President of the United States issued an executive memorandum, or the “Executive Memorandum,” to the Secretary of the Treasury Department, directing the Secretary of the Treasury Department to conduct a review of, and report to the President regarding, FSOC processes and imposing a temporary moratorium on non-SIFI determinations and designations pending completion of such review and receipt of such report. The requested report, which the Treasury Department published on November 17, 2017, recommends significant changes to the FSOC processes for making SIFI determinations and designations. The Economic Growth, Regulatory Relief, and Consumer Protection Act, which became effective May 24, 2018, made limited changes to Title I of the Dodd-Frank Act but did not make many of the changes recommended in the Treasury Department report. In December 2019, the FSOC issued interpretive guidance regarding the designation of nonbank financial companies SIFIs. This guidance implemented a number of reforms to the FSOC’s SIFI designation approach by shifting from an “entity-based” approach to an “activities-based” approach whereby the FSOC would primarily focus on regulating activities that pose systematic risk to the financial stability of the United States, rather than designations of individual firms. Under the final guidance, designation of an individual firm as a SIFI would only occur if, after engaging with the firm’s primary federal and state regulators, the FSOC determines that those regulators’ actions are inadequate to address the identified potential risk to U.S. financial stability. If such designation were to occur with respect to the asset management or the insurance industry, we could be subject to significantly increased levels of regulation, which includes, without limitation, a requirement to adopt heightened standards relating to capital, leverage, liquidity, risk management, credit exposure reporting and concentration limits, restrictions on acquisitions and being subject to annual stress tests by the Federal Reserve.

On October 6, 2017, the Treasury Department issued its second of four reports related to Executive Order 13772, which touches on certain issues raised in the Executive Memorandum through its analysis of the asset management and insurance sectors. In this report, the Treasury Department recommended, among other things, that insurance regulators evaluate systemic risk by focusing on the potential risks arising from insurance products and activities of insurance companies, rather than by using an entity-based approach.

The Director of the FIO has also submitted various reports to Congress, including reports regarding (1) how to modernize and improve the system of insurance regulation in the United States, (2) the impact of Part II of the Nonadmitted and Reinsurance Reform Act of 2010 and (3) the global reinsurance market and the regulation of reinsurance. Such reports could ultimately lead to changes in the regulation of insurers and reinsurers in the United States, such as FLIC.

USA PATRIOT Act

Title III of the USA PATRIOT Act of 2001 (the “PATRIOT Act”) amends the Money Laundering Control Act of 1986 and the Bank Secrecy Act of 1970 to expand AML and financial transparency laws applicable to financial services companies, including some categories of insurance companies. The PATRIOT Act, among other things, seeks to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism, money laundering or other illegal activities. To the extent required by applicable laws and regulations, certain of our affiliates that are deemed “financial institutions” under the PATRIOT Act have adopted AML programs that include policies, procedures and controls to detect and prevent money laundering, designate a compliance officer to oversee the programs, provide for ongoing employee training and ensure periodic independent testing of the program. Our AML program, to the extent required, also establish and enforce customer identification programs and provide for the monitoring and the reporting to the Department of the Treasury of certain suspicious transactions.

Insurance Holding Company Regulation

Global Atlantic, as the parent of us and its other U.S. insurance subsidiaries, is subject to the insurance holding company act of Indiana, as our state of domicile, and each state where a Global Atlantic U.S. insurance subsidiary is domiciled (each, a “U.S. Domiciliary State”). These laws vary among jurisdictions, but generally require an insurance holding company and insurers that are members of such holding company system to register with their domestic insurance regulators and to file certain reports with those authorities, including information concerning their capital structure, ownership, financial condition, certain intercompany transactions and general business operations. Indiana has adopted a form of the NAIC’s Model Insurance Holding Company System Regulatory Act, or the “Holding Company Model Act.” The Holding Company Model Act includes the concept of “enterprise risk” within an insurance holding company system and imposes more extensive informational requirements on parents and other affiliates of licensed insurers or reinsurers, with the purpose of protecting the licensed companies from enterprise risk, including requiring an annual enterprise risk report by the ultimate controlling person identifying the material risks within the insurance holding company system that could pose enterprise risk to the licensed companies. Generally, under these laws, transactions between an insurance company and any affiliate must be fair and reasonable and, if material or of a specified category, require prior notice and approval or non-disapproval by the insurance department of the applicable U.S. Domiciliary State.

Following the closing of the KKR Acquisition, KKR & Co. Inc. has been deemed by our domiciliary state regulator, Indiana, to be the ultimate controlling person of us for insurance holding company system purposes. An enterprise risk is generally defined as an activity or event involving affiliates of an insurer that could have a material adverse effect on the insurer or the insurer’s holding company system.

Change of Control

Indiana’s insurance holding company laws and regulations generally provide that no person, corporation or other entity may acquire control of an insurance company, or a controlling interest in any parent company of an insurance company, without the prior approval of the state insurance regulator. Acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company, like us, or our parent company is presumptively considered to have acquired control of the insurer, although such presumption may be rebutted by a showing that control does not in fact exist. The state insurance regulator may also find that control exists in circumstances in which a person owns or controls less than 10% of voting securities. Accordingly, any person who acquires 10% or more of the voting interest of Global Atlantic’s will be presumed to have acquired control of us unless, following an application by such purchaser in Indiana, the insurance commissioner determines otherwise.

To obtain approval of any change in control, the proposed acquirer must file an application disclosing, among other information, its background, financial condition, the financial condition of its affiliates, the source and amount of funds by which it will affect the acquisition, the criteria used in determining the nature and amount of consideration to be paid for the acquisition, proposed changes in the management and operations of the insurance company and other related matters. In addition, the NAIC’s former Private Equity Issues Working Group, which was formed to develop best practice recommendations relating to acquisitions of control of insurance or reinsurance companies by private equity and hedge funds, adopted new narrative guidance for state insurance examiners to consider in reviewing applications for an acquisition of an insurer by a private equity firm. Such guidance, modified to apply to any acquisition of an insurer by any acquiring party, has been adopted by the NAIC and is included in the NAIC’s Financial Analysis Handbook. Such guidance may increase the scrutiny on applications by private equity and hedge fund purchasers or discourage such purchasers from acquiring controlling stakes in insurers.

Restrictions on Transactions with Affiliates

Any transaction between us and any of our affiliates, must, among other things, be on terms which are fair and reasonable. In addition, we may not enter into any material transactions with any of its affiliates, including any sale, purchase or loan exceeding 3% of our admitted assets as of the preceding December 31, unless it has notified the Commissioner in writing and the Commissioner has not disapproved the transaction within thirty days.

Dividend Payment Restrictions

The payment of dividends and other distributions by us is subject to restrictions set forth in the insurance laws of the State of Indiana. Under these laws, we must deliver notice to the Indiana Department of any dividend or distribution within five business days after declaration of the dividend or distribution, and at least ten days before payment of the dividend or distribution. In addition, we may not pay an “extraordinary” dividend or distribution until the Indiana Department has either (1) approved the payment of the dividend or distribution or (2) not disapproved the payment of the dividend or distribution within thirty days after receiving notice of the declaration of the dividend or distribution. For purposes of applicable Indiana law, an “extraordinary” dividend or distribution is a dividend or distribution of cash or other property with a fair market value that, together with that of other dividends or distributions made by us within the preceding twelve months, exceeds the greater of (1) 10% of our statutory policyholders surplus as of the preceding December 31 or (2) our statutory net gain from operations for the twelve-month period ending the preceding December 31. Dividends in excess of such amount would be considered “extraordinary” dividends or distributions for purposes of Indiana law and would be subject to the thirty-day notice and nondisapproval requirement described above. Additionally, dividends typically may not be paid except out of that part of an insurer’s available surplus funds which is derived from accumulated net profits on its business; however, subject to obtaining the prior approval of the Commissioner, Indiana allows a domestic insurer to pay dividends from a source other than earned surplus. The maximum ordinary dividend we can pay in 2023 is $488 million. No dividends were paid by us in 2022 or 2021.

Securities Regulation

We, our separate account, and certain insurance policies and annuity contracts we offer, are subject to various forms of regulation under the federal securities laws administered by the SEC, state securities laws and rules and, with respect to distribution, the rules of FINRA. Certain of our affiliates are investment advisers registered under the Advisers Act, while certain other affiliates are registered as broker-dealers under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and state securities laws as well as being members of FINRA. In addition, certain variable annuity contracts and variable life insurance policies issued by us are registered under the Securities Act.

Federal and state securities regulatory authorities and FINRA from time to time make inquiries regarding compliance by our affiliates with securities and other laws and regulations regarding the conduct of Global Atlantic’s securities businesses. Global Atlantic (on behalf of us or our affiliates, as applicable) endeavors to respond to such inquiries in an appropriate way and to take corrective action if warranted. Federal and state securities laws and regulations and FINRA rules are primarily intended to protect investors in the securities markets and generally grant supervisory agencies broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations or to suspend the ability of key employees to provide such services. We may also be subject to similar laws and regulations in the states in which we offer securities products, provide investment advisory services or conduct other securities-related activities.

Regulation of Funeral Services

A FTC rule specifically governs sales practices associated with funeral services, and such practices are also subject to a general federal law proscription against unfair or deceptive acts and practices. State laws may establish similar proscriptions. Successful federal or state actions against funeral homes, or potentially against us were we deemed liable for the actions of a funeral firm as its agent, could result in substantial fines, penalties or declaratory or injunctive relief that may result in prohibitions or restrictions on business activities, which could reduce the profitability of our business. Moreover, if in the future the FTC or other regulators were to restrict or prohibit funeral homes from selling funeral plans or preneed insurance products, such action could reduce the profitability of FLIC’s our business.

Human Capital Resources

As of April 6, 2023, Global Atlantic employs approximately 1500 employees in 7 offices across the continental United States, London, and Bermuda. None of our employees are subject to a collective bargaining agreement.

As a leading retirement and life insurance company, Global Atlantic’s goal of delivering long-term value for our customers depends on our people. We look to recruit, hire and retain a diverse team of talented individuals who reinforce our culture of diversity, inclusion, innovation, and critical thinking. We invest our recruitment efforts in attracting and retaining talented people who are excited to take a collaborative, creative approach to problem solving and decision making.

Global Atlantic is committed to diversity. Our company’s CEO is a signatory to PWC’s CEO Action for Diversity and Inclusion Pledge, which outlines a specific set of actions that our company will take to cultivate a trusting environment where all ideas are welcomed, and where employees feel comfortable and empowered to have discussions about diversity and inclusion. Global Atlantic has been recognized as a “Top 100 Company for Diversity” and “Best Place to Work” in both Des Moines and New York. We’ve continued to build relationships with diversity focused organizations such as The Women’s Network, BLK Capital Management, Streetwise Partners, The Alumni Society, NABA, ALPFA, and more. We have 4 Diversity Business Networks (Asian Business Network, Black Business Network, Pride Business Network and Women’s Business Network) and 8 Employee Engagement Advisory Councils, one in every office. These groups are focused on employee engagement, employee impact, and overall belonging. In 2022, we launched our very first Executive Diversity Council composed of senior leaders across the organization responsible for the strategic alignment of DE&I initiatives within their business areas.

Global Atlantic continued to enhance its total rewards in 2022 with Whole Being approach, which respects and supports our employees’ diverse needs across Inclusion, Mind & Body, Giving, Career and Financial. A lifestyle reimbursement account was introduced which provides for student debt assistance, as well as fitness, commuter and caregiver expense reimbursement. Volunteer Time Off was doubled from 8 to 16 hours, and The Giving Opportunity (“GO”) Project was introduced which invites employees to nominate a charitable organization that they are passionate about, for a chance to win a grant of up to $10,000. Across all charitable programs including employee match, crisis response and corporate donations, a total of $3 Million was gifted across more than 500 unique organizations during 2022, and 3 philanthropic partnerships were established including Accion Opportunity Fund, National Forest Foundation and StreetWise Partners.

Exemption from Filing Reports Under the Securities Exchange Act

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov). At this time, we are relying on an exemption from the reporting requirements of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), as provided by Rule 12h-7 under the Securities Exchange Act. As such, we currently do not file reports with the SEC under the Securities Exchange Act. We reserve the right to stop relying on this exemption at any time.

Properties

FLIC’s principal administrative offices are located at 10 West Market Street, Suite 2300, Indianapolis, Indiana. Under the Service Agreement, GAFC has provided FLIC access to its leased office space. FLIC believes that this leased office space is adequate for its present needs in all material respects.

RISK FACTORS RELATED TO THE COMPANY’S BUSINESS RISK FACTORS

You should consider carefully, in addition to the other information contained in this Prospectus, the following risk factors before purchasing the Contract.

We are a wholly owned subsidiary of CALIC, which itself is a wholly owned indirect subsidiary of Global Atlantic. As a member of the Global Atlantic enterprise, we rely on and benefit from Global Atlantic’s resources and expertise in the operation of our business, including with respect to underwriting, risk management and the management of our investment portfolio. Accordingly, where applicable, the following risk factors refer to risks impacting Global Atlantic which, as a result of our reliance on Global Atlantic’s resources and expertise, could affect our business, financial condition and results of operations.

Risk Factors Related to Our Business

Actual or perceived changes in general economic, market and political conditions and policies and interest rates could impact our ability to sell our products and our results of operations.

Actual or perceived stressed conditions, volatility and disruptions in financial asset classes or various capital markets can have an adverse effect on us, both because such conditions may decrease the returns on, and value of, our investment portfolio and because our benefit and claim liabilities are sensitive to changing market factors, in particular our fixed-indexed annuity products. Market factors include interest rates, credit spreads, equity and commodity prices, economic uncertainty, derivative prices and availability, real estate markets, supply chain disruption, inflation, foreign exchange rates and controls and national and international political circumstances (including governmental instability, wars, terrorist acts or security operations, other geopolitical events and the Russian-Ukraine conflict) and the volatility and returns in capital markets. Disruptions in one market or asset class can also spread to other markets or asset classes. Our business operations and results may also be affected by the level of economic activity, such as the level of employment, business investment and spending, consumer spending and savings and the impact on the economy of epidemics and pandemics, such as the ongoing COVID-19 pandemic and reactions and responses thereto, and monetary and fiscal policies, such as U.S. fiscal imbalances and changes in U.S. trade policies, or of a prolonged shutdown of the U.S. government. In times of economic hardship, such as the current inflationary period, our policyholders may also choose to defer paying insurance premiums, stop paying insurance premiums altogether or surrender their policies. In addition, actual or perceived difficult conditions in the capital markets may discourage individuals from making investment decisions and purchasing our products. Additionally, we have, from time to time, experienced an elevated incidence of life insurance claims as a result of increased unemployment, which impacts policyholder health and life expectancy and has adversely impacted utilization of benefits relative to our assumptions. As a result, an economic downturn may result in a material adverse effect on our sales, investment returns and results of operations.

Upheavals and stagnation in the financial markets can also affect our financial condition (including our liquidity and capital levels) as a result of the impact of such events on our assets and liabilities. Our investments and derivative financial instruments are subject to risks of credit defaults and changes in market values. Periods of volatility or disruption in the financial and credit markets could increase these risks. Underlying factors relating to volatility affecting the financial and credit markets could lead to other than temporary impairment of assets in our investment portfolio or a decrease in the ratings of our investments, which would negatively impact our earnings and capital ratios. If we fail to effectively manage its assets or liabilities during difficult market, economic and geopolitical conditions, our investment portfolio could incur material losses. Moreover, our investment portfolio includes structured products and other less liquid assets, such as securities backed by renewable energy, equipment leasing and real estate equity investments, which we may not be able to liquidate readily. If we are required to liquidate these investments when market conditions are unfavorable, the prices of these assets may be depressed and it could take an extended period of time to complete such sales. The ongoing impact of COVID-19 on our business, results of operations and financial condition is difficult to predict. A continued economic downturn or increased market volatility may result in a material adverse effect on our business, results of operations, financial condition and liquidity.

To the extent these uncertainties persist, our revenues, reserves and net investment income, as well as the demand for certain of our products, are likely to come under pressure. Similarly, sustained periods of low interest rates and risk asset returns could reduce income from our investment portfolio, increase our liabilities for claims and future benefits and increase the cost of risk transfer measures, causing our profit margins to erode. The estimated cost of providing guaranteed minimum withdrawal, income and death benefits incorporates various assumptions about the overall performance of equity markets over the life of the product. Therefore, extreme declines in equity markets could cause us to incur significant operating losses and capital increases due to, among other reasons, the impact of such decline on guarantees related to our annuity products, including from increases in liabilities, increased capital requirements or collateral requirements associated with certain of our agreements. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility. Additionally, fluctuations in our results of operations and realized and unrealized gains and losses on our investment and derivative portfolio may impact our tax profile, ability to optimally utilize tax attributes and its deferred income tax assets.

We are also exposed to risks associated with the potential financial instability of our customers, many of whom may be adversely affected by volatile conditions in the capital markets. As a result, our customers may modify, delay, or cancel plans to purchase our products, liquidate or surrender outstanding policies, or make changes in the mix of products purchased, any of which could be unfavorable to us. Any inability of current and/or potential customers to pay for our products may adversely affect our earnings and cash flow.

Finally, as may be the case in connection with the COVID-19 pandemic and the current economic environment, periods of prolonged or significant market downturns raise the possibility of, legislative, judicial, regulatory and other governmental actions which actions could have a material adverse effect on our business and financial condition. See “Regulation.”

The COVID-19 pandemic could have a material adverse effect on FLIC’s our liquidity, financial condition and operating results.

The COVID-19 pandemic has had, and could continue to have, a material adverse impact on the global economy, and could have a material adverse effect on our liquidity, financial condition and operating results, due to its impact on the economy and financial markets. While the COVID-19 pandemic has not caused significant disruptions to our business, its financial condition or its ability to serve its customers as of December 31, 2022, a deep or prolonged economic downturn may result in a material adverse effect on our business, results of operations, financial condition and liquidity. The pandemic may impact policyholder behavior in unexpected ways, and we may respond to such impacts on policyholder behavior in ways that materially affect our business and results of operations. For example, in response to the COVID-19 pandemic, FLIC provided a nationwide moratorium starting in March 2020 preventing the lapse or cancellation of life insurance policies for the non-payment of premiums. As of the date hereof, the moratorium has been lifted nationwide but no assurances can be given that moratoriums will not be implemented again in the future. In addition, our operations in certain jurisdictions could be adversely impacted, including through quarantine measures, travel restrictions and remote work arrangements imposed or adopted in particular on key personnel, wholesalers, advisors and agents who sell FLIC’s products, or to the individuals to whom those products are marketed, and any related health issues of such personnel. In addition, our operations could be disrupted if any such personnel contract COVID-19. Similar consequences may arise with respect to other comparable infectious diseases.

We cannot make any prediction of specific scenarios with respect to the COVID-19 pandemic, and risk management and contingency plans we have implemented may not adequately protect our business from such events.

Increased economic uncertainty and increased unemployment resulting from the economic impacts of the spread of COVID-19 and related governmental authorities’ actions taken to prevent its spread could also result in customers seeking sources of liquidity and withdrawing at rates greater than we previously expected. If policyholder lapse and surrender rates significantly exceed our expectations, it could cause a material adverse effect on our business, financial condition, results of operations and cash flows. Similarly, if policyholders stop lapsing or withdrawing all together, the cost of providing benefits could materially exceed our expectations and could have a material adverse effect on our business, financial condition, results of operations and cash flows. Such events or conditions could also have an adverse effect on our sales.

Our investment portfolio has been, and could continue to be, adversely affected as a result of market developments related to the COVID-19 pandemic and uncertainty regarding its duration and impact. Moreover, changes in interest rates, reduced liquidity or a continued slowdown in the United States or in global economic conditions could also adversely affect the values and cash flows of these assets.

We also cannot predict how legal and regulatory responses to concerns about the COVID-19 pandemic will impact our business. Such events or conditions could result in additional regulation or restrictions, including COVID-19 vaccine mandates for employers, which could adversely affect the conduct of our business in the future.

We are subject to market risk and declines in credit quality which are cyclical and may materially adversely affect our investment performance, including our investment income.

We are subject to the risk that we will incur losses due to adverse changes in interest rates, credit spreads, currency exchange rates or other general market factors. Adverse changes to these rates, spreads and prices may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants or changes in market perceptions of creditworthiness or risk tolerance. Credit defaults, impairments and realized losses may adversely impact our earnings, capital position and our ability to appropriately match our liabilities and meet future obligations.

A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio’s average yield. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

If our investment income is lower than we expect, the profitability of the products we sell could be adversely affected, because pricing of our products is based in part on the expected investment income we earn with respect to those products.

Our use of derivative financial instruments within Global Atlantic’s risk management strategy may not be effective or sufficient.

As part of Global Atlantic’s risk management strategy, we employ derivative instruments to hedge certain market risks, including interest rate risk, equity price risk, inflation risk and foreign currency exchange risk. We offer a variety of products that are exposed to market risks, such as fixed-indexed annuities and variable annuities. Global Atlantic’s risk management hedge program, from which we benefit, seeks to mitigate economic impacts relating to our insurance products primarily from interest rate, equity price movements and foreign exchange rate fluctuations, while taking into consideration accounting and capital impacts.

There can be no assurance that the use of these instruments will effectively mitigate the risks we are seeking to hedge.

We may also choose not to hedge, in whole or in part, risks that we have identified, due to, for example, the availability or cost of a suitable derivative financial instrument or our view of credit, equity or interest rate market levels or volatility. Additionally, the estimates and assumptions made in connection with the use of any derivative financial instrument may fail to reflect or correspond to our actual long-term exposure in respect of identified risks. Derivative financial instruments held, utilized or purchased by us, may also otherwise be insufficient to hedge the risks in relation to our obligations. In addition, we may fail to identify risks, or the magnitude thereof, to which we are exposed. We are also exposed to the risk that the use of derivative financial instruments within Global Atlantic’s risk management strategy, from which we benefit, may not be properly designed or may not be properly implemented as designed.

We are also subject to the risk that our derivative counterparties or clearinghouse may fail or refuse to meet their obligations to us under derivative financial instruments. If our derivative counterparties or clearinghouse fail or refuse to meet their obligations in this regard, our efforts to mitigate risks to which we are subject through the use of such derivative financial instruments may prove to be ineffective or inefficient. We seek to limit this risk by utilizing and managing collateral according to a credit support annex agreement that we negotiate and enter into with each derivative counterparty. While the majority of our derivative arrangements are collateralized, such collateral may not be sufficient to cover any of our potential obligations.

The above factors, either alone or in combination, may have a material adverse effect on our business, financial condition and results of operations.

Interest rate fluctuations and sustained periods of low, a sustained increase in interest rates or high interest rates could adversely affect our business, financial condition, liquidity, results of operations, cash flows and prospects.

Interest rate risk is a significant market risk for us, as fluctuations in market interest rates can expose us to the risk of reduced income in respect of our investment portfolio, increases in the cost of acquiring or maintaining our insurance liabilities, increases in the cost of hedging, or other fluctuations in our financial, capital and operating profile which materially and adversely affect the business. We define interest rate risk as the risk of a loss due to changes in interest rates. This risk arises from our holdings in interest rate-sensitive assets and liabilities, which include certain annuity products and certain long-duration life insurance policies, derivative contracts with payments linked to the level of interest rates, derivative contracts with market values which fluctuate based on the level of interest rates and the fixed income assets we own. Interest rate risk also includes adverse changes in customer behavior that may occur as a result of changes in interest rates. Both rising and declining interest rates can negatively affect our business.

While we seek to cash-flow match our invested assets to our policy liabilities, to the extent that we are unsuccessful in doing so, we will face the risk of having to reinvest in lower-yielding assets, reducing our investment income. Moreover, certain of our life insurance policies have a longer duration than available investment assets, and, in a declining interest rate environment, as assets backing these policies mature, the proceeds may have to be reinvested in lower-yielding assets, reducing our investment income. The shape of the U.S. Treasury interest rate yield curve, as represented by the difference between shorter-term and longer-term rates, may also impact FLIC’s our business. Generally, in a rising rate environment, there may be higher policyholder surrenders as policyholders may prefer other products with higher crediting rates offered by competitors. FLIC’s financial performance may be adversely affected in the event of a sudden increase in lapses and increased or sustained levels of policyholder surrenders.

We depend on the performance of third-party service providers, including distribution partners and agents, and the failure of such third-party serviced providers to perform in a satisfactory manner could negatively affect our business.

A number of elements of our operations are managed on an outsourced basis. These arrangements create performance risks for our business and, to a lesser extent, create the risk that our operating expenses will increase. In particular, we use third-party service providers for policy administration services to support our new business processing and for a majority of our inforce blocks of insurance; for investment management and to provide research, portfolio monitoring and trade execution for our investment portfolio, the servicing of certain of our investment assets and the performance of our investment management obligations; and in certain aspects of the development and implementation of our technology systems, including our assetliability cashflow matching platform.

Failure in or poor performance by any of the aforementioned third-party service providers could have a material adverse effect on our business, results of operations and financial condition. Such failure or poor performance could include, for example, if a third party fails to meet contractual requirements, fails to comply with applicable laws and regulations (including with respect to the performance of suitability reviews of individual annuity sales by the banks or broker-dealers distributing such products), fails to provide us with timely or accurate data relating to our investment portfolio, reinsurance arrangements or other matters, suffers a cyber-attack, ransomware incident, virus, software defect or vulnerability, physical or electronic break in or other security breach or otherwise fails to protect our proprietary business information or confidential and sensitive data about our customers, fails to provide us or policyholders with timely and accurate information or fails to maintain adequate internal controls. If we elect to replace any of these third-party service providers, we may incur costs or business disruptions in connection with finding, retaining and operationalizing new third-party service providers. In addition, the time and attention of our senior management may be diverted away from ongoing business operations.

Our actual or perceived financial strength impacts our ability to sell our products, and a downgrade in our credit ratings could materially adversely affect our ability to compete with its competitors.

Rating agencies change their standards from time to time. If our capital levels are deemed insufficient, we could be required to reduce our risk profile in order to maintain our current ratings, by, for example, reinsuring and/or retroceding some of our business, materially altering our business and sales plans or by raising additional capital. Any such action could have a material adverse effect on our business, results of operations and financial condition. There is no guarantee that we will be able to maintain our ratings in the future or that such ratings will not be withdrawn, and we cannot provide assurances that actions taken by ratings agencies would not result in a material adverse effect on our business, results of operations and financial condition.

We operate in a highly competitive industry that includes a number of companies, many of which are larger and more wellknown than us, which could limit our ability to increase or maintain our market share or margins.

We operate in highly competitive markets and compete with large and small industry participants. We face intense competition, based upon price, terms and conditions, relationships with distribution partners (including wholesalers who sell our retirement products to our retirement distribution partners such as banks, broker-dealers and independent insurance agencies) and other clients, quality of service, capital and perceived financial strength (including independent rating agencies’ ratings), technology, innovation, ease of use, capacity, product breadth, reputation and experience, brand recognition and claims processing.

Our competitors include other insurers and financial institutions that offer investment products. Many of our competitors are large and well-established, and some have greater market share or breadth of distribution, assume a greater level of risk while maintaining financial strength ratings, or have higher financial strength, claims-paying or credit ratings than us or benefit, by offering various lines of insurance, from diversification of risks and possible positive impacts on capital requirements. Our competitors may also have lower operating costs than us, which may allow them to price insurance products more competitively. Furthermore, we may face greater operational complexity when compared to competitors who offer a more limited range of products due to the breadth of our product offerings.

Competition in the industry could result in increased pressure on the pricing of certain of our products and services, and could harm our ability to maintain or increase profitable growth. We believe that there is also increased competition with respect to service quality, ease of use of new business paperwork and processing and ongoing policy administration services. Poor service quality, including by our third-party administrators, may impact our reputation and relationships and consequently our sales, persistency and renewals. We are working to address this competition by expanding our digital capabilities. Our transition to digital, such as providing electronic statements or using online application processes, may be disruptive to our operations. If such disruption negatively impacts policyholder experience, it could have a material adverse effect on our reputation, business, results of operations and financial condition.

Because of the highly competitive nature of the insurance industry, there can be no assurance that we will maintain or grow our market share, continue to identify attractive opportunities in either our individual or institutional channels, or that competitive pressure will not have a material adverse effect on our business, results of operations and financial condition.

Should the need arise, we may have difficulty selling certain holdings in our investment portfolio in a timely manner and realizing full value given that not all assets are liquid.

A portion of our investment portfolio is considered less liquid, as there may be a limited market for these investments. These include certain structured securities, mortgage loans, and securities backed by real estate, and other assets, including renewable energy and transportation assets and limited partnership investments. The relative portion of our investment portfolio considered less liquid may be higher when compared to the investment portfolios of certain of our competitors. In the past, even some of our highly rated investments that tend to be more liquid experienced reduced liquidity during periods of market volatility or disruption. If we were forced to sell investments during periods of market volatility or disruption, the sales prices we are able to obtain may be lower than our carrying value in such investments. If we must sell investments below their carrying value, it could have a material adverse effect on our business, results of operations and financial condition. If this were to occur, it could cause us to become non-compliant with financial ratio requirements, rating agency capital adequacy measures or other compliance covenants contained in certain of our outstanding agreements.

Litigation, regulatory actions or claims disputes could have a material adverse impact on us.

We are involved in litigation and regulatory actions in the ordinary course of business. In some class actions and other lawsuits, financial services companies have made material settlement payments. Litigation, including class actions, or regulatory actions could negatively affect us by resulting in the payment of substantial awards or settlements, increasing legal and compliance costs, requiring us to change certain aspects of our business operations, diverting our attention from other business issues, causing significant harm to our reputation with customers, agents and regulators and making it more difficult to retain current customers and recruit and retain employees and agents. Any of the foregoing could have a material adverse impact on our business, financial position, results of operations and liquidity.

Differences between our policyholder behavior estimates, reserve assumptions and actual claims experience, in particular with respect to the timing and magnitude of claims and surrenders, may adversely affect our results of operations or financial condition.

We hold reserves to pay future policy benefits and claims. Our reserves are estimated based on data and models that include many assumptions and projections, which are inherently uncertain and involve significant judgment, including assumptions as to the levels or timing of receipt or payment of premiums, benefits, claims, expenses, interest credits, investment results (including equity and other market returns), mortality, morbidity, longevity and persistency. We are exposed to mortality risk, persistency risk, disintermediation risk and benefit utilization risk. We periodically review the adequacy of our reserves and the assumptions underlying those reserves.

If actual experience differs significantly from assumptions or estimates, certain balances included in our balance sheet, and which are reflected in our book value, may not be adequate, particularly policy reserves and other actuarial balances. If we conclude that our reserves, together with future premiums, are insufficient to cover future policy benefits and claims, we would be required to increase our reserves and incur income statement charges for the period in which we make the determination, which could have a material adverse effect on our business, financial condition and results of operations.

Our valuation of our investment portfolio may include methodologies, estimations and assumptions that are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations and financial condition.

We hold securities, derivative instruments and other assets and liabilities that must be, or at our election are, measured at fair value. Fair value represents the anticipated amount that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction. The fair value estimates are made at a specific point in time, based on available market information and judgments about financial instruments. Estimates of fair value are not necessarily indicative of the amounts that could be realized in a current or future market exchange. As such, changes in, or deviations from, the assumptions used in such valuations can significantly affect our condition and results of operations.

During periods of market disruption, including periods of rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities if trading becomes less frequent or market data becomes less observable. Further, rapidly changing or disruptive credit and equity market conditions could materially affect the valuation of securities as reported within our financial statements and the period-to-period changes in value could be significant. Decreases in value could have a material adverse effect on our business, results of operations and financial condition.

We account for our investments in joint ventures, limited partnerships and limited liability companies as equity method investments. For our equity method investments, we generally use financial information provided by the investee, typically on a one- to three-month lag due to the timing of the receipt of the related financial statements, to adjust our recorded share of the earnings and losses on such investments. As a result, our quarterly financial results may be delayed in reporting earnings or losses with respect to such investments. Valuations of these investments may be infrequent and more volatile. Moreover, these assets may also result in volatility in earnings as a result of uneven distributions on the underlying investments.

The determination of the amount of impairments taken on our investments is based upon our periodic evaluations and assessments of known and inherent risks associated with the respective asset class and the specific security being reviewed. Impairments result in a non-cash charge to earnings during the period in which the impairment charge is taken. The assessment of whether impairments have occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. There can be no assurance that management has accurately assessed the level of impairments taken in FLIC’s our financial statements and their potential impact on regulatory capital. Furthermore, additional impairments may be taken in the future.

The loss of key personnel or Global Atlantic’s inability to hire the necessary personnel for us could negatively affect our business and may impact our ability to implement our business strategy.

Our success, in part, depends on our ability to attract and retain key people with specific expertise across a variety of business functions. As such, the loss of members of our management team or any difficulty in attracting and retaining other talented personnel could impede the further implementation of our business strategy. Additionally, we rely upon the knowledge and experience of certain Global Atlantic employees involved in functions that require technical expertise, including risk management and investment management and actuarial, to provide for sound operational processes and controls for us. A loss of such employees could materially adversely impact our ability to execute key operational functions and could adversely affect our operational controls, including internal controls over financial reporting.

Gaps in Global Atlantic’s risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business.

Global Atlantic has devoted significant resources to develop its Enterprise Risk Management (“ERM”) framework, from which we benefit, to identify, monitor and manage financial and nonfinancial risks effectively, but we cannot guarantee that this framework will allow us to efficiently price, identify and predict future risks. No framework or strategy can completely insulate us from all risks, and we may be unable to identify all risks and limit our exposures based on Global Atlantic’s assessments.

Furthermore, there can be no assurance that we can effectively review and monitor all risks or that all employees will follow Global Atlantic’s applicable risk management policies and procedures.

We are exposed to risks related to natural or man-made disasters or catastrophes, which could adversely affect our operations and results.

While we have obtained insurance, implemented risk management and contingency plans, and taken preventive measures and other precautions, no assurance can be given that there are not scenarios that could have an adverse effect on our operations and results. A natural or man-made disaster or catastrophe, including a severe weather or geological event such as a storm, tornado, fire, flood or earthquake, disease, epidemic, pandemic (such as COVID-19), malicious act, cyber-attack, terrorist act, or the occurrence of climate change, could cause our workforce, or that of our third-party administrators, to be unable to engage in operations at one or more of our facilities or result in short- or long-term interruptions in our business operations, any of which could be material to our operating results for a particular period.

Certain of these events could also adversely affect our investment portfolio and have a significant negative impact on its operations and results. In addition, claims arising from the occurrence of such events or conditions could have a material adverse effect on our business, results of operations and financial condition. Such events or conditions could also have an adverse effect on lapses and surrenders of existing policies, as well as sales of new policies. In addition, such events or conditions could result in significant physical damage and destruction to, and a decrease or halt in economic activity in, large geographic areas, adversely affecting our business within such geographic areas and/or the general economic climate. Such events or conditions could also have a significant impact on our investments, for example by damaging or destroying physical assets in which we invest or impacting the financial performance of loans or securities collateralized by loans. Such events or conditions could also result in additional regulation or restrictions on the conduct of our business. The possible macroeconomic effects of such events or conditions could also adversely affect our investments, as well as many other aspects of our business, financial condition and results of operations. Our risk management efforts, insurance and other precautionary plans and activities may not adequately predict or offset the impact of such events on our business, results of operations and financial condition.

A breach of information security or other unauthorized data access or failure to protect the confidentiality of client information could have an adverse impact on our business and reputation, legal compliance and legal liability.

In the ordinary course of business, we collect, process, transmit and store large quantities of personal financial and health information and other confidential and sensitive data about our customers, as well as proprietary business information, collectively referred to herein as “Sensitive Information.” The secure processing, storage, maintenance and transmission of Sensitive Information are vital to our operations and business strategy. Our business depends on our customers’ willingness to entrust us with their personal information and any failure, interruption or breach in security could result in disruptions to our critical systems and adversely affect our customer relationships as well as its legal compliance and liability. Cyber-incidents can result from deliberate attacks or unintentional events. These incidents can include, but are not limited to, data exfiltration, ransomware, gaining unauthorized access to digital systems for purposes of misappropriating assets or Sensitive Information, corrupting data or causing operational disruption.

Although we take reasonable efforts (including as may be required by applicable law) to protect Sensitive Information, including the implementation of internal processes and technological defenses that are preventative or detective and other controls we believe to be commercially reasonable and legally compliant in order to provide multiple layers of security, Sensitive Information that we maintain may be vulnerable to attacks by computer hackers, to physical theft by other criminals, or to other compromise due to employee error or insider malfeasance. Attacks may include both sophisticated cyber-attacks perpetrated by organized crime groups, “hacktivists” or state-sponsored groups as well as nontechnical attacks ranging from sophisticated social engineering to simple extortion, ransomware or threats, which can lead to unauthorized access, disclosure, disruption or further attacks. The risk of cyberattacks may be higher during periods of geopolitical turmoil (such as the Russian invasion of Ukraine and the responses by the United States and other governments). We have incurred costs and may incur significant additional costs in order to implement the security measures we feel are appropriate to protect our information security systems. Administrative and technical controls and other preventive actions taken to reduce the risk of cyber-incidents and protect our information technology may be insufficient to prevent physical and electronic break-ins, cyberattacks; other security breaches to such computer systems. Such events may expose us to civil and criminal liability, regulatory action; theft of our or customer funds; harm our reputation among customers; deter people from purchasing our products; cause system interruptions; require significant technical, legal and other remediation expenses; or otherwise have a material adverse impact on our business, results of operations and financial condition.

Third parties to whom we outsource certain functions and vendors with whom we partner are also subject to the risks outlined above. The maintenance and implementation of information security systems at such third parties is not within our control, and if such a third party suffers a breach of information security involving our Sensitive Information, such breach may result in us incurring substantial costs and other negative consequences, and could have a material adverse effect on our business, results of operations and financial condition.

LIBOR has been or will be discontinued as a floating rate benchmark; Uncertainty relating to the discontinuation of LIBOR may adversely affect the value of our investment portfolio and our ability to achieve our hedging objectives.

As a result of longstanding initiatives, LIBOR is being discontinued as a floating rate benchmark. The date of discontinuation will vary depending on the LIBOR currency and tenor. For some existing LIBOR-based obligations, the contractual consequences of the discontinuation of LIBOR may not be clear. LIBOR has been the principal floating rate benchmark in the financial markets, and its discontinuation has affected and will continue to affect the financial markets generally and may also affect our operations, finances and investments. Uncertainty as to the nature of potential changes to LIBOR, alternative reference rates or other reforms may adversely affect the trading market for LIBOR-based obligations, including those held in our investment portfolios. The discontinuation of LIBOR, particularly if the replacement for LIBOR is not well received, may have an adverse impact on annuity products offering a floating interest rate, and sales may be adversely affected. In addition, we may encounter operational, systems and other difficulties transitioning our existing book of business to a replacement rate. The establishment of alternative reference rates or the implementation of any other changes relating to the LIBOR discontinuation may adversely affect our reserves, net investment income and cost of capital.

If we do not manage our growth effectively, our financial performance could be adversely affected.

As an insurance company, our ability to grow is dependent on the sufficiency of our capital base to support that growth. Our future growth also depends on our ability to continue to offer and sell products that our customers find attractive. Our historical growth has been largely concentrated in fixed-rate annuities and fixed-indexed annuities. However, these products may not continue to grow at historical levels, and there can be no assurance that consumers will continue to prefer these products. While we anticipate that we will continue to grow by deepening existing and adding new distribution relationships, taking advantage of investment opportunities to support our growth, developing new products and entering new markets and maintaining our positive in-force earnings dynamic, we may not be able to identify opportunities to do so.

We do not have captive or proprietary distribution or engage in direct sales, and we do not have direct control or supervision of the sales practices of our distribution partners, which raises compliance and operational risks.

Because our products are distributed through unaffiliated distribution partners, we do not have direct supervision or control over the manner in which our products are distributed, resulting in compliance and operational risks. If we are unable to place our products or retain our products on the platforms of distribution partners, our business, results of operations and liquidity may be negatively affected. Moreover, we rely on these intermediaries to describe and explain our products to potential policyholders. If such intermediaries are deemed to have acted on our behalf, the intentional or unintentional misrepresentation of our products and services in advertising materials or other external communications, or inappropriate activities by our personnel or an intermediary, could result in liability for us and have an adverse effect on our reputation and business prospects, as well as lead to potential regulatory actions or litigation. If our products are distributed by third parties in an inappropriate manner or to policyholders for whom our products are not suitable, we may suffer material adverse reputational and financial harm.

We face risks associated with business we cede to reinsurers, which could cause a material adverse effect on our business, results of operations and financial condition.

As part of our overall risk management strategy, we cede business to affiliated and third-party insurance companies through reinsurance. A substantial portion of our reinsurance arrangements are with affiliates of Global Atlantic. Our inability to collect from our reinsurers on our reinsurance claims could have a material adverse effect on our business, results of operations and financial condition. Although reinsurers are liable to us to the extent of the reinsurance coverage we acquire, we remain primarily liable as the direct insurer on all risks that we write; therefore, our reinsurance agreements do not eliminate our obligation to pay claims. As a result, we are subject to the risk that we may not recover amounts due from reinsurers. The risk could arise primarily in two situations: (1) our reinsurers may dispute some of our reinsurance claims based on contract terms, and, as a result, we may receive partial or no payment; or (2) our reinsurers may default on their obligations. While we may manage these risks through transaction-related diligence, contract terms, collateral requirements, hedging and other oversight mechanisms, our efforts may not be successful. A reinsurer’s insolvency, or its inability or unwillingness to make payments due to us under the terms of its reinsurance agreements with us, could have a material adverse effect on our business, results of operations and financial condition.

Conflicts of interest may arise from our relationship with KKR.

Following the closing of the KKR Acquisition, KKR owns all of the voting interests of TGAFG and thereby is deemed to control Global Atlantic and us. KKR may have an interest in pursuing transactions that, in its judgment, enhance the value of its investment in, or relationship with, Global Atlantic and us, even though such transactions may involve increased risks to us.

On February 1, 2021, we entered into an investment management agreement with a KKR subsidiary, Kohlberg Kravis Roberts & Co. L.P. (“KKR IM”), pursuant to which KKR IM manages our assets (other than certain funds withheld, modified coinsurance and certain separate accounts). This relationship, however, may give rise to conflicts of interest between KKR and us, as KKR’s interests may differ from our interests. Further, a portion of our assets are invested in funds or other investment products advised by KKR IM or its subsidiaries and affiliates (collectively, as applicable, the “KKR Group”). The KKR Group receives management fees, incentive compensation and other remuneration in connection with such arrangements. Certain investment professionals formerly employed by Global Atlantic are now employees of the KKR Group and provide investment management services to us pursuant to the investment management agreement. These professionals may have conflicts of interest with Global Atlantic (and us) as employees of the KKR Group.

Affiliates of KKR continue to manage other client and investment accounts, some of which have objectives similar to ours. We compete with other clients of the KKR Group not only in terms of time spent on management of our investment portfolio, but also for allocation of assets that do not have significant supply. In addition, there may be different investment teams of the KKR Group investing in the same strategies for other clients. As a result, we may compete with other clients of the KKR Group for the same investment opportunities, and we may potentially be disadvantaged given the fiduciary obligations of the KKR Group to its other clients, including under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The KKR Group may be unable to manage investments for us in the same manner as would have been possible without the conflict of interest. Further, under its contractual agreements with Goldman Sachs Asset Management LP (“GSAM”), KKR may choose not to retain GSAM as a submanager of certain of Global Atlantic’s asset classes, which may have a material adverse effect on our business.

The limited liability company agreement of TGAFG (the “TGAFG LLC Agreement”), the holding company of the Global Atlantic business, including us, following the closing of the KKR Acquisition, provides that shareholders of TGAFG, their affiliates, subsidiaries, officers, directors, agents, and stockholders, and directors of TGAFG, have no duty to present to TGAFG or its subsidiaries any business opportunity, even if it is in the same or a similar business or line of business in which TGAFG or its subsidiaries operate. Moreover, KKR and its affiliates are not liable to TGAFG or its subsidiaries for breach of any duty by reason of any such activities. The KKR Group also may pursue, for their own account, acquisition or other opportunities that may be complementary to the business of Global Atlantic, and as a result, these opportunities would not be available to Global Atlantic. These potential conflicts of interest could have a material adverse effect on the business of Global Atlantic, including us, if attractive corporate opportunities are pursued by the KKR Group instead of by Global Atlantic or us.

There can be no guarantee that any transactions between the Global Atlantic Group and the KKR Group will be fair to the Global Atlantic Group, including FLIC, or on an arms-length terms.

Our business is heavily regulated and changes in regulation could reduce our profitability.

We are licensed in 49 states (all except New York) and the District of Columbia. The insurance and reinsurance industry is generally heavily regulated and our operations in each of these jurisdictions are subject to varying degrees of regulation and supervision. The laws and regulations of Indiana, the jurisdiction in which we are domiciled may require us to, among other things, maintain minimum levels of statutory capital, surplus and liquidity, meet solvency standards, submit to periodic examinations of our financial condition and restrict payments of dividends and distributions of capital. We are also subject to laws and regulations that may restrict our ability to write insurance and reinsurance policies, make certain types of investments and distribute funds. With respect to investments, we must comply with applicable regulations regarding the type and concentration of investments we may make. These restrictions are set forth in investment guidelines with which KKR IM must comply when providing investment management services to us. In addition, we are subject to laws and regulations governing related party/affiliate transactions. These are particularly important to us given (1) our relationship with KKR and (2) the fact that our business strategy involves ceding business among our affiliates.

From time to time, regulators raise issues during examinations of us that could, if determined adversely, have a material adverse impact on us. We cannot predict whether or when regulatory actions may be taken that could adversely affect our operations.

In connection with the conduct of our business, we believe it is crucial to establish and maintain good working relationships with the various regulatory authorities having jurisdiction over us. If those relationships and that reputation were to deteriorate, our business could be materially adversely affected.

In addition to the Indiana’s laws and regulations, the jurisdiction in which we are domiciled, we also must obtain licenses to sell insurance in other states and U.S. jurisdictions. Most state regulatory authorities are granted broad discretion in connection with their decisions to grant, renew or revoke licenses and approvals that are subject to state statutes. If we are unable to renew the requisite licenses and obtain the necessary approvals or otherwise do not comply with applicable regulatory requirements, the insurance regulatory authorities could stop or temporarily suspend us from conducting some or all of our operations as well as impose fines.

Regulations applicable to us and interpretations and enforcement of such regulations may change. Insurance regulators have increased their scrutiny of the insurance regulatory framework in the United States, and some state legislatures have considered or enacted laws that alter, and in many cases increase, state authority to regulate insurance holding companies and insurance and reinsurance companies. Changes to comply with new laws and potential laws and regulations which impose fiduciary or best interest standards in connection with the sale of our products could materially increase our costs, decrease our sales and result in a material adverse impact on our business. We are unable to predict whether, when or in what form the Indiana Department or other governmental agencies with regulatory authority over us will enact legislative and regulatory changes and what impact such legislative and regulatory changes will have on its business, and cannot provide assurances that more stringent restrictions will not be adopted from time to time.

Changes in tax laws or interpretations of such laws could materially reduce our earnings, affect our operations, increase our tax liability and adversely affect our cash flows.

Changes in tax laws could have a material adverse effect on our profitability and financial condition, and could result in us incurring materially higher taxes.

The U.S. federal income tax laws and interpretations, including those regarding the BEAT and whether a company is engaged in trade or business within the United States (or has a U.S. permanent establishment), are subject to change, which may have retroactive effect and could materially affect us.

Many of the products we sell benefit from one or more forms of tax-favored status under current U.S. federal and state income tax regimes. Changes in U.S. tax laws that alter the tax benefits or treatment of certain products could result in a material reduction in demand for our products and could affect policyholder behavior with respect to existing annuity products in ways that are difficult to predict.

In addition, TCJA reduced corporate tax rates, reduced individual tax rates and increased the estate tax exclusion through 2025. The reduction in corporate tax rates under TCJA could allow certain of our competitors to offer more competitively priced products, which could affect our ability to attract or retain clients or could reduce the profitability of our products. In addition, the reduction in individual income tax rates and the increase in the estate tax exclusion under TCJA could result in a material reduction in demand for our products and could have a material adverse effect on our results of operations, financial condition and liquidity.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows.

Name	Age	Position(s) with the Company	Served in Position(s) Since
Robert Arena	54	Director, Chairman of the Board	12/5/2017
		and President	6/17/2016
David Jacoby	59	Chief Financial Officer	3/26/2019
Hanben Kim Lee	43	Director and Executive Vice President	1/02/2014
Emily LeMay	35	Chief Operations Officer	04/05/2023
Paula Nelson	59	Director,	5/25/2021
		Managing Director and	3/21/2022
		Head of Strategic Growth	3/21/2022
Peggy Poon	37	Treasurer	5/26/2022
Manu Sareen	46	Director	5/25/2021
Eric Todd	54	Director and	1/02/2014
		Managing Director	3/20/2018

Robert Arena is the Co-President of The Global Atlantic Financial Group LLC (“The GAFG”), a director of each of Commonwealth Annuity and Life Insurance Company (“CwA”), First Allmerica Financial Life Insurance Company (“FAFLIC”), Accordia Life and Annuity Company (“Accordia”), and Forethought Life Insurance Company (“Forethought”), the President of Accordia and Forethought and the Co-President, Individual Markets of CwA and FAFLIC. Mr. Arena is a member of the Management Committee, the Operating Committee, the New Activities Committee, the Enterprise Project Management Office Subcommittee, the Executive Capital Committee, the Management-level Risk Committee and the Executive Product Committee. He was named President of Global Atlantic Financial Group Limited (“GAFGL”) in February 2020, Co-President of GAFGL in November 2017, and led the life and retirement individual channel at GAFGL since December 2015. Prior to that, and since the acquisition of Forethought in January 2014, he led retirement retail distribution at Global Atlantic. Mr. Arena joined Forethought in 2013 when it acquired the new business capabilities of The Hartford’s annuity division. He has more than 25 years of experience in the financial services industry, including leadership positions in The Hartford’s annuity business line and as President of Hartford Mutual Funds. Mr. Arena holds a BA from The College of the Holy Cross and an MBA from the University of Connecticut. We believe that Mr. Arena is qualified to sit on the Forethought board of directors because of his more than 25 years of experience in the financial services industry.

David Jacoby is the Chief Accounting Officer of The GAFG and GAFGL and the Chief Financial Officer of each of CwA, FAFLIC, Accordia and Forethought. Mr. Jacoby is a member of the Finance Committee, the Valuation Committee and the Disclosure Committee. He is responsible for accounting operations, financial systems, internal controls, investment accounting, reinsurance, accounting policy and reporting (GAAP, SEC, and statutory). Prior to joining Global Atlantic, which acquired Forethought in 2014, Mr. Jacoby held the position of Senior Vice President, Finance, at Ohio National Financial Services, as well as Chief Financial Officer, Individual Markets, at Guardian Life Insurance Company and Chief Financial Officer, Individual Life, at Nationwide Financial. Mr. Jacoby has a Bachelor of Science in Accounting and Computer Science from The Ohio State University.

Hanben Kim Lee is the Chief Financial Officer of The GAFG and GAFGL, a director and Executive Vice President of each of CwA, FAFLIC, Accordia and Forethought, and a director of Global Atlantic Re Limited. Mr. Lee is a co-founder of the business and has been the Chief Financial Officer of GAFGL since its separation from Goldman Sachs in 2013. Mr. Lee is a member of the Management Committee, the Operating Committee, the New Activities Committee, PE Steering Committee, the Valuation Committee, the Executive Capital Committee, the Disclosure Committee, the Management-level Risk Committee, and the Investment Management Committee. He manages all aspects of the Company’s financial operations including controllers, tax, actuarial, and treasury. Prior to GAFGL’s separation from Goldman Sachs in 2013, Mr. Lee held numerous roles within the Goldman Sachs Reinsurance Group, including serving as Chief Financial Officer from 2012. Mr. Lee joined Goldman Sachs in 2001 and was named a managing director in 2011. Mr. Lee holds a BS in Applied Mathematics — Economics from Brown University. We believe that Mr. Lee is qualified to sit on the Forethought board of directors because of his more than 20 years of experience in financial operations.

Emily LeMay is the Chief Operations Officer of each of The GAFG, CwA, FAFLIC, Accordia and Forethought. Ms. LeMay is also a member of the Management Committee, the Operating Committee, the Enterprise Project Management Office Subcommittee, the Platform Oversight Council and the Management-level Risk Committee. Ms. LeMay is responsible for the individual markets operations, customer experience and analytics, enterprise project management office, underwriting and strategic sourcing. Ms. LeMay has more than 20 years of experience in the financial services industry, including holding various leadership roles at MetLife. Ms. LeMay joined Global Atlantic in 2017, and most recently has been leading strategy execution and analytics for individual markets. Ms. LeMay earned her Bachelor’s in Business Management from Simpson College in Indiana, Iowa.

Paula Nelson is a director, Managing Director and the Head of Strategic Growth of each of CwA, FAFLIC, Accordia and Forethought. She is also a member of the boards of managers of Global Atlantic Distributors, LLC and Global Atlantic Investment Advisors, LLC.. Ms. Nelson is a member of the Management Committee, the Regulatory & Government Affairs Committee and the Individual Markets Pricing Subcommittee. Ms. Nelson is responsible for the organization’s life and annuity business. She joined GAFGL in 2010 to lead the organization’s annuity distribution organization. Ms. Nelson has over 35 years of experience in the financial services industry. She is on the Executive Board for the Insured Retirement Institute and the CEO Steering Committee on Consumer Issues for the ACLI, two of the industry’s leading trade organizations. Prior to working at Global Atlantic, Ms. Nelson served as Chief Executive Officer and President of Transamerica Capital, Inc., a leading wholesale broker/dealer. Ms. Nelson is a graduate of the University of Minnesota. She is Series 6, 26 and 63 FINRA registered and holds a life and health insurance license in Minnesota. We believe that Ms. Nelson is qualified to sit on the Forethought board of directors because of her more than 35 years of experience in the financial services industry.

Peggy Poon is a Managing Director and the Treasurer of The GAFG and the Treasurer of each of CwA, FAFLIC, Accordia and Forethought. Ms. Poon is also a member of the PE Steering Committee, the Finance Committee, the Regulatory & Government Affairs Committee, the Regulatory Capital Subcommittee, the Disclosure Committee and the Management-Level Risk Committee. Ms. Poon is responsible for the firm’s funding strategy, including bank financing and debt capital markets activities, as well as oversight of rating agency relationships. Ms. Poon joined Global Atlantic in 2020 after 12 years at S&P Global Ratings, where she was a Director in the North American Financial Services Ratings Group. Ms. Poon is a CFA charterholder and graduated magna cum laude from Boston University with a double major in Economics and International Relations.

Manu Sareen is the Co-President of The GAFG and GAFGL, a director of each of CwA, FAFLIC, Accordia and Forethought and the President of CwA and FAFLIC. Mr. Sareen is also the Chief Executive Officer of Global Atlantic Assurance Limited and a director and the Chief Executive Officer of Global Atlantic Re Limited. Mr. Sareen is a member of the Management Committee, the Operating Committee, the Enterprise Project Management Office Subcommittee, the New Activities Committee, the Executive Capital Committee and the Management-level Risk Committee. He is responsible for driving growth of the Company’s business through reinsurance and block acquisitions. Mr. Sareen has been in this role since he was a managing director of the Goldman Sachs Reinsurance Group (“GSRG”), helping to originate and execute its life and annuity reinsurance transactions. During his time leading the reinsurance effort for GAFGL/GSRG, the Company has completed over $50 billion in reinsurance and M&A deals. Prior to joining GSRG, he worked in the investment banking group at Wasserstein Perella and helped start CashEdge.com, a leading provider of internet based payment services. Mr. Sareen graduated from Cornell University with a bachelor’s degree in engineering and earned an MBA from the MIT Sloan School of Management. We believe that Mr. Sareen is qualified to sit on the Forethought board of directors because of his over 20 years of experience with reinsurance and block acquisitions.

Eric Todd is a director and a Managing Director of each of CwA, FAFLIC, Accordia, and Forethought. Mr. Todd has over 30 years of insurance and investment management experience in the financial services industry. He joined GAFGL following GAFGL’s acquisition of Forethought in January 2014. He is a member of the board of managers for each of Global Atlantic Distributors, LLC and Global Atlantic Investment Advisors, LLC and the President and Chief Investment Officer of Global Atlantic Investment Advisors, LLC, which is the Registered Investment Advisor for Forethought Variable Insurance Trust. Further, Mr. Todd is a member and the Chair of the Executive Product Committee and a member of the Management-level Risk Committee and the Individual Markets Pricing Subcommittee. He attended Indiana State University, where he graduated magna cum laude with Bachelor of Science degrees in Finance and Business Administration, and a minor in Insurance and Risk Management. He is a Chartered Financial Analyst (CFA) and member of the CFA Society of Indianapolis, as well as the CFA Institute. We believe that Mr. Todd is qualified to sit on the Forethought board of directors because of his over 30 years of insurance and investment management experience in the financial services industry.

EXECUTIVE COMPENSATION

Executive Compensation

The Company does not have any employees. Its affiliate company, Global Atlantic Financial Company (“GAFC”), provides personnel to the Company pursuant to a Services Agreement between the Company and GAFC. The Company does not determine or pay any compensation to the personnel who provide services to the Company, including the executive officers. Accordingly, the Company is not responsible for determining or paying any compensation awarded to, earned by, or paid to its executive officers. GAFC determines and pays the salaries, bonuses, and awards earned by the Company’s executive officers. GAFC also determines whether and to what extent the Company’s executive officers may participate in any employee benefit plans. The Company does not have any employment agreements or compensation plans with or related to its executive officers and does not provide pension or retirement benefits, perquisites, or other personal benefits to its executive officers. The Company does not have arrangements to make payments to its executive officers upon their termination or in the event of a change in control of the Company.

See “Transactions with Related Persons” for more information about the Services Agreement between the Company and GAFC.

Director Compensation

The directors are not separately compensated for their service on the Company’s board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company is a wholly-owned subsidiary of The Global Atlantic Financial Group LLC and an indirect subsidiary of KKR & Co. Inc. None of the Company’s directors or executive officers owns shares of the Company’s common stock.

TRANSACTIONS WITH RELATED PERSONS

Our transactions with related parties are governed by the written Related Party Transaction Policy adopted by the Global Atlantic Financial Group LLC (“TGAFG”). Related party transactions include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the amount involved exceeds $120,000, (2) TGAFG or any affiliate is a participant and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A related party is any (a) person who is or was in the prior year a director, or nominee for election as a director, or executive officer of TGAFG or any of its affiliates, (b) greater than 5% beneficial owner of TGAFG or any of its affiliates, or (c) immediate family member of any of the foregoing. In the ordinary course of our business, we enter into various transactions with related parties and expect to continue doing so in the future. We believe that one of our strengths is the ability to benefit from relationships and transactions with related parties. Related party transactions to which we are a party are briefly described below under “Current Related Party Transactions”. Additional information can be found in our financial statements elsewhere in this Prospectus.

Related Party Transactions – Policies

TGAFG’s Related Party Transaction Policy sets forth policies and procedures for the review and approval or ratification of related party transactions, which incorporates the policies of KKR & Co. Inc. (“KKR”). Following the closing of the KKR Acquisition, KKR indirectly owns all of the voting interests of TGAFG and thereby is deemed to control TGAFG and us and is an indirect related party and affiliate of FLIC. As a subsidiary of TGAFG, our related party transaction procedures comply with TGAFG’s and KKR’s policies. On an annual basis, each of our directors and executive officers is required to complete a certification that all related party transactions have been disclosed. TGAFG’s legal department is primarily responsible for the development and implementation of procedures and controls to obtain information from related parties of TGAFG, including information pertaining to related party transactions involving us. Certain transactions in which a related party had or will have a direct or indirect material interest must be reported to the legal department of TGAFG and reviewed with and/or approved by the disinterested directors of the board of TGAFG, or a committee thereof.

The board of TGAFG has established a special transaction review committee (the “Special Transaction Review Committee”), consisting only of independent directors of the board of TGAFG, that is responsible for reviewing and approving transactions between KKR or any of its affiliates or subsidiaries (collectively, the “KKR Group”), on the one hand, and any of TGAFG or its subsidiaries (the “Global Atlantic Group”), on the other hand, subject to certain exceptions. In addition, any amendment or waiver to any transaction between the KKR Group, on the one hand, and the Global Atlantic Group (including our investment management agreement with the KKR IM described below), on the other hand, or a deviation from the policies or procedures, in either case which is material and adverse to the Global Atlantic Group, requires the approval of the Special Transaction Review Committee. However, the following types of transactions are pre-approved and do not require further approval of the Special Transaction Review Committee, including, among others: (1) the entry into certain investment management agreements between the KKR Group and the Global Atlantic Group on terms not less favorable to the Global Atlantic Group than those entered into at the closing of the KKR Acquisition, (2) any transaction pursuant to or permitted by an investment management agreement that was entered into by (or is comparable in nature to transactions entered into by) TGAFG or any of its subsidiaries, with any person prior to the closing of the KKR Acquisition or contemplated in (or comparable in nature to transactions contemplated in) the business plan submitted as part of KKR’s Form A insurance regulatory filings made prior to the closing of the KKR Acquisition, (3) any transaction with KKR Capital Markets Holdings L.P. and its related capital markets companies on arm’s- length terms for capital markets and investment banking transactions, (4) transactions with KKR portfolio companies in the ordinary course of business on arm’s-length terms, (5) a certain inter-company agreement and any pro rata allocation of allocable KKR Group costs and obligations on a pass-through basis without mark-up in accordance with the inter-company agreement and (6) any agreement with the KKR Group for the provision of indemnification in effect as of the closing of the KKR Acquisition.

Current Related Party Transactions

On July 12, 2021, we entered into a Credit Agreement with Bobcat Funded 2021-A Financing L.P., an affiliated entity, in which we committed to make investments in an aggregate total of $225 million to Bobcat Funded 2021-A Financing L.P. We and Bobcat Funded 2021-A Financing L.P. are both indirect subsidiaries of KKR.

On July 12, 2021, we entered into a Credit Agreement with Husky Funded 2021-A Financing L.P., an affiliated entity, in which we committed to make investments in an aggregate total of $321 million to Husky Funded 2021-A Financing L.P. We and Husky Funded 2021-A Financing L.P. are both indirect subsidiaries of KKR.

On February 1, 2021, KKR IM entered into an investment management agreement with us, pursuant to which KKR IM manages our assets (other than certain funds withheld, modified coinsurance and certain separate accounts). Under the terms of the investment management agreement, most of our day-to-day investment management is performed by KKR IM. FLIC will pay KKR IM a base management fee of up to 0.30% per annum on the value of FLIC’s account.

We are a party to a services agreement whereby GAFC provides personnel, management services, administrative support, the use of facilities and such other services as we agree to from time to time. We are also a party to an amended and restated service and cost allocation agreement with GAFC and GAD (our affiliate broker-dealer) (the “Amended Cost Allocation Agreement”) pursuant to which we and GAFC provide to GAD, or obtain from others, certain services required by GAD in the ordinary course of business. Such services include, but are not limited to, compensation and employee benefits (for SEC registered representatives engaged in marketing, selling and distributing our SEC registered products), commissions to other broker-dealers, state/regulatory/licensing fees and travel expenses (associated with work performed by GAD’s registered representatives). In exchange for such services, GAD agrees to pay on a periodic basis (but not less frequently than monthly) all costs and expenses incurred by GAFC and us on GAD’s behalf in accordance with the allocation methodologies agreed upon from time to time by GAFC and us, as set forth in the Amended Cost Allocation Agreement, evidencing each party’s respective fair and reasonable share of the costs and expenses.

We are a party to certain reinsurance agreements with CALIC and GA Re. Effective December 31, 2015, we entered into a reinsurance agreement with CALIC, whereby we ceded 100% of our variable annuity business on funds withheld and modified coinsurance bases. Effective April 1, 2017, we entered into a reinsurance agreement with GA Re, whereby we ceded a portion of our annuity and preneed business on a funds withheld basis. As a result of the transaction, we ceded $8,539 million in reserves to GA Re and continue to cede annuity business to GA Re on an ongoing basis. Effective April 2, 2018, in accordance with the reinsurance agreement, we moved 50% of the funds withheld assets to a coinsurance arrangement, resulting in an ongoing quota share arrangement that is equally split between funds withheld and coinsurance.

Effective as of January 2, 2014, we entered into a tax allocation agreement with certain of our affiliates which sets forth the manner in which the total combined federal income tax is allocated to each entity within the consolidated group and provides cross-indemnification related to tax liabilities.

In addition to the agreements described above, from time to time in the ordinary course of business, FLIC and certain of Global Atlantic’s other affiliated insurance subsidiaries enter into investment transactions. In addition, from time to time, FLIC may enter into intercompany arrangements with certain of its affiliates to move capital among such Global Atlantic entities, such as intercompany loans. Each of these transactions is entered into on an arm’s length basis and are approved by the Indiana Department as required by applicable law.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates,” or other comparable terms. Forward- looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this prospectus and include, without limitation, statements regarding our intentions, beliefs, assumptions, or current expectations concerning, among other things, financial position, results of operations, cash flows, prospects, growth strategies or expectations, customer retention, the outcome (by judgment or settlement) and costs of legal, administrative, or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative, or class action litigation, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, and liquidity, and the development of the market in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, and cash flows, and the development of the market in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the captions [“Risk Factors”] and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

●	Our actual or perceived financial strength and any negative changes in our financial strength, credit ratings, or other measures of our financial position;

●	Actual or perceived changes in general economic, market, and political conditions;

●	The performance of the securities markets;

●	Changes or fluctuations in interest rates, credit spreads , equity market prices, and currency exchange rates;

●	Availability of reinsurance and the ability of reinsurers to pay their obligations;

●	Our ability to comply with contractual requirements contained in our contractual agreements;

●	Changes in regulatory capital requirements;

●	Customer behavior that differs from our assumptions, in particular with respect to persistency, mortality, and the timing and magnitude of lapses, surrenders, and claims;

●	Competitive pressures and changes in consumer preferences;

●	The effectiveness of our risk management and our internal controls;

●	Changes in the legal environment affecting us or our customers;

●	Changes with regard to the regulation or taxation of retirement and life insurance products;

●	Adverse changes in tax laws or the interpretations of such laws;

●	Uncertainty with respect to U.S. federal tax reform;

●	Changes in accounting standards, policies, or practices applicable to us;

●	Possible future legal proceedings and regulatory investigations and adverse outcomes therefrom;

●	Terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

●	Our dependence on our management team and key personnel, including our ability to recruit, train, motivate, and retain such individuals;

●	Our dependence on data from our reinsurance partners and third-party administrators;

●	Our use of third-party administrators and our reliance on such third-party administrators to service our customers;

●	Failure by us or our service providers and vendors to protect the confidentiality of our data and our customer data, including as a result of cyber-attacks; and

●	Possible disruption in our operations, including servicing our products and our ability to maintain, improve, and continue to develop necessary operational processes and information technology systems and work with our business partners to meet industry and customer demands, including cybersecurity protection.

●	The impact of the ongoing worldwide pandemic sparked by the novel coronavirus.

You should read this prospectus completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus are qualified by these cautionary statements. These forward- looking statements are made only as of the date of this prospectus, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

MANAGEMENT’S DISCUSSION AND ANALYSIS (“MD&A”) OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The financial information included in the following discussion and analysis is based on the Company’s Financial Statements, which have been prepared on the basis of Statutory Accounting Practices (“SAP”) prescribed or permitted by the Indiana Department of Insurance (“Indiana Department”) and should be read in conjunction with such Financial Statements and related notes included elsewhere in this Registration Statement and “Summary of Financial Information”. The information included in the following discussion and analysis may contain forward-

looking statements that reflect the company’s plans, estimates and beliefs. The Company’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those factors discussed below and elsewhere in this Registration Statement, particularly under the captions “Risk Factors” and “Cautionary Note Regarding Forward- Looking Statements”.

General

This Management’s Discussion and Analysis for the years ended December 31, 2022, 2021 and 2020 was derived from, and should be read in conjunction with the 2022 Audited Statutory Financial Statements, which are included elsewhere in this Registration Statement.

Effective December 31, 2019, Forethought National Life Insurance Company, a Texas domiciled life insurance company (“FNLIC”), merged with and into the Company. Unless otherwise noted, all prior period amounts and disclosures of the Company have been adjusted to include the results of FNLIC with any intercompany transactions eliminated as if the merger occurred on January 1, 2017.

Overview

As of December 31, 2022, FLIC had $53,508 million in total admitted assets, $34,639 million in statutory reserves, and statutory capital and surplus of $2,676 million. As of December 31, 2021, FLIC had $47,741 million in total admitted assets, $30,066 million in statutory reserves and $2,372 million of statutory capital and surplus.

The following table presents the calculation of the Company’s Total Adjusted Capital (“TAC”):

		December 31,
	2022	2021	2020
		($ in millions)
Capital and surplus	$2,676	$2,372	$1,957
Asset valuation reserve	391	381	364
Total adjusted capital	$3,067	$2,753	$2,321

As of December 31, 2022, there were no significant statutory or regulatory issues which would impair the Company’s financial position or liquidity, but there can be no assurance that such issues will not arise in the future.

Critical Accounting Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ significantly from those estimates. Significant estimates included in the financial statements are assumptions and judgments utilized in determining if declines in fair values are other-than-temporary, valuation methods for infrequently traded securities and private placements, policy liabilities and estimates to establish the reserve for future policy benefits.

Off Balance Sheet Arrangements

The Company has no off balance sheet arrangements.

Analysis of Results of Operations and Changes in Capital and Surplus

The Company earns revenue primarily through deposits (annuity considerations) on fixed annuities and premiums on the preneed life insurance it sells, and from net investment income it earns on assets in its general account. The Company’s primary expenses are current and future policyholder benefits, commissions and other expenses.

The following table presents the components of the Company’s statutory net income, capital and surplus for the periods presented:

		December 31,
	2022	2021	2020
		($ in millions)
Revenue
Premium and annuity considerations	$5,496	$4,547	$3,878
Net investment income	1,856	1,492	1,379
Amortization of interest maintenance reserve	9	16	12
Commissions, expense allowances and reserve adjustments	333	307	295
Other income	(3)	9	1
Total Revenue	7,691	6,371	5,565
Benefits and expenses
Current and future policy benefits	6,005	5,305	4,518
Commissions	458	397	349
Other expenses	520	582	479
Total benefits and expenses	6,983	6,284	5,346
Net gain (loss) from operations before federal income taxes and net realized capital losses	708	87	220
Federal income tax (benefit) expense	220	(77)	31
Net gain (loss) from operations before net realized capital (losses) gains	488	164	189
Net realized capital (losses) gains, net of tax and transfers to interest maintenance reserve	(20)	(77)	31
Net income (loss)	$468	$84	$(56)

The following lists notable transactions which impacted the results of operations:

●	Effective April 1, 2017, the Company entered into a reinsurance agreement with its affiliate, GA Re, whereby the Company ceded a portion (approximately 45%) of its annuity and preneed business on a funds withheld basis. As a result of the trans- action, the Company ceded $8,539 million in reserves to GA Re and continues to cede annuity and preneed business to GA Re on an ongoing quota share basis.

●	Effective April 2, 2018, in accordance with the reinsurance agreement with GA Re, the Company moved 50% of the funds withheld assets to a coinsurance arrangement and transferred $5,243 million of related assets to GA Re.

●	Effective August 1, 2018 the Company purchased partnership/membership units of Hopmeadow Holdings II LP, reflecting ownership in Talcott Resolution, The Hartford’s life and annuity business, from its parent CALIC for $150 million.

●	Effective May 31, 2019, the Company received regulatory approval to cancel the Company’s Surplus Note, which was payable to its parent, CALIC. The cancellation of the Company’s Surplus Note was deemed a capital contribution from CALIC to the Company equal to the outstanding principal amount of the cancelled Company Surplus Note.

●	Effective December 18, 2020, the Company paid a dividend of $150 million to its parent CALIC.

●	Effective January 15, 2021, the Company issued a $650 million funding agreement with an interest rate of 1.625% and a 5-year term to the Issuer. The Issuer sold notes with like terms backed by such funding agreement to third-party institutional investors.

●	Effective April 8, 2021, the Company issued a $600 million funding agreement with an interest rate of 1.0% and a 3-year term to the Issuer. On April 16, 2021, the Company issued a $100 million funding agreement with an interest rate of 1.0% and a 3-year term to the Issuer. The Issuer sold two tranches of notes with like terms backed by such funding agreement to third-party institutional investors.

●	Effective June 30, 2021, the Company, in concert with a consortium of other equity interest holders, sold its minority interest in Talcott Resolution to Sixth Street partners.

●	Effective September 14, 2021, the Company issued three funding agreements to the Issuer. The terms of the funding agreements were (i) a $500 million 3-year floating rate funding agreement at Compounded SOFR plus 0.50%, (ii) a $500 million 3-year fixed rate funding agreement at 0.80%, and (iii) a $500 million of 7-year fixed rate funding agreement at 1.95%. The Issuer sold three series of notes, each series being backed by one of these funding agreements and with terms matching such funding agreement, to third-party institutional investors.

●	Effective December 9, 2021, the Company issued a $600 million funding agreement with an interest rate of 1.25% and 2-year term to the Issuer. The Issuer sold notes with like terms backed by such funding agreement to third-party institutional investors.

●	Effective January 6, 2022, FLIC issued two funding agreements to the Issuer. The funding agreements consisted of (i) a $550 million 5-year fixed rate funding agreement at 2.25% and (ii) a $550 million 10-year fixed rate funding agreement at 2.90%.

●	Effective April 11, 2022, FLIC issued two funding agreements to the Issuer. The terms of the funding agreements were a $300 million 3-year floating rate funding agreement at Compounded SOFR plus 1.36% and a $600 million 3-year fixed rate funding agreement at 3.85%.

Results of Operations — For the Year Ended December 31, 2022 compared to the Year Ended December 31, 2021

Net income increased $384 million to $468 million for the year ended December 31, 2022 from $84 million for the year ended December 31, 2021. The increase in net income is primarily driven by an increase in net investment income due to rising interest rates and higher yielding investments as well as the impact of equity market decreases on fixed indexed annuities reserves. Note, these income items are both partially offset by increases in unrealized losses on derivatives within other changes in surplus.

Revenue

Premiums and Annuity Considerations

Premiums and annuity considerations increased $949 million to $5,496 million for the year ended December 31, 2022 from $4,547 million for the year ended December 31, 2021. The increase is primarily driven by higher annuity sales in 2022, compared to 2021. Total annuity sales increased 62% across the industry for the year ended December 31, 2022 compared to the year ended December 31, 2021, according to LIMRA.

Net Investment Income

Net investment income increased $364 million to $1,856 million for the year ended December 31, 2022 from $1,492 million for the year ended December 31, 2021. The increase is primarily due to increased invested assets generating net investment income, as well as increased investment yield from portfolio reinvestment into higher yielding assets, and floating rate interest income which benefits from rising interest rates.

Commissions, Expense Allowances and Reserve Adjustments

Commissions, expense allowances and reserve adjustments increased $26 million to $333 million for the year ended December 31, 2022 from $307 million for the year ended December 31, 2021. The increase is primarily due to sales-driven increase of ceded business on which FLIC earns an expense allowance.

Benefits and Expenses

Current and Future Policy Benefits

Current and future policy benefits primarily consist of surrender, death and annuity benefits and the change in policy reserves. Current and future policy benefits increased $700 million to $6,005 million for the year ended December 31, 2022 from $5,305 million for the year ended December 31, 2021. The increase is primarily driven by increased premiums which result in increased policy reserves.

Commissions

Commissions increased $61 million to $458 million for the year ended December 31, 2022 from $397 million for the year ended December 31, 2021. The increase is primarily due to the increase in sales of fixed index annuities.

Other Expenses

Other expenses, which primarily consist of ceded funds withheld net investment income and general operating expenses, decreased $62 million to $520 million for the year ended December 31, 2022 from $582 million for the year ended December 31, 2021. The decrease is primarily due to higher ceded derivative losses related to fixed indexed annuity hedges which are part of a funds withheld reinsurance settlement.

Federal Income Tax (Benefit) Expense

Federal income taxes changed to an expense of $220 million for the year ended December 31, 2022 from a benefit of $77 million for the year ended December 31, 2021. The tax expense is due to ordinary pretax income of $708 million which has resulted in taxable income in 2022. The tax benefit in 2021 was primarily driven by bonus depreciation on invested assets in 2021.

Net Realized Capital (Losses) Gains, Net of Tax and Transfers to IMR

Net realized capital gains (losses), net of tax and transfers to IMR, improved $60 million to a $20 million net loss for the year ended December 31, 2022 as compared to $80 million net loss for the year ended December 31, 2021. The improvement is primarily driven by derivative gains from lower equity markets in the year ended December 31, 2022, as compared to derivative losses from increased equity markets in the year ended December 31, 2021.

Capital and Surplus

Capital and surplus increased $304 million to $2,676 million as of December 31, 2022 from $2,372 million as of December 31, 2021. The increase is primarily due to higher net income.

Results of Operations — For the Year Ended December 31, 2021 compared to the Year Ended December 31, 2020

Net income increased $141 million to $84 million for the year ended December 31, 2021 from $(57) million for the year ended December 31, 2020. The increase in net income is primarily due to a decrease in net realized capital losses year over year.

Revenue

Premiums and Annuity Considerations

Premiums and annuity considerations increased $669 million to $4,547 million for the year ended December 31, 2021 from $3,878 million for the year ended December 31, 2020. The increase is primarily driven by strong sales in 2021, as compared to 2020. Total annuity sales increased 16% across the industry for the year ended December 31, 2021 compared to the year ended December 31, 2020, according to LIMRA.

Net Investment Income

Net investment income increased $113 million to $1,492 million for the year ended December 31, 2021 from $1,379 million for the year ended December 31, 2020. Net investment income excluding the impact of derivative instruments increased to $1,492 million for the year ended December 31, 2021 compared to $1,408 million for the year ended December 31, 2020 primarily due to increased invested asset balances, partially offset by the impact of lower rates. The derivative instruments owned by the Company are primarily hedges against the equity exposure of the Company’s fixed-indexed and variable annuities.

Commissions, Expense Allowances and Reserve Adjustments

Commissions, expense allowances and reserve adjustments increased $12 million to $307 million for the year ended December 31, 2021 from $295 million for the year ended December 31, 2020. The increase is primarily due to sales-driven increase of ceded business on which the Company earns an expense allowance.

Benefits and Expenses

Current and Future Policy Benefits

Current and future policy benefits primarily consist of surrender, death and annuity benefits and the increase in policy reserves. Current and future policy benefits increased $787 million to $5,305 million for the year ended December 31, 2021 from $4,518 million for the year ended December 31, 2020. The increase is primarily due to the increase in sales of fixed annuities.

Commissions

Commissions increased $48 million to $397 million for the year ended December 31, 2021 from $349 million for the year ended December 31, 2020. The increase is primarily due to the increase in sales of fixed annuities.

Other Expenses

Other expenses, which primarily consist of ceded funds withheld income and general operating expenses, increased $103 million to $582 million for the year ended December 31, 2021 from $479 million for the year ended December 31, 2020. The increase is primarily due to an increase in general operating expenses driven by one-time items in 2021 as well as a general increase in volume.

Federal Income Tax (Benefit) Expense

Federal income taxes changed to a benefit of $77 million for the year ended December 31, 2021 from an expense of $31 million for the year ended December 31, 2020. The tax benefit in 2021 is primarily driven by bonus depreciation on invested assets in 2021

Net Realized Capital Gains (Losses), Net of Tax and Transfers to Interest Maintenance Reserve

Net realized capital losses, net of tax and transfers to interest maintenance reserve, decreased $165 million to $80 million for the year ended December 31, 2021 from $245 million for the year ended December 31, 2020. The decrease was primarily driven by realized gains on the sale of Hopmeadow Holdings II LP in 2021 as compared to impairment losses recorded on limited partnerships in 2020.

Capital and Surplus

Capital and surplus increased $415 million to $2,372 million as of December 31, 2021 from $1,957 million as of December 31, 2020. The increase is primarily due to a $375 million capital contribution in 2021 to support continued growth.

Results of Operations — For the Year Ended December 31, 2020 compared to the Year Ended December 31, 2019

Net income (loss) decreased $246 million to a net loss of $57 million for the year ended December 31, 2020 from net income of $189 million for the year ended December 31, 2019. The decrease in net income is primarily due to lower net investment income and an increase in realized capital losses. The net loss of $57 million for the year ended December 31, 2020 was more than offset by $228 million of unrealized capital gains which are reported as an increase in capital and surplus for statutory accounting.

Revenue

Premiums and Annuity Considerations

Premiums and annuity considerations decreased $909 million to $3,878 million for the year ended December 31, 2020 from $4,787 million for the year ended December 31, 2019. The decrease is primarily due to a decrease in sales of fixed annuities driven by the COVID-19 pandemic and lower crediting rates offered in-line with the market decline in interest rates. Sales of fixed annuity products declined 14% across the industry, according to LIMRA, as a result of disruption due to the COVID-19 pandemic and lower crediting rates offered in-line with the market decline in interest rates.

Net Investment Income

Net investment income decreased $226 million to $1,379 million for the year ended December 31, 2020 from $1,605 million for the year ended December 31, 2019. Net investment income excluding the impact of derivative instruments increased to $1,408 million for the year ended December 31, 2020 compared to $1,396 million for the year ended December 31, 2019 primarily due to an increase in average invested assets as a result of new premiums, offset by the impact of lower rates. The derivative instruments owned by the Company are primarily hedges against the equity exposure of the Company’s fixed-indexed and variable annuities.

Commissions, Expense Allowances and Reserve Adjustments

Commissions, expense allowances and reserve adjustments decreased $12 million to $295 million for the year ended December 31, 2020 from $307 million for the year ended December 31, 2019. The decrease is primarily due to the decline in commissions with the decrease in sales of fixed annuities.

Benefits and Expenses

Current and Future Policy Benefits

Current and future policy benefits primarily consist of surrender, death and annuity benefits and the increase in policy reserves. Current and future policy benefits decreased $771 million to $4,518 million for the year ended December 31, 2020 from $5,289 million for the year ended December 31, 2019. The decrease is primarily due to the decrease in sales of fixed annuities.

Other Expenses

Other expenses, which primarily consist of ceded funds withheld income and general operating expenses, decreased $241 million to $479 million for the year ended December 31, 2020 from $720 million for the year ended December 31, 2019. The decrease is primarily due to a decrease in funds withheld income along with a decrease in general operating expenses.

Net Realized Capital Gains (Losses), Net of Tax and Transfers to Interest Maintenance Reserve

Net realized capital gains (losses), net of tax and transfers to interest maintenance reserve (“IMR”) for the year ended December 31, 2020 increased $161 million to $245 million for the year ended December 31, 2020 from $84 million for the year ended December 31, 2019 primarily due to an increase in realized losses on derivative instruments and $60 million of OTTI losses recorded on limited partnerships.

Capital and Surplus

Capital and surplus increased $68 million to $1,957 million as of December 31, 2020 from $1,889 million as of December 31, 2019. The increase is primarily due to $228 million of unrealized capital gains resulting primarily from the increase in carrying value of equity method investments. Partly offsetting this increase was a $150 million dividend paid and the $57 million net loss during the year.

Statement of Financial Position — Assets, Liabilities, Capital and Surplus

The following table presents the Company’s admitted assets, liabilities, capital and surplus for the dates presented:

	December 31
	2022	2021	2020
	($ in millions)
Statements of Admitted Assets, Liabilities and Capital and Surplus
Admitted assets
Bonds	$28,956	$30,006	$25,386
Preferred stocks	28	21	3
Common stock	349	348	300
Mortgage loans on real estate	16,165	10,872	7,636
Policy loans	4	3	4
Cash and short-term investments	1,945	616	571
Derivatives	462	654	463
Other investments	2,058	1,121	1,307
Accrued Investment Income	351	225	178
Premiums and considerations	11	10	10
Reinsurance recoverable	681	704	594
Current federal income taxes recoverable	—	72	27
Net deferred tax asset	161	—	—
Other admitted asset	1	1	1
Separate account assets	2,336	3,088	3,098
Total admitted assets	$53,508	$47,741	$39,578
Liabilities and Capital and Surplus Liabilities:
Aggregate reserve for life policy and contracts	$34,639	$30,066	$24,012
Policy and contract claims	9	5	5
Reinsurance payable	697	679	557
Interest maintenance reserve	6	136	95
Transfers to separate accounts	(1)	(2)	(1)
Federal income tax payable	158	—	—
Net deferred tax liability	—	72	20
Asset valuation reserve	391	381	364
Funds held under reinsurance treaties	10,387	9,465	8,528
Other liabilities	2,210	1,479	942
Separate account liabilities	2,336	3,088	3,099
Total liabilities	50,832	45,369	37,621
Capital and Surplus:
Common stock, $2,500 par value per share, 2,000 shares authorized, 1,000 shares issued and outstanding	3	3	3
Paid-in surplus	1,778	1,678	1,303
Unassigned surplus	895	691	651
Total capital and surplus	2,676	2,372	1,957
Total liabilities and capital and surplus	$53,508	$47,741	$39,578

Admitted Assets — December 31, 2022 compared to December 31, 2021

Total admitted assets increased $5,767 million to $53,508 million as of December 31, 2022 from $47,741 million as of December 31, 2021. The increase is primarily due to increase in invested assets as a result of sales of fixed annuities and the issuance of $2,000 million of funding agreements. In addition, mortgage loans on real estate increased $5,293 million and reflects a higher portion of invested assets allocated to this investment class.

Liabilities — December 31, 2022 compared to December 31, 2021

Total liabilities increased $5,463 million to $50,832 million as of December 31, 2022 from $45,369 million as of December 31, 2021. The increase is primarily due to sales of fixed annuities and the issuance of $2,000 million of funding agreements.

Aggregate Reserve for Life Policy and Contracts

Aggregate reserve for life policy and contracts liabilities increased $4,573 million to $34,639 million as of December 31, 2022 from $30,066 million as of December 31, 2021. The increase in reserves is primarily due to sales of fixed annuities and the issuance of $2,000 million of funding agreements.

Funds Held under Reinsurance Treaties

Funds held under reinsurance treaties increased $922 million to $10,387 million as of December 31, 2022 from $9,465 million as of December 31, 2021. The increase is primarily due to ceded current year annuity and preneed reserves to GA Re, net of runoff of existing business.

Other Liabilities

Other liabilities increased $731 million to $2,210 million as of December 31, 2022 from $1,479 million as of December 31, 2021. The increase is primarily due to a $499 million increase in bond repurchase agreements.

Admitted Assets — December 31, 2021 compared to December 31, 2020

Total admitted assets increased $8,163 million to $47,741 million as of December 31, 2021 from $39,578 million as of December 31, 2020. The increase is primarily due to an increase in invested assets as a result of sales of fixed annuities and the issuance of $3,450 million of funding agreements.

Liabilities — December 31, 2021 compared to December 31, 2020

Total liabilities increased $7,748 million to $45,369 million as of December 31, 2021 from $37,621 million as of December 31, 2020. The increase is primarily due to increased sales of fixed annuities and the issuance of $3,450 million of funding agreements.

Aggregate Reserve for Life Policy and Contracts

Aggregate reserve for life policy and contracts liabilities increased $6,054 million to $30,066 million as of December 31, 2021 from $24,012 million as of December 31, 2020. The increase in reserves is primarily due to sales of fixed annuities and the issuance of $3,450 million of funding agreements.

Funds Held under Reinsurance Treaties

Funds held under reinsurance treaties increased $937 million to $9,465 million as of December 31, 2021 from $8,528 million as of December 31, 2020. The increase is primarily due to ceding annuity and preneed reserves to GA Re.

Other Liabilities

Other liabilities increased $537 million to $1,479 million as of December 31, 2021 from $942 million as of December 31, 2020. The increase is primarily due to an increase in payable for securities related to unsettled asset purchases, as well as payable for derivative collateral received.

Admitted Assets — December 31, 2020 compared to December 31, 2019

Total admitted assets increased $3,240 million to $39,578 million as of December 31, 2020 from $36,338 million as of December 31, 2019. The increase is primarily due to an increase in invested assets as a result of sales of fixed annuities.

Liabilities — December 31, 2020 compared to December 31, 2019

Total liabilities increased $3,172 million to $37,621 million as of December 31, 2020 from $34,449 million as of December 31, 2019. The increase is primarily due to sales of fixed annuities.

Aggregate Reserve for Life Policy and Contracts

Aggregate reserve for life policy and contracts liabilities increased $2,062 million to $24,012 million as of December 31, 2020 from $21,950 million as of December 31, 2019. The increase in reserves is due to sales of fixed annuities.

Funds Held under Reinsurance Treaties

Funds held under reinsurance treaties increased $746 million to $8,528 million as of December 31, 2020 from $7,782 million as of December 31, 2019. The increase is primarily due to ceding annuity and preneed reserves to GA Re.

Other Liabilities

Other liabilities increased $471 million to $942 million as of December 31, 2020 from $471 million as of December 31, 2019. The increase is primarily due to the Company having $301 million of outstanding bond repurchase agreements for liquidity management, entered into in July 2020 and remaining outstanding as of December 31, 2020.

Liquidity and Capital Resources

Liquidity

The Company’s liquidity requirements primarily relate to its insurance liabilities, operating expenses, derivative collateral and income taxes. Insurance liabilities include the payment of policyholder benefits when due, cash payments in connection with policy surrenders and withdrawals, and policy loans. The Company has historically used cash flows from operations, interest income on invested assets and the proceeds of maturing investments as the primary sources from which to meet its liquidity requirements. The Company’s primary cash inflows from operating activities are derived from premiums and insurance fees, including separate account fees, administration fees, surrender charges and mortality fees.

The Company is exposed to the loss of market value of assets to the extent that its policyholders terminate, surrender or lapse their policies in greater numbers than expected, and the Company is required to sell investments when the market value is less than the carrying value. The Company seeks to mitigate this risk by issuing policies that are subject to policy surrender charges for a certain period of time. The majority of the Company’s policies are subject to a surrender charge period. The Company believes that the risk of higher policy lapses is greatest in a period of sudden and significant increases in interest rates. The Company seeks to manage this risk by maintaining a portfolio of floating rate assets that provide a degree of protection in a period of rapidly rising rates.

The Company employs an asset-liability management program which seeks to match its investment cash inflows to its liability outflows. The intent of this matching is to reduce the need to rely on other sources of liquidity, including borrowings and the liquidation of investments prior to maturity, which may result in unplanned costs.

The Company’s asset-liability management program is central to its management of liquidity. The Company determines its short-term liquidity needs based on a rolling forecast of inflows and outflows, which it monitors closely. The Company adjusts its asset profile based on this rolling forecast. In addition, the Company assesses the potential impact of both future economic stress and the deviation in policyholder behavior from its expectations on the Company’s liquidity position. The Company seeks to estimate what its liquidity needs would be in these adverse scenarios. These scenarios include the estimates of collateral that the Company would be expected to post or return in respect to its derivative contracts and lending facilities under these scenarios, and also incorporate all unfunded commitments within the investment portfolio.

Dividends

The maximum amount of ordinary dividends that can be paid during a 12-month period by the Company, without prior approval of the Commissioner, is the greater of (i) 10% of the Company’s statutory policyholders surplus as of the preceding December 31 and (ii) the Company’s statutory net gain from operations for the twelve-month period ending the preceding December 31. Likewise, a dividend from any source of money other than earned surplus / unassigned funds must be approved before the dividend is paid. The maximum ordinary dividend FLIC can pay in 2023 is $488 million. During 2020, FLIC paid $150 million in dividends, which was paid on December 18, 2020. No dividends were paid by FLIC in either 2022 or 2021.

Federal Home Loan Bank

FLIC is a member of the FHLB of Indianapolis. Through its membership, FLIC has issued funding agreements to the FHLB of Indianapolis in exchange for cash advances in the amount of $1.6 billion, $1.6 billion and $1.6 billion as of December 31, 2022, December 31, 2021 and December 31, 2020, respectively. The Company uses these funds in an investment spread strategy, consistent with its other investment spread operations. As such, the Company applies SSAP No. 52, Deposit-Type Contracts (SSAP No. 52), accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB of Indianapolis for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations (SSAP No. 15), as borrowed money.

As a part of this arrangement, the Company holds $5 million in FHLB of Indianapolis Class B Membership Stock at December 31, 2021. The Class B Membership Stock is not eligible for redemption.

Funding Agreements

The Company issues funding agreements to third parties As of December 31, 2022 and December 31, 2021, FLIC had $5,450 million and $3,450 million, respectively, of such funding agreements outstanding. The Company accounts for these agreements as deposit-type contracts. The maturity schedule for the Company’s funding agreements was as follows:

	December 31, 2022	December 31, 2021
	($ in millions)
2022	$—	$—
2023	600	600
2024	1,700	1,700
2025	900	—
2026	650	650
Thereafter	1,600	500
	$5,450	$3,450

Other Sources of Funding

From time to time, the Company participates in repurchase and reverse repurchase agreements. In repurchase agreements, the Company sells fixed income securities to third-party counterparties, primarily major brokerage firms and commercial banks, with a concurrent agreement to repurchase those same securities at a determined future date. The Company uses the cash received for purposes of bridging liquidity gaps or for general corporate purposes. The Company utilizes a 364-day (with automatic extension unless terminated by the parties) repurchase facility with a financial institution, pursuant to which it may enter into repurchase transactions in an aggregate amount of up to $250 million in respect of certain eligible securities. Other repurchase agreements the Company may enter into from time to time are typically non-committed and secured by collateral. The counterparties generally decide whether to enter into repurchase agreements with the Company depending on its credit risk, types and quality of collateral that it has available to post to them and general macroeconomic conditions. The Company may face liquidity shortfalls if uncommitted repurchase agreements are not available to it, if the value of the securities the Company posted to its counterparties as collateral declines or if the Company invests the cash received from such repurchase agreements in securities that decline in value. FLIC had $799 million and $300 million outstanding under repurchase agreements as of December 31, 2022, and December 31, 2021, respectively.

Capital Resources

The Company manages its capital position in accordance with Global Atlantic’s risk appetite principles, which are: (i) protect policyholders — maintain adequate capital and liquidity resources to honor obligations to policyholders under situations reflecting stress scenarios calibrated to the worst modern economic cycles; (ii) deliver value — remain in a position of strength during periods of adverse market conditions; and (iii) protect the franchise — identify and cost-effectively manage risks that could adversely and materially impact franchise value. These principles support the Company’s insurance financial strength ratings, and the Company believes that they are important to its ability to withstand severe market and economic scenarios, and to its ability to capture opportunity in times of stress.

The Company is subject to RBC standards that have been promulgated by the NAIC and adopted by the Indiana Department. These RBC requirements provide a basis for determining the appropriate amount of statutory capital for an insurance company based on its assets and liabilities. In the United States, the adequacy of a company’s capital is determined by the ratio of a company’s TAC to its Company Action Level (“CAL”) required capital. TAC for life insurance companies is defined as statutory capital and surplus, plus AVR, plus 50% of dividends apportioned for payment. CAL is the minimum amount of capital that an insurance company is required to maintain to avoid regulatory action. An RBC ratio of 75% of CAL or less may result in regulators imposing mandatory corrective actions.

FLIC had $799 million and $300 million outstanding under repurchase agreements as of December 31, 2022, and December 31, 2021, respectively. TAC as defined by the NAIC and Section 27-1-36-24 of the Indiana Insurance Code, is the sum of (i) an insurer’s statutory capital and surplus determined in accordance with statutory accounting principles and practices that are applicable to the annual financial statements required to be filed under Section 27-1-3.5 of the Indiana Insurance Code and (ii) other items, if any, that the RBC Instructions (as defined in Section 27-1-1.5-27 of the Indiana Insurance Code) may provide.

As of December 31, 2022 and 2021, FLIC’s RBC ratio was 387% and 396% respectively. The decrease in RBC was primarily driven by capital used in generating new business, along with higher asset risk charges due to an increased investment in mortgage loans.

Investments

General

As of December 31, 2022, FLIC had $49,967 million of cash and invested assets, an increase of $6,326 million from $43,641 million as of December 31, 2021. As of December 31, 2021, FLIC had $43,641 million of cash and invested assets, an increase of $7,971 million from $35,670 million as of December 31, 2020.

The following table presents the Company’s cash and invested assets:

	December 31, 2022		December 31, 2021		December 31, 2020
	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total
	($ in millions)
Cash and invested assets:
Bonds	$28,956	58%	$30,006	69%	$25,386	71%
Preferred stocks	28	—%	21	—%	3	—%
Common stocks	349	1%	348	1%	300	1%
Mortgage loans	16,165	32%	10,872	25%	7,636	21%
Policy loans	4	—%	3	—%	4	—%
Cash, cash equivalents and short-term investments	1,945	4%	616	1%	571	2%
Derivatives	462	1%	654	1%	463	1%
Other investments	2,058	4%	1,121	3%	1,307	4%
Total cash and invested assets	$49,967	100%	$43,641	100%	$35,670	100%

Bonds and Short-Term Investments

The Company invests with the intent to hold investments until their maturities. In selecting investments, the Company attempts to source assets with cash flows which match its future cash flow needs. However, the Company may sell any of its investments in advance of maturity in order to satisfy its liabilities as they become due or in order to respond to a change in the credit profile or other characteristics of the particular investment, and to meet changes in cash flow needs. Bonds consist primarily of highly rated structured securities and marketable corporate debt securities. The Company invests a significant portion of its portfolio in high quality bonds to maintain and manage liquidity.

The Securities Valuation Office of the NAIC evaluates fixed maturity security investments of insurers for regulatory reporting and capital assessment purposes and assigns securities to one of six credit quality categories called “NAIC designations.” Using an internally developed rating is permitted by the NAIC if no rating is available. These designations are generally similar to the credit quality designations of NRSROs for marketable fixed maturity securities, except for certain structured securities as described below. NAIC designations of “1,” highest quality, and “2,” high quality, include fixed maturity securities generally considered investment grade by NRSROs. NAIC designations “3” through “6” include fixed maturity securities generally considered below investment grade by NRSROs. Typically, if a security has been rated by an NRSRO, the Securities Valuation Office utilizes that rating and assigns an NAIC designation based upon the following system.

NAIC designation	NRSRO equivalent rating
1	AAA/AA/A
2	BBB
3	BB
4	B
5	CCC
6	CC and lower

In 2009, the NAIC adopted revised methodologies for certain structured securities that are modeled by the NAIC Investment Analysis Office, comprised of non-agency RMBS, CMBS and ABS. The NAIC’s objective with the revised methodologies for these structured securities was to increase the accuracy in assessing expected losses, and to use the improved assessment to determine a more appropriate capital requirement for such structured securities. The revised methodologies reduce regulatory reliance on NRSROs and allow for greater regulatory input into the assumptions used to estimate expected losses from structured securities. In particular, the revised methodology is focused on determining the risk associated with the recovery of the amortized cost of each security. In contrast, the NRSROs’ ratings methodology is focused on the likelihood of recovery of all contractual payments, including principal at par regardless of entry price. As the NAIC ratings methodology considers the Company’s investment and amortized cost, and the likelihood of recovery of that amortized cost as opposed to the likelihood of default of the security, the Company views the NAIC ratings methodology as the most appropriate way to view its available for sale fixed maturity securities portfolio from a ratings perspective since a large portion of the Company’s holdings were purchased at a significant discount to the par value. The NAIC’s present methodology is to evaluate structured securities held by insurers using the revised NAIC methodologies on an annual basis. If the Company acquires structured securities that have not been previously evaluated by the NAIC, but are expected to be evaluated by the NAIC in the upcoming annual review, an internally developed designation is used until a final designation becomes available. These revised NAIC designations may not correspond to NRSRO ratings.

The NAIC has contracted with BlackRock, for non-agency RMBS and CMBS, to provide expected loss information, which the Company must use to determine the appropriate NAIC designations for accounting, and RBC calculations.

The following table presents the NAIC designations by investment category for the Company’s bond portfolio, as of December 31, 2022, December 31, 2021, and December 31, 2020:

As of December 31, 2022
($ in millions)
Investment Category/NA	Exempt	1	2	3	4	5	6	Carrying Value

IC Designation
U.S. Government and agencies	$6	$-	$-	$-	$-	$-	$-	$6
U.S. state, municipal and political subdivisions	-	1,150	168	-	-	1	-	1,319
RMBS	-	2,713	158	44	49	4		2,968
CMBS	-	3,287	153	267	8	-	-	3,715
CBO	-	1,112	-	-	-	-	-	1,112
CLO	-	1,300	82	21	-	-	-	1,403
Corporate and asset-backed securities	-	11,579	5,925	559	240	130	-	18,433
Total	$6	$21,141	$6,486	$891	$297	$135	$-	$28,956

As of December 31, 2021
($ in millions)
Investment Category/NAIC Designation	Exempt	1	2	3	4	5	6	Carrying Value
U.S. Government and agencies	$15	$-	$-	$-	$-	$-	$-	$15
U.S. state, municipal and political subdivisions	-	1,019	212	-	-	1	-	1,232
RMBS	-	3,040	138	62	28	9		3,277
CMBS	-	2,579	53	11	-	-	-	2,643
CBO	-	1,066	-	-	-	-	-	1,066
CLO	-	1,362	55	20	-	-	-	1,437
Corporate and asset-backed securities	-	12,920	6,418	370	81	-	547	20,336
Total	$15	$21,986	$6,486	$463	$109	$10	$547	$30,006

As of December 31, 2020
($ in millions)
Investment Category/NAIC Designation	Exempt	1	2	3	4	5	6	Carrying Value
U.S. Government and agencies	$83	$4	$-	$-	$-	$-	$-	$87
U.S. state, municipal and political subdivisions	-	992	215	-	-	-	-	1,207
RMBS	-	3,452	272	103	29	-		3,856
CMBS	-	1,790	209	76	-	-	-	2,075
CBO	-	1,284	-	-	-	-	-	1,284
CLO	-	1,489	214	-	-	-	-	1,703
Corporate and asset-backed securities	-	8,987	5,716	234	60	177	-	15,174
Total	$83	$17,998	$6,626	$413	$89	$177	$-	$25,386

The following table presents the total bond portfolio, including short-term investments and cash equivalents, by industry category, as of December 31, 2022, December 31, 2021 and December 31, 2020:

	December 31, 2022		December 31, 2021		December 31, 2020
Industry Category	Carrying Value	% of Total	Carrying Value	% of Total	Carrying Value	% of Total

U.S. government security obligations	$7	—%	$14	—%	$85	—%
All other governments	70	—%	34	—%	116	1%
Political subdivisions	33	—%	19	—%	21	—%
Special revenue and special assessment obligations	1,212	4%	1,176	4%	1,832	7%
Hybrid	55	—%	56	—%	—	—%
Industrial and miscellaneous	17,595	62%	27,040	89%	23,263	92%
Parent, Subsidiaries and Affiliates	9,891	34%	1,349	5%	—	—%
U.S. States, Territories and Possessions	93	—%	69	—%	69	—%
ETF Bonds	—	1%	249	1%	—	—%
Short-term bonds	33	1%	321	1%	11	1%
Cash equivalent bonds	—	—%	—	—%	—	—%
Total	$28,989	100%	$30,327	100%	$25,397	100%

Except for industrial and miscellaneous and parent, subsidiaries and affiliates classes, no other asset class exceeded 10% of the total bond portfolio as of December 31, 2022. Except for industrial and miscellaneous classes, no other asset class exceeded 10% of the total bond portfolio as of December 31, 2021 and December 31, 2020. In 2022, investments in parents, subs and affiliates increased $8,542 to $9,891 from $1,349 in 2021, due to clarified guidance from the NAIC related to affiliated investments which was applied to 2022, the year the guidance was adopted, but not to earlier years. The increase represents third party assets which have been structured through affiliated vehicles into asset backed securities which provide reliable investment income to the insurance company.

Portfolio Surveillance

Bonds are generally valued at amortized cost using the modified scientific method with the exception of NAIC Category 6 bonds, which are obligations that are in or near default and are carried at the lower of amortized cost or fair value. NAIC designations are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. Bond transactions are recorded on a trade date basis, except for bonds with non-standard settlement dates (e.g. private placement bonds), which are recorded on the settlement date.

For fixed income securities that do not have a fixed schedule of payments, such as structured products, amortization or accretion is revalued quarterly based on the current estimated cash flows, using either the prospective or retrospective adjustment methodologies for each type of security. Certain fixed income securities with the highest ratings from a rating agency (at the time of purchase) follow the retrospective method of accounting. Under the retrospective method, the recalculated effective yield equates the present value of the actual and anticipated cash flows, including new prepayment and default assumptions, to the original cost of the investment. Prepayment assumptions are based on borrower constraints and economic incentives such as the original term, age and coupon of the loan. The current carrying value is then increased or decreased to the amount that would have resulted had the revised yield been applied since inception, and investment income is correspondingly recognized. All other fixed income securities, including those not highly rated at the time of purchase and those that have been impaired (i.e. expected cash flows are less than contractual cash flows), follow the prospective method of accounting. Under the prospective method, the recalculated future effective yield equates the carrying value of the investment to the present value of the anticipated future cash flows and all changes in the recognition of income occurs prospectively.

The fair value of bonds is based on quoted market prices when available. If quoted market prices are not available, values provided by independent pricing services are used. If values provided by independent pricing services are unavailable, fair value is estimated using non- executable broker marks or internal models. Internally-developed models include discounting expected future cash flows using current market rates applicable to yield, credit quality and maturity of the investment, or using quoted market values for comparable investments. Fair values resulting from internal models are those expected to be received in an orderly transaction between willing market participants at the financial statement date.

The Company regularly reviews its bonds for declines in fair value that it determines to be other-than-temporary. For these bonds, the Company first considers the ability and intent to sell a security, or whether it is more-likely-than-not that it will be required to sell the security, before the recovery of its amortized cost. If the Company intends to sell a bond with an unrealized loss or it is more-likely-than-not that it will be required to sell a bond with an unrealized loss before recovery of its amortized cost basis, OTTI is recognized and the amortized cost is written down to fair value, with a corresponding charge to net investment gains (losses) in the statement of income.

The review of each bond in an unrealized loss position for OTTI includes an analysis of gross unrealized losses by severity or the amount of time the security has been in an unrealized loss position. An extended and severe unrealized loss position on a bond may not be reflective of the ability of the issuer to service all scheduled principal and interest payments. Accordingly, such an unrealized loss position may not impact the recoverability of all contractual cash flows or the ability to recover an amount at least equal to the investment’s amortized cost based on the present value of the expected future cash flows to be collected. As a result, all the facts and circumstances available relevant to the duration and severity of the loss position are analyzed, including changes in market interest rates, credit issues, changes in business climate, management changes, litigation, government actions, and other similar factors that may impact the issuer’s ability to meet current and future principal and interest obligations. Indicators of credit impairment may include changes in the issuers’ credit ratings, the frequency of late payments, pricing levels, and deterioration in any, or a combination of, key financial ratios, financial statements, revenue forecasts, and cash flow projections.

Expected future cash flows for structured securities include assumptions about key systemic risks (e.g., unemployment rates, housing prices) and loan-specific information (e.g., delinquency rates, loan-to-value ratios). Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral. For corporate and government bonds the recoverable value is determined using cash flow estimates that consider facts and circumstances relevant to the security and the issuer, including overall financial strength and secondary sources of repayment as well as pending restructuring or disposition of assets. Where information for such cash flow estimates is limited or deemed not reliable, fair value is considered the best estimate of the recoverable value.

Credit impairments are measured as the difference between the bond’s amortized cost and its estimated recoverable value, which is the present value of its expected future cash flows discounted at the current effective interest rate. The remaining difference between the security’s fair value and the recoverable value is the non-credit impairment. Credit impairments are charged to net investment gains (losses) in the statement of income.

In periods subsequent to the recognition of the credit related impairment components of OTTI on a bond, the Company accounts for the impaired bond as if it had been purchased on the measurement date of the impairment. Accordingly, the discount (or reduced premium) based on the new cost basis is accreted into net investment income in the statement of income over the remaining term of the bond in a prospective manner based on the amount and timing of estimated future cash flows.

For the years ended December 31, 2022 and December 31, 2021, FLIC recorded $29.9 million and $7.5 million of OTTI on bonds, related to structured securities. For the year ended December 31, 2020, FLIC recorded $8.2 million of OTTI on bonds, comprised of $0.3 million related to corporate debt securities and $7.9 million related to structured securities.

Whether OTTI will be incurred in future periods will depend on economic fundamentals, issuer performance, changes in credit ratings, collateral valuation, interest rates, and credit spreads.

The following tables present gross unrealized losses and fair value for investments for which other-than-temporary declines in value have not been recognized in the current period, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position:

As of December 31, 2022
($ in millions)
	Less than 12 months		12 months or more		Total
Industry Category	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government and agencies	$5	$--	$--	$--	$5	$--
U.S. state, municipal and political subdivisions	895	(196)	109	(41)	1,004	(237)
Corporate debt	7,992	(830)	1,979	(438)	9,971	(1,268)
RMBS	1,511	(136)	148	(22)	1,659	(158)
CMBS	2,937	(285)	365	(52)	3,302	(337)
CBO	923	(48)	27	(3)	950	(51)
CLO	889	(60)	397	(36)	1,286	(96)
Other structured securities	3,248	(470)	610	(93)	3,858	(563)
Total	$18,400	$(2,025)	$3,635	$(685)	$22,035	$(2,710)

As of December 31, 2021
($ in millions)
	Less than 12 months		12 months or more		Total
Industry Category	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government and agencies	$2	$--	$--	$--	$2	$--
U.S. state, municipal and political subdivisions	135	(2)	7	--	142	(2)
RMBS	203	(7)	74	(6)	277	(13)
CMBS	526	(4)	39	(2)	565	(6)
CBO	168	(1)	--	--	168	(1)
CLO	483	(3)	104	(2)	587	(5)
Corporate and asset-backed securities	4,592	(113)	568	(11)	5,160	(124)
Total	$6,109	$(130)	$792	$(21)	$6,901	$(151)

As of December 31, 2020
($ in millions)
	Less than 12 months		12 months or more		Total
Industry Category	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government and agencies	$68	$(1)	$--	$--	$68	$(1)
U.S. state, municipal and political subdivisions	133	(1)	--	--	133	(1)
RMBS	462	(18)	175	(11)	637	(29)
CMBS	279	(18)	--	--	279	(18)
CBO	--	--	--	--	--	--
CLO	333	(4)	915	(27)	1,248	(31)
Corporate and asset-backed securities	1,552	(56)	643	(8)	2,195	(64)
Total	$2,827	$(98)	$1,733	$(46)	$4,560	$(144)

The following table presents a summary of the gross unrealized losses aggregated by bond category, length of time that the securities were in a continuous unrealized loss position and investment grade:

As of December 31, 2022
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade
U.S. Government and agencies	$—	$—	$—	$—	$—	$—
U.S. state, municipal and political subdivisions	(196)	—	—	—	(2)	—
RMBS	(788)	—	(4)	(2)	(11)	(2)
CMBS	(131)	—	(2)	—	(6)	—
CBO	(259)	—	—	—	(1)	—
CLO	(48)	—	(2)	—	(5)	—
Corporate and asset-backed securities	(110)	(3)	(10)	(1)	(120)	(4)
Total	$(127)	$(3)	$(18)	$(3)	$(145)	$(6)

As of December 31, 2021
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade
U.S. Government and agencies	$—	$—	$—	$—	$—	$—
U.S. state, municipal and political subdivisions	(2)	—	—	—	(2)	—
RMBS	(7)	—	(4)	(2)	(11)	(2)
CMBS	(4)	—	(2)	—	(6)	—
CBO	(1)	—	—	—	(1)	—
CLO	(3)	—	(2)	—	(5)	—
Corporate and asset-backed securities	(110)	(3)	(10)	(1)	(120)	(4)
Total	$(127)	$(3)	$(18)	$(3)	$(145)	$(6)

As of December 31, 2020
($ in millions)
	Less than 12 months		12 months or more		Total
Investment Category	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade	Investment Grade	Below Investment Grade
U.S. Government and agencies	$(1)	$—	$—	$—	$(1)	$—
U.S. state, municipal and political subdivisions	(1)	—	—	—	(1)	—
RMBS	(17)	(1)	(9)	(2)	(26)	(3)
CMBS	(17)	(1)	—	—	(17)	(1)
CBO	—	—	—	—	—	—
CLO	(4)	—	(27)	—	(31)	—
Corporate and asset-backed securities	(52)	(4)	(7)	(1)	(59)	(5)
Total	$(92)	$(6)	$(43)	$(3)	$(135)	$(9)

Included in the above tables are 2,367, 661 and 474 securities in an unrealized loss position at December 31, 2022, December 31, 2021 and December 31, 2020, respectively. Unrealized losses were not recognized in income as FLIC intends to hold these securities and it is not more likely than not that FLIC will be required to sell a security before the recovery of its amortized cost.

Mortgage Loans

Mortgage loans represented 32% of total invested assets as of December 31, 2022. The Company’s investments in mortgage loans on real estate consist primarily of commercial and residential mortgages.

The Company’s residential mortgage loan portfolio is comprised mainly of re-performing loans that were purchased at a discount after they were modified and returned to performing status, as well as prime jumbo loans and mortgage loans backed by single family rental properties.

The Company’s CML portfolio is comprised of mainly originated first lien mortgage loans that are well diversified both in terms of geography and property type.

The following table presents the mortgage loan portfolio by U.S. geographic region and a reconciliation to total mortgage loans:

	As of Year ended December 31,
	2022	% of Total	2021	% of Total	2020	% of Total
	($ in millions)
Atlantic	$5,704	35%	$3,697	34%	$1,887	25%
Mountain	1,565	10%	853	8%	370	5%
New England	822	5%	601	5%	299	4%
North Central	685	4%	537	5%	558	6%
Pacific	4,292	27%	3,388	31%	2,176	29%
South Central	2,141	13%	1,738	16%	1,491	20%
Other	956	1%	58	1%	856	11%
Total	$16,165	100%	$10,872	100%	$7,636	100%

The following table shows the mortgage loan portfolio by property type:

	As of Year ended December 31,
	2022	% of Total	2021	% of Total	2020	% of Total
	($ in millions)
Retail	$237	2%	$193	2%	$266	3%
Office	3,625	22%	2,037	19%	1,705	22%
Industrial	1,752	11%	965	9%	850	11%
Residential	6,446	40%	5,403	49%	3,519	46%
Other	4,015	25%	2,274	21%	1,295	17%
Total	$16,1652	100%	$10,872	100%	$7,636	100%

Mortgage Loan Portfolio Surveillance

The Company actively monitors its mortgage loan portfolio. The Company and its investment managers perform or review all aspects of loan origination and portfolio management, including lease analysis, property transfer analysis, economic and financial reviews, tenant analysis, and management of default and bankruptcy proceedings.

The Company evaluates its investments in mortgage and other loan receivables for impairment each quarter. Loans are deemed to be impaired when it is probable that the Company will be unable to collect all the contractual payments as scheduled in the loan agreement. The impairment assessment considers the borrower’s ability to pay and the value of the underlying collateral. When a loan is impaired, its impaired value is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, except that as a practical expedient, the impaired value may be based on a loan’s observable market price (where available), or the fair value of the collateral if the loan is a collateral-dependent loan. An allowance is established for the difference between the loan’s impaired value and its current carrying value. When all or a portion of a loan is deemed uncollectible, the uncollectible portion of the carrying amount of the loan is charged off against the allowance. As of December 31, 2022, we recorded a specific allowances of $56 million. There were no specific allowances recorded as December 31, 2021, and December 31, 2020.

Changing economic conditions affect the Company’s valuation of CMLs. Changing vacancies and rents are incorporated into the discounted cash flow analysis that the Company performs for monitored loans and may contribute to the establishment of (or increase or decrease in) a CML valuation allowance for losses. In addition, the Company continuously monitors its CML portfolio to identify risk. Areas of emphasis are properties that have exposure to specific geographic events, or have deteriorating credit.

It is the Company’s policy to cease to accrue interest on residential or CMLs that are 90 days or more delinquent. For loans less than 90 days delinquent, interest is accrued unless it is determined that the accrued interest is not collectible. If a loan becomes 90 days or more delinquent, the Company determines whether a workout can be arranged to bring the loan current, or evaluate alternatives, including initiating foreclosure proceedings. As of December 31, 2022, December 31, 2021 and December 31, 2020, FLIC had $131 million, $167 million and $216 million, respectively, of mortgage loans that were 90 days or more past due or in the process of foreclosure. FLIC ceases accrual of interest on loans that are 90 days or more past due, and recognizes income as cash is received. As of December 31, 2022, December 31, 2021 and December 31, 2020, there were $131 million, $167 million and $57 million, respectively, of mortgage loans that were non-income producing.

Other Investments

Other investments, at carrying value, by annual statement category are:

	December 31,	As of Year Ended	December 31,
	2022	2021	2020
	($ in millions)
Term notes and loans	$734	$269	$674
LLC’s and partnerships	300	402	586
Receivables for securities	425	446	42
Low income housing tax credits	2	4	5
Residual Tranches	597	-	-
Total	$2,058	$1,121	$1,307

The Company has no investments in other invested assets invested in a single issuer that exceed 10% of its admitted assets. The Company values these interests based upon the investment method and their proportionate share of underlying GAAP equity of the investment. For the years ended December 31, 2022, December 31, 2021 and December 31, 2020, there were $22 million, $0 million, and $60 million, respectively, of impairments recorded on other invested assets. In 2022, $597 million residual tranches, representing equity tranche positions in asset backed securities, were reclassified from bonds to other invested assets, consistent with updated guidance from the NAIC.

For the year ended December 31, 2022, there were $43 million of impairments recorded on common stocks. There were no common stock impairments recorded as of December 31, 2021 and December 31, 2020.

Derivatives

The Company utilizes various derivative instruments to hedge risk identified in the normal course of its insurance business. The Company owns equity index options to limit its net exposure to equity market risk. The Company also owns the currency and Consumer Price Index swaps to hedge the currency and inflation risk. The Company mitigates the adverse market and general business risk by entering into equity index futures and total return swaps. The Company receives collateral from its derivative counterparties to limit credit risk.

The Company’s derivative portfolio consists of equity index call options and spreads to hedge equity exposure associated with fixed-indexed annuities underwritten. The Company utilizes the CPI swaps to hedge the exposure to inflation risk associated with its prefunded funeral insurance business. The Company entered into currency swaps to limit its currency exposure from GBP denominated assets. The Company limits the adverse market and general business risk by entering into equity index futures, swaptions and total return swaps. The total carrying values of derivative assets were $462 million, $654 million and $463 million as of December 31, 2022, December 31, 2021 and December 31, 2020, respectively.

Prior to the fourth quarter of 2020, the Company’s equity index options were accounted for as effective hedges. Under such treatment, the equity index options were marked to market, with changes in unrealized gains or losses reported as a component of net investment income. Upon expiry, the difference between the cash proceeds and cost was also recognized as a component of net investment income. Starting in the fourth quarter of 2020, the Company elected to account for its equity index options using the fair value method of accounting under SSAP No. 86, with changes in fair value recorded as unrealized investment gains or losses. The realized gains or losses are recorded upon the derivative contract expiry. The CPI swaps are carried at book value consistent with the hedged liabilities. The FX unrealized gains or losses on currency swaps are recorded consistent with the FX bonds hedged.

The Company’s off-balance sheet credit risk is the risk of nonperformance by OTC counterparties. The Company seeks to limit this risk by utilizing and managing collateral according to a CSA Agreement it negotiates and enters into with each highly rated counterparty prior to trading. Collateral is managed to CSA Agreement standards by a derivative custodian.

The current credit exposure of FLIC’s over the counter derivative contracts is limited to the fair value of $355 million, $560 million and $297 million as of December 31, 2022, December 31, 2021 and December 31, 2020, respectively. Credit risk is managed by entering into transactions with creditworthy counterparties and obtaining net collateral of $49 million, $544 million and $291 million from counterparties as of December 31, 2022, December 31, 2021 and December 31, 2020, respectively. In the event of nonperformance by the counterparties, FLIC has the right to the collateral pledged by counterparties. The exchange-traded futures are affected through a regulated exchange and positions are marked to market daily; FLIC has little exposure to credit-related losses in the event of nonperformance by counterparties to such financial instruments.

The following table presents the fair value of the derivative assets and liabilities by instruments:

	As of Year Ended December 31,			As of Year Ended December 31,			As of Year Ended December 31,
	2022			2021			2020
($ in millions)	Derivative Assets	Derivative Liabilities	Notional Amounts	Derivative Assets	Derivative Liabilities	Notional Amounts	Derivative Assets	Derivative Liabilities	Notional Amounts
CPI Swaps	$11	$1	$270	$6	$1	$303	$-	$22	$146
Currency Swaps	88	54	1,881	26	5	1,107	3	2	70
OTC Options	297	32	18,891	519	3	12,863	442	124	11,301
Swaptions	117	10	90	38	5	3,480	-	-	-
Interest Rate Swaps	39	44	1,624	74	18	2,831	125	9	1,751
Listed Options	-	-	-	28	7	1,154	7	2	9
Futures	24	2	1,677	6	22	2,081	-	28	1,849
Credit Default Swap	-	-	-	-	-	47	-	-	-
Forwards	-	12	672	-	-	-	-	-	-
Gross fair value of derivative instruments	$574	$155	$25,105	$697	$61	$23,866	$577	$187	$5,128
Offset per SSAP No. 64	(43)	(114)		(43)	(43)		(114)	(114)
Net fair value of derivative instruments	$462	$41		$654	$18		$463	$73

Investment Reserves

AVR is a contingency reserve to offset potential losses of stocks, real estate investments, as well as credit-related declines in bonds, mortgage loans and derivatives. As of December 31, 2022, the AVR totaled $391 million, which represents a 3% increase from December 31, 2021.

The following table presents the change in AVR for December 31, 2022 and December 31, 2021:

	Bonds, Preferred Stocks, Derivatives and Short-term Investments	Mortgage Loans	Common Stock	Real Estate and Other Invested Assets	Total
		($ in millions)
Balance at December 31, 2020	$133	$71	$46	$114	$364
Change in reserve contributions	52	22	1	4	79
Net realized capital gains (losses)	—	2	1	39	42
Net unrealized capital gains (losses)	(7)	(1)	(1)	(95)	(104)
Transfer among categories/adjustments	—	—	—	—	—
Net change to AVR	45	23	1	(52)	17
Balance at December 31, 2021	$178	$94	$47	$62	$381
Balance at December 31, 2021	$178	$94	$47	$62	$381
Change in reserve contributions	47	55	6	27	135
Net realized capital gains (losses)	(23)	(2)	(40)	49	(16)
Net unrealized capital gains (losses)	(10)	(44)	7	(62)	(109)
Transfer among categories/adjustments	—	—	—	—	—
Net change to AVR	14	9	(27)	14	10
Balance at December 31, 2022	$192	$103	$20	$76	$391

APPENDIX A: STATE VARIATIONS

[To be Updated by Amendment]

The following information is a summary of the states where the ForeStructured Growth II and the ForeStructured Growth II Advisory Contract or certain features and/or benefits vary from the Contract’s features and benefits as previously described in this prospectus. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. The state in which your Contract is issued also governs whether or not certain options are available or will vary under your Contract. Any state variations will be included in your Contract or in riders or endorsements attached to your Contract.

State	Feature/Benefit	Variation
California	Nursing Home Waiver; Terminal Illness Waiver	The nursing home waiver and terminal illness waiver offered under the Contract are not available to California residents at this time.
Connecticut	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Florida	Annuity Payments	The full Contract Value applied to an Annuity Option is not reduced for Withdrawal Charges or a Market Value Adjustment.
	Right to Examine	If for any reason you are not satisfied with your Contract, simply return it within 21 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.
Georgia	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Hawaii	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Idaho	Right to Examine	If for any reason you are not satisfied with your Contract, simply return it within 20 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.
Illinois	Market Value Adjustment	The minimum non-forfeiture amount is the minimum amount under the Contract, as required by the state in which the Contract is delivered, available for a full withdrawal of Contract Value, payable as a Death Benefit, or applied to an Annuity Option.
Louisiana	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Maryland	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

State	Feature/Benefit	Variation
Massachusetts	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Minnesota	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Missouri	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
	Market Value Adjustment	The minimum non-forfeiture amount is the minimum amount under the Contract, as required by the state in which the Contract is delivered, available for a full withdrawal of Contract Value, payable as a Death Benefit, or applied to an Annuity Option.
Nevada	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
New Hampshire	Indexed Strategies	New Hampshire only allows one-year strategies. The six year strategies offered under the Contract are not available to New Hampshire residents at this time.
	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
North Carolina	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Oklahoma	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Rhode Island	Right to Examine	If for any reason you are not satisfied with your Contract, simply return it within 20 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.
When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

State	Feature/Benefit	Variation
Texas	Right to Examine	If for any reason you are not satisfied with your Contract, simply return it within 20 days after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.
Suspension of Payments, Performance Lock Requests, or Reallocations

We may suspend or delay the payment of Death Benefits and withdrawals, the calculation of Annuity Payments, Performance Lock requests, and reallocations when We can- not calculate a Strategy Contract Value due to the New York Stock Exchange being closed (other than customary weekend and holiday closings).

If a value for a Strategy Interim Value cannot be obtained on any day due to any of these circumstances, We will use the Strategy Interim Value on the first succeeding Valuation Day the value is available, unless the Strategy Interim Value cannot be obtained each of the eight scheduled Valuation Days immediately following the scheduled Valuation Day. In that case, the eighth scheduled Valuation Day shall be deemed to be the Valuation Day, notwithstanding the fact that such day the Strategy Interim Value cannot be obtained, and We shall determine the level of the Index as of the Valuation Time on that eighth scheduled Valuation Day in accordance with the formula for and method of calculating the Index last in effect prior to the occurrence of the first Valuation Day the Strategy Interim Value could not be obtained, notwithstanding the fact that the value for the Index was available on such date.

Utah	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
	Market Value Adjustment	The MVA amount is the MVA Percentage multiplied by the portion of the Withdrawal Amount that exceeds the Free Withdrawal Amount that is deducted from each Strategy Contract Value. The MVA is not applicable to amounts withdrawn from the One Year Fixed Strategy Value. The Withdrawal Amount that exceeds the Free Withdrawal Amount deducted from each Strategy Contract Value and the One Year Fixed Strategy Value is in the proportion that each Strategy Contract Value and the One Year Fixed Strategy Contract Value bears to the total Contract Value immediately before that withdrawal.
Virginia	Right to Examine	When you return the Contract during the right to examine period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Washington	Market Value Adjustment	The MVA amount is the MVA Percentage multiplied by the portion of the Withdrawal Amount that exceeds the Free Withdrawal Amount that is deducted from each Strategy Contract Value. The MVA is not applicable to amounts withdrawn from the One Year Fixed Strategy Value. The Withdrawal Amount that exceeds the Free Withdrawal Amount deducted from each Strategy Contract Value and the One Year Fixed Strategy Value is in the proportion that each Strategy Contract Value and the One Year Fixed Strategy Contract Value bears to the total Contract Value immediately before that withdrawal.

State	Feature/Benefit	Variation
West Virginia	Right to Examine	When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.
Wyoming	Right to Examine

If for any reason you are not satisfied with your Contract, simply return it within 30 after you receive it if the Contract is not a replacement, or within 30 days after you receive it if the Contract is a replacement, with a written request for cancellation that indicates your tax-withholding instructions.

When you return the Contract during the Right to Examine Period, We will process your refund within two Valuation Days from the Valuation Day We receive your properly completed request to cancel in Good Order and pay you the Premium Payment less any withdrawal proceeds taken.

APPENDIX B: STRATEGY INTERIM VALUE

We calculate the Strategy Interim Value on each Valuation Day other than the first and last day of the Strategy Term. The Strategy Interim Value is used to calculate amounts available for surrender, partial withdrawal (including RMDs), annuitization or a payment of a Death Benefit that is taken from an Indexed Strategy, as well as for the Performance Lock feature. We also use the Strategy Interim Value to determine how much the Indexed Strategy Base is reduced following a partial withdrawal.

The Strategy Interim Value reflects the current value of each Indexed Strategy, taking into account market data for referenced Index and the time elapsed in the Strategy Term. It estimates the value of option contracts We may purchase that replicate Our obligation to calculate the Index Credit at the end of a Strategy Term and to assure We can meet Our payment obligations under the Indexed Strategy.

The Strategy Interim Value may be less than the beginning Strategy Contract Value even when the term-to-date Index performance is positive. This is due to, among other factors, external market inputs for volatilities, interest rates and dividends used in the valuation. The Strategy Interim Value is generally expected to be less than the term-to-date Index performance on any Valuation Day, reflecting the possibility, among other factors, that if the Contract Value remained invested in the Indexed Strategy, the Index Return may be lower or negative at the end of the Strategy Term. The Strategy Interim Value reflects the amortization of the beginning Strategy Interim Value which represents the estimated cost of entering into the hypothetical derivatives at the beginning of the Strategy Term for each strategy. As a result, the estimated cost of entering and exiting the hypothetical derivatives results in a lower Strategy Interim Value.

On each Valuation Day that We calculate Strategy Interim Value, Strategy Interim Value will be equal to the sum of: (i) the Derivative Asset Proxy and (ii) the Fixed Income Asset Proxy. As described further below, We calculate the Derivative Asset Proxy and the Fixed Income Asset Proxy on each Valuation Day during the Strategy Term, not only the Valuation Days on which We calculate Strategy Interim Value, as the Derivative Asset Proxy and Fixed Income Asset Proxy values on any given Valuation Day are used for calculating potential MVAs and/or future Strategy Interim Values.

On the first day of the Strategy Term, the Strategy Contract Value is equal to Indexed Strategy Base. The Indexed Strategy Base on that day will be used to determine the initial Derivative Asset Proxy and Fixed Income Asset Proxy values for the Strategy Term, as follows:

The Derivative Asset Proxy on the first day of the Strategy Term is determined as [A x B], where

A = Indexed Strategy Base

B = Market Value of Options as of the Starting Index Date that We purchase to replicate Our obligations

The Fixed Income Asset Proxy on the first day of the Strategy Term is determined as [A x (1 –B)], where

A = Indexed Strategy Base

B = Market Value of Options as of the Starting Index Date that We purchase to replicate Our obligations

On each Valuation Day on which We calculate Strategy Interim Value, the Strategy Interim Value is equal to [(3) + (4)], where

(3) = Derivative Asset Proxy is determined as [A x D],

where A = Indexed Strategy Base

D = Market Value of Options as of the end of the preceding Valuation Day

(4) = Fixed Income Asset Proxy on any Valuation Day prior to the end of the Strategy Term. It is determined as [A * (1 – B) x (1 + FE)], where

A = Indexed Strategy Base

B = Market Value of Options as of the Starting Index Date that We purchase to replicate Our obligations

E = Number of calendar days elapsed in the Strategy Term

F = Daily Fixed Income Asset Proxy Interest Rate. It is determined as , where

B = Market Value of Options as of the Starting Index Date that We purchase to replicate Our obligations

G= Number of calendar days in the Strategy Term

On the last Valuation Day of the Strategy Term, We calculate the Derivative Asset Proxy and Fixed Income Asset Proxy in the same manner as a Valuation Day on which We calculate Strategy Interim Value, as described above.

The Market Value of Options is Our valuation of derivative instruments that We hold to support Our payment obligations and is intended to reflect Our risk that the Index will suffer a loss at the end of the Strategy Term based on the current volatility of the Index, Index performance, the time remaining in the Strategy Term and changes in prevailing interest rates. The calculation may result in values that are higher or lower than the values obtained from using other methodologies and models. It may also be higher or lower than actual market prices of similar or identical derivatives. As a result, the Strategy Interim Value you receive may be higher or lower than what other methodologies and models would produce.

We determine the methodology used to value the options contracts, which methodology may result in values that may vary higher or lower from other valuation estimates or from the actual selling price of identical options contract. Such variances may differ from Indexed Strategy to Indexed Strategy and from day to day.

The Derivative Asset Proxy uses a market value methodology to value replicating the portfolio of options that support this product. For each strategy, methods for valuing derivatives are based on market consistent inputs, such as from third party vendors.

The Fixed Income Asset Proxy accrues at Daily Fixed Income Asset Proxy Interest Rate and represents Indexed Strategy Base adjusted by amortization of the value of Derivative Asset Proxy as of the Issue Date that We purchase to support Our payment obligations on the first day of the Strategy Term.

Example of Strategy Interim Value for any Indexed Strategies Other than Dual Directional Yield

Date	Index Value	Market Value of Options	Derivative Asset Proxy (1)	Fixed Income Asset Proxy (2)	Daily Fixed Income Asset Proxy Interest Rate	Indexed Strategy Base	Strategy Interim Value (3)
1/3/2025	1,000	5.00%
1/4/2025	1,005	5.20%	$5,000.00	$95,000.00	0.01405%	$100,000.00	$100,000.00
1/5/2025	1,010	5.50%	$5,200.00	$95,013.35		$100,000.00	$100,213.35
1/6/2025	1,015	5.75%	$5,500.00	$95,026.70		$100,000.00	$100,526.70
6/29/2025	1,020	4.55%		$97,378.95
6/30/2025	980	-1.00%	$4,550.00	$97,392.64		$100,000.00	$101,942.64
7/1/2025	1,080	8.40%	($1,000.00)	$97,406.33		$100,000.00	$96,406.33
7/2/2025	1,070	7.90%	$8,400.00	$97,420.02		$100,000.00	$105,820.02

(1)	The Derivative Asset Proxy is calculated as Market Value of Options multiplied by Indexed Strategy Base. The Derivative Asset Proxy used in the calculation of the Strategy Interim Value is based on the Market Value of Options at the end of the preceding Valuation Day. The Market Value of Options after Issue Date represents bid-side price if We would unwind the options in market.

At 6/30/2025, the Derivative Asset Proxy is calculated as 4.55% * $100,000 = $4,550

At 7/1/2025, the Derivative Asset Proxy is calculated as (1.00%) * $100,000 = ($1,000)

At 7/2/2025, the Derivative Asset Proxy is calculated as 8.40% * $100,000 = $8,400

(2)	The Fixed Income Asset Proxy is calculated as the Indexed Strategy Base multiplied one minus the Market Value of Options as of the Starting Index Date multiplied by sum of one and Daily Fixed Income Asset Proxy Interest Rate to the power of the number of calendar days elapsed in the Strategy Term. For this example, the Strategy Term begins on 1/4/2025, and is one year. The number of days in the Strategy Term is 365.

At 6/30/2025, the Fixed Income Asset Proxy is calculated as $100,000*(1-5%) * (1 + 0.01405%) ^ 177 = $97,392.64

At 7/1/2025, the Fixed Income Asset Proxy is calculated as $100,000 *(1-5%)* (1 + 0.01405%) ^ 178 = $97,406.33

At 7/2/2025, the Fixed Income Asset Proxy is calculated as $100,000 *(1-5%)* (1 + 0.01405%) ^ 179 = $97,420.02

(3)	The Strategy Interim Value is calculated as the Derivative Asset Proxy plus the Fixed Income Asset Proxy. The Derivative Asset Proxy used in the calculation of the Strategy Interim Value is based on the Market Value of Options at the end of the preceding Valuation Day. The Fixed Income Asset Proxy used in the calculation of the Strategy Interim Value is based on the number of calendar days elapsed in the Strategy Term.

At 6/30/2025, the Strategy Interim Value is calculated as $4,550 + $97,392.64 = $101,942.64

At 7/1/2025, the Strategy Interim Value is calculated as ($1,000) + $97,406.33 = $96,406.33

At 7/2/2025, the Strategy Interim Value is calculated as $8,400 + $97,420.02 = $105,820.02

The Strategy Interim Value on a particular Valuation Day is not the Strategy Interim Value that the Contract would transact at. You will not know the Strategy Interim Value the Contract will transact at when you notify Us to transact on the Contract. For example, if you submit a withdrawal request on 6/29/2025, the withdrawal will be processed on 7/1/2025 at a Strategy Interim Value of $96,406.33.

The Strategy Interim Value on 7/1/2025 will not be known at the time the withdrawal request was submitted.

Example of Strategy Interim Value for Dual Directional Yield

Date	Index Value	Market Value of Options	Derivative Asset Proxy (1)	Fixed Income Asset Proxy (2)	Daily Fixed Income Asset Proxy Interest Rate	Indexed Strategy Base	Strategy Interim Value (3)	Performance Credit (4)
1/3/2025	1,000	26.00%
1/4/2025	1,005	25.00%	$ 26,000.00	$ 74,000.00	0.01374%	$100,000.00	$100,000.00
1/5/2025	1,010	25.50%	$ 25,000.00	$ 74,010.17		$100,000.00	$99,010.17
1/6/2025	1,015	26.25%	$ 25,500.00	$ 74,020.34		$100,000.00	$99,520.34
4/2/2025	1,065	28.00%		$ 74,900.37
4/3/2025	1,065	26.00%	$ 28,000.00	$ 74,910.66		$100,000.00	$102,910.66
4/4/2025	1,075	26.50%	$ 26,000.00	$ 74,920.96		$100,000.00	$100,920.96	$2,000
4/5/2025	1,070	25.75%	$ 26,500.00	$ 74,931.25		$100,000.00	$101,431.25
4/2/2026	730	1.00%		$ 78,753.29
4/3/2026	700	-3.00%	$ 1,000.00	$ 78,764.11		$100,000.00	$79,764.11
4/4/2026	680	-5.50%	$ (3,000.00)	$ 78,774.94		$100,000.00	$75,774.94	$0
4/5/2026	720	-0.50%	$ (5,500.00)	$ 78,785.76		$100,000.00	$73,285.76

(1) The Derivative Asset Proxy is calculated as Market Value of Options multiplied by Indexed Strategy Base.

The Derivative Asset Proxy used in the calculation of the Strategy Interim Value is based on the Market Value of Options as the end of the preceding Valuation Day. The Market Value of Options after Issue Date (1/4/2025 in this Example) represents bid-side price if We would unwind the options in market.

At 1/5/2025, the Derivative Asset Proxy is calculated as 25.00% * $100,000 = $25,000

At 1/6/2025, the Derivative Asset Proxy is calculated as 25.50% * $100,000 = $25,500

At 4/3/2025, the Derivative Asset Proxy is calculated as 28.00% * $100,000 = $28,000

At 4/4/2025, the Derivative Asset Proxy is calculated as 26.00% * $100,000 = $26,000

At 4/5/2025, the Derivative Asset Proxy is calculated as 26.50% * $100,000 = $26,500

At 4/3/2026, the Derivative Asset Proxy is calculated as 1.00% * $100,000 = $1,000

At 4/4/2026, the Derivative Asset Proxy is calculated as (3.00%) * $100,000 = ($3,000)

At 4/5/2026, the Derivative Asset Proxy is calculated as (5.50%) * $100,000 = ($5,500)

(2) The Fixed Income Asset Proxy is calculated as the Indexed Strategy Base multiplied one minus the Market Value of Options as of the Starting Index Date multiplied by sum of one and Daily Fixed Income Asset Proxy Interest Rate to the power of the number of calendar days elapsed in the Strategy Term. For this example, the Strategy Term begins on 1/4/2025, and is six years. The number of days in the Strategy Term is 2,191.

At 1/5/2025, the Fixed Income Asset Proxy is calculated as $100,000*(1-26%) * (1 + 0.01374%) ^ 1 = $74,010.17

At 1/6/2025, the Fixed Income Asset Proxy is calculated as $100,000*(1-26%) * (1 + 0.01374%) ^ 2 = $74,020.34

At 4/3/2025, the Fixed Income Asset Proxy is calculated as $100,000*(1-26%) * (1 + 0.01374%) ^ 89 = $74,910.66

At 4/4/2025, the Fixed Income Asset Proxy is calculated as $100,000*(1-26%) * (1 + 0.01374%) ^ 90 = $74,920.96

At 4/5/2025, the Fixed Income Asset Proxy is calculated as $$100,000*(1-26%) * (1 + 0.01374%) ^ 91 = $74,931.25

At 4/3/2026, the Fixed Income Asset Proxy is calculated as $$100,000*(1-26%) * (1 + 0.01374%) ^ 454 = $78,764.11

At 4/4/2026, the Fixed Income Asset Proxy is calculated as $$100,000*(1-26%) * (1 + 0.01374%) ^ 455 = $78,774.94

At 4/5/2026, the Fixed Income Asset Proxy is calculated as $$100,000*(1-26%) * (1 + 0.01374%) ^ 456 = $78,785.76

(3) The Strategy Interim Value is calculated as the Derivative Asset Proxy plus the Fixed Income Asset Proxy. The Derivative Asset Proxy used in the calculation of the Strategy Interim Value is based on the Market Value of Options as the end of the preceding Valuation Day. The Fixed Income Asset Proxy used in the calculation of the Strategy Interim Value is based on the number of calendar days elapsed in the Strategy Term.

At 1/5/2025, the Strategy Interim Value is calculated as $25,000 + $74,010.17 = $99,010.17

At 1/6/2025, the Strategy Interim Value is calculated as $25,500 + $74,020.34 = $99,520.34

At 4/3/2025, the Strategy Interim Value is calculated as $28,000 + $74,910.66 = $102,910.66

At 4/4/2025, the Strategy Interim Value is calculated as $26,000 + $74,920.96 = $100,920.96

At 4/5/2025, the Strategy Interim Value is calculated as $26,500 + $74,931.25 = $101,431.25

At 4/3/2026, the Strategy Interim Value is calculated as $1,000 + $78,764.11 = $79,764.11

At 4/4/2026, the Strategy Interim Value is calculated as ($3,000) + $78,774.94 = $75,774.94

At 4/5/2026, the Strategy Interim Value is calculated as ($5,500) + $78,785.76 = $73,285.76

(4) A Performance Credit is calculated as the Performance Credit Rate multiplied by Indexed Strategy Base

At the 4/4/2025 Quarterly Anniversary, the Index Value on the Index Observation Date for that Quarterly Anniversary is 1,065. The Index Percentage Base is calculated as Index Value as of the Index Observation Date (1065) divided by the Index Value as of the Starting Index Date (1000):1065/1000=106.5% which is higher than Performance Trigger (80%). The Performance Credit Rates are calculated as 2%, equal to the Performance Yield (8%) divided by 4. The Performance Credit is calculated as the Performance Credit Rate multiplied by the Indexed Strategy Base, 2%* $100,000 = $2,000.

At the 4/4/2026 Quarterly Anniversary, the Index Value on the Index Observation Date for that Quarterly Anniversary is 700. The Index Percentage Base is 700/1000=70% which is less than Performance Trigger (80%). The Performance Credit Rates are calculated as 0%. The Performance Credit is calculated as the Performance Credit Rate multiplied by the Indexed Strategy Base, 0%* $100,000 = $0.

Example of Strategy Interim Value with Partial Withdrawal

Date	Market Value of Options	Derivative Asset Proxy prior to withdrawal (4)	Fixed Income Asset Proxy prior to withdrawal (5)	Indexed Strategy Base prior to withdrawal	Strategy Interim Value prior to withdrawal (1) (6)	Gross Withdrawal from Strategy Interim Value	Indexed Strategy Base after withdrawal (3)	Strategy Interim Value after withdrawal (2)
1/3/2025	5.00%
1/4/2025	5.20%	$5,000.00	$95,000.00	$100,000.00	$100,000.00		$100,000.00	$100,000.00
1/5/2025	5.50%	$5,200.00	$95,013.35	$100,000.00	$100,213.35		$100,000.00	$100,213.35
1/6/2025	5.75%	$5,500.00	$95,026.70	$100,000.00	$100,526.70		$100,000.00	$100,526.70
6/29/2025	4.55%		$97,378.95
6/30/2025	-1.00%	$4,550.00	$97,392.64	$100,000.00	$101,942.64		$100,000.00	$101,942.64
7/1/2025	8.40%	($1,000.00)	$97,406.33	$100,000.00	$96,406.33	$25,000.00	$74,068.09	$71,406.33
7/2/2025	7.90%	$6,221.72	$72,157.15	$74,068.09	$78,378.87		$74,068.09	$78,378.87

For this example, assume a $25,000 partial withdrawal was requested on 6/29/2021 prior to the end of the Valuation Day. The withdrawal would be processed 7/1/2025.

(1) The Strategy Interim Value prior to withdrawal is calculated as the Derivative Asset Proxy prior to withdrawal plus the Fixed Income Asset Proxy prior to withdrawal.

At 7/1/2025, the Strategy Interim Value prior to withdrawal is calculated as ($1,000) + $97,406.33 = $96,406.33

(2) The $25,000 partial withdrawal is reduced from the Strategy Interim Value.

At 7/1/2025, the Strategy Interim Value after the withdrawal is calculated as $96,406.33 - $25,000 = $71,406.33

(3) The Indexed Strategy Base after withdrawal is reduced by the withdrawal in the same proportion that the Strategy Interim Value is reduced by the withdrawal.

At 7/1/2025, the residual factor after withdrawal is derived as [1 - (partial withdrawal) / (Strategy Interim Value prior to the withdrawal)] = (1 - ($25,000 / $96,406.33)] = 0.7406809.

At 7/1/2025, the Indexed Strategy Base after the withdrawal is calculated as the Indexed Strategy Base prior to the withdrawal multiplied by this residual factor after withdrawal, $100,000 * 0.7406809 = $74,068.09

(4) The Derivative Asset Proxy prior to withdrawal is calculated as the Market Value of Options prior to withdrawal multiplied by the Indexed Strategy Base prior to withdrawal.

At 7/2/2025, the Derivative Asset Proxy prior to withdrawal is calculated as 8.4% * $74,068.09 = $6,221.72

(5) On 7/2/2025, The Fixed Income Asset Proxy is calculated as Indexed Strategy Base multiplied one minus the Market Value of Options as of the Starting Index Date multiplied by sum of one plus Daily Fixed Income Asset Proxy Interest Rate raised to the power of the number of calendar days elapsed in the Strategy Term.

On 7/2/2025, the Fixed Income Asset Proxy is calculated as $74,068.09 * (1-5%) * (1 + 0.01405%)^179 = $72,157.15

(6) The Strategy Interim Value calculated as the Derivative Asset Proxy plus the Fixed Income Asset Proxy.

At 7/2/2025, the Strategy Interim Value is calculated as $6,221.72 + $72,157.15 = $78,378.87

APPENDIX C: PERFORMANCE CREDIT ACCOUNT VALUE

Any positive Performance Credits under any Dual Directional Yield Indexed Strategy will be allocated to the Performance Credit Account.

The Performance Credit Account Value accrues at Performance Credit Account interest rate. A fixed Performance Credit Account interest rate with 1-year term will be declared at the beginning of the Contract Year.

Example of Performance Credits and Performance Credit Account Value

Date	Index Value	Performance Trigger for Dual Directional Yield Strategy	Index Percentage Base for Dual Directional Yield Strategy (1)	Performance Yield for Dual Directional Yield Strategy (2)	Indexed Strategy Base for Dual Directional Yield Strategy	Performance Credit Allocated to Performance Credit Account (3)	Performance Credit Account Interest Rate	Performance Credit Account Value (4)
1/3/2025	1,000	80%
1/4/2025	1,005		100%		$100,000.00		1.00%	$0.00
4/2/2025	1,065						1.00%	$0.00
4/3/2025	1,065				$100,000.00		1.00%	$0.00
4/4/2025	1,075		106.5%	8.00%	$100,000.00	$2,000.00	1.00%	$2,000.00
7/2/2025	950						1.00%	$2,004.86
7/3/2025	930				$100,000.00		1.00%	$2,004.91
7/4/2025	975		93%	8.00%	$100,000.00	$2,000.00	1.00%	$4,004.97
10/2/2025	1,005						1.00%	$4,014.81
10/3/2025	1,025				$100,000.00		1.00%	$4,014.92
10/4/2025	1,045		102.5%	8.00%	$100,000.00	$2,000.00	1.00%	$6,015.02
1/2/2026	1,005						1.00%	$6,029.80
1/3/2026	1,025				$100,000.00		1.00%	$6,029.97
1/4/2026	1,045		102.5%	8.00%	$100,000.00	$2,000.00	1.50%	$8,030.13
4/2/2026	730						1.50%	$8,059.01
4/3/2026	700				$100,000.00		1.50%	$8,059.34
4/4/2026	680		70%	8.00%	$100,000.00	$0.00	1.50%	$8,059.66

(1) The Index Percentage Base is calculated only on quarterly Index Observation Dates. The Index Percentage Base is calculated as A divided by B, where A is the Index Value as of the Index Observation Date and B is the Index Value as of the Starting Index Date = 1,065 / 1,000 = 106.5%.

(2) The Performance Yield is the annual rate that is declared in advance of each Strategy Term and is guaranteed not to change for the Strategy Term.

(3) The Performance Credit is the quarterly credit calculated for the Dual Directional Yield strategy. On an Index Observation Date, the Performance Credit Rate is calculated. If the Index Percentage Base is greater than or equal to the Performance Trigger, the Performance Rate will be positive, calculated as the Performance Yield divided by 4. Otherwise, the Performance Credit Rate is equal to zero. The Performance Credit Rate is calculated as the Performance Credit Rate multiplied by the Indexed Strategy Base. At 4/4/2025, the Performance Credit will be positive since 106.5% >= 80%. The Performance Credit Rate is equal to 8.0% /4 = 2.00. The Performance Credit is equal to the Performance Credit Rate multiplied by the Indexed Strategy Base = 2.00% x 100,000 = $2,000.

(4) The Performance Credit Account Value is calculated as the Performance Credit plus the (Performance Credit Account Value of preceding Valuation Day multiplied by sum of one and Performance Credit Account interest rate to the power of the number of calendar days between the current Valuation Day and preceding Valuation Day over the number of calendar days during the current Strategy Term). For this example, the Performance Credit Account interest rate is 1.00% during the first year of the Strategy Term and 1.50% during the second year of the Strategy Term.

At 4/4/2025, the Performance Credit Account Value is calculated as $2,000.00 + $0.00 * (1 + 1.00%) ^ (1 / 365) = $2,000.00

At 7/4/2025, the Performance Credit Account Value is calculated as $2,000.00 + $2,004.91 * (1 + 1.00%) ^ (1 / 365) = $4,004.97

At 10/4/2025, the Performance Credit Account Value is calculated as $2,000.00 + $4,014.92 * (1 + 1.00%) ^ (1 / 365) = $6,015.02

At 1/4/2026, the Performance Credit Account Value is calculated as $2,000.00 + $6,029.97 * (1 + 1.00%) ^ (1 / 365) = $8,030.13

At 4/4/2026, the Performance Credit Account Value is calculated as $0.00 + $8,059.34 * (1 + 1.50%) ^ (1 / 365) = $8,059.66

C-1

Performance Credit Account Value with Partial Withdrawal

Date	Performance Credit	Performance Credit Account Interest Rate	Performance Credit Account Value prior to Withdrawal (1)	Strategy Interim Value prior to Withdrawal	Gross Withdrawal	Gross Withdrawal from Performance Credit Account Value (2)	Gross Withdrawal from Strategy Interim Value (3)	Performance Credit Account Value after Withdrawal (4)	Strategy Interim Value after Withdrawal (5)
1/3/2025
1/4/2025		1.00%	$0.00	$100,027.03				$0.00	$100,027.03
4/2/2025		1.00%	$0.00	$100,036.18				$0.00	$100,036.18
4/3/2025		1.00%	$0.00	$100,052.63				$0.00	$100,052.63
4/4/2025	$2,000.00	1.00%	$2,000.00	$100,021.98				$2,000.00	$100,021.98
7/2/2025		1.00%	$2,004.86	$99,965.86				$2,004.86	$99,965.86
7/3/2025		1.00%	$2,004.91	$100,078.70				$2,004.91	$100,078.70
7/4/2025	$2,000.00	1.00%	$4,004.97	$99,907.33				$4,004.97	$99,907.33
10/2/2025		1.00%	$4,014.81	$100,017.08				$4,014.81	$100,017.08
10/3/2025		1.00%	$4,014.92	$100,081.26				$4,014.92	$100,081.26
10/4/2025	$2,000.00	1.00%	$6,015.02	$100,051.99				$6,015.02	$100,051.99
1/2/2026		1.00%	$6,029.80	$99,987.52				$6,029.80	$99,987.52
1/3/2026		1.00%	$6,029.97	$100,005.40				$6,029.97	$100,005.40
1/4/2026	$2,000.00	1.50%	$8,030.13	$99,918.82				$8,030.13	$99,918.82
4/2/2026		1.50%	$8,059.01	$100,049.58				$8,059.01	$100,049.58
4/3/2026		1.50%	$8,059.34	$100,049.91	$5,000.00	$5,000.00	$0.00	$3,059.34	$100,049.91
4/4/2026	$0.00	1.50%	$3,059.46	$99,997.40	$28,059.46	$3,059.46	$25,000.00	$0.00	$74,997.40

For this example, assume $5,000 and $28,059.46 partial withdrawals were requested on 4/1/2026 and 4/2/2026 prior to the end of the Valuation Day. The withdrawal would be processed on 4/3/2026 and 4/4/2026, respectively.

(1) The Performance Credit Account Value is calculated as the Performance Credit plus the (Performance Credit Account Value of preceding Valuation Day multiplied by sum of one and Performance Credit Account interest rate to the power of the number of calendar days between the current day and preceding Valuation Day over the number of calendar days during the current Strategy Term). For this example, the Performance Credit Account interest rate is 1.00% during the first year of the Strategy Term and 1.50% during the second year of the Strategy Term.

At 4/3/2026, the Performance Credit Account Value prior to withdrawal is calculated as $8,059.01 * (1 + 1.50%) ^ (1/365) = $8,059.34

At 4/4/2026, the Performance Credit Account Value prior to withdrawal is calculated as $3,059.34 * (1 + 1.50%) ^ (1/365) = $3,059.46

(2) The Gross Withdrawal from Performance Credit Account Value is calculated as the minimum between withdrawal and Performance Credit Account Value prior to withdrawal.

At 4/3/2026, the Gross Withdrawal from Performance Credit Account Value is calculated as Min ($5,000.00, $8,059.34) = $5,000.00

At 4/4/2026, the Gross Withdrawal from Performance Credit Account Value is calculated as Min ($28,59.46, $3,059.46) = $3,059.46

(3) The Gross Withdrawal from Strategy Interim Value is calculated as Gross Withdrawal minus withdrawal from Performance Credit Account Value

At 4/3/2026, the Gross Withdrawal from Strategy Interim Value is calculated as $5,000.00 - $5,000.00 = $0

At 4/4/2026, the Gross Withdrawal from Strategy Interim Value is calculated as $28,059.46 - $3,059.46 = $25,000.00

(4) The Performance Credit Account Value after withdrawal is calculated as the Performance Credit Account Value prior to withdrawal minus withdrawal from Performance Credit Account Value

At 4/3/2026, the Performance Credit Account Value after withdrawal is calculated as $8,059.34 - $5,000.00 = $3,059.34

At 4/4/2026, the Performance Credit Account Value after withdrawal is calculated as $3,059.46 - $3,059.46 = $0

(5) The Strategy Interim Value after withdrawal is calculated as the Strategy Interim Value prior to withdrawal minus the withdrawal from Strategy Interim Value

At 4/3/2026, the Strategy Interim Value after withdrawal is calculated as $100,049.91 - $0= $100,049.91

At 4/4/2026, the Strategy Interim Value after withdrawal is calculated as $99,997.40- $25,000 = $74,997.40

C-2

APPENDIX D: EXAMPLES ILLLUSTRATING CALCULATION OF INDEX CREDIT FOR AGGREGATE FLOOR INDEXED STRATEGIES WITH AGGREGATE FLOOR PERCENTAGES

The Contract offers Aggregate Floor Indexed Strategies that use an Aggregate Floor Percentage to establish the protection provided against negative Index Return for the purpose of calculating the Index Credit at the end of the Strategy Term. You should consult with your financial professional to determine which Indexed Strategy is right for you.

Aggregate Floor Up Market Example with Optional Aggregate Floor Percentage Reset

Date	Index Value	Beg Aggregate Floor	Beg Aggregate Floor %	Index Strategy Base	Index Credit	Strategy Contract Value	Aggregate Floor Percentage Reset	End Aggregate Floor	End Aggregate Floor %	Index Caps
1/3/2025	1,000			0				90,000	-10.0%	10.0%
1/4/2025	1,005	90,000	-10.0%	100,000		100,000	No	90,000	-10.0%	10.0%
1/3/2026	1,100	90,000	-10.0%	100,000		100,000		90,000	-10.0%	10.0%
1/4/2026	1,090	90,000	-10.0%	110,000	10.0%	110,000	No	90,000	-18.2%	16.5%
1/3/2027	1,250	90,000	-18.2%	110,000		110,000		90,000	-18.2%	16.5%
1/4/2027	1,275	90,000	-18.2%	125,000	13.6%	125,000	No	100,000	-20.0%	22.0%
1/3/2028	1,400	100,000	-20.0%	125,000		125,000		100,000	-20.0%	22.0%
1/4/2028	1,405	100,000	-20.0%	140,000	12.0%	140,000	Yes	126,000	-10.0%	10.0%(9)

Hypothetical Renewal Index Caps for Example with given Aggregate Floor Percentages:

Aggregate Floor Percentage	Cap
0% to greater than -3%	2.50%
-3% to greater than -7%	4.50%
-7% to greater than -10%	7.50%
-10% to greater than -13%	10.00%
-13% to greater than -17%	12.50%
-17% to greater than -20%	16.50%
-20%	22.00%

(1)	Beginning Aggregate Floor. The Aggregate Floor on the date of issue is equal to the Premium Payment multiplied by one plus the initial Aggregate Floor Percentage = 100,000 * (1 + -0.10) = 90,000.

(2)	Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -10%, the Index Cap is 10%. The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 1,100 / 1,000 – 1 = 10%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(10%, 10%) = 10%.

(3)	Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 110,000 * (1 + -0.20)) = 90,000.

(4)	Ending Aggregate Floor Percentage. The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 90,000 / 110,000 – 1 = -18.2%.

(5)	Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -18.2%, the Index Cap is 16.5%. The Index Return is the Ending Index Value divided by the Beginning Index Value minus one = 1,250 / 1,100 – 1 = 13.6%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(13.6%, 16.5%) = 13.6%.

(6)	Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 125,000 * (1 + -0.20)) = 100,000.

(7)	Ending Aggregate Floor Percentage. The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 100,000 / 125,000 = -20.0%.

(8)	Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -20%, the Index Cap

is 22%. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 1,400 / 1,250 – 1 = 12.0%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(12.0%, 22.0%) = 12.0%.

(9)	Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(100,000, 140,000 * (1+ -0.20)) = 112,000. However, at this Anniversary, assume the client elected to exercise the optional Aggregate Floor Percentage Reset. When this option is elected, the Aggregate Floor Percentage is set to the initial Aggregate Floor Percentage, -10.0%, and the Aggregate Floor is calculated as the Strategy Contract Value multiplied by one plus the initial Aggregate Floor Percentage = 140,000 * (1+-0.10) = 126,000. Electing this option allows the client to decrease the potential loss by reducing the Aggregate Floor Percentage. In exchange, the Index Caps may be lower than if the option was not exercised. If the optional reset was not elected, the Index Caps for the following Strategy Term would have been 22.0%. By electing the optional reset, the Index Caps for the following Strategy Term will be 10.0%.

Aggregate Floor Down Market Example with Optional Aggregate Floor Percentage Reset

Date	Index Value	Beg Aggregate Floor	Beg Aggregate Floor %	Index Strategy Base	Index Credit	Strategy Contract Value	Aggregate Floor Percentage Reset	End Aggregate Floor	End Aggregate Floor %	Index Cap
1/3/2025	1,000			0				90,000	-10.0%	10.0%
1/4/2025	1,005	90,000	-10.0%	100,000		100,000	No	90,000	-10.0%	10.0%
1/3/2026	950	90,000	-10.0%	100,000		100,000		90,000	-10.0%	10.0%
1/4/2026	1,090	90,000	-10.0%	95,000	-5.0%	95,000	No	90,000	-5.3%	4.5%
1/3/2027	855	90,000	-5.3%	95,000		95,000		90,000	-5.3%	4.5%
1/4/2027	800	90,000	-5.3%	90,000	-5.3%	90,000	Yes	81,000	-10.0%	10.0%(6)

Hypothetical Renewal Index Caps for example with given Aggregate Floor Percentages:

Aggregate Floor Percentage	Cap
0% to greater than -3%	2.50%
-3% to greater than -7%	4.50%
-7% to greater than -10%	7.50%
-10% to greater than -13%	10.00%
-13% to greater than -17%	12.50%
-17% to greater than -20%	16.50%
-20%	22.00%

(1)	Beginning Aggregate Floor. The Aggregate Floor on the date of issue is equal to the Premium Payment multiplied by one plus the initial Aggregate Floor % = 100,000 * (1 + -0.10) = 90,000.

(2)	Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -10%, the Index Cap is 10%. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 950/ 1,000 – 1 = -5.0%. Since the Index Return is negative, the Index Credit is the maximum of the Index Return and the Aggregate Floor Percentage = maximum(-5.0%, -10.0%) = -5.0%

(3)	Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 95,000 * (1 + -0.20)) = 90,000.

(4)	Ending Aggregate Floor Percentage. The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 90,000 / 95,000 – 1 = -5.3%.

(5)	Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -5.3%, the Index Cap is 4.50%. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 855 / 950 – 1 = -10.0%. Since the Index Return is negative, the Index Credit is the maximum of the Index Return and the Aggregate Floor Percentage = maximum(-10.0%, -5.3%) = -5.3%

(6)	Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor

Percentage = maximum(90,000, 90,000 * (1 + -0.20)) = 90,000. However, at this Anniversary, assume the client elected to exercise the optional Aggregate Floor Percentage Reset. When this option is elected, the Aggregate Floor Percentage is set to the initial Aggregate Floor Percentage, -10.0%, and the Aggregate Floor is calculated as the Strategy Contract Value multiplied by one plus the initial Aggregate Floor Percentage = 90,000 * (1+-0.10) = 81,000. Electing this option allows the client to increase the potential gains by increasing the Index Caps for the next Strategy Term; if the optional reset was not elected, the Index Caps for the following Strategy Term would have been 2.50%. By electing the optional reset, the Index Caps for the following Strategy Term will be 10.0%. In exchange, the potential for loss has also increased.

The Example below illustrates the calculation of the Index Credit for Indexed Strategies that use Aggregate Floor Percentages:

Date	Index Value	Beg Aggregate Floor	Beg Aggregate Floor %	Indexed Strategy Base	Index Credit	Strategy Contract Value	Withdrawals	Transfers In/(Out)	End Aggregate Floor	End Aggregate Floor %
1/3/2025	1,000			0			0	100,000	90,000	-10.0%
1/4/2025	1,005	90,000(1)	-10.0%	100,000		100,000	0	0	90,000	-10.0%
1/3/2026	1,070	90,000	-10.0%	100,000		105,000	0	0	90,000	-10.0%
1/4/2026	1,090	90,000	-10.0%	107,000	7.0%(2)	107,000	0	0	90,000(3)	-15.9%(4)
6/29/2026	1,200	90,000	-15.9%	107,000		110,000	6,000	0	85,091(5)	-15.9%
6/30/2026	1,205	85,091	-15.9%	101,164(6)		104,000	0	0	85,091	-15.9%
1/3/2027	1,300	85,091	-15.9%	101,164		108,000	0	0	85,091	-15.9%
1/4/2027	1,275	85,091	-15.9%	113,809	12.5%(7)	113,809	0	0	91,047(8)	-20%
1/3/2028	800	91,047	-20.0%	113,809		113,809	0	0	91,047	-20.0%
1/4/2028	810	91,047	-20.0%	91,047	-20%(9)	91,047	0	0	91,047(10)	0.0%
1/3/2029	750	91,047	0.0%	91,047		91,047	0	0	91,047	0.0%
1/4/2029	775	91,047	0.0%	91,047	0.0%	91,047	0	-40,000	51,047(11)	0.0%
1/3/2030	825	51,047	0.0%	51,047		51,047	0	0	51,047	0.0%
1/4/2030	875	51,047	0.0%	52,323	2.5%	52,323	0	26,160	74,591(12)	-5.0%
1/3/2031	950	74,591	-5.0%	78,483		78,483	0	0	74,591	-5.0%
1/4/2031	960	74,591	-5.0%	82,015	4.5%	82,015	0	0	74,591	-9.1%

The Aggregate Floor Percentage and the corresponding Index Caps may change annually according to prior year performance, as Index Caps will be determined by a renewal table, which aligns the Index Caps to the Aggregate Floor Percentage at the beginning of the Indexed Strategy Term. The Index Caps are guaranteed to never be less than minimum guaranteed Index Caps in your Contract. At least ten days prior to the start of each Strategy Term, We will make available the applicable Index Caps, which varies by Aggregate Floor Percentage, however, the Aggregate Floor Percentage for the next Strategy Term will not be set until the end of the current Strategy Term.

Hypothetical Renewal Index Caps for example with given Aggregate Floor Percentages:

Aggregate Floor Percentage	Cap
0% to greater than -3%	2.50%
-3% to greater than -7%	4.50%
-7% to greater than -10%	7.50%
-10% to greater than -13%	10.00%
-13% to greater than -17%	12.50%
-17% to greater than -20%	16.50%
-20%	22.00%

(1)	Beginning Aggregate Floor. The Aggregate Floor on the date of issue is equal to the Premium Payment multiplied by one plus the initial Aggregate Floor % = 100,000 * (1 + -0.10) = 90,000.

(2)	Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -10%, the Index Cap is 10%. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 1,070 / 1,000 – 1 = 7%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(7%, 10%) = 7%.

(3)	Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(90,000, 107,000 * (1 + -0.20)) = 90,000.

(4)	Ending Aggregate Floor Percentage. The Aggregate Floor Percentage is re-calculated as the Aggregate Floor divided by the Strategy Contract Value minus one = 90,000 / 107,000 – 1 = -15.9%.

(5)	Ending Aggregate Floor. Following a withdrawal, the Aggregate Floor is reduced proportionally by the factor of one minus the withdrawal amount divided by Strategy Contract Value = 1 – 6,000 / 110,000 = 0.94545. The Aggregate Floor following the withdrawal = 90,000 * 0.94545 = 85,091.

(6)	Indexed Strategy Base. Following a withdrawal, the Indexed Strategy Base is reduced proportionally by the factor of one minus the withdrawal amount divided by Strategy Contract Value = 1 – 6,000 / 110,000 = 0.94545. The Indexed Strategy Base following the withdrawal = 107,000 * 0.94545 = 101,164.

(7)	Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -15.9%, the Index Cap is 12.5%. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 1,300 / 1,070 – 1 = 21.5%. Since the Index Return is positive, the Index Credit is the minimum of the Index Return and the Index Caps = minimum(21.5%, 12.5%) = 12.5%.

(8)	Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(85,091, 113,809 * (1 + -0.20)) = 91,047.

(9)	Index Credit. The Index Caps vary by the Aggregate Floor Percentage. Since the Aggregate Floor Percentage is -20%, the Index Cap is 22%. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 800 / 1,300 – 1 = -38.5%. Since the Index Return is negative, the Index Credit is the maximum of the Index Return and the Aggregate Floor Percentage = maximum(-38.5%, -20%) = -20%.

(10)	Ending Aggregate Floor. Following the Index Credit on Contract Anniversary, the Aggregate Floor is re-calculated as the maximum of the prior period Aggregate Floor and the Strategy Contract Value multiplied by one plus the Minimum Aggregate Floor Percentage = maximum(91,047, 91,047 * (1 + -0.20)) = 91,047.

(11)	Ending Aggregate Floor. Following a transfer out of the Indexed Strategy, the Aggregate Floor is reduced by the transfer amount multiplied by one plus the maximum of the minimum Aggregate Floor Percentage and the prior period Aggregate Floor divided by the Strategy Contract Value minus 1 = 91,047 – 40,000 * (1 + maximum(-20%, 91,047 / 91,047 -1)) = 51,047.

(12)	Ending Aggregate Floor. Following a transfer into the Indexed Strategy, the Aggregate Floor is increased by the transfer amount multiplied by one plus the initial Aggregate Floor Percentage = 51,047 + 26,000 * (1 + -0.10) = 74,591.

APPENDIX E: EXAMPLES ILLUSTRATING CALCULATION OF PERFORMANCE CREDIT FOR DUAL DIRECTIONAL YIELD STRATEGY

The Contract offers the Dual Directional Yield strategy that uses a Buffer strategy to establish the protection provided against negative Index Return for the purpose of calculating the Index Credit at the end of the Strategy Term. Performance Credits are applied quarterly based on the Index performance since the beginning of the Strategy Term. You should consult with your financial professional to determine which Indexed Strategy is right for you.

Example of Performance Credits Up Market

Date	Index Value	Dual Directional Yield Indexed Strategy Base	Beg Performance Credit Account Value	Performance Yield	Perform. Trigger	Performance Credit Account Interest Rate	Index Percentage Base	Performance Credit Rate	Perform. Credits	Performance Credit Account Value Interest	End Performance Credit Account Value
5/15/25	1,000	0	-	8.00%	90.00%	1.75%	n/a	-	-	-	-
5/16/25	1,005	100,000 (1)	-	8.00%	90.00%	1.75%	100%	-	-	0.00	-
8/15/25	1,050	100,000	-	8.00%	90.00%	1.75%	n/a	-	-	0.00	-
8/16/25	1,050	100,000	-	8.00%	90.00%	1.75%	105% (2)	2.0% (3)	2,000 (4)	0.00	2,000.00
11/14/25	1,075	100,000	2,000.00	8.00%	90.00%	1.75%	n/a	-	-	8.57 (5)	2,008.57 (6)
11/16/25	1,075	100,000	2,008.57	8.00%	90.00%	1.75%	107.5%	2.0%	2,000	0.19	4,008.76
2/13/26	1,050	100,000	4,008.76	8.00%	90.00%	1.75%	n/a	-	-	16.99	4,025.76
2/16/26	1,045	100,000	4,025.76	8.00%	90.00%	1.75%	105%	2.0%	2,000	0.57	6,026.33
5/15/26	950	100,000	6,026.33	8.00%	90.00%	1.75%	n/a	-	-	25.26	6,051.59
5/16/26	950	100,000	6,051.59	8.00%	90.00%	1.75%	95%	2.0%	2,000	0.29	8,051.88

(1)	Dual Directional Yield Indexed Strategy Base. The Dual Directional Yield Indexed Strategy Base is equal to the amount allocated to the strategy on the Strategy Term start date.

(2)	Index Percentage Base. On a Quarterly Anniversary, the Index Percentage Base is calculated as A divided by B, where A is the Index Value as of the Index Observation Date for that Quarterly Anniversary and B is the Index Value as of the Starting Index Date = 1,050 / 1,000 = 105%.

(3)	Performance Credit Rate. On a Quarterly Anniversary, the Performance Credit Rate is calculated. If the Index Percentage Base is greater than or equal to the Performance Trigger, the Performance Credit Rate will be positive, equal to the Performance Yield divided by 4. Otherwise, the Performance Credit Rate is equal to zero. Since 105% >= 90%, the Performance Credit Rate is positive. The Performance Credit Rate is calculated as 8.00% / 4 = 2.00%

(4)	Performance Credit. On a Quarterly Anniversary, the Performance Credit is calculated as the Performance Credit Rate multiplied by the Index Strategy Base, 2.0% * $100,000 = $2,000.

(5)	Performance Credit Account Value Interest. The Performance Credit Account Value Interest is equal to the daily interest earned on the Performance Credit Account Value since the prior period calculated using the Performance Credit Account Value interest rate = 2000 x (1 + 1.75%) ^ (90 / 365) - 2,000 = 8.57

(6)	Ending Performance Credit Account Value. The ending Performance Credit Account Value is equal to the beginning Performance Credit Account Value plus Performance Credits plus interest earned on the prior Performance Credit Account Value = $2,000 + 0 + $8.57 = $2,008.57

Example of Index Credit Up Market

Date	Index Value	Beg Dual Directional Yield Indexed Strategy Base	Beg Dual Directional Yield Strategy Value	Buffer Percentage	Index Return	Index Credit	End Dual Directional Yield Strategy Value
5/15/25	1,000	-	-	10%	n/a	n/a	-
5/16/25	1,005	100,000.00 (1)	100,000.00 (1)	10%	n/a	n/a	100,000.00
5/15/26	950	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/16/26	950	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/14/27	1,050	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/16/27	1,045	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/15/28	1,300	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/16/28	1,295	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/15/29	950	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/16/29	955	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/15/30	1,050	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/16/30	1,055	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/15/31	1,325	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/16/31	1,330	100,000.00	100,000.00	10%	33% (2)	0% (3)	100,000.00 (4)

(1)	Beginning Dual Directional Yield strategy value and beginning Dual Directional Indexed Strategy Base. The beginning Dual Directional Yield Strategy Value and Dual Directional Indexed Strategy Base are equal to the amount allocated to the strategy on the Strategy Term start date.

(2)	Index Return. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 1,330 / 1,000 – 1 = 33.0%.

(3)	Index Credit. Since the Index Return is positive, the Index Credit is 0%.

(4)	End Dual Directional Yield strategy value. The ending Dual Directional Yield value is equal to the Dual Directional Yield Indexed Strategy Base multiplied by one plus any Index Credit = 100,000 *( 1 +0) = 100,000

Example of Performance Credits Down Market

Date	Index Value	Dual Directional Yield Indexed Strategy Base	Beg Performance Credit Account Value	Performance Yield	Perform. Trigger	Performance Credit Account Value Interest Rate	Index Percentage Base	Performance Credit Rate	Perform. Credits	Performance Credit Account Value Interest	End Performance Credit Account Value
5/15/25	1,000	0	0.00	8.00%	90%	1.75%	n/a	-	-	-	-
5/16/25	1,005	100,000 (1)	0.00	8.00%	90%	1.75%	100%	-	-	0.00	-
8/15/25	890	100,000	0.00	8.00%	90%	1.75%	n/a	-	-	0.00	-
8/16/25	890	100,000	0.00	8.00%	90%	1.75%	89% (2)	0.0% (3)	0 (4)	0.00	0.00
11/14/25	1,000	100,000	0.00	8.00%	90%	1.75%	n/a	-	-	0.00	0.00
11/16/25	1,000	100,000	0.00	8.00%	90%	1.75%	100%	2.0%	2,000	0.00	2,000.00
2/13/26	975	100,000	2,000.00	8.00%	90%	1.75%	n/a	-	0	8.48(5)	2,008.48(6)
2/16/26	975	100,000	2,008.48	8.00%	90%	1.75%	97.5%	2.0%	2,000	0.29	4,008.76
5/15/26	1,000	100,000	4,008.76	8.00%	90%	1.75%	n/a	-	0	16.80	4,025.57
5/16/26	1,000	100,000	4,025.57	8.00%	90%	1.75%	100%	2.0%	2,000	0.19	6,025.76

(1)	Dual Directional Yield Indexed Strategy Base. The Dual Directional Yield Indexed Strategy Base is equal to the amount allocated to the strategy on the Strategy Term start date.

(2)	Index Percentage Base. On a Quarterly Anniversary, the Index Percentage Base is calculated as A divided by B, where A is the Index Value as of the Index Observation Date for that Quarterly Anniversary and B is the Index Value as of the Starting Index Date = 890 / 1,000 = 89%.

(3)	Performance Credit Rate. On a Quarterly Anniversary, the Performance Credit Rate is calculated. If the Index Percentage Base is greater than or equal to the Performance Trigger, the Performance Credit Rate will be positive, equal to the Performance Yield divided by 4. Otherwise, the Performance Credit Rate is equal to zero. Since 89% < 90%, the Performance Credit Rate 0%.

(4)	Performance Credit. On a Quarterly Anniversary, the Performance Credit is calculated as the Performance Credit Rate multiplied by the Index Strategy Base, 0% * $100,000 = $0

(5)	Performance Credit Account Value Interest. The Performance Credit Account Value Interest is equal to the daily interest earned on the Performance Credit Account Value since the prior period calculated using the Performance Credit Account Value interest rate = 2000 x (1 + 1.75%) ^ (89 / 365) - 2,000 = 8.48

(6)	Ending Performance Credit Account Value. The ending Performance Credit Account Value is equal to the beginning Performance Credit Account Value plus Performance Credits plus interest earned on the prior Performance Credit Account Value = $2,000 + 0 + $8.48 = $2,008.48

Example of Index Credit Down Market

Date	Index Value	Beg Dual Directional Yield Indexed Strategy Base	Beg Dual Directional Yield Strategy Value	Buffer Percentage	Index Return	Index Credit	End Dual Directional Yield Strategy Value
5/15/25	1,000	-	-	10%	n/a	n/a	-
5/16/25	1,005	100,000.00 (1)	100,000.00 (1)	10%	n/a	n/a	100,000.00
5/15/26	1,000	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/16/26	1,005	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/14/27	900	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/16/27	905	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/15/28	775	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/16/28	780	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/15/29	885	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/16/29	880	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/15/30	850	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/16/30	845	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/15/31	850	100,000.00	100,000.00	10%	n/a	n/a	100,000.00
5/16/31	855	100,000.00	100,000.00	10%	-15% (2)	-5% (3)	95,000.00 (4)

(1)	Beginning Dual Directional Yield strategy Value and Dual Directional Yield Indexed Strategy Base. The beginning Dual Directional Yield strategy value and Dual Directional Yield Indexed Strategy Base are equal to amount allocated to the strategy on the Strategy Term start date.

(2)	Index Return. The Index Return is the ending Index Value divided by the beginning Index Value minus one = 850 / 1,000 – 1 = -15.0%.

(3)	Index Credit. Since the Index Return is negative, the Index Credit is equal to minimum of 0% and the Index Return plus the Buffer Percentage = Minimum (0%, -15% + 10%) = -5%

(4)	End Dual Directional Yield strategy value. The ending Dual Directional Yield value is equal to the beginning Dual Directional Yield Indexed Strategy Base multiplied by one plus the Index Credit = 100,000 x (1 -5%) = 95,000

APPENDIX F: EXAMPLES ILLUSTRATING CALCULATION OF INDEX CREDIT FOR ALL INDEXED STRATEGIES WITH BUFFER PERCENTAGES (OTHER THAN DUAL DIRECTIONAL YIELD) AND FOR THE CAP WITH 0% FLOOR INDEXED STRATEGY

The Contract offers Indexed Strategies that use either a Floor Percentage or a Buffer Percentage to establish the protection provided against negative Index Return for the purpose of calculating the Index Credit at the end of the Strategy Term. You should consult with your financial professional to determine which Indexed Strategy is right for you.

The Examples below illustrate the calculation of the Index Credit for Indexed Strategies that use Floor Percentages and for Indexed Strategies that use Buffer Percentages (other than Dual Directional Yield):

Examples Illustrating Calculation of Indexed Strategy with a One Year Strategy Term

Example: 1 — Positive Index Return, Positive Index Credit:

Index Credit (1 Year Strategies)
Date	Index Value	Premium	Index Cap with 0% Floor	Participation Rate with Buffer	Index Cap with Buffer	Index Trigger with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2026	1,020	0
1/4/2026	1,050	0	2.0%	1.6%	2.0%	8.0%	2.0%	6.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 1,020 / 1,000 – 1 = 2.0%.

Index Cap with 0% Floor: Strategy is a 1-year point-to-point with Index Cap and a 0% Floor. The Index Cap is 8%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap rate and the Index Return = minimum(8%, 2%) = 2.0%.

Participation Rate with Buffer: Strategy is a 1-year point-to-point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 2.0% * 80% = 1.6%.

Index Cap with Buffer: Strategy is a 1-year point-to-point with Index Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(12%, 2%) = 2.0%.

Index Trigger with Buffer: Strategy is a 1-year point-to-point with Index Trigger and 10% Buffer. The Index Trigger Rate is 8%. Since the Index Return is positive, the Index Credit is equal to the Index Trigger Rate = 8.0%.

Dual Directional Cap with Buffer: Strategy is a 1-year point-to-point Dual Directional Cap with 10% Buffer. The Index Cap is 10%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(10%, 2%) = 2.0%

Dual Directional Trigger with Buffer: Strategy is a 1-year point-to-point Dual Directional Trigger with 10% Buffer. The Index Trigger Rate is 6%. Since the Index Return is positive, the Index Credit is equal to the Index Trigger Rate = 6.0%.

Example 2 — Negative Index Return, Positive or Zero Index Credit:

Index Credit (1 Year Strategies)
Date	Index Value	Premium	Index Cap with 0% Floor	Participation Rate with Buffer	Index Cap with Buffer	Index Trigger with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2026	925	0
1/4/2026	895	0	0%	0.0%	0.0%	0.0%	7.5%	6.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 925 / 1,000 – 1 = -7.5%.

Index Cap with 0% Floor: Strategy is a 1-year point-to-point with Index Cap and a 0% Floor. The Index Cap is 8%. Since the Index Return is negative, the Index Credit is 0% since that is the overall Floor Percentage on the Indexed Strategy.

Participation Rate with Buffer: Strategy is a 1-year point-to-point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%.

Index Cap with Buffer: Strategy is a 1-year point-to-point with Index Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%

Index Trigger with Buffer: Strategy is a 1-year point-to-point with Index Trigger and 10% Buffer. The Index Trigger Rate is 8%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%.

Dual Directional Cap with Buffer: Strategy is a 1-year point-to-point with Dual Directional Cap with 10% Buffer. The Index Cap is 10%. The Trigger Level is 90%. Since the Index Return less than zero but greater than Trigger Level minus one (90% - 1 = -10%), the Index Credit is the inverse of the Index Return = 7.5%.

Dual Directional Trigger with Buffer: Strategy is a 1-year point-to-point with Dual Directional Trigger with 10% Buffer. The Index Trigger Rate is 6%. The Trigger Level is 90%. Since the Index Return is less than zero, but greater than Trigger Level minus one (90% - 1 = -10%), the Index Credit is equal to the Index Trigger Rate = 6.0%.

Example 3 — Positive Index Return, Positive Index Credit:

Index Credit (1 Year Strategies)
Date	Index Value	Premium	Index Cap with 0% Floor	Participation Rate with Buffer	Index Cap with Buffer	Index Trigger with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2026	1,225	0
1/4/2026	1,200	0	8.0%	18.0%	12.0%	8.0%	10.0%	6.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 1,225 / 1,000 – 1 = 22.5%.

Index Cap with 0% Floor: Strategy is a 1-year point-to-point with Index Cap and a 0% Floor. The Index Cap is 8%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(8%, 22.5%) = 8.0%.

Participation Rate with Buffer: Strategy is a 1-year point-to-point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 22.5% * 80% = 18.0%.

Index Cap with Buffer: Strategy is a 1-year point-to-point with Index Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum (12%, 22.5%) = 12.0%.

Index Trigger with Buffer: Strategy is a 1-year point-to-point with Index Trigger and 10% Buffer. The Index Trigger Rate is 8%. Since the Index Return is positive, the Index Credit is equal to the Index Trigger Rate = 8.0%.

Dual Directional Cap with Buffer: Strategy is a 1-year point-to-point Dual Directional Cap with 10% Buffer. The Index Cap is 10%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(10%, 22.5%) = 10.0%.

Dual Directional Trigger with Buffer: Strategy is a 1-year point-to-point Dual Directional Trigger with 10% Buffer. The Index Trigger Rate is 6%. Since the Index Return is positive, the Index Credit is equal to the Index Trigger Rate = 6.0%

Example 4 — Negative Index Return, Zero or Negative Index Credit:

Index Credit (1 Year Strategies)
Date	Index Value	Premium	Index Cap with 0% Floor	Participation Rate with Buffer	Index Cap with Buffer	Index Trigger with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2026	850	0
1/4/2026	860	0	0.0%	-5.0%	-5.0%	-5.0%	-5.0%	-5.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 850 / 1,000 – 1 = -15%.

Index Cap with 0% Floor: Strategy is a 1-year point-to-point with Index Cap and a 0% Floor. The Index Cap is 8%. Since the Index Return is negative, the Index Credit is 0% since that is the overall Floor Percentage on the Indexed Strategy.

Participation Rate with Buffer: Strategy is a 1-year point-to-point with Participation Rate and a 10% Buffer. The Participation Rate is 80%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Index Cap with Buffer: Strategy is a 1-year point-to-point with Index Cap and 10% Buffer. The Index Cap is 12%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Index Trigger with Buffer: Strategy is a 1-year point-to-point with Index Trigger and 10% Buffer. The Index Trigger Rate is 8%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Dual Directional Cap with Buffer: Strategy is a 1-year point-to-point Dual Directional Cap with 10% Buffer. The Index Cap is 10%. The Trigger Level is 90%. Since the Index Return is less than Trigger Level minus one (90% - 1 = -10%), the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Dual Directional Trigger with Buffer: Strategy is a 1-year point-to-point Dual Directional Trigger with 10% Buffer. The Index Trigger Rate is 6%. The Trigger Level is 90%. Since the Index Return is less than Trigger Level minus one (90% - 1 = -10%), the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -15% + 10%) = -5.0%.

Examples Illustrating Calculation of Indexed Strategy with a Three Year Strategy Term

Example 1 – Positive Index Return, Positive Index Credit:

Date	Index Value	Premium	Index Cap with Buffer	Participation Rate with Buffer	Index Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2028	1,100	0
1/4/2028	1,105	0	10.0%	9.0%	10.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 1,100 / 1,000 – 1 = 10%.

Index Cap with Buffer: Strategy is a 3-year point-to-point with Index Cap and 15% Buffer. The Index Cap is 25%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(25%, 10%) = 10.0%.

Participation Rate with Buffer: Strategy is a 3-year point-to-point with Participation Rate and 15% Buffer. The Participation Rate is 90%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 10% * 90% = 9.0%.

Index Trigger with Buffer: Strategy is a 3-year point-to-point with Index Trigger and 15% Buffer. The Index Trigger Rate is 10%. Since the Index Return is positive, the Index Credit is equal to the Index Trigger Rate = 10.0%.

Example 2 – Negative Index Return, Zero Index Credit:

Date	Index Value	Premium	Index Cap with Buffer	Participation Rate with Buffer	Index Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2028	900	0
1/4/2028	895	0	0.0%	0.0%	0.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 900 / 1,000 – 1 = -10%.

Index Cap with Buffer: Strategy is a 3-year point-to-point with Index Cap and 15% Buffer. The Index Cap is 25%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -10% + 15%) = 0.0%.

Participation Rate with Buffer: Strategy is a 3-year point-to-point with Participation Rate and 15% Buffer. The Participation Rate is 90%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -10% + 15%) = 0.0%.

Index Trigger with Buffer: Strategy is a 3-year point-to-point with Index Trigger and 15% Buffer. The Index Trigger Rate is 10%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -10% + 15%) = 0.0%.

Example 3 – Positive Index Return, Positive Index Credit:

Date	Index Value	Premium	Index Cap with Buffer	Participation Rate with Buffer	Index Trigger with Buffer
1/3/2053	1,000	0
1/4/2025	1,005	100,000
1/3/2028	1,400	0
1/4/2028	1,415	0	25.0%	36.0%	10.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 1,400 / 1,000 – 1 = 40%.

Index Cap with Buffer: Strategy is a 3-year point-to-point with Index Cap and 15% Buffer. The Index Cap is 25%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(25%, 40%) = 25.0%.

Participation Rate with Buffer: Strategy is a 3-year point-to-point with Participation Rate and 15% Buffer. The Participation Rate is 90%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 40% * 90% = 36.0%.

Index Trigger with Buffer: Strategy is a 3-year point-to-point with Index Trigger and 15% Buffer. The Index Trigger Rate is 10%. Since the Index Return is positive, the Index Credit is equal to the Index Trigger Rate = 10.0%.

Example 4 – Negative Index Return, Negative Index Credit:

Date	Index Value	Premium	Cap with Buffer	Participation Rate with Buffer	Index Trigger with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2028	820	0
1/4/2028	825	0	-3.0%	-3.0%	-3.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 820 / 1,000 – 1 = -18%.

Index Cap with Buffer: Strategy is a 3-year point-to-point with Index Cap and 15% Buffer. The Index Cap is 25%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -18% + 15%) = -3.0%.

Participation Rate with Buffer: Strategy is a 3-year point-to-point with Participation Rate and 15% Buffer. The Participation Rate is 90%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -18% + 15%) = -3.0%.

Index Trigger with Buffer: Strategy is a 3-year point-to-point with Index Trigger and 15% Buffer. The Index Trigger Rate is 10%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -18% + 15%) = -3.0%.

Examples Illustrating Calculation of Indexed Strategy with a Six Year Strategy Term

Example 1 — Positive Index Return, Positive Index Credit:

Index Credit (6 Year Strategies)
Date	Index Value	Premium	Tier Participation Rate with Buffer	Participation Rate with Buffer	Index Cap with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger and Cap with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2031	1,175	0
1/4/2031	1,205	0	17.5%	17.5%	17.5%	17.5%	20.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 1,175 / 1,000 – 1 = 17.5%.

Tier Participation Rate with Buffer: Strategy is a 6-year point-to-point with Tier Participation Rate and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is positive and less than the Tier Level, the Index Credit is the Tier 1 Participation Rate multiplied by the minimum of the Index Return and the Tier Level = 100% * minimum(17.5%, 20%) = 17.5%.

Participation Rate with Buffer: Strategy is a 6-year point-to-point with Participation Rate and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 17.5% * 100% = 17.5%.

Index Cap with Buffer: Strategy is a 6-year point-to-point with Index Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(100%, 17.5%) = 17.5%.

Dual Directional Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Cap with 20% Buffer. The Index Cap is 90%. The Trigger Level is 80%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap and the Index Return = minimum(90%, 17.5%) = 17.5%.

Dual Directional Trigger and Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Trigger and Cap with 20% Buffer. The Index Cap is 80% and the Index Trigger Rate is 20%. The Trigger Level is 80%. Since the Index Return is positive, and less than or equal to 1 minus the Trigger Level (1 - 80% = 20%), the Index Credit is equal to the Index Trigger Rate = 20.0%.

Example 2 — Negative Index Return, Positive or Zero Index Credit:

Index Credit (6 Year Strategies)
Date	Index Value	Premium	Tier Participation Rate with Buffer	Participation Rate with Buffer	Index Cap with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger and Cap with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2031	925	0
1/4/2031	895	0	0.0%	0.0%	0.0%	7.5%	20.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 925 / 1,000 – 1 = -7.5%.

Tier Participation Rate with Buffer: Strategy is a 6-year point-to-point with Tier Participation Rate and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 10%) = 0.0%.

Participation Rate with Buffer: Strategy is a 6-year point-to-point with Participation Rate and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 20%) = 0.0%.

Index Cap with Buffer: Strategy is a 6-year point-to-point with Index Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -7.5% + 20%) = 0.0%.

Dual Directional Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Cap with 20% Buffer. The Index Cap is 90%. The Trigger Level is 80%. Since the Index Return is negative, but greater than Trigger Level minus one (80% - 1 = -20%), the Index Credit is the inverse of the Index Return = 7.5%.

Dual Directional Trigger and Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Trigger and Cap with 20% Buffer. The Index Cap is 80% and the Index Trigger Rate is 20%. The Trigger Level is 80%. Since the Index Return is negative, but greater than Trigger Level minus one (80% - 1 = -20%), the Index Credit is equal to the Index Trigger Rate = 20.0%.

Example 3 — Positive Index Return, Positive Index Credit:

Index Credit (6 Year Strategies)
Date	Index Value	Premium	Tier Participation Rate with Buffer	Participation Rate with Buffer	Index Cap with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger and Cap with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2031	2,100	0
1/4/2031	2,050	0	128.0%	110.0%	100.0%	90.0%	80.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 2,100 / 1,000 – 1 = 110%.

Tier Participation Rate with Buffer: Strategy is a 6-year point-to-point with Tier Participation and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is positive and greater than the Tier Level, the Index Credit is the Tier 1 Participation Rate multiplied by the minimum of the Index Return and the Tier Level plus the Tier 2 Participation Rate multiplied by the Index Return less the Tier Level = 100% * minimum(110%, 20%) + 120% * (110% – 20%) = 128%.

Participation Rate with Buffer: Strategy is a 6-year point-to-point with Participation Rate and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is positive, the Index Credit is the Index Return multiplied by the Participation Rate = 110% * 100% = 110%.

Index Cap with Buffer: Strategy is a 6-year point-to-point with Index Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap Rate and the Index Return = minimum(100%, 110%) = 100%.

Dual Directional Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Cap with 20% Buffer. The Index Cap is 90%. Since the Index Return is positive, the Index Credit is the minimum of the Index Cap Rate and the Index Return = minimum(90%, 110%) = 90.0%.

Dual Directional Trigger and Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Trigger and Cap with 20% Buffer. The Index Cap is 80% and the Index Trigger is 20%. The Trigger Level is 80%. Since the Index Return is positive, and greater than 1 minus the Trigger Level (1 - 80% = 20%), the Index Credit is equal to the Index Return up to the Index Cap = minimum(110, 80%) = 80.0%.

Example 4 — Negative Index Return, Negative Index Credit

Index Credit (6 Year Strategies)
Date	Index Value	Premium	Tier Participation Rate with Buffer	Participation Rate with Buffer	Index Cap with Buffer	Dual Directional Cap with Buffer	Dual Directional Trigger and Cap with Buffer
1/3/2025	1,000	0
1/4/2025	1,005	100,000
1/3/2031	700	0
1/4/2031	720	0	-20.0%	-10.0%	-10.0%	-10.0%	-10.0%

Index Return: The Issue Date is 1/4/2025. The Starting Index Date is the day prior to issue. The Ending Index Date is the day prior to the Contract Anniversary. The Index Return is 700 / 1,000 – 1 = -30%.

Tier Participation Rate with Buffer: Strategy is a 6-year point-to-point with Tier Participation Rate and a 10% Buffer. The Tier Level is 20%. The Tier 1 Participation Rate is 100%. The Tier 2 Participation Rate is 120%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30% + 10%) = -20%.

Participation Rate with Buffer: Strategy is a 6-year point-to-point with Participation and a 20% Buffer. The Participation Rate is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30 + 20%) = -10%.

Index Cap with Buffer: Strategy is a 6-year point-to-point with Index Cap and 20% Buffer. The Index Cap is 100%. Since the Index Return is negative, the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30% + 20%) = -10%.

Dual Directional Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Cap with 20% Buffer. The Index Cap is 90%. The Trigger Level is 80%. Since the Index Return is negative, and less than Trigger Level minus one (80% - 1 = -20%), the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30% + 20%) = -10.0%.

Dual Directional Trigger and Cap with Buffer: Strategy is a 6-year point-to-point Dual Directional Trigger and Cap with 20% Buffer. The Index Cap is 80% and the Index Trigger is 20%. The Trigger Level is 80%. Since the Index Return is negative, and less than Trigger Level minus one (80% - 1 = -20%), the Index Credit is the minimum of 0% and the Index Return plus the Buffer Percentage = minimum(0%, -30% + 20%) = -10.0%.

APPENDIX G: EXAMPLES ILLUSTRATING CALCULATION OF THE WITHDRAWAL CHARGE AND FREE WITHDRAWAL AMOUNT (FWA)

Gross Partial Withdrawal in year 3: 7% Withdrawal Charge
Indexed Strategy Base	$100,000.00
Derivative Asset Proxy immediately prior to the Partial Withdrawal	$5,000.00
Fixed Income Asset Proxy immediately prior to the Partial Withdrawal	$95,000.00
Strategy Interim Value immediately prior to the Partial Withdrawal	$100,000.00
Performance Credit Account Value immediately prior to the Partial Withdrawal	$5,000.00
Remaining FWA from Performance Credit Account Value immediately prior to the Partial Withdrawal (1)	$5,000.00
Remaining FWA from Strategy Interim Value immediately prior to the Partial Withdrawal	$5,000.00
Total Remaining FWA (2)	$10,000.00
MVA Percentage	4%
Withdrawal Charge Percentage	7%
Gross Withdrawal	$25,000.00
Gross Withdrawal from Performance Credit Account (3)	$5,000.00
Gross Withdrawal from Strategy Interim Value	$20,000.00
Amount Subject to Withdrawal Charge (4)	$15,000.00
Amount Subject to MVA (5)	$14,250.00
Withdrawal Charge (6)	$1,050.00
MVA (7)	$570.00
Withdrawal Proceeds (8)	$23,380.00
Performance Credit Account Value after the Partial Withdrawal (9)	$0.00
Indexed Strategy Base after the Partial Withdrawal (10)	$80,000.00
Strategy Interim Value after Partial Withdrawal (11)	$80,000.00

(1)	Remaining FWA from Performance Credit Account Value prior to the partial withdrawal = Performance Credit Account Value prior to the partial withdrawal * 100% = $5,000 * 100% = $5,000

(2)	Total remaining FWA = remaining FWA from Performance Credit Account Value prior to the partial withdrawal + remaining FWA from Strategy Interim Value prior to the partial withdrawal = $5,000 + $5,000 = $10,000

(3)	Gross Withdrawal from Performance Credit Account = remaining FWA from Performance Credit Account Value prior to the partial withdrawal - MAX($0, remaining FWA from Performance Credit Account Value prior to the partial withdrawal - Gross Withdrawal) = $5,000 - MAX($0, $5,000 - $25,000) = $5,000

(4)	Amount subject to Withdrawal Charge = Gross Withdrawal - remaining FWA = $25,000 - $10,000 = $15,000

(5)	Amount subject to MVA = amount subject to Withdrawal Charge * (Fixed Income Asset Proxy immediately prior to the partial withdrawal / Strategy Interim Value immediately prior to the partial withdrawal) = $15,000 * $95,000/100,000 = $14,250

(6)	Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $15,000 * 7% = $1050

(7)	MVA = amount subject to MVA * MVA percentage = $14,250 * 4% = $570

(8)	Withdrawal proceeds = Gross Withdrawal - Withdrawal Charge - MVA = $25,000 - $1050 - $570 = $23,380

(9)	Performance Credit Account Value after the partial withdrawal = Performance Credit Account Value prior to the partial withdrawal - Gross Withdrawal from Performance Credit Account = $5,000 - $5,000 = $0

(10)	Indexed Strategy Base after the partial withdrawal = Indexed Strategy Base - Indexed Strategy Base * (Gross Withdrawal from Strategy Interim Value / Strategy Interim Value prior to the partial withdrawal) = $100,000 - $100,000 * ($20,000 / $100,000) = $80,000

(11)	Strategy Interim Value after partial withdrawal = Strategy Interim Value prior to the partial withdrawal - Gross Withdrawal from Strategy Interim Value= $100,000 - $20,000 = $80,000

Full Surrender in year 4: 6% Withdrawal Charge
Indexed Strategy Base	$100,000.00
Derivative Asset Proxy prior to Surrender	$5,000.00
Fixed Income Asset Proxy prior to Surrender	$95,000.00
Strategy Interim Value prior to Surrender	$100,000.00
Performance Credit Account Value prior to Surrender	$5,000.00
Remaining FWA from Performance Credit Account Value prior to Surrender (1)	$5,000.00
Remaining FWA from Strategy Interim Value prior to Surrender	$5,000.00
Total Remaining FWA (2)	$10,000.00
MVA Percentage	4%
Withdrawal Charge Percentage	6%
Gross Withdrawal	$105,000.00
Gross Withdrawal from Performance Credit Account (3)	$5,000.00
Gross Withdrawal from Strategy Interim Value	$100,000.00
Amount Subject to Withdrawal Charge (4)	$95,000.00
Amount Subject to MVA Charge (5)	$90,250.00
Withdrawal Charge (6)	$5,700.00
MVA Charge (7)	$3,610.00
Withdrawal Proceeds (8)	$95,690.00
Performance Credit Account Value after Surrender (9)	$0.00
Indexed Strategy Base after Surrender (10)	$0.00
Strategy Interim Value after Surrender (11)	$0.00

(1)	Remaining FWA from Performance Credit Account Value prior to surrender = Performance Credit Account Value prior to surrender * 100% = $5,000 * 100% = $5,000

(2)	Total remaining FWA = remaining FWA from Performance Credit Account Value prior to surrender + remaining FWA from Strategy Interim Value prior to surrender = $5,000 + $5,000 = $10,000

(3)	Gross Withdrawal from Performance Credit Account = remaining FWA from Performance Credit Account Value prior to surrender - MAX($0, remaining FWA from Performance Credit Account Value prior to surrender - Gross Withdrawal) = $5,000 - MAX($0, $5,000 - $25,000) = $5,000

(4)	Amount subject to Withdrawal Charge = MAX($0, Gross Withdrawal – total remaining FWA) = MAX($0, $105,000 - $10,000) = $95,000

(5)	Amount subject to MVA = amount subject to Withdrawal Charge * (Fixed Income Asset Proxy prior to surrender / Strategy Interim Value prior to surrender) = $95,000 * ($95,000 / $100,000) = $90,250

(6)	Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $95,000 * 6% = $5,700

(7)	MVA = amount subject to MVA * MVA percentage = $90,250 * 4% = $3,610

(8)	Withdrawal proceeds = Gross Withdrawal - Withdrawal Charge - MVA = $105,000 - $5,700 - $3,610 = $95,690

(9)	Performance Credit Account Value after surrender = Performance Credit Account Value prior to surrender - Gross Withdrawal from Performance Credit Account Value = $5,000 - $5,000 = $0

(10)	Indexed Strategy Base after surrender = Indexed Strategy Base - Indexed Strategy Base * (Gross Withdrawal from Strategy Interim Value / Strategy Interim Value prior to surrender) = $100,000 - $100,000 * ($100,000 / $100,000) = $0

(11)	Strategy Interim Value after surrender = Strategy Interim Value prior to surrender - Gross Withdrawal from Strategy Interim Value= $100,000 - $100,000 = $0

Net Partial Withdrawal in year 3: 7% Withdrawal Charge
Indexed Strategy Base	$100,000.00
Derivative Asset Proxy prior to the Partial Withdrawal	$5,000.00
Fixed Income Asset Proxy prior to the Partial Withdrawal	$95,000.00
Strategy Interim Value prior to the Partial Withdrawal	$100,000.00
Performance Credit Account Value prior to the Partial Withdrawal	$5,000.00
Remaining FWA from Performance Credit Account Value prior to the Partial Withdrawal (1)	$5,000.00
Remaining FWA from Strategy Interim Value prior to the Partial Withdrawal	$5,000.00
Total Remaining FWA (2)	$10,000.00
MVA Percentage	4%
Withdrawal Charge Percentage	7%
Net Withdrawal	$23,380.00
Gross Withdrawal (3)	$25,000.00
Gross Withdrawal from Performance Credit Account (4)	$5,000.00
Gross Withdrawal from Strategy Interim Value	$20,000.00
Amount Subject to Withdrawal Charge (5)	$15,000.00
Amount Subject to MVA Charge (6)	$14,250.00
Withdrawal Charge (7)	$1,050.00
MVA Charge (8)	$570.00
Withdrawal Proceeds (9)	$23,380.00
Performance Credit Account Value after the Partial Withdrawal (10)	$0.00
Indexed Strategy Base after the Partial Withdrawal (11)	$80,000.00
Strategy Interim Value after the Partial Withdrawal (12)	$80,000.00

(1)	Remaining FWA from Performance Credit Account Value prior to the partial withdrawal = Performance Credit Account Value prior to the partial withdrawal * 100% = $5,000 * 100% = $5,000

(2)	Total remaining FWA = remaining FWA from Performance Credit Account Value prior to the partial withdrawal + remaining FWA from Strategy Interim Value prior to the partial withdrawal = $5,000 + $5,000 = $10,000

(3)	Gross Withdrawal = [Net Withdrawal - total remaining FWA * (Withdrawal Charge Percentage + (Fixed Income Asset Proxy / Strategy Interim Value) * MVA percentage)] / (1 - Withdrawal Charge Percentage - (Fixed Income Asset Proxy / Strategy Interim Value) * MVA percentage) = [$23,380 - $10,000 * (7% + ($95,000 / $100,000) * 4%)] / (1 - 7% - ($95,000 / $100,000) * 4%) = $25,000

(4)	Gross Withdrawal from Performance Credit Account = remaining FWA from Performance Credit Account Value prior to the partial withdrawal - MAX($0, remaining FWA from Performance Credit Account Value prior to the partial withdrawal - Gross Withdrawal) = $5,000 - MAX($0, $5,000 - $25,000) = $5,000

(5)	Amount subject to Withdrawal Charge = MAX($0, Gross Withdrawal - remaining FWA) = MAX($0, $25,000 - $10,000) = $15,000

(6)	Amount subject to MVA = amount subject to Withdrawal Charge * (Fixed Income Asset Proxy/ Strategy Interim Valu) = $15,000 * ($95,000 / $100,000) = $14,250

(7)	Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $15,000 * 7% = $1,050

(8)	MVA Charge = amount subject to MVA * MVA percentage = $14,250 * 4% = $570

(9)	Withdrawal proceeds = Gross Withdrawal - Withdrawal Charge - MVA = $25,000 - $1,050 - $570 = $23,380

(10)	Performance Credit Account Value after the partial withdrawal = Performance Credit Account Value prior to the partial withdrawal - Gross Withdrawal from Performance Credit Account Value = $5,000 - $5,000 = $0

(11)	Indexed Strategy Base after the partial withdrawal = Indexed Strategy Base - Indexed Strategy Base * (Gross Withdrawal from Strategy Interim Value / Strategy Interim Value prior to the partial withdrawal) = $100,000 - $100,000 * ($20,000 / $100,000) = $80,000

(12)	Strategy Interim Value after the partial withdrawal = Strategy Interim Value prior to the partial withdrawal - Gross Withdrawal from Strategy Interim Value= $100,000 - $20,000 = $80,000

Advisory fee (Systematic Withdrawal) in year 3: 2% Withdrawal Charge
Indexed Strategy Base	$100,000.00
Derivative Asset Proxy prior to the Withdrawal	$5,000.00
Fixed Income Asset Proxy prior to the Withdrawal	$95,000.00
Strategy Interim Value prior to the Withdrawal	$100,000.00
Performance Credit Account Value prior to the Withdrawal	$5,000.00
Remaining FWA from Performance Credit Account Value prior to the Withdrawal (1)	$5,000.00
Remaining FWA from Strategy Interim Value prior to the Withdrawal	$10,000.00
Total Remaining FWA (2)	$15,000.00
MVA Percentage	4%
Withdrawal Charge Percentage	2%
Advisory Fee	$1,500.00
Non-Advisory Fee Gross Withdrawal	$0.00
Gross Withdrawal (3)	$1,500.00
Gross Withdrawal from Performance Credit Account Value (4)	$0.00
Gross Withdrawal from Strategy Interim Value (5)	$1,500.00
Amount Subject to Withdrawal Charge (6)	$0.00
Amount Subject to MVA (7)	$0.00
Withdrawal Charge (8)	$0.00
MVA (9)	$0.00
Withdrawal Proceeds (10)	$1,500.00
Performance Credit Account Value after the Withdrawal (11)	$5,000.00
Indexed Strategy Base after the Withdrawal (12)	$98,500.00
Strategy Interim Value after the Withdrawal (13)	$98,500.00
Remaining FWA from Performance Credit Account Value after the Withdrawal	$5,000.00
Remaining FWA from Strategy Interim Value after the Withdrawal	$10,000.00

(1)	Remaining FWA from Performance Credit Account Value prior to the withdrawal = Performance Credit Account Value prior to the withdrawal * 100% = $5,000 * 100% = $5,000

(2)	Total remaining FWA = remaining FWA from Performance Credit Account Value prior to the withdrawal + remaining FWA from Strategy Interim Value prior to the withdrawal = $5,000 + $10,000 = $15,000

(3)	Gross Withdrawal = advisory fee + non-advisory fee Gross Withdrawal = $1,500 + $0 = $1,500

(4)	Since advisory fee withdrawal does not reduce Performance Credit Account Value, Gross Withdrawal from Performance Credit Account Value = $0

(5)	Since advisory fee is not subject to Withdrawal Charge, Gross Withdrawal from Strategy Interim Value = Gross Withdrawal - Gross Withdrawal from Performance Credit Account Value = $1,500 - $0 = $1,500

(6)	Amount subject to Withdrawal Charge = MAX($0, (Gross Withdrawal - advisory fee) - total remaining FWA) = MAX($0, ($1,500 - $1,500)- $15,000) = $0

(7)	Amount subject to MVA = amount subject to Withdrawal Charge * (Fixed Income Asset Proxy prior to the withdrawal / Strategy Interim Value prior to the withdrawal) = $0 * ($95,000 / $100,000) = $0

(8)	Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $0 * 2% = $0

(9)	MVA = amount subject to MVA * MVA percentage = $0 * 4% = $0

(10)	Withdrawal proceeds = Gross Withdrawal - Withdrawal Charge - MVA Charge = $1,500 - $0 - $0 = $1,500

(11)	Performance Credit Account Value after the withdrawal = Performance Credit Account Value prior to the withdrawal - Gross Withdrawal from Performance Credit Account Value = $5,000 - $0 = $5,000

(12)	Indexed Strategy Base after the withdrawal = Indexed Strategy Base - Indexed Strategy Base * (Gross Withdrawal from Strategy Interim Value / Strategy Interim Value prior to the withdrawal) = $100,000 - $100,000 * ($1,500 / $100,000) = $98,500

(13)	Strategy Interim Value after the withdrawal = Strategy Interim Value prior to the withdrawal - Gross Withdrawal from Strategy Interim Value = $100,000 - $1,500 = $98,500

APPENDIX H: EXAMPLES ILLUSTRATING CALCULATION OF MARKET VALUE ADJUSTMENT (MVA)

Issue date: 7/1/2023

Surrender date: 3/29/2024

Full Surrender - Positive MVA Percentage
Derivative Asset Proxy prior to Surrender	$4,750.00
Fixed Income Asset Proxy prior to Surrender	$90,250.00
Strategy Interim Value prior to Surrender	$95,000.00
Performance Credit Account Value prior to Surrender	$5,000.00
Contract Value prior to Surrender	$100,000.00
Remaining FWA from Performance Credit Account Value prior to Surrender (1)	$5,000.00
Remaining FWA from Strategy Interim Value prior to Surrender	$5,000.00
Total Remaining FWA (2)	$10,000.00
Amount Subject to Withdrawal Charge (3)	$90,000.00
Amount Subject to MVA (4)	$85,500.00
Withdrawal Charge Percentage	8%
Withdrawal Charge (5)	$7,200.00
Minimum Nonforfeiture Amount	$87,500.00
Dollar Limit for MVA Amount (6)	$5,300.00
Preliminary MVA Percentage (7)	3.9452%
MVA Percentage Limit (8)	6.1988%
MVA Percentage (9)	3.9452%
MVA (10)	$3,373.15
Withdrawal Proceeds (11)	$89,426.85

(1)	Remaining FWA from Performance Credit Account Value prior to surrender = Performance Credit Account Value prior to surrender * 100% = $5,000 * 100% = $5,000

(2)	Total remaining FWA = remaining FWA from Performance Credit Account Value prior to surrender + remaining FWA from Strategy Interim Value prior to surrender = $5,000 + $5,000 = $10,000

(3)	Amount subject to Withdrawal Charge = Contract Value prior to Surrender - remaining FWA = $100,000 - $10,000 = $90,000

(4)	Amount subject to MVA = (Contract Value prior to Surrender - remaining FWA) * (Fixed Income Asset Proxy prior to surrender / Strategy Interim Value prior to surrender) = ($100,000 - $10,000) * ($95,000 / $100,000) = $85,500

(5)	Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 8% = $7,200

(6)	Dollar limit for MVA amount = Contract Value prior to Surrender - Withdrawal Charge - minimum nonforfeiture amount = $100,000 - $7,200 - $87,500 = $5,300

(7)	Preliminary MVA percentage = A*(B-C)*(N/365) where

A = MVA percentage factor = 100%

B = MVA Index number on the MVA Index date associated with date of withdrawal = .0275

C = MVA Index number on the MVA Index date associated with the Issue Date = .02

N = Number of days remaining in Withdrawal Charge Period = 1920

=100%*(0.0275-0.02)*(1920/365) = 3.9452%

(8)	MVA percentage limit = dollar limit for MVA amount / amount subject to MVA charge = $5,300 / $85,500 = 6.1988%

(9)	Since preliminary MVA percentage is positive, MVA percentage = minimum(preliminary MVA percentage, MVA percentage limit) = minimum(3.9452%, 5.1462%) = 3.9452%

(10)	MVA = MVA percentage * amount subject to MVA = 3.9452% * $85,500 = $3,373.15

(11)	Withdrawal proceeds = Contract Value prior to Surrender- Withdrawal Charge - MVA charge = $100,000 - $7,200 - $3,373.15 = $89,426.85

Issue date: 7/1/2023

Surrender date: 3/29/2024

Full Surrender - Negative MVA Percentage
Derivative Asset Proxy prior to Surrender	$4,750.00
Fixed Income Asset Proxy prior to Surrender	$90,250.00
Strategy Interim Value prior to Surrender	$95,000.00
Performance Credit Account Value prior to Surrender	$5,000.00
Contract Value prior to Surrender	$100,000.00
Remaining FWA from Performance Credit Account Value prior to Surrender (1)	$5,000.00
Remaining FWA from Strategy Interim Value prior to Surrender	$5,000.00
Total Remaining FWA (2)	$10,000.00
Amount Subject to Withdrawal Charge (3)	$90,000.00
Amount Subject to MVA (4)	$85,500.00
Withdrawal Charge Percentage	8%
Withdrawal Charge (5)	$7,200.00
Minimum Nonforfeiture Amount	$87,500.00
Dollar Limit for MVA Amount (6)	$5,300.00
Preliminary MVA Percentage (7)	-2.6301%
MVA Percentage Limit (8)	6.1988%
MVA Percentage (9)	-2.6301%
MVA (10)	-$2,248.77
Withdrawal Proceeds (11)	$95,048.77

(1)	Remaining FWA from Performance Credit Account Value prior to surrender = Performance Credit Account Value prior to surrender * 100% = $5,000 * 100% = $5,000

(2)	Total remaining FWA = remaining FWA from Performance Credit Account Value prior to surrender + remaining FWA from Strategy Interim Value prior to surrender = $5,000 + $5,000 = $10,000

(3)	Amount subject to Withdrawal Charge = Contract Value prior to Surrender - remaining FWA = $100,000 - $10,000 = $90,000

(4)	Amount subject to MVA = (Contract Value prior to Surrender - remaining FWA) * (Fixed Income Asset Proxy prior to surrender / Strategy Interim Value prior to surrender) = ($100,000 - $10,000) * ($95,000 / $100,000) = $85,500

(5)	Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 8% = $7,200

(6)	Dollar limit for MVA amount = Contract Value prior to Surrender - Withdrawal Charge - minimum nonforfeiture amount = $100,000 - $7,200 - $87,500 = $5,300

(7)	Preliminary MVA percentage = A*(B-C) * (N/365) where

A = MVA percentage factor = 100%

B = MVA Index number on the MVA Index date associated with date of withdrawal = 0.0275

C = MVA Index number on the MVA Index date associated with the Issue Date = 0.0325

N = Number of days remaining in Withdrawal Charge Period = 1920

=100%*(0.0275-0.0325) * (1920/365) = -2.6301%

(8)	Percentage Limit = Dollar Limit for MVA Amount / Amount Subject to MVA Charge = $5,300 / $85,500 = 6.1988%

(9)	Since preliminary MVA percentage is negative, MVA percentage = maximum(preliminary MVA percentage, -MVA percentage limit) = maximum(-2.6301%, -6.1988%) = -2.6301%

(10)	MVA = MVA percentage * amount subject to MVA = -2.6301% * $85,500 = -$2,248.77

(11)	Withdrawal proceeds = Contract Value prior to Surrender - Withdrawal Charge - MVA = $100,000 - $7,200 - (-$2,248.77) = $95,048.77

Issue date: 7/1/2023

Surrender date: 3/29/2024

Full Surrender - Positive MVA Percentage that hits MVA Limit
Derivative Asset Proxy prior to Surrender	$4,750.00
Fixed Income Asset Proxy prior to Surrender	$90,250.00
Strategy Interim Value prior to Surrender	$95,000.00
Performance Credit Account Value prior to Surrender	$5,000.00
Contract Value prior to Surrender	$100,000.00
Remaining FWA from Performance Credit Account Value prior to Surrender (1)	$5,000.00
Remaining FWA from Strategy Interim Value prior to Surrender	$5,000.00
Total Remaining FWA (2)	$10,000.00
Amount Subject to Withdrawal Charge (3)	$90,000.00
Amount Subject to MVA (4)	$85,500.00
Withdrawal Charge Percentage	8%
Withdrawal Charge (5)	$7,200.00
Minimum Nonforfeiture Amount	$87,500.00
Dollar Limit for MVA Amount (6)	$5,300.00
Preliminary MVA Percentage (7)	9.2055%
MVA Percentage Limit (8)	6.1988%
MVA Percentage (9)	6.1988%
MVA (10)	$5,300.00
Withdrawal Proceeds (11)	$87,500.00

(1)	Remaining FWA from Performance Credit Account Value prior to surrender = Performance Credit Account Value prior to surrender * 100% = $5,000 * 100% = $5,000

(2)	Total remaining FWA = remaining FWA from Performance Credit Account Value prior to surrender + remaining FWA from Strategy Interim Value prior to surrender = $5,000 + $5,000 = $10,000

(3)	Amount subject to Withdrawal Charge = Contract Value prior to Surrender - remaining FWA = $100,000 - $10,000 = $90,000

(4)	Amount subject to MVA = (Contract Value prior to Surrender - remaining FWA) * (Fixed Income Asset Proxy prior to surrender / Strategy Interim Value prior to surrender) = ($100,000 - $10,000) * ($95,000 / $100,000) = $85,500

(5)	Withdrawal Charge = amount subject to Withdrawal Charge * Withdrawal Charge percentage = $90,000 * 8% = $7,200

(6)	Dollar limit for MVA amount = Contract Value prior to Surrender - Withdrawal Charge - minimum nonforfeiture amount = $100,000 - $7,200 - $87,500 = $5,300

(7)	Preliminary MVA percentage = A*(B-C)*(N/365) where

A = MVA percentage factor = 100%

B = MVA Index number on the MVA Index date associated with date of withdrawal = 0.0375

C = MVA Index number on the MVA Index date associated with the Issue Date = 0.02

N = Number of days remaining in Withdrawal Charge Period = 1920

=100%*(0.0375-0.02)*(1920/365) = 9.2055%

(8)	MVA Percentage Limit = Dollar limit for MVA amount / amount subject to MVA = $5,300 / $85,500 = 6.1988%

(9)	Since preliminary MVA percentage is positive, MVA percentage = minimum(preliminary MVA percentage, MVA percentage limit) = minimum(9.2055%, 6.1988%) = 6.1988%

(10)	MVA = MVA percentage * amount subject to MVA charge = 6.1988% * $85,500 = $5,300.00

(11)	Withdrawal proceeds = Contract Value prior to Surrender - Withdrawal Charge - MVA = $100,000 - $7,200 - $5,300.00 = $87,500.00

APPENDIX I: EXAMPLES ILLUSTRATING CALCULATION OF THE OPTIONAL RETURN OF PREMIUM DEATH BENEFIT

Example for calculation of the Rider Charge

Optional Return of Premium Death Benefit – Rider Charge
Indexed Strategy Base prior to Rider Charge	$ 95,000.00
Strategy Contract Value prior to Rider Charge	$104,500.00
Return of Premium Base	$100,000.00
Rider Charge Percentage	0.15%
Rider Charge (1)	$150.00
Indexed Strategy Base after the Rider Charge (3)	$94,863.64
Strategy Contract Value after the Rider Charge (2)	$104.350.00

(1)	The Rider Charge for the optional Return of Premium Death Benefit rider is assessed annually at the end of the Contract Year. Rider Charge = Return of Premium Base * Rider Charge percentage = $100,000 * 0.15% = $150

(2)	The Strategy Contract Value after the Rider Charge = Strategy Contract Value prior to Rider Charge – Rider Charge = $104,500 – $150 = $104,350

(3)	The Indexed Strategy Base is reduced by the Rider Charge in the same proportion that the Strategy Contract Value is reduced by the Rider Charge. The factor for the reduction is derived as [1 – (Rider Charge) / (Strategy Contract Value prior to Rider Charge)] = [1 – ($150) / ($104,500)] = 0.9985646. The Indexed Strategy Base after the Rider Charge is calculated as the Indexed Strategy Base prior to the Rider Charge multiplied by this factor, $95,000 * 0.9985646 = $94,863.64

Example for calculation of prorated Rider Charge

Optional Return of Premium Death Benefit – Prorated Rider Charge at Full Surrender
Anniversary Date	1/4/2023
Full Surrender Date	8/1/2023
Indexed Strategy Base prior to Rider Charge	$100,000.00
Strategy Contract Value prior to Rider Charge	$105,000.00
Return of Premium Base	$100,000.00
Rider Charge Percentage	0.15%
Prorated Rider Charge (1)	$ 85.89
Indexed Strategy Base after the Rider Charge	$ 99,918.20
Strategy Contract Value after the Rider Charge	$104,914.11
Remaining Free Withdrawal Amount	$0
Withdrawal Charge Percentage	6.0%
Withdrawal Charge (2)	$ 6,294.85
Withdrawal Proceeds (3)	$ 98,619.26

(1)	A prorated Rider Charge is assessed if the rider is terminated for any reason other than for death or annuitization. In this example, the rider is terminated at a request for full surrender. The prorated Rider Charge is calculated as the Rider Charge percentage multiplied by the Return of Premium Base multiplied by number of days since Contract Anniversary divided by the number of days in the Contract Year: 0.15% * $100,000 * (209/365) = $85.89

(2)	The prorated Rider Charge is reduced from the Strategy Contract Value prior to the application of the Withdrawal Charge percentage. The Withdrawal Charge is calculated as the (Strategy Contract Value minus the remaining Free Withdrawal Amount) times the Withdrawal Charge percentage: ($104,914.11 – 0) * 6.0% = $6,294.85

(3)	The withdrawal proceeds are calculated as the Strategy Contract Value minus the Withdrawal Charge: $104,914.11 – $6,294.85 =$98,619.26

Impact of Withdrawals on Return of Premium Base (B – Share/I – Share)

Optional Return of Premium Death Benefit - Withdrawals
Contract Value prior to Withdrawal	$ 95,000.00
Return of Premium Base prior to Withdrawal	$100,000.00
Partial Withdrawal	$ 25,000.00
Contract Value after the Withdrawal (1)	$ 70,000.00
Return of Premium Base after the Withdrawal (2)	$ 73,684.21

(1)	Contract Value is reduced by the partial withdrawal, $95,000 – $25,000 = $70,000

(2)	The Return of Premium Base is reduced for withdrawals in the same proportion that the Contract Value is reduced by the withdrawal. The factor for the reduction is derived as [1 – (partial withdrawal) / (Contract Value prior to withdrawal)] = [1 – ($25,000) / ($95,000)] = 0.7368421. The Return of Premium Base after the withdrawal is calculated as the Return of Premium Base prior to the withdrawal multiplied by this factor, $100,000 * 0.7368421 = $73,684.21

Impact of advisory fees on Return of Premium Base (I – Share)

Optional Return of Premium Death Benefit – Advisory Fees
Contract Value prior to Advisory Fee	$ 95,000.00
Return of Premium Base prior to Advisory Fee	$100,000.00
Advisory Fee	$ 950.00
Contract Value after the deduction of Advisory Fee (1)	$ 94,050.00
Return of Premium Base after of Advisory Fee (2)	100,000.00

(1)	Contract Value is reduced by the advisory fee, $95,000 – $950 = $94,050

(2)	The Return of Premium Base is not reduced for advisory fees. The Return of Premium Base following the withdrawal is $100,000.

Example of Death Benefit in Market Scenario

Date	Premium	Beginning Indexed Strategy Base	Beginning Contract Value	Return of Premium Base	Rider Charge(1)	Index Credit	Ending Indexed Strategy Base(3)	Ending Contract Value(2)(4)	Death Benefit(5)
1/4/2023	100,000.00	100,000.00	100,000.00	100,000.00		0.00%			100,000.00
1/3/2024		100,000.00	105,000.00	100,000.00	150	0.00%	99,857.14	104,850.00	104,850.00
1/4/2024		99,857.14	99,857.14	100,000.00	0	7.00%	106,847.14	106,847.14	106,847.14
1/3/2025		106,847.14	98,299.37	100,000.00	150	0.00%	106,684.10	98,149.37	100,000.00
1/4/2025		106,684.10	98,149.37	100,000.00	0	-10.00%	96,015.69	96,015.69	100,000.00

(1)	The Rider Charge is calculated at the end of the Contract Year. The Rider Charge is calculated as the Rider Charge percentage multiplied by the Return of Premium Base. For this example, the Rider Charge percentage is 0.15%

On 1/3/2024, the Rider Charge is calculated as 0.15% * $100,000 = $150

On 1/3/2025, the Rider Charge is calculated as 0.15% * $100,000 = $150

The Strategy Contract Value is reduced by the dollar amount of the Rider Charge.

On 1/3/2024, the ending Strategy Contract Value is $105,000 – $150 = $104,850.00

On 1/3/2025, the ending Strategy Contract Value is $98,299.37 – $150 = $98,149.37

(2)	The Indexed Strategy Base is reduced by the Rider Charge in the same proportion that the Strategy Contract Value is reduced by the Rider Charge. The factor for the reduction is derived as [1 – (Rider Charge) / (Strategy Contract Value prior to Rider Charge)].

On 1/3/2024, the ending Indexed Strategy Base is calculated as $100,000 * [1 – ($150) / ($105,000)] = $99,857.14

On 1/3/2025, the ending Indexed Strategy Base is calculated as $106,847.14 * [1 – ($150) / ($98,299.37)] = $106,684.10

(3)	The Strategy Contract Value on the date the Index Credit is applied is calculated as one plus the Index Credit multiplied by the

Indexed Strategy Base.

On 1/4/2024, the ending Strategy Contract Value is $98,857.14 * (1+7%) = $106,847.14

On 1/4/2025, the ending Strategy Contract Value is $106,684.10 *(1+(-10%) = $96,015.69

(4)	The Death Benefit is the greater of the Contract Value and the Return of Premium Base.

On 1/4/2024, the Death Benefit is $106,847.14. The Death Benefit is equal to the greater of the Contract Value, $106,847.14, and the Return of Premium Base, $100,000.00.

On 1/4/2025, the Death Benefit is $100,000.00. The Death Benefit is equal to the greater of the Contract Value, $98,149.37, and the Return of Premium Base, $100,000.00.

APPENDIX J: EXAMPLES ILLUSTRATING CALCULATION OF PERFORMANCE LOCK

Manual Performance Lock for Indexed Strategies with a 3-Year or 6-Year Strategy Term
Date	Contract Transaction	Index Value	Strategy Contract Value	One-Year Fixed Strategy Value
1/5/2023		1000	$100,000	$0
1/6/2023	Issue Date	1005	$100,000	$0
7/1/2025	Request for Performance Lock (1)	1150	$104,000	$0
7/2/2025		980	$105,150	$0
7/3/2025	Performance Lock Date (2)	1050	$98,750	$98,750
1/5/2026		1070	$0	$99,252
1/6/2026	Contract Anniversary	950	$0	$99,255 (3)

When manually electing Performance Lock, We use the Strategy Interim Value calculated at the end of the second Valuation Day after We receive your request. This means you will not be able to determine in advance your “locked in” Strategy Contract Value, and it may be higher or lower than it was at the point in time you requested the Performance Lock.

In this example, assume a request for Performance Lock is submitted on 7/1/2025. The Performance Lock will be processed on 7/3/2025. The Strategy Interim Value on 7/3/2025 will not be known at the time the Performance Lock is processed.

(1)	The Performance Lock request was submitted on 7/1/2025. On this day, the Strategy Interim Value was $104,000.

(2)	The Performance Lock Date is 7/3/2025. The Strategy Contract Value on this day is $98,750. This is the Strategy Contract Value that is “locked-in”. This Strategy Contract Value will be automatically transferred to the One-Year Fixed Strategy.

(3)	On the Contract Anniversary on 1/6/2026, the One-Year Fixed Strategy Value increased to $99,255, assuming a 1.00% fixed interest rate.

Manual Performance Lock for Indexed Strategies with a 1-Year Strategy Term
Date	Contract Transaction	Index Value	Strategy Contract Value	One-Year Fixed Strategy Value
1/3/2023		1000	$100,000	$0
1/4/2023	Issue Date	1010	$100,000	$0
6/28/2023	Request for Performance Lock (1)	1090	$103,000	$0
6/29/2023		1100	$105,150	$0
6/30/2023	Performance Lock Date (2)	1050	$101,000	$0
1/3/2024		1060	$101,516	$0
1/4/2024	Contract Anniversary	1110	$101,519 (3)	$0

When manually electing Performance Lock, We use the Strategy Interim Value calculated at the end of the second Valuation Day after We receive your request. This means you will not be able to determine in advance your “locked in” Strategy Contract Value, and it may be higher or lower than it was at the point in time you requested the Performance Lock.

In this example, assume a request for Performance Lock is submitted on 6/28/2023. The Performance Lock will be processed on 6/30/2023. The Strategy Contract Value on 6/30/2023 will not be known at the time the withdrawal request was submitted.

(1)	The Performance Lock request was submitted on 6/28/2023. On this day, the Strategy Interim Value was $103,000.

(2)	The Performance Lock Date is 6/30/2023. The Strategy Contract Value on this day is $101,000. This is the Strategy Contract Value that is “locked-in”. For Indexed Strategies with a 1-year Strategy Term, on the Performance Lock Date, the ‘locked-in” amount remains within the Indexed Strategy.

(3)	Following the Performance Lock Date, the Strategy Contract Value will be credited daily interest at a rate equal to the One-Year Fixed Strategy. No Index Credit will be credited at the end of the Strategy Term. On the Contract Anniversary on 1/4/2024, the Strategy Contract Value has increased to $101,519, assuming a fixed interest rate of 1.00%. At this Contract Anniversary, the Strategy Contract Value may remain within the strategy or be reallocated among the Indexed Strategies or between the Index Strategies and the One Year Fixed Strategy.

	Automatic Performance Lock for Indexed Strategies with a 3-Year or 6-Year Strategy Term
Date	Contract Transaction	Indexed Strategy Base	Strategy Contract Value	Strategy Contract Value Growth	One-Year Fixed Strategy Value
1/5/2023		$100,000	$100,000	0.0%	$0
1/6/2023	Issue Date	$100,000	$100,000	0.0%	$0
6/30/2025		$100,000	$111,500	11.5%	$0
7/1/2025	Performance Lock Target Triggered (1)	$100,000	$112,500	12.5%	$0
7/2/2025		$100,000	$111,000	11.0%	$0
7/3/2025	Performance Lock Date (2)	$100,000	$109,500	9.5%	$109,500
1/5/2026		$100,000	$0	N/A	$110,057
1/6/2026	Contract Anniversary	$100,000	$0	N/A	$110,060 (3)

When electing automatic Performance Lock, We use the Strategy Interim Value calculated at the end of the second Valuation Day after the Valuation Day upon which your automatic Performance Lock target is reached. This means you will not be able to determine in advance your “locked in” Strategy Contract Value, and it may be higher or lower than your target.

In this example, assume you set a target of 12.0%. The Strategy Contract Value growth, calculated as the Strategy Contract Value / Indexed Strategy Base minus 1, on 7/1/2025 is 12.5% ($112,500 / $100,000 – 1), triggering a Performance Lock. The Performance Lock will be processed on 7/3/2025. The Strategy Interim Value on 7/3/2025 will not be known at the time the Performance Lock is triggered, and the Strategy Contract Value growth on that day may be lower than the target.

(1)	The automatic Performance Lock target was triggered on 7/1/2025. On this day, the Strategy Interim Value was $112,500.

(2)	The Performance Lock Date is 7/3/2025. The Strategy Contract Value on this day is $109,500. This is the Strategy Contract Value that is “locked-in”. This Strategy Contract Value will be automatically transferred to the One-Year Fixed Strategy.

(3)	On the Contract Anniversary on 1/6/2026, the One-Year Fixed Strategy Value increased to $110,060, assuming a 1.00% fixed interest rate.

Automatic Performance Lock for Indexed Strategies with a 1-Year Strategy Term
Date	Contract Transaction	Indexed Strategy Base	Strategy Contract Value	Strategy Contract Value Growth	One-Year Fixed Strategy Value
1/3/2023		$100,000	$100,000	0.0%	$0
1/4/2023	Issue Date	$100,000	$100,000	0.0%	$0
6/28/2023	Performance Lock Target Triggered (1)	$100,000	$105,100	5.1%	$0
6/29/2023		$100,000	$104,500	4.5%	$0
6/30/2023	Performance Lock Date (2)	$100,000	$104,200	4.2%	$0
1/3/2024		$100,000	$104,733	N/A	$0
1/4/2024	Contract Anniversary	$100,000	$104,735 (3)	N/A	$0

When electing automatic Performance Lock, We use the Strategy Interim Value calculated at the end of the second Valuation Day after the Valuation Day upon which your automatic Performance Lock target is reached. This means you will not be able to determine in advance your “locked in” Strategy Contract Value, and it may be higher or lower than your target.

In this example, assume you set a target of 5.0%. The Strategy Contract Value growth, calculated as the Strategy Contract Value / Indexed Strategy Base minus 1, on 6/28/2023 is 5.1% ($105,100 / $100,000 – 1), triggering a Performance Lock. The Performance Lock will be processed on 6/30/2023. The Strategy Interim Value on 6/30/2023 will not be known at the time the Performance Lock is triggered, and the Strategy Contract Value growth on that day may be lower than the target.

(1)	The automatic Performance Lock target was triggered on 6/28/2023. On this day, the Strategy Interim Value was $105,100.

(2)	The Performance Lock Date is 6/30/2023. The Strategy Contract Value on this day is $104,200. This is the Strategy Contract Value that is “locked-in”. For Indexed Strategies with a 1-year Strategy Term, on the Performance Lock Date, the ‘locked-in” amount remains within the Indexed Strategy.

(3)	Following the Performance Lock Date, the Strategy Contract Value will be credited daily interest at a rate equal to the One-Year Fixed Strategy. No Index Credit will be credited at the end of the Strategy Term. On the Contract Anniversary on 1/4/2024, the Strategy Contract Value has increased to $104,735, assuming a fixed interest rate of 1.00%. At this Contract Anniversary, the Strategy Contract Value may remain within the strategy or be reallocated among the Indexed Strategies or between the Index Strategies and the One Year Fixed Strategy.

APPENDIX K: INDEX DISCLOSURES

[To be updated by amendment]

All indices are price-return indices that do not reflect dividends paid with respect to underlying securities.

THE NASDAQ-100® PRICE RETURN INDEX

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the Owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Price Return Index to track general stock market performance. The Corporations’ only relationship to Forethought Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq-100® Price Return Index and certain trade names of the Corporations and the use of the Nasdaq-100 Price Return Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the Owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Price Return Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 PRICE RETURN INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

S&P 500® INDEX

The “S&P 500® Index” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Forethought Life Insurance Company (“Forethought”). S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trade- marks have been licensed for use by SPDJI and sublicensed for certain purposes by Forethought. It is not possible to invest directly in an index. Forethought’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). Neither S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the Owners of Forethought’s Products or any member of the public regarding the advisability of investing in securities generally or in Forethought’s Products particularly or the ability of the S&P 500® Index to track general market performance. Past performance of an Index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Forethought with respect to the S&P 500® Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Forethought or Forethought’s Products. S&P Dow Jones Indices has no obligation to take the needs of Forethought or the Owners of Forethought’s Products into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Forethought’s Products. There is no assurance that investment products based on the S&P 500® Index will accurately track Index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY FORETHOUGHT OWNERS OF THE FORETHOUGHT’S PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIM- ITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDI- RECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH

K-1

DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND FOREHTOUGHT, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

K-2

[BACK COVER]

Dealer Prospectus Delivery Obligation.

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The registrant’s expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Registration Fees, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees: $ [ ]*
Printing and engraving: $ [ ]*
Accounting fees and expenses: $ [ ]*
Legal fees and expenses: $ [ ]*
Miscellaneous: $ [ ]*
Total expenses: $ [ ]*

*To be updated by pre-effective amendment.

Item 14. Indemnification of Directors and Officers

The Company may indemnify any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses reasonably incurred by such person in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made or threatened to be made, a party by reason of being or having been in any such capacity, or arising out of his status as such, except in relation to matters as to which he is adjudged in such action, suit or proceeding, civil or criminal, to be liable for negligence or misconduct in the performance of duty to the Company; provided however, that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, By-Laws, resolution, or other authorization heretofore or hereafter adopted, after notice by a majority vote of all the voting shares then issued and outstanding.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Not applicable.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

(1)	(i)	Amended and Restated Principal Underwriting Agreement. Incorporated by reference to exhibit (1)(i) filed with pre-effective amendment no. 2 filed by Forethought Life Insurance Company, File No. 333-257394, on February 2, 2022.
	(ii)	Broker-Dealer Sales and Supervisory Agreement. Incorporated by reference to exhibit (1)(ii) filed with pre-effective amendment no. 2 filed by Forethought Life Insurance Company, File No. 333-257394, on February 2, 2022.
(2)		Not Applicable
(3)	(i)	Articles of Incorporation of Forethought Life Insurance Company. Incorporated by reference to exhibit (6)(a) filed with initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-182946, on July 31, 2012
	(ii)	Bylaws of Forethought Life Insurance Company. Incorporated by reference to exhibit (6)(b) filed with initial registration statement filed by Forethought Life Insurance Company Separate Account A, File No. 333-182946, on July 31, 2012.
(4)	(i)	Individual Single Premium Deferred Indexed-Linked Annuity Contract.*
	(ii)	One-Year Fixed Strategy Rider.*
	(iii)	One-Year Liquid Fixed Strategy Rider.*
	(iii)	Advisory Fee Withdrawal Rider.*
	(iv)	Market Value Adjustment Rider.*
	(v)	Return of Premium Death Benefit Rider.*
	(vi)	Point-to-Point Cap with Aggregate Floor Indexed Strategy Rider.*
	(vii)	Point-to-Point Cap with Buffer Indexed Strategy Rider.*
	(viii)	Point-to-Point Cap with Floor Indexed Strategy Rider.*
	(ix)	Point-to-Point Participation Rate with Buffer Indexed Strategy Rider.*

	(x)	Point-to-Point Tiered Participation Rate with Buffer Indexed Strategy Rider.*
	(xi)	Point-to-Point Performance Trigger with Buffer Indexed Strategy Rider.*
	(xii)	Point-to-Point Dual Directional Cap with Buffer.*
	(xiii)	Dual Directional Yield with Buffer.*
	(xiv)	Dual Directional Trigger Cap with Buffer.*
(5)		Legal opinion of Sarah M. Patterson, Managing Director, General Counsel for Individual Markets and Assistant Secretary.*
(6)-(9)		Not Applicable
(10)		Master Services Agreement between Global Atlantic Financial Company and Service Holding, Inc. Incorporated by reference to exhibit (10) filed with pre-effective amendment no. 2 filed by Forethought Life Insurance Company, File No. 333-257394, on February 2, 2022. (1)
(11)-(15)		Not Applicable
(21)

List of Forethought Life Insurance Company subsidiaries. Incorporated by reference to exhibit (21), filed with the initial S-1 filing filed by Forethought Life Insurance Company, File No. 333-275098, on October 24, 2023.

(22)		Not applicable
(23)		Consent of Deloitte & Touche, LLP, independent auditor.*
(24)	(i)	Power of Attorney for Robert Arena. Incorporated by reference to exhibit (24)(i), filed with the initial S-1 filing filed by Forethought Life Insurance Company, File No. 333-275098, on October 24, 2023.
	(ii)	Power of Attorney for David Jacoby. Incorporated by reference to exhibit (24)(ii), filed with the initial S-1 filing filed by Forethought Life Insurance Company, File No. 333-275098, on October 24, 2023.
	(iii)	Power of Attorney for Hanben Kim Lee. Incorporated by reference to exhibit (24)(iii), filed with the initial S-1 filing filed by Forethought Life Insurance Company, File No. 333-275098, on October 24, 2023.
	(iv)	Power of Attorney for Paula Nelson. Incorporated by reference to exhibit (24)(iv), filed with the initial S-1 filing filed by Forethought Life Insurance Company, File No. 333-275098, on October 24, 2023.
	(v)	Power of Attorney for Emily LeMay. Incorporated by reference to exhibit (24)(v), filed with the initial S-1 filing filed by Forethought Life Insurance Company, File No. 333-275098, on October 24, 2023.
	(vi)	Power of Attorney for Manu Sareen. Incorporated by reference to exhibit (24)(vi), filed with the initial S-1 filing filed by Forethought Life Insurance Company, File No. 333-275098, on October 24, 2023.
	(vii)	Power of Attorney for Eric Todd. Incorporated by reference to exhibit (24)(vii), filed with the initial S-1 filing filed by Forethought Life Insurance Company, File No. 333-275098, on October 24, 2023.

(25)-(106)		Not Applicable
107		Calculation of Filing Fee Tables. Filed herewith.

(1) Portions of this exhibit have been omitted.

* To be filed by pre-effective amendment.

(b)	Financial Statement Schedules

All required financial statement schedules of the registrant will be included in Part I of this registration statement. The financial statements and related schedules will be added by pre-effective amendment.

Item 17. Undertakings

With respect to the offering being registered, the undersigned registrant hereby undertakes:

(A)

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 26th day of January, 2024.

FORETHOUGHT LIFE INSURANCE COMPANY

By:	/s/ Sarah M. Patterson
Name:	Sarah M. Patterson
Title:	Managing Director, General Counsel for Individual Markets and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Director, President and Chairman of the Board (principal executive officer)	January 26, 2024
Robert Arena

*	Chief Financial Officer (principal financial and accounting officer)	January 26, 2024
David Jacoby

*	Director and Executive Vice President	January 26, 2024
Hanben Kim Lee

*	Director, Managing Director and Head of Strategic Growth	January 26, 2024
Paula Nelson

*	Chief Operations Officer	January 26, 2024
Emily LeMay

*	Director	January 26, 2024
Manu Sareen

*	Director and Managing Director	January 26, 2024
Eric Todd

*Sarah M. Patterson, by signing her name hereto, does hereby sign this document on behalf of each of the above-named directors and officers of the registrant pursuant to the Powers of Attorney duly executed by such persons.

/s/ Sarah M. Patterson
Sarah M. Patterson, Attorney-in-Fact

January 26, 2024

EXHIBIT INDEX

107 Calculation of Filing Fee Tables.